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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CANDELA CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION
DATED NOVEMBER 23, 2009

SPECIAL MEETING OF STOCKHOLDERS
A MERGER IS PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Candela stockholder:

          On behalf of the board of directors of Candela Corporation, or Candela, you are cordially invited to attend a special meeting of the stockholders of Candela to be held on January 5, 2010, beginning at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

          At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of September 8, 2009, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, or the merger agreement, which provides for the acquisition of Candela by Syneron Medical Ltd., or Syneron. If the merger agreement is adopted, and the other conditions in the merger agreement are satisfied or waived, Syneron Acquisition Sub, Inc., an indirect wholly-owned subsidiary of Syneron, or Acquisition Sub, will merge with and into Candela, with Candela continuing as the surviving corporation in the merger. Upon completion of the merger, Syneron will issue 0.2911 of an ordinary share for each share of Candela common stock outstanding immediately prior to the effective time of the merger.

          Candela's board of directors unanimously adopted and approved the merger agreement, the merger and the transactions contemplated thereby, and determined that the merger agreement, the merger and the transactions contemplated thereby were in the best interests of Candela and its stockholders, and accordingly recommends that Candela's stockholders vote "FOR" adoption and approval of the merger agreement. In reaching its determination, Candela's board of directors considered a number of factors, including the opinion of Candela's financial advisor, which is attached as Annex C to the accompanying proxy statement/prospectus and which Candela's stockholders are urged to read in its entirety.

          The attached proxy statement/prospectus provides you with detailed information about the special meeting, the merger agreement and the transactions contemplated by the merger agreement, including the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus and a copy of Amendment No. 1 to the merger agreement is attached as Annex A-1 to the accompanying proxy statement/prospectus. You are encouraged to read the proxy statement/prospectus (including the information incorporated by reference therein), the merger agreement and the other annexes carefully and in their entirety. FOR A DISCUSSION OF SIGNIFICANT MATTERS THAT SHOULD BE CONSIDERED BEFORE VOTING AT THE STOCKHOLDER MEETING, SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 22 OF THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

          Your vote is very important, regardless of the number of shares you own. The merger cannot be consummated unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of Candela common stock outstanding and entitled to vote at the close of business on November 19, 2009, the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting.

          Whether or not you plan to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card. This will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting and vote thereat. If you fail to vote your shares, it will have the same effect as a vote against the transactions contemplated by the merger agreement, including the merger. If your shares are held in "street name" by your broker, you should instruct your broker to vote your shares, following the procedures provided by your broker.

          If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, Candela's proxy solicitor, toll-free at (877) 750-9501 (banks and brokers call collect at (212) 750-5833).

          Thank you for your cooperation and your continued support of Candela.

Sincerely,

Gerard E. Puorro
 President and Chief Executive Officer

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          Syneron ordinary shares, par value NIS 0.01 per share, are listed on the NASDAQ Global Select Market under the symbol "ELOS." On November 19, 2009, the latest practicable date prior to the date of this proxy statement/prospectus, the last reported sale price per share of Syneron ordinary shares on the NASDAQ Global Select Market was $10.27. Based on the number of shares of Candela common stock outstanding on November 19, 2009, if the merger had been completed on that date, an aggregate of approximately 6,672,753 Syneron ordinary shares would have been issued to Candela's stockholders.

          This proxy statement/prospectus is dated                        , and is first being mailed to Candela stockholders on or about that date.

THIS PROXY STATEMENT/PROSPECTUS INCORPORATES
ADDITIONAL INFORMATION

        This proxy statement/prospectus "incorporates by reference" important business and financial information about Syneron from documents that are not included in, or delivered with, this proxy statement/prospectus. This information is available to you without charge upon written or oral request. For a more detailed description of the information incorporated by reference into this proxy statement/prospectus and how you may obtain it, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on pages 176 and 177, respectively, of this proxy statement/prospectus.

        Syneron will provide you with copies of this information relating to Syneron (excluding all exhibits unless Syneron has specifically incorporated by reference an exhibit in this proxy statement/prospectus), without charge, upon written or oral request to:

Syneron Medical Ltd.
Industrial Zone, Tavor Building
P.O.B. 550 Yokneam Illit,
20692 Israel
Attn: Investor Relations
Tel: + (972-73) 244-2200

        In order to receive timely delivery of the documents before the special meeting, you must make your requests no later than five business days prior to the date of the special meeting, or no later than December 28, 2009.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the Securities and Exchange Commission, or SEC, by Syneron, constitutes a prospectus of Syneron under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the ordinary shares of Syneron to be issued to Candela stockholders in connection with the merger. This document also constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the special meeting of Candela stockholders to consider and vote upon the proposal to adopt and approve the merger agreement.

        In this proxy statement/prospectus, unless the context otherwise requires, "Syneron" refers to Syneron Medical Ltd. and its subsidiaries, "Candela" refers to Candela Corporation and its subsidiaries, and "Acquisition Sub" refers to Syneron Acquisition Sub, Inc., an indirect wholly-owned subsidiary of Syneron.

PRELIMINARY COPY—SUBJECT TO COMPLETION

CANDELA CORPORATION
530 Boston Post Road
Wayland, Massachusetts
01778
(508) 358-7400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF CANDELA CORPORATION

To Be Held on January 5, 2010

To the Stockholders of Candela Corporation:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Candela Corporation, a Delaware corporation, or Candela, will be held on January 5, 2010, beginning at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, for the following purposes:

  •
  To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of September 8, 2009, among Syneron Medical Ltd., an Israeli corporation, or Syneron, Syneron Acquisition Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Syneron, or Acquisition Sub, and Candela, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, by and among Syneron, Acquisition Sub and Candela, or the merger agreement, as it may be further amended from time to time;

  •
  To consider and vote upon a proposal to approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement (this proposal is hereinafter referred to as the "adjournment proposal"); and

  •
  To transact any other business that may properly come before the special meeting or any adjournment thereof.

         The affirmative vote of the holders of a majority of the outstanding shares of Candela's common stock entitled to vote is required to approve the merger agreement. A form of proxy and a proxy statement/prospectus containing more detailed information with respect to matters to be considered at the special meeting accompany this notice and should be read in their entirety before voting.

         Only holders of record of Candela's common stock as of the close of business on November 19, 2009, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Holders of shares of Candela's common stock vote on a basis of one vote per share. At the close of business on the record date, Candela had outstanding and entitled to vote 22,922,543 shares of common stock. A complete list of stockholders entitled to vote at the special meeting will be available for inspection at the meeting and for at least ten days prior to the meeting, during ordinary business hours, at Candela's principal offices located at 530 Boston Post Road, Wayland, Massachusetts and at the place of the special meeting, as provided above. You should contact the Secretary of Candela if you wish to review the list of stockholders.

         Even if you plan to attend the special meeting in person, Candela requests that you please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described on the enclosed proxy card.

         Candela's board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement and "FOR" the adoption of the adjournment proposal, if necessary or appropriate.

By Order of the Board of Directors
of Candela Corporation,

Paul R. Lucchese
Secretary

Wayland, Massachusetts
                        , 2009

i

QUESTIONS AND ANSWERS ABOUT THE MERGER

Important Information and Risks:    The following are brief answers to some questions that you may have regarding the proposed merger and the proposals being considered at the special meeting of Candela's stockholders. Candela and Syneron urge you to read and carefully consider the remainder of this proxy statement/prospectus, including the Risk Factors beginning on page 22 and the attached annexes, because the information in this section does not provide all of the information that might be important to you. Additional important information and descriptions of risk factors are also contained in the documents incorporated by reference into this proxy statement/prospectus by Syneron.

Q:
Why am I receiving this proxy statement/prospectus?

A:
Syneron has agreed to acquire Candela, through an indirect wholly owned subsidiary, under the terms of an Agreement and Plan of Merger, dated as of September 8, 2009, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, or the merger agreement, that is described in this proxy statement/prospectus. For additional information, please see the sections entitled "The Merger" and "The Merger Agreement" beginning on pages 55 and 100, respectively, of this proxy statement/prospectus. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and a copy of Amendment No. 1 to the merger agreement is attached as Annex A-1 to this proxy statement/prospectus.

  In order to complete the transactions contemplated by the merger agreement, including Syneron's acquisition of Candela, Candela stockholders must adopt and approve the merger agreement by the affirmative vote of the holders of a majority of the shares of Candela common stock outstanding and entitled to vote on the record date for the special meeting of the stockholders of Candela, or the special meeting, and all other conditions to the merger must be satisfied or waived. You are receiving this proxy statement/prospectus because you have been identified as a Candela stockholder as of November 19, 2009, the record date for the special meeting, or the record date, and thus you are entitled to vote at the special meeting. This document serves as both a proxy statement of Candela, used to solicit proxies for the special meeting, and as a prospectus of Syneron, used to offer ordinary shares of Syneron in exchange for shares of Candela common stock pursuant to the terms of the merger agreement. This document contains important information about the merger and the special meeting, and you should read it carefully.

Q:
When and where is the special meeting of Candela stockholders?

A:
The special meeting of Candela stockholders will be held on January 5, 2010, beginning at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

Q:
On what matters am I being asked to vote?

A:
Candela stockholders are being asked:

•
To consider and vote upon a proposal to adopt and approve the merger agreement;

•
To consider and vote upon a proposal to approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement (this proposal is hereinafter referred to as the "adjournment proposal"); and

•
To transact any other business that may properly come before the special meeting or any adjournment thereof.

  For additional information regarding the matters before the special meeting of Candela stockholders, please see the section entitled "The Special Meeting of Candela Stockholders—Purpose of the Special Meeting" on page 51 of this proxy statement/prospectus.

Q:
What are the terms of the merger?

A:
Under the terms of the merger agreement, Syneron Acquisition Sub, Inc., an indirect wholly-owned subsidiary of Syneron, or Acquisition Sub, will merge with and into Candela with Candela continuing as the surviving entity in the merger. Upon completion of the merger, each outstanding share of Candela common stock will be converted into the right to receive 0.2911 of an ordinary share of Syneron. For a more complete description of the merger, please see the section entitled "The Merger Agreement" beginning on page 100 of this proxy statement/prospectus.

Q:
As a Candela stockholder, what will I receive in the merger?

A:
If the merger agreement is adopted and approved by Candela's stockholders and the other conditions to the merger are satisfied or waived, upon completion of the merger, Syneron will issue for each outstanding share of Candela common stock (other than shares of Candela common stock owned by Syneron) 0.2911 of an ordinary share of Syneron.

  Candela stockholders will not receive fractional Syneron ordinary shares in the merger. Instead, Syneron will pay to Candela stockholders cash for any fractional Syneron ordinary shares that Candela stockholders would otherwise receive.

  Based upon the closing price of a Syneron ordinary share on the NASDAQ Global Select Market on November 19, 2009, the exchange ratio set forth above represented a premium of approximately 59.02% over the closing price of Candela common stock on September 8, 2009, the last trading day before the public announcement of the merger agreement. Further, based on the number of shares of Candela common stock outstanding on the record date, an aggregate of approximately 6,672,753 Syneron ordinary shares would be issued to Candela stockholders, and assuming that no Candela stock options or stock appreciation rights and no Syneron share options will be exercised and no Syneron restricted share units will vest after the record date, immediately following the completion of the merger the former Candela stockholders would own approximately 19.47% of the outstanding Syneron ordinary shares.

  For more information regarding the consideration to be received by Candela stockholders in connection with the completion of the merger, please see the section entitled "The Merger Agreement—Consideration in the Merger" beginning on page 100 of this proxy statement/prospectus.

Q:
What is required to consummate the merger?

A:
To consummate the merger, Candela stockholders must adopt and approve the merger agreement, which requires the affirmative vote of the holders of a majority of the shares of Candela common stock outstanding and entitled to vote on the record date for the special meeting. In addition to obtaining Candela stockholder approval, each of the other closing conditions set forth in the merger agreement must be satisfied or waived. For a more complete description of the closing conditions under the merger agreement, please see the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 112 of this proxy statement/prospectus.

Q:
How does Candela's board of directors recommend that I vote?

A:
Candela's board of directors unanimously adopted and approved the merger agreement, the merger and the transactions contemplated thereby and determined that the merger agreement, the merger and the transactions contemplated thereby were in the best interests of Candela and its stockholders, and accordingly recommends that Candela's stockholders vote "FOR" the adoption and approval of the merger agreement and "FOR" the approval of the adjournment proposal, if necessary or appropriate. To review the background of the merger and Candela's board of directors' reasons for recommending the merger in greater detail, please see the sections entitled "The Merger—Background of the Merger" and "The Merger—Candela's Reasons for the Merger; Recommendation of the Candela Board of Directors" beginning on pages 55 and 65, respectively, of this proxy statement/prospectus.

Q:
What risks should I consider in deciding whether to vote in favor of the merger?

A:
You should carefully review the section of this proxy statement/prospectus entitled "Risk Factors" beginning on page 22 of this proxy statement/prospectus, which sets forth certain risks and uncertainties related to the merger, risks and uncertainties to which the businesses of Syneron and Candela will be subject following the merger and risks and uncertainties to which each of Syneron and Candela are currently subject.

Q:
Are any stockholders already committed to vote in favor of the merger?

A:
Yes. In connection with the execution of the merger agreement, Syneron entered into voting agreements with Candela's directors and executive officers, which provide, among other things, that each such person will vote all of the shares of Candela's common stock beneficially owned by such person in favor of the merger and against any opposing proposal. Candela's directors and executive officers, as of the record date for the Candela special meeting, collectively held approximately 3.12% of the outstanding shares of Candela common stock entitled to vote at the special meeting, all of which is subject to the terms of the voting agreements. For additional information, please see the section entitled "Voting Agreements" beginning on page 116 of this proxy statement/prospectus. The form of voting agreement is also attached to this proxy statement/prospectus as Annex B.

Q:
When do the parties expect to complete the merger?

A:
The parties are working towards completing the merger as quickly as possible. The merger is expected to close promptly following Candela's special meeting date. However, because completion of the merger is subject to various conditions, Syneron and Candela cannot predict the exact timing of the merger or whether the merger will occur at all. For more information regarding the closing conditions under the merger agreement, please see the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 112 of this proxy statement/prospectus.

Q:
Am I entitled to appraisal rights?

A:
No. The holders of Candela common stock will not be entitled to exercise any appraisal rights in connection with the merger. For additional information, please see the section entitled "The Merger—No Appraisal Rights" on page 99 of this proxy statement/prospectus.

Q:
What will happen to any options to acquire Candela common stock and any Candela stock appreciation rights in the merger?

A:
At the effective time of the merger, the following options to purchase Candela common stock and stock appreciation rights or similar rights granted under the Candela stock option plans outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be assumed by Syneron and become fully vested and will be converted automatically into an option or stock appreciation right, as the case may be, to purchase Syneron ordinary shares:

•
any options or stock appreciation rights with an exercise or strike price less than or equal to the product of (x) the price per Syneron ordinary share on the NASDAQ Global Select Market immediately prior to the effective time of the merger and (y) the exchange ratio, 0.2911; and

v

  •
  all options and stock appreciation rights subject to, and in accordance with the existing terms of, executive retention agreements, including those entered into with: Gerard E. Puorro, Jay D. Caplan, Dennis S. Herman, Dr. James C. Hsia, Paul R. Lucchese and Robert E. Quinn.

  All other Candela options or stock appreciation rights which are outstanding immediately prior to the effective time of the merger will become fully vested, and to the extent not exercised immediately prior to the effective time of the merger, will be cancelled by Candela.

  The number of Syneron ordinary shares issuable upon the exercise of each assumed Candela option or stock appreciation right will be determined by multiplying the exchange ratio, 0.2911, by the number of shares of Candela common stock underlying the assumed option or stock appreciation right, as the case may be, rounded down to the nearest whole Syneron ordinary share. The per share exercise price of any Candela options or stock appreciation rights assumed by Syneron will be determined by dividing the exercise price of each Candela option and stock appreciation right by the exchange ratio, 0.2911, rounded up to the nearest whole cent.

  For additional information regarding the treatment of Candela options and stock appreciation rights, please see the section entitled "The Merger Agreement—Treatment of Candela Stock Options and Stock Appreciation Rights" on page 101 of this proxy statement/prospectus.

Q:
Will my rights as a Candela stockholder change as a result of the merger?

A:
Yes. You will become a Syneron shareholder as a result of the merger and will have rights after the completion of the merger that are governed by Israeli law and Syneron's Amended and Restated Articles of Association. For further information regarding your rights as a Syneron shareholder following the merger, please see the section entitled "Comparative Rights of Syneron Shareholders and Candela Stockholders" beginning on page 165 of this proxy statement/prospectus.

Q:
As a Candela stockholder, will I be able to trade the ordinary shares of Syneron that I receive in connection with the merger?

A:
Syneron ordinary shares are listed on the NASDAQ Global Select Market under the symbol "ELOS." The ordinary shares of Syneron issued in connection with the merger will be freely tradable, unless you are an "affiliate" (as defined in the Securities Act) of Syneron upon completion of the merger. If you are deemed an affiliate of Syneron you will be required to comply with the applicable restrictions of Rule 144 under the Securities Act in order to trade the ordinary shares of Syneron you receive in connection with the merger.

  For more information regarding the sale of Syneron ordinary shares received in the merger, please see the section entitled "The Merger—Sales of Ordinary Shares of Syneron Received in the Merger" beginning on page 87 of this proxy statement/prospectus.

Q:
What are the U.S. federal income tax consequences of the merger?

A:
Syneron and Candela expect the merger to qualify as a reorganization for U.S. federal income tax purposes. Assuming the merger qualifies as a reorganization, a Candela stockholder generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of Candela common stock for Syneron ordinary shares in the merger, except that a U.S. stockholder would recognize gain, if any, on the cash received in lieu of a fractional ordinary share of Syneron. However, even if the transaction qualifies as a reorganization, a U.S. stockholder that will own 5% or more of either the total voting power or total value of the outstanding Syneron ordinary shares after the merger (taking into account applicable constructive ownership and attribution rules of the Internal Revenue Code and applicable Treasury regulations) will recognize its full amount of gain on the merger unless the U.S. stockholder files a "gain recognition agreement" with the Internal Revenue Service.

  Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend in part on such stockholder's circumstances. You should read the section entitled "The Merger—Material U.S. Federal Income Tax Considerations" beginning on page 88 of this proxy statement/prospectus. In addition, you should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Q:
What should I do now? How do I vote?

A:
You should carefully read this proxy statement/prospectus, including its annexes and the documents incorporated by reference, and consider how the merger will affect you. Syneron and Candela urge you to then respond by voting your shares through one of the following means:

•
by mail, by completing, signing, dating and mailing the proxy card (if you are a registered stockholder, meaning that you hold your stock in your name) or voting instruction card (if your shares are held in "street name," meaning that your shares are held in the name of a broker, bank or other nominee) accompanying this proxy statement/prospectus and returning it in the envelope provided;

•
by telephone, by calling toll-free (800) 690-6903 and following the instructions;

•
through the Internet, by visiting the website established for that purpose at www.proxyvote.com and following the on-screen instructions; or

•
in person, by attending the special meeting and submitting your vote in person.

  If you have any questions or need assistance voting your shares, please call Innisfree M&A Incorporated, Candela's proxy solicitor, toll-free at (877) 750-9501 (banks and brokers call collect at (212) 750-5833).

  For additional information about voting your shares of Candela common stock, please see the section entitled "The Special Meeting of Candela Stockholders—Proxies and Voting" on page 53 of this proxy statement/prospectus.

Q:
What happens if I do not return a proxy card or otherwise vote?

A:
The failure to return your proxy card, vote using the telephone or via the Internet or vote in person at the special meeting will have the same effect as voting "AGAINST" adoption of the merger agreement and will have no effect on the approval of the adjournment proposal.

  For additional information regarding the vote required at the Candela special meeting, please see the section entitled "The Special Meeting of Candela Stockholders—Vote Required" on page 52 of this proxy statement/prospectus.

Q:
What happens if I return a signed and dated proxy card but do not indicate how to vote my proxy?

A:
If you do not include instructions on how to vote your properly signed and dated proxy, your shares will be voted "FOR" adoption and approval of the merger agreement, "FOR" approval of the adjournment proposal, if necessary or appropriate, and in the discretion of the individuals named as proxies as to any and all other matters that may properly come before the special meeting.

  For additional information about voting your shares of Candela common stock, please see the section entitled "The Special Meeting of Candela Stockholders—Proxies and Voting" on page 53 of this proxy statement/prospectus.

Q:
May I vote in person at the special meeting?

A:
If your shares of Candela common stock are registered directly in your name with Candela's transfer agent, you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by Candela. If you are a Candela stockholder of record, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card.

  If your shares of Candela common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the special meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the special meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the special meeting.

  For additional information regarding voting at the Candela special meeting, please see the section entitled "The Special Meeting of Candela Stockholders" beginning on page 51 of this proxy statement/prospectus.

Q:
May I change my vote after I have mailed my signed and dated proxy card or otherwise voted?

A:
Yes. If you are a stockholder of record and have submitted a proxy, you may change your vote at any time before the polls close at the Candela special meeting of stockholders. You can do this one of three ways. First, you can deliver, prior to the special meeting, a dated notice of revocation to: Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778, Attention: Secretary. Second, you can complete, sign, date and submit a new proxy card with a later date prior to the special meeting. Third, you can attend the special meeting if you are a stockholder of record and vote in person. Your attendance at the special meeting alone will not revoke your proxy.

  If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions. With respect to proxies voted by telephone or via the Internet, stockholders of Candela can revoke a proxy by voting again and only the last action will be counted.

  For additional information regarding the revocability of proxies, please see the section entitled "The Special Meeting of Candela Stockholders—Revocability of Proxies" beginning on page 53 of this proxy statement/prospectus.

Q:
If my shares are held in "street name" by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker will not be able to vote your shares without instructions from you. Therefore, you should provide your broker with instructions on how to vote your shares, following the procedures provided by your broker. The failure to provide such voting instructions to your broker will have the same effect as voting "AGAINST" adoption of the merger agreement and will have no effect on the adjournment proposal.

  For additional information regarding the treatment of broker "non-votes," please see the section entitled "The Special Meeting of Candela Stockholders—Broker Non-Votes" beginning on page 52 of this proxy statement/prospectus.

Q:
Should I send in my Candela stock certificates now?

A:
No. If you are a Candela stockholder, after the merger is completed, a letter of transmittal will be sent to you informing you where to deliver your Candela stock certificates in order to receive the merger consideration. You should not send in your Candela common stock certificates prior to receiving the letter of transmittal.

  For additional information regarding the procedures for the exchange of Candela stock certificates, please see the section entitled "The Merger Agreement—Exchange of Candela Stock Certificates for Syneron Stock Certificates" on page 102 of this proxy statement/prospectus.

Q:
Who is soliciting this proxy?

A:
Candela's board of directors is soliciting proxies for the special meeting of Candela stockholders. Syneron and Candela will each bear half of the costs of printing this proxy statement/prospectus, and Candela will pay the costs of mailing this proxy statement/prospectus to Candela's stockholders and all other costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. In addition to solicitation by mail, the directors and officers of Candela may solicit proxies from stockholders in person or by telephone, e-mail, facsimile or other means of communication. The directors and officers of Candela will not receive any additional compensation for their services, but Candela will reimburse them for their out-of-pocket expenses.

  Candela has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies for the special meeting for a fee of approximately $7,000, plus a nominal fee per stockholder contact, reimbursement of reasonable out-of-pocket expenses and indemnification against certain claims, liabilities, losses, damages and expenses. In addition, Candela may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners of Candela's common stock and in obtaining voting instructions from those owners.

  For additional information regarding the solicitation of proxies for the Candela special meeting, please see the section entitled "The Special Meeting of Candela Stockholders—Solicitation of Proxies and Expenses" on page 54 of this proxy statement/prospectus.

Q:
What should I do if I receive more than one set of voting materials for the special meeting?

A:
You may receive more than one set of voting materials for the Candela special meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. For each and every proxy card and voting instruction card that you receive, please vote as soon as possible by completing, signing, dating and returning the proxy card or voting instruction card, as applicable, in the envelope enclosed for that purpose. Alternatively, Candela stockholders may vote by telephone or via the Internet, if available, by following the instructions on the proxy card or voting instruction card, as applicable.

  For additional information about voting your shares of Candela common stock, please see the section entitled "The Special Meeting of Candela Stockholders—Proxies and Voting" on page 53 of this proxy statement/prospectus.

Q:
Who can help answer my additional questions?

A:
Candela stockholders who would like additional copies, without charge, of this proxy statement/prospectus or have additional questions about the merger or the special meeting, including the procedures for voting their shares of Candela common stock, should contact Candela's proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9501 (banks and brokers call collect at (212) 750-5833).

SUMMARY

        This summary highlights selected information contained or incorporated by reference in this proxy statement/prospectus. You should read carefully this entire proxy statement/prospectus and the documents referred to in this proxy statement/prospectus for a more complete description of the terms of the merger and related transactions. The merger agreement is attached as Annex A to this proxy statement/prospectus and Amendment No. 1 to the merger agreement is attached as Annex A-1 to this proxy statement/prospectus. Additional documents and information, including important business and financial information about Syneron, are incorporated by reference into this proxy statement/prospectus. You are encouraged to read the merger agreement as it is the legal document that governs the merger, as well as these additional documents incorporated by reference.

The Companies

Syneron Medical Ltd. (see page 127)

Industrial Zone, Tavor Building
P.O.B. 550 Yokneam Illit,
20692 Israel
+ (972-73) 244-2200

        Syneron designs, develops and markets innovative aesthetic medical products based on various technologies including the proprietary ELOS technology, which uses the synergy between electrical energy, including radiofrequency or RF energy, and optical energy to provide effective, safe and affordable aesthetic medical treatments. Syneron's ordinary shares are traded on the NASDAQ Global Select Market under the symbol "ELOS."

Syneron Acquisition Sub, Inc. (see page 127)

        Acquisition Sub is a Delaware corporation and an indirect wholly-owned subsidiary of Syneron organized on September 4, 2009. Acquisition Sub does not engage in any operations and exists solely to facilitate the merger. Its principal executive offices have the same address and telephone number as Syneron.

Candela Corporation (see page 132)

530 Boston Post Road
Wayland, Massachusetts 01778
(508) 358-7400

        Candela manufactures and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Candela's common stock is traded on the NASDAQ Global Select Market under the symbol "CLZR."

Special Meeting of Candela Stockholders (see page 51)

        Date, Time and Place.    The special meeting of Candela stockholders will be held on January 5, 2010, at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

        Purpose of the Special Meeting.    At the special meeting, you will be asked:

  •
  To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of September 8, 2009, among Syneron, Acquisition Sub and Candela, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, by and among Syneron, Acquisition Sub and Candela, or the merger agreement, as it may be further amended from time to time;

  •
  To consider and vote upon a proposal to approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement (this proposal is hereinafter referred to as the "adjournment proposal"); and

  •
  To transact any other business that may properly come before the special meeting or any adjournment thereof.

        Record Date.    Only Candela stockholders of record at the close of business on November 19, 2009, will be entitled to vote at the special meeting. Each share of Candela common stock is entitled to one vote. As of the record date, there were 22,922,543 shares of Candela common stock outstanding and entitled to vote at the special meeting.

        Quorum.    The presence, in person or represented by proxy, of the holders of a majority of the shares of Candela's common stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the special meeting.

        Vote Required for Approval.    To adopt and approve the merger agreement, the holders of a majority of the outstanding shares of Candela common stock entitled to vote must vote in favor of the merger agreement. If you fail to vote or abstain from voting your shares of Candela common stock, it will have the same effect as a vote against adoption and approval of the merger agreement.

        The affirmative vote of a majority of the shares present in person or by proxy at the special meeting and voting on the matter is required to approve the adjournment proposal, if necessary or appropriate. If you fail to vote or abstain from voting your shares of Candela common stock, it will have no effect on the approval of the adjournment proposal, if necessary or appropriate.

        Share Ownership by Management.    As of the record date, the directors and executive officers of Candela owned in the aggregate 714,212 outstanding shares of Candela common stock, representing approximately 3.12% of the outstanding shares of Candela common stock entitled to vote at the special meeting. To adopt and approve the merger agreement, the holders of a majority of the outstanding shares of Candela common stock entitled to vote must vote in favor of the merger agreement. Candela's directors and executive officers have entered into voting agreements with Syneron pursuant to which the Candela directors and officers have agreed to vote for the merger.

        Proxies and Voting.    You may vote by proxy through the Internet, by telephone or by returning the enclosed proxy card. If you hold your shares of Candela common stock through a broker or other nominee, you should follow the instructions provided by your broker or nominee.

        All properly executed proxies that are not revoked will be voted at Candela's special meeting and at any adjournments or postponements of the special meeting in accordance with the instructions contained in the proxy. If a proxy is duly executed and returned without instruction, the shares of Candela common stock represented by the proxy will be voted (1) "FOR" adoption and approval of the merger agreement in accordance with the recommendation of Candela's board of directors, (2) "FOR" approval of the adjournment proposal, if necessary or appropriate, and (3) in the discretion of the individuals named as proxies as to any and all other matters that may properly come before the special meeting, including procedural matters incident to the conduct of the special meeting. Proxies are being solicited on behalf of Candela's board of directors.

        Revocability of Proxies.    A proxy may be revoked at anytime before the polls close at the special meeting. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

  •
  delivering, prior to the special meeting, a dated notice of revocation to: Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778, Attention: Secretary;

  •
  completing, signing, dating and submitting a new proxy card with a later date prior to the special meeting; or

  •
  attending the special meeting and voting in person.

        Attendance alone at the special meeting will not revoke a proxy.

        If your shares are held in "street name," you should follow the instructions of your broker or nominee regarding revocation of proxies.

        If you voted by telephone or via the Internet, you can revoke a proxy by voting again and only the last action will be counted.

        Stock Certificates of Candela.    You should not send stock certificates with your proxy. A letter of transmittal with instructions for the surrender of stock certificates will be mailed to you separately after the merger is completed.

Risk Factors (see page 22)

        You should carefully review the section of this proxy statement/prospectus entitled "Risk Factors" beginning on page 22 of this proxy statement/prospectus, which sets forth certain risks and uncertainties related to the merger, risks and uncertainties to which the businesses of Syneron and Candela will be subject following the merger and risks and uncertainties to which each of Syneron and Candela are currently subject. These risk factors should be considered along with any additional risk factors in the reports of Syneron or Candela filed with the Securities and Exchange Commission, or SEC, and any other information included in or incorporated by reference into this proxy statement/prospectus.

Merger Structure; Merger Consideration (see page 100)

        If the merger is completed, Acquisition Sub will merge with and into Candela, with Candela continuing as the surviving corporation in the merger. Upon completion of the merger, Syneron will issue 0.2911 of an ordinary share for each share of Candela common stock outstanding immediately prior to the effective time of the merger. Syneron will pay cash in lieu of issuing fractional shares of Syneron's ordinary shares.

        Based upon the closing price of a Syneron ordinary share on the NASDAQ Global Select Market on November 19, 2009, the exchange ratio set forth above represented a premium of approximately 59.02% over the closing price of Candela common stock on September 8, 2009, the last trading day before the public announcement of the merger agreement. Further, based on the number of shares of Candela common stock outstanding on the record date, an aggregate of approximately 6,672,753 Syneron ordinary shares would be issued to Candela stockholders, and assuming that no Candela stock options or stock appreciation rights and no Syneron share options will be exercised and no Syneron restricted share units will vest after the record date, immediately following the completion of the merger the former Candela stockholders would own approximately 19.47% of the outstanding Syneron ordinary shares.

Treatment of Stock Options and Stock Appreciation Rights (see page 101)

        At the effective time of the merger, the following options to purchase Candela's common stock and stock appreciation rights or similar rights granted under the Candela stock option plans outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be assumed by Syneron and become fully vested and will be converted automatically into an option or stock appreciation right, as the case may be, to purchase Syneron ordinary shares:

  •
  any options or stock appreciation rights with an exercise or strike price less than or equal to the product of (x) the price per Syneron ordinary share on the NASDAQ Global Select Market immediately prior to the effective time of the merger and (y) the exchange ratio, 0.2911; and

  •
  all options and stock appreciation rights subject to, and in accordance with the existing terms of, executive retention agreements, including those entered into with: Gerard E. Puorro, Jay D. Caplan, Dennis S. Herman, Dr. James C. Hsia, Paul R. Lucchese and Robert E. Quinn.

        All other Candela options or stock appreciation rights which are outstanding immediately prior to the effective time of the merger will become fully vested, and to the extent not exercised immediately prior to the effective time of the merger, will be cancelled by Candela.

        The number of Syneron ordinary shares issuable upon the exercise of each Candela option or stock appreciation right that is assumed by Syneron will be determined by multiplying the exchange ratio, 0.2911, by the number of shares of Candela common stock underlying the assumed option or stock appreciation right, as the case may be, rounded down to the nearest whole Syneron ordinary share. The per share exercise price of any Candela options or stock appreciation rights assumed by Syneron will be determined by dividing the exercise price of each Candela option and stock appreciation right by the exchange ratio, 0.2911, rounded up to the nearest whole cent.

        See the section entitled "The Merger Agreement—Treatment of Candela Stock Options and Stock Appreciation Rights" on page 101 of this proxy statement/prospectus.

Ownership of Syneron after the Merger (see page 102)

        Syneron will issue approximately 6,672,753 ordinary shares to Candela stockholders in the merger. See the section entitled "The Merger Agreement—Exchange of Candela Stock Certificates for Syneron Stock Certificates" on page 102 of this proxy statement/prospectus. Candela stockholders will own approximately 6,672,753 of the 34,268,066 outstanding ordinary shares of Syneron after the merger. The above calculations are based on the number of ordinary shares of Syneron and Candela common stock outstanding on the record date, and assume that no Candela stock options or stock appreciation rights and no Syneron share options will be exercised and no Syneron restricted share units will vest after the record date.

Recommendation to Candela's Stockholders; Candela's Reasons for the Merger (see page 65)

        Candela's board of directors unanimously adopted and approved the merger agreement, the merger and the transactions contemplated thereby and determined that the merger agreement, the merger and the transactions contemplated thereby were in the best interests of Candela and its stockholders, and accordingly recommends that Candela's stockholders vote "FOR" adoption and approval of the merger agreement and "FOR" the approval of the adjournment proposal, if necessary or appropriate. For the reasons supporting the Candela board of directors' recommendations, please see the section entitled "The Merger—Candela's Reasons for the Merger; Recommendation of the Candela Board of Directors" beginning on page 65 of this proxy statement/prospectus.

Opinion of Candela's Financial Advisor (see page 68)

        On September 8, 2009, Houlihan Lokey Howard & Zukin Capital, Inc., or Houlihan Lokey, rendered an oral opinion to the board of directors of Candela (which was confirmed in writing by delivery of Houlihan Lokey's written opinion dated the same date) that, as of September 8, 2009, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of Candela common stock.

        Houlihan Lokey's opinion was directed to the board of directors of Candela and only addresses the fairness from a financial point of view to holders of Candela common stock of the exchange ratio in the merger and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey's opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. The holders of Candela common stock are encouraged to read carefully the full text of Houlihan Lokey's written opinion. However, neither Houlihan Lokey's opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the board of directors of Candela or any holder of Candela common stock as to how to act or vote with respect to the merger or related matters. See "The Merger—Opinion of Candela's Financial Advisor" beginning on page 68 of this proxy statement/prospectus.

Syneron's Reasons for the Merger (see page 78)

        Syneron's board of directors believes that the merger will provide strategic benefits to the shareholders of Syneron. For more information regarding Syneron's reasons for the merger, please see the section entitled "The Merger—Syneron's Reasons for the Merger" beginning on page 78 of this proxy statement/prospectus.

Conditions to Completion of the Merger (see page 112)

        The obligations of all the parties to complete the merger are subject to:

  •
  Syneron's registration statement, of which this proxy statement/prospectus is a part, having been declared effective, and no stop order having been issued and no proceeding for that purpose having been initiated or threatened by the SEC with respect to the registration statement;

  •
  the merger agreement having been adopted and approved by the stockholders of Candela;

  •
  the waiting period applicable to the merger under any legal requirement having expired or terminated, and the lack of any voluntary agreement between Syneron or Candela and any governmental body under which Syneron or Candela has agreed not to consummate the merger for any period of time;

  •
  all authorizations or consents required under any applicable antitrust or competition law or other legal requirement having been obtained and remaining in full force and effect (the parties believe that there are no federal or state regulatory requirements that must be complied with or approvals of any federal or state regulatory agencies that must be obtained in connection with the merger. For additional information, please see the section entitled "The Merger—Regulatory Filings and Approvals Required to Complete the Merger" on page 87 of this proxy statement/prospectus);

  •
  the ordinary shares of Syneron to be issued in the merger having been approved for listing, subject to notice of issuance, on the NASDAQ Global Select Market; and

  •
  no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger, having been issued by a court of competent jurisdiction and remaining in effect and no legal requirement having been enacted or deemed applicable to the merger that makes the consummation of the merger illegal.

        In addition, the obligations of Syneron and Acquisition Sub, on the one hand, and Candela, on the other hand, to complete the merger are further conditioned upon:

  •
  the other party's representations and warranties in the merger agreement being true and correct, except in many cases as have not and would not reasonably be expected to have a material adverse effect on that party; and

  •
  the other party having complied in all material respects with its obligations under the merger agreement at or prior to the completion of the merger.

        The obligations of Candela to complete the merger are further conditioned upon the receipt by Candela of an opinion letter of Goodwin Procter LLP, counsel to Candela, to the effect that the merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code.

        For a more detailed description of the above provisions, please see the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 112 of this proxy statement/prospectus.

Termination of the Merger Agreement (see page 114)

        The merger agreement may be terminated at any time prior to the completion of the merger, by mutual written consent of Syneron and Candela, or by either Syneron or Candela if any of the following has occurred:

  •
  the merger has not been consummated by June 1, 2010, unless such failure to be consummated by such date resulted from a breach by such party of the merger agreement;

  •
  a final nonappealable order by a court of competent jurisdiction is issued permanently restraining, enjoining or otherwise prohibiting the merger, except that each party may not so terminate the merger agreement if it has not used reasonable best efforts to have such order repealed or overturned;

  •
  the requisite affirmative approval of the merger agreement at the special meeting of Candela's stockholders has not been obtained; and

  •
  if such party is not in material breach of its obligations under the merger agreement and (i) any of the party's representations and warranties in the merger agreement is inaccurate as of the date of the merger agreement or becomes inaccurate, or (ii) the other party breaches any of its covenants or obligations in the merger agreement, in either case such that any condition of the other party to complete the merger agreement would not be satisfied.

        The merger agreement may be terminated solely by Syneron if, at any time prior to the adoption of the merger agreement by Candela's stockholders, any of the following events has occurred:

  •
  the Candela board of directors shall have failed to recommend that Candela's stockholders vote to adopt and approve the merger agreement, failed to reaffirm publicly the Candela board recommendation within ten business days after Syneron requests so in writing, or has withdrawn or modified its recommendation for the merger in a manner adverse to Syneron;

  •
  the Candela board recommendation has not been included in this proxy statement/prospectus;

  •
  Candela has executed any letter of intent, memorandum of understanding or similar document or any contract relating to any alternative acquisition proposal; or

  •
  a tender or exchange offer relating to Candela's securities has been commenced and Candela has not sent to its security holders, within ten business days, a statement disclosing that it recommends rejection of such offer.

        If an inaccuracy in any of the parties' representations and warranties following the date of the merger agreement or a breach of a covenant or obligation by either such party is curable within 30 days after the date of the occurrence of such inaccuracy or breach and such party exercises reasonable efforts to cure such inaccuracy or breach, then the other party may not terminate the merger agreement on account of such inaccuracy or breach: (i) during the 30-day period commencing on the date on which the breaching party receives notice of such inaccuracy or breach; or (ii) after such 30-day period if such inaccuracy or breach shall have been fully cured during such 30-day period.

        For a more detailed description of the above provisions, please see the section entitled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 114 of this proxy statement/prospectus.

Limitation on Candela's Ability to Consider Other Acquisition Proposals (see page 109)

        The merger agreement contains provisions prohibiting Candela from seeking or entering into an alternative transaction to the merger. The prohibition includes not soliciting, initiating, encouraging, inducing or facilitating any alternative acquisition proposal or inquiry, not furnishing any nonpublic information regarding Candela to any person or entity in connection with an alternative acquisition proposal or inquiry, not engaging in discussions or negotiations with any person or entity concerning any alternative acquisition proposal or inquiry, not approving or recommending any alternative acquisition proposal and not entering into any letter of intent or similar document relating to any alternative acquisition transaction. However, Candela may, prior to the adoption of the merger agreement by Candela's stockholders, take some of the actions otherwise prohibited if Candela's board of directors reasonably determines in good faith that the alternative acquisition proposal or inquiry constitutes or could reasonably be expected to lead to a superior offer, and that failure to take such action would be inconsistent with the duties of Candela's board of directors to Candela's stockholders under applicable legal requirements.

        Such actions are also conditioned upon Candela and its representatives receiving an unsolicited written alternative acquisition proposal, not breaching the provisions in the merger agreement described in the immediately preceding paragraph, giving Syneron written notice of the identity of the person or entity offering the alternative acquisition proposal and of its intention to furnish nonpublic information to, or enter into discussions with, such person or entity at least 48 hours prior to furnishing any such nonpublic information, entering into negotiations with, or entering into any letter of intent with such person, receiving from such person an executed confidentiality agreement with provisions at least as favorable to Candela as those in the confidentiality agreement with Syneron, and contemporaneously with furnishing any nonpublic information to such person or entity, making available such nonpublic information to Syneron.

        For a more detailed description of the above provisions, please see the section entitled "The Merger Agreement—Limitation on the Solicitation, Negotiation and Discussion by Candela of Other Acquisition Proposals" beginning on page 109 of this proxy statement/prospectus.

Expenses and Termination Fee (see page 115)

        The merger agreement provides that, subject to limited exceptions, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated, provided that Syneron will pay 50% and Candela will pay 50% of (i) all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing with the SEC of this proxy statement/prospectus (including any preliminary materials related hereto) and this Form F-4 registration statement and any amendments or supplements hereto (including SEC filing fees), and (ii) the applicable filing fees associated with the antitrust filings.

        The merger agreement provides that Candela will pay Syneron a $2.1 million termination fee if:

  •
  (i) the merger agreement is terminated by Syneron or Candela due to a failure to consummate the merger by June 1, 2010, or to obtain the requisite affirmative vote by Candela's stockholders and at or prior to the time of the special meeting of Candela's stockholders, for either such reason, an alternative acquisition proposal shall have been publicly announced or otherwise publicly disclosed, and (ii) within 12 months of the date the merger agreement is terminated Candela reaches a definitive agreement to consummate, or consummates, an alternative acquisition proposal; or

  •
  the merger agreement is terminated by Syneron because a triggering event has occurred, which includes, among others, (i) the Candela board of directors withdraws or modifies its recommendation for the merger in a manner adverse to Syneron; and (ii) Candela executing any letter of intent, memorandum of understanding or similar document or any contract relating to any alternative acquisition proposal.

        For a more detailed description of the above provisions, please see the section entitled "The Merger Agreement—Expenses and Termination Fees" on page 115 of this proxy statement/prospectus.

U.S. Federal Income Tax Considerations (see page 88)

        Syneron and Candela expect the merger to qualify as a reorganization for U.S. federal income tax purposes. Assuming the merger qualifies as a reorganization, a Candela stockholder generally will not recognize gain or loss for U.S. federal income tax purposes on the exchange of Candela common stock for Syneron ordinary shares in the merger, except that a U.S. stockholder would recognize gain, if any, on the cash received in lieu of a fractional ordinary share of Syneron. However, even if the transaction qualifies as a reorganization, a U.S. stockholder that will own 5% or more of either the total voting power or total value of the outstanding Syneron ordinary shares after the merger (taking into account applicable constructive ownership and attribution rules of the Internal Revenue Code and applicable Treasury regulations) will recognize its full amount of gain on the merger unless the U.S. stockholder files a "gain recognition agreement" with the Internal Revenue Service.

        Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend in part on such stockholder's circumstances. You should read the section entitled "The Merger—Material U.S. Federal Income Tax Considerations" beginning on page 88 of this proxy statement/prospectus. In addition, you should consult your own tax advisor for a full understanding of the tax consequences of the merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws.

Anticipated Accounting Treatment (see page 96)

        Syneron will account for the merger under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141R, "Business Combinations." For more detailed information, please see the section entitled "The Merger—Anticipated Accounting Treatment" beginning on page 96 of this proxy statement/prospectus.

Interests of Candela's Executive Officers and Directors in the Merger (see page 80)

        In considering the recommendation of Candela's board of directors that you vote to adopt and approve the merger agreement, you should be aware that some of Candela's executive officers and directors may have interests, including economic interests, in the merger that are different from, or in addition to, those of Candela's stockholders generally because of existing employment arrangements and existing indemnification and liability insurance arrangements, in each case, which will be assumed by Syneron following the merger, and other reasons. For additional information, please see the section entitled "The Merger—Interests of Certain Persons in the Transaction" beginning on page 80 of this proxy statement/prospectus.

        Candela's board of directors was aware of and considered these interests, among other matters, in adopting and approving the merger agreement, the merger and the transactions contemplated thereby, and in making its recommendation that Candela's stockholders vote to adopt and approve the merger agreement.

Voting Agreements (see page 116)

        In connection with the execution of the merger agreement, Syneron entered into voting agreements with Candela's directors and executive officers, which provide, among other things, that each such person will vote all of the shares of Candela's common stock beneficially owned by such person in favor of the merger and against any opposing proposal. Candela's directors and executive officers, as of the record date for the Candela special meeting, collectively held approximately 3.12% of the outstanding shares of Candela common stock entitled to vote at the special meeting, all of which is subject to the terms of the voting agreements. For additional information, please see the section entitled "Voting Agreements" beginning on page 116 of this proxy statement/prospectus. The form of voting agreement is also attached to this proxy statement/prospectus as Annex B.

Syneron Will List the Ordinary Shares of Syneron Issued in the Merger on the NASDAQ Global Select Market; Candela's Common Stock will be Delisted from the NASDAQ Global Select Market (see page 87)

        If the merger is completed, Candela stockholders will be able to trade the ordinary shares of Syneron they receive in the merger on the NASDAQ Global Select Market, subject to restrictions on affiliates of Syneron, as of the effective time of the merger as described in the section entitled "The Merger—Sales of Ordinary Shares of Syneron Received in the Merger" beginning on page 87 of this proxy statement/prospectus.

        If Syneron and Candela complete the merger, Candela stock will no longer be listed for trading on the NASDAQ Global Select Market or any other market or exchange.

Regulatory Filings and Approvals (see page 87)

        The parties believe there are no federal or state regulatory requirements that must be complied with or approvals of any federal or state regulatory agencies that must be obtained in connection with the merger.

        Syneron must obtain approval of the listing on the NASDAQ Global Select Market of the Syneron ordinary shares to be issued in the merger.

Litigation Related to the Merger (see page 97)

        After the announcement of Candela's proposed merger with Syneron, two putative class action lawsuits were filed in the Suffolk County Business Litigation Session of the Massachusetts Superior Court against Candela and the members of Candela's board of directors, among others, which actions have since been consolidated. The consolidated action, brought on behalf of a putative class of Candela stockholders, alleges that members of the board of directors breached fiduciary duties owed to Candela stockholders by, among other things, using an unfair or flawed process in connection with the proposed merger between Candela and Syneron, agreeing to an all-stock transaction at an unfair price, and omitting material information and/or providing materially misleading information concerning the merger. The consolidated action further alleges that Candela, with others, aided and abetted the purported breaches of fiduciary duties. The consolidated action seeks, among other relief: an injunction against the merger; rescission of the transaction (or damages) if consummated; and an award of all costs of the actions, including reasonable attorneys' fees and expenses.

        While Candela and the other defendants believe the allegations in the complaints are entirely without merit and that they have valid defenses to all claims, in an effort to minimize the cost and expense of litigation, the defendants entered into a settlement with the plaintiffs that involves a release of any and all claims and causes of action alleged in the complaints, or arising out of or relating in any manner thereto, in exchange for adding in this proxy statement/prospectus certain additional limited disclosures and reducing the termination fee payable by Candela to Syneron pursuant to Section 8.3(d) of the merger agreement from $2.6 million to $2.1 million. The additional limited disclosures have been added and are a part of this proxy statement/prospectus. The reduced termination fee of $2.1 million is payable under certain circumstances, as described in the section entitled "The Merger Agreement—Expenses and Termination Fees" on page 115 of this proxy statement/prospectus. The defendants have also agreed not to oppose any fee application by plaintiffs' counsel that does not exceed $260,000. The settlement, including the payment by Candela or any successor thereto of any attorneys' fees, is also contingent upon, among other things, the merger becoming effective. In the event the settlement is not approved or such conditions are not satisfied, the defendants will continue to vigorously defend these lawsuits.

No Appraisal Rights (see page 99)

        Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Candela common stock will not have appraisal rights in connection with the merger. See the section entitled "The Merger—No Appraisal Rights" on page 99 of this proxy statement/prospectus.

Material Differences in Rights of Candela Stockholders and Syneron Shareholders (see page 165)

        When the merger is completed, Candela stockholders will automatically become Syneron shareholders. The rights of Syneron shareholders differ from the rights of Candela stockholders in certain important ways. For additional information, please see the section entitled "Comparative Rights of Syneron Shareholders and Candela Stockholders" beginning on page 165 of this proxy statement/prospectus.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND DATA

        Syneron ordinary shares have been listed on the NASDAQ Global Select Market under the symbol "ELOS" since August 5, 2004. Candela common stock has been listed on the NASDAQ Global Select Market under the symbol "CLZR" since April 5, 1989.

        The table below sets forth, for the periods indicated, the high and low sale prices per ordinary share of Syneron and per share of Candela common stock as reported on the NASDAQ Global Select Market.

	Syneron Ordinary Shares		Candela Common Stock
Period	High	Low	High	Low
April 2009	$6.83	$5.28	$1.59	$0.39
May 2009	$7.96	$6.71	$1.25	$0.88
June 2009	$8.52	$7.10	$1.36	$0.82
July 2009	$8.35	$6.50	$1.18	$0.82
August 2009	$10.10	$8.25	$1.91	$1.06
September 2009	$12.04	$8.69	$3.46	$1.54
October 2009	$12.09	$10.74	$3.45	$2.99
November 2009 (until November 19, 2009)	$12.44	$10.23	$3.55	$2.85
Calendar Year ended December 31, 2007
First Quarter	$28.12	$24.21	$12.86	$9.38
Second Quarter	$27.39	$24.70	$12.82	$10.34
Third Quarter	$26.10	$22.30	$11.70	$7.02
Fourth Quarter	$24.25	$13.37	$8.94	$5.28
Calendar Year ended December 31, 2008
First Quarter	$17.77	$13.35	$5.75	$2.95
Second Quarter	$18.04	$14.51	$3.50	$2.04
Third Quarter	$17.25	$12.70	$3.30	$2.15
Fourth Quarter	$14.13	$5.88	$2.46	$0.31
Calendar Year ended December 31, 2009
First Quarter	$8.74	$4.55	$0.68	$0.27
Second Quarter	$8.52	$5.28	$1.59	$0.39
Third Quarter	$12.04	$6.50	$3.46	$0.82
Fourth Quarter (until November 19, 2009)	$12.44	$10.23	$3.55	$2.85
Last five calendar years:
2004	$39.00	$15.58	$17.94	$7.85
2005	$46.91	$23.05	$15.47	$8.35
2006	$32.72	$17.81	$24.08	$9.91
2007	$28.12	$13.37	$12.86	$5.28
2008	$18.04	$5.88	$5.75	$0.31

        As of November 19, 2009, there were approximately 12 shareholders of record of Syneron ordinary shares and approximately 303 stockholders of record of Candela common stock. Neither Syneron nor Candela has ever paid cash dividends on its ordinary shares or common stock, respectively, and neither anticipates paying cash dividends in the foreseeable future.

        Following completion of the merger, ordinary shares of Syneron will continue to be listed on the NASDAQ Global Select Market, and there will be no further market for Candela common stock.

        The following table sets forth the per share closing sale price of ordinary shares of Syneron as reported on the NASDAQ Global Select Market, the per share closing sale price of Candela common stock as reported on the NASDAQ Global Select Market, and the estimated equivalent per share price, as explained below, of Candela common stock as if the merger occurred on September 8, 2009, the last full trading day before the public announcement of the proposed merger and as if the merger occurred on November 19, 2009, the latest practicable date before the date of this proxy statement/prospectus.

	Syneron Ordinary Shares	Candela Common Stock	Estimated Equivalent Candela per Share Price(1)
September 8, 2009	$9.74	$1.88	$2.84
November 19, 2009	$10.27	$2.95	$2.99

(1)
The estimated equivalent price per share reflects the value of ordinary shares of Syneron that Candela stockholders would receive in exchange for each share of Candela common stock if the merger were completed on the date indicated. Such price reflects the 0.2911 of an ordinary share of Syneron that Candela stockholders will be entitled to receive for each share of Candela common stock in the merger.

SYNERON SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

        The selected historical consolidated financial and other data set forth below for the years ended December 31, 2006, 2007, 2008 and as at December 31, 2007 and 2008 are derived from Syneron's consolidated financial statements and the related notes thereto incorporated by reference into this proxy statement/prospectus. The selected historical consolidated financial and other data set forth below for the years ended December 31, 2004 and 2005 and as at December 31, 2004, 2005 and 2006 are derived from Syneron's consolidated financial statements and the related notes thereto which are not incorporated by reference into this proxy statement/prospectus.

        The selected unaudited consolidated financial and other data as of and for each of the six month periods ended June 30, 2009 and 2008 are derived from unaudited interim condensed consolidated financial statements incorporated by reference into this proxy statement/prospectus. Such financial statements include, in Syneron's opinion, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results of the unaudited periods. You should not rely on these interim results as being indicative of results Syneron may expect for the full year or any other interim period.

        The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Syneron following the merger, and you should read the selected historical consolidated financial and other data together with Syneron's audited consolidated financial statements and the related notes thereto and the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" from Syneron's Annual Report on Form 20-F for the fiscal year ended December 31, 2008 and the Report of Foreign Private Issuer on Form 6-K containing its results for the six months ended June 30, 2009 and Management's Discussion and Analysis of Financial Condition and Results of Operations, incorporated by reference into this proxy statement/prospectus. See the section entitled "Where You Can Find More Information" for information on where you can obtain copies of these documents.

	Six Months Ended June 30,		Year ended December 31,
	2009	2008	2008	2007	2006	2005	2004
			(U.S. Dollars, in thousands, except per share and weighted average shares data)
Consolidated Statement of Operations Data:
Revenues	$26,044	$72,312	$114,979	$140,996	$116,976	$87,406	$57,918
Cost of revenues(1)	9,959	16,226	29,670	26,995	17,921	11,428	6,914
Gross profit	16,085	56,086	85,309	114,001	99,055	75,978	51,004
Operating expenses:
Research and development(1)	5,886	6,987	13,783	12,511	8,515	5,030	3,078
Selling and marketing(1)	18,756	28,289	54,064	58,605	46,434	25,188	19,625
General and administrative(1)	8,834	7,240	17,706	11,860	9,455	3,534	2,725
Other expenses(2)	—	—	—	—	—	3,494	—
Legal settlement, net of legal cost	(3,975)	—	—	—	—	—	—
Total operating expenses(1)(2)	29,501	42,516	85,553	82,976	64,404	37,246	25,428
Operating (Loss) income(1)(2)	(13,416)	13,570	(244)	31,025	34,651	38,732	25,576
Financial income, net	1,214	2,697	3,862	3,254	6,492	3,081	2,384
Income (Loss) before taxes on income	(12,202)	16,267	3,618	34,279	41,143	41,813	27,960
Taxes on income	1,597	(3,044)	(2,009)	3,035	1,489	750	620
Income (Loss) before non controlling interest	(13,799)	19,311	5,627	31,244	39,654	41,063	27,340
Net loss attributable to non controlling interest	106	—	—	—	—	—	—
Net (Loss) Income	(13,693)	19,311	5,627	31,244	39,654	41,063	27,340
Net (Loss) Income per share:
Basic	$(0.50)	$0.71	$0.21	$1.13	$1.46	$1.65	$1.45
Diluted	$(0.50)	$0.70	$0.2	$1.12	$1.44	$1.48	$1.14
Weighted-average number of shares used in per share calculation (in thousands):
Basic	27,492	27,372	27,410	27,690	27,202	24,888	18,917
Diluted	27,492	27,546	27,521	27,880	27,601	27,664	24,083

(1)
Includes the following stock-based compensation charges:

	Six Months Ended June 30,		Year ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Cost of revenues	14	43	$51	$278	$267	$—	$—
Research and development	275	313	295	883	644	16	16
Selling and marketing	1,207	2,198	3,860	4,514	5,054	112	112
General and administrative	1,193	1,951	3,386	2,134	2,291	20	20
Total stock-based compensation charge	2,689	4,505	$7,592	$7,809	$8,256	$148	$148

(2)
Consists of settlement and litigation costs in 2005 associated with litigation with competitors, and our secondary offering expenses.

	As of June 30,		As of December 31,
	2009	2008	2008	2007	2006	2005	2004
	(U.S. Dollars, in thousands)
Consolidated Balance Sheet Data
Cash and cash equivalents, deposits and securities	$213,345	$220,462	$216,922	$203,687	$171,676	$134,059	$93,432
Working capital	192,904	188,431	204,992	189,784	127,259	144,490	95,071
Total assets	261,390	289,306	281,286	269,276	225,241	170,281	109,546
Total liabilities	28,705	37,678	38,690	38,441	30,844	25,117	15,145
Retained earnings	140,645	167,884	154,338	148,573	117,329	77,675	36,612
Shareholders' equity	232,685	251,628	242,596	230,835	194,397	145,164	94,401

CANDELA SELECTED HISTORICAL FINANCIAL INFORMATION

        The selected historical consolidated financial and other data set forth below for the years ended June 30, 2007, June 28, 2008, June 27, 2009 and as at June 28, 2008 and June 27, 2009, is derived from Candela's consolidated audited financial statements and the related notes thereto, which are attached in Annex D to this proxy statement/prospectus and begin on Page D-3. Further, the selected historical consolidated financial and other data set forth below for the three months ended September 27, 2008 and September 26, 2009 and as at September 26, 2009, is derived from Candela's consolidated unaudited financial statements and the related notes thereto, which are attached in Annex D to this proxy statement/prospectus and begin on Page D-35. The selected historical consolidated financial and other data set forth below for the years ended July 2, 2005 and July 1, 2006 and as at July 2, 2005, July 1, 2006 and June 30, 2007, are derived from Candela's consolidated financial statements and the related notes thereto, which are not attached to this proxy statement/prospectus.

        The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Candela following the merger, and you should read the selected historical consolidated financial and other data together with Candela's consolidated financial statements and the related notes thereto attached as Annex D to this proxy statement/prospectus and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations of Candela" beginning on page 150 of this proxy statement/prospectus.

	For the Three Months Ended		For the Year Ended
(in thousands, except per share data) Consolidated Statement of Operations Data:	September 26, 2009	September 27, 2008	June 27, 2009	June 28, 2008	June 30, 2007	July 1, 2006	July 2, 2005
Revenue:
Lasers and other products	$15,618	$17,102	$74,955	$104,583	$112,445	$121,838	$102,316
Product-related service	10,606	9,563	41,625	42,034	35,332	27,628	21,585

Total revenue	26,224	26,665	116,580	146,617	147,777	149,466	123,901

Cost of sales:
Lasers and other products	9,870	8,617	40,740	49,545	49,188	54,748	45,235
Product related service	7,306	7,576	31,279	31,559	24,191	20,869	17,918
Litigation-related charges	—	—	—	—	—	—	4,829

Total cost of sales	17,176	16,193	72,019	81,104	73,379	75,617	67,982

Gross profit:	9,048	10,472	44,561	65,513	74,398	73,849	55,919

Operating expenses:
Selling, general and administrative	12,123	14,673	51,514	68,075	52,753	44,297	40,165
Research and development	1,789	2,330	10,555	10,104	17,489	8,879	6,890
Litigation-related charges	—	—	—	—	—	—	773

Total operating expenses	13,912	17,003	62,069	78,179	70,242	53,176	47,828

(Loss) income from operations:	(4,864)	(6,531)	(17,508)	(12,666)	4,156	20,673	8,091

Other income (expense):
Interest income	82	243	511	1,628	2,719	1,748	640
Other income (expense), net	138	(317)	(361)	(1,841)	3,725	(19)	(73)

Total other income (expense)	220	(74)	150	(213)	6,444	1,729	567

(Loss) income from continuing operations before income tax:	(4,644)	(6,605)	(17,358)	(12,879)	10,600	22,402	8,658
(Benefit from) provision for income taxes	(1,060)	(3,086)	(6,769)	(5,769)	3,568	7,468	2,194

(Loss) income from continuing operations	(3,584)	(3,519)	(10,589)	(7,110)	7,032	14,934	6,464
Discontinued operations:
Loss from discontinuted operations, net of tax benefit of $25 and $143 in 2010 and 2009, respectively	(43)	(490)	—	—	—	—	—
Loss from discontinued operations, net of tax benefit of $615, $720 and $25 in 2009, 2008 and 2007, respectively	—	—	(885)	(1,961)	(776)	—	—
Net loss on disposal of discontinued operations, net of tax benefit of $7,687	—	—	(11,057)	—	—	—	—
Gain on revision of the skin care center's leasehold obligations net of income tax expense of $145 and $515 in 2009 and 2005, respectively	—	—	249	—	—	—	859

Net (loss) income	$(3,627)	$(4,009)	$(22,282)	$(9,071)	$6,256	$14,934	$7,323

Net (loss) income per share of common stock
Basic:
Income (loss) from continuing operations	$(0.16)	$(0.16)	$(0.47)	$(0.31)	$0.30	$0.65	$0.29
Income (loss) from discontinued operations	—	(0.02)	(0.51)	(0.09)	(0.03)	—	0.04

Net (loss) income	$(0.16)	$(0.18)	$(0.98)	$(0.40)	$0.27	$0.65	$0.33
Diluted:
Income (loss) from continuing operations	$(0.16)	$(0.16)	$(0.47)	$(0.31)	$0.30	$0.62	$0.28
Income (loss) from discontinued operations	—	(0.02)	(0.51)	(0.09)	(0.03)	—	0.04

Net (loss) income	$(0.16)	$(0.18)	$(0.98)	$(0.40)	$0.27	$0.62	$0.32
Basic weighted average shares outstanding	22,742	22,697	22,714	22,673	23,086	23,017	22,388
Diluted weighted average shares outstanding	22,742	22,697	22,714	22,673	23,525	23,948	23,073

	As of
Consolidated Balance Sheet Data, in thousands:	September 26, 2009	June 27, 2009	June 28, 2008	June 30, 2007	July 1, 2006	July 2, 2005
Cash, restricted cash, and cash equivalents	$23,132	$25,707	$21,059	$27,200	$40,360	$56,383
Marketable securities	2,510	3,100	12,131	11,773	27,332	—
Marketable securities (long-term portion)	—	—	3,512	12,260	11,953	—
Working capital	53,230	56,421	68,462	66,775	81,910	70,378
Total assets	120,737	123,170	158,095	150,230	149,656	116,816
Long-term debt	—	—	—	—	—	—
Total stockholders' equity	75,517	77,444	99,789	101,510	100,012	74,339

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL DATA OF CANDELA AND SYNERON

        The following selected financial data from the unaudited pro forma condensed combined statements of operations are based on the individual historical consolidated statements of operations of Candela and Syneron and combine the results of operations of Candela and Syneron for the six months period ended June 30, 2009 and for the year ended December 31, 2008, giving effect to the merger as if it occurred on the beginning of the fiscal year ended December 31, 2008, reflecting only pro forma adjustments expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Candela and Syneron as of June 30, 2009, giving effect to the merger as if it occurred on June 30, 2009.

        The unaudited pro forma condensed combined financial information is for illustrative purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or that may be realized in the future. To prepare the unaudited pro forma financial information, Syneron, as the acquirer from an accounting perspective, preliminarily allocated the estimated purchase price to Candela's assets and liabilities at June 30, 2009 using estimates of fair value. These estimates are preliminary and are based on the most recently available information. The unaudited pro forma financial information also assumes that, at the effective time of the merger, 0.2911 of an ordinary share of Syneron will be issued in exchange for each share of Candela common stock held by Candela's shareholders.

        The pro forma financial information reflecting the acquisition has been prepared pursuant to Article 11 of Regulation S-X and it reflects the provisions of Statement of Financial Accounting Standards (SFAS) No. 141 (revised 2007), Business Combinations, or SFAS No. 141R. The final purchase accounting will be based on the actual merger consideration and the assets acquired and liabilities assumed from Candela, measured at fair value on the effective date of the merger. To the extent there are significant changes to Syneron's share price, business and financial results between the date of these pro forma financial statements and the effective date of the merger, actual results may differ significantly from the assumptions and estimates herein.

        Furthermore, Syneron and Candela may have reorganization and restructuring expenses, as well as potential operating efficiencies, as a result of the merger. The pro forma financial information does not reflect these potential expenses and efficiencies. Upon completion of the merger, final valuations will be performed. The unaudited pro forma condensed combined financial information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations of Candela" beginning on page 150 of this proxy statement/prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations" from Syneron's Annual Report on Form 20-F for the fiscal year ended December 31, 2008, the historical consolidated financial statements of Candela attached as Annex D to this proxy statement/prospectus, the historical consolidated financial statements of Syneron incorporated by reference into this proxy statement/prospectus and the Report of Foreign Private Issuer on Form 6-K containing Syneron's quarterly results for the quarter ended June 30, 2009. For more information, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on pages 176 and 177, respectively, of this proxy statement/prospectus.

For the Six Months Period Ended June 30, 2009
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Total revenue	$87,203
Cost of revenues	47,675

Gross profit	39,528
Research and development expenses	10,520
Selling, general and administrative expenses	50,198
Settlement, net of legal cost	(3,975)

Loss from operations	(17,215)
Financial income, net	1,308
Other expenses, net	260
Taxes on income	(160)

Net loss from continuing operations	(15,487)

Net loss attributable to non controlling interest	106
Net loss attributable to Syneron and Candela's shareholders	(15,381)
Basic and diluted net loss per share	$(0.45)
Weighted-average shares of common stock outstanding	34,162

For the Year Ended December 31, 2008
Unaudited Pro Forma Condensed Combined Statement of Operations Data:
Total revenue	$246,207
Cost of revenues	110,617

Gross profit	135,590
Research and development expenses	24,588
Selling, general and administrative expenses	142,278

Loss from operations	(31,276)
Financial income, net	4,944
Other expenses, net	(685)
Taxes on income	(12,020)

Net loss from continuing operations	(14,997)
Basic and diluted net loss per share	$(0.44)
Weighted-average shares of common stock outstanding	34,191

As of June 30, 2009
Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Cash, cash equivalents, marketable securities and restricted cash	$234,352
Working capital	$227,922
Total assets	$404,176
Retained earnings	$133,345
Total equity	$303,019

 UNAUDITED COMPARATIVE PER SHARE DATA

        The following table presents, for the periods indicated, certain historical per share data of Candela and Syneron, unaudited pro forma combined per share information giving effect to the acquisition of Candela by Syneron as if the merger had been effective for the periods presented, and Candela equivalent per share data, which is calculated by multiplying Candela historical amounts by the exchange ratio of 0.2911.

        The data has been derived from and should be read in conjunction with the selected historical consolidated financial information and the unaudited pro forma condensed combined financial information and the accompanying notes contained elsewhere in this proxy statement/prospectus, and the separate historical consolidated financial statements and the accompanying notes of Syneron incorporated by reference into this proxy statement/prospectus and the separate historical financial statements of Candela attached as Annex D to this proxy statement/prospectus. For additional information, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on pages 176 and 177, respectively, of this proxy statement/prospectus.

        The unaudited pro forma per share data is presented for informational purposes only and is not intended to represent or be indicative of the combined consolidated results of operations or financial condition that would have been reported had the merger been completed as of the date presented and should not be taken as representative of future results of operations or financial condition of Syneron and Candela following the merger.

	For the Six Months Ended June 30, 2009	For the Year Ended December 31, 2008
	(Unaudited)*
Net Income (Loss) Per Share
Syneron historical	$(0.50)	$0.21
Candela historical	$(0.02)	$(0.63)
Pro forma combined	$(0.45)	$(0.44)
Candela equivalent	$(0.01)	$(0.18)
Diluted Net Income (Loss) Per Share
Syneron historical	$(0.50)	$0.20
Candela historical	$(0.02)	$(0.63)
Pro forma combined	$(0.54)	$(0.44)
Candela equivalent	$(0.01)	$(0.18)
Basic Book Value Per Share at Period End
Syneron historical	$8.46	$8.83
Candela historical	$3.41	$3.09
Pro forma combined	$9.08	—
Candela equivalent	$0.99	$0.90

*
The historical annual information for Syneron is audited.

RISK FACTORS

        If the merger is completed, Syneron and Candela will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond their control. In addition to information regarding Syneron and Candela contained in, or incorporated by reference into, this proxy statement/prospectus, you should carefully consider the risks described below before voting your shares. Additional risks and uncertainties not presently known to Syneron and Candela or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the merger, Syneron and Candela. A discussion of additional risks and uncertainties regarding Syneron can be found in the information that is incorporated by reference in this proxy statement/prospectus and referred to in the section entitled "Where You Can Find More Information" beginning on page 176 of this proxy statement/prospectus. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, Syneron's and Candela's respective businesses, financial condition or their results of operations could be seriously harmed. If that happens, the trading price of Syneron ordinary shares or Candela common stock could decline and you may lose part or all of the value of any Syneron shares or Candela shares that you hold.

Risks Related to the Merger and to Syneron and Candela following the Merger

        Syneron intends to manage and relate to Candela and its subsidiaries in a manner that is both economically efficient and effective for properly integrated business operations, while preserving under applicable law the legal separation and independence of each legal entity. To the extent that those goals are in conflict, the legal separation goal shall prevail, so that no such entity acquires any joint liability for any other entity. The foregoing is part of the meaning and effect of the references herein to the "establishment of arrangements and agreements" by Syneron with Candela and its subsidiaries.

The value of Syneron ordinary shares that Candela stockholders will receive in connection with the merger will fluctuate.

        The precise value of the merger consideration to be received by Candela stockholders at the effective time of the merger cannot be determined at the present time. Under the terms of the merger agreement, Syneron will issue 0.2911 of an ordinary share of Syneron for each share of Candela common stock outstanding immediately prior to the effective time of the merger. Thus, Candela stockholders will receive a fixed number of ordinary shares of Syneron regardless of the market price of Syneron ordinary shares.

        The price of Syneron ordinary shares at the closing of the merger may vary from its price on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the special meeting of Candela stockholders. Stock price changes may result from a variety of factors beyond Syneron's control, including general economic and market conditions. In addition, there will be a period of time between completion of the merger and the time at which former Candela stockholders actually receive stock certificates evidencing the Syneron ordinary shares. Until stock certificates are received, former Candela stockholders may not be able to sell their Syneron ordinary shares in the open market and, therefore, may not be able to avoid losses from any decrease in the trading price of Syneron ordinary shares during that period.

The market price for Syneron ordinary shares may be affected by factors different from those affecting the shares of Candela.

        Upon completion of the merger, holders of Candela common stock will become holders of Syneron ordinary shares. Syneron's business differs from that of Candela, and accordingly the results of operations of Syneron and Candela following the merger will be affected by factors different from those currently affecting the results of their operations. For a discussion of the businesses of Candela and Syneron and of other factors to consider in connection with those businesses, you should carefully review this proxy statement/prospectus and the documents incorporated by reference in this proxy statement/prospectus and referred to under "Where You Can Find More Information" beginning on page 176 of this proxy statement/prospectus.

The rights of holders of Candela's common stock will change as a result of the merger.

        Upon completion of the merger, holders of Candela common stock will become holders of Syneron ordinary shares. As a result, the rights of stockholders of Candela who will become shareholders of Syneron will be governed by Syneron's Amended and Restated Articles of Association, which provide for different rights from Candela's Amended and Restated Certification of Incorporation and Amended and Restated Bylaws. Further, Syneron is organized under the laws of the State of Israel, and Candela is organized under the laws of the State of Delaware. The rights conferred to shareholders of companies organized under the laws of each of these jurisdictions differ in important ways. For more information, Candela's stockholders should review the section of this proxy statement/prospectus entitled "Comparative Rights of Syneron Shareholders and Candela Stockholders" beginning on page 165 of this proxy statement/prospectus.

If Syneron is not successful in coordinating its own business with that of Candela and its subsidiaries and in establishing efficient arrangements and agreements with Candela and its subsidiaries, then the benefits of the merger will not be fully realized and the market price of Syneron's ordinary shares may be negatively affected.

        The merger involves the coordination and the establishment of contractual arrangements and agreements between two companies that have previously operated independently with principal offices in two distinct locations. Syneron and Candela entered into the merger agreement with the expectation that the merger will result in benefits arising out of the coordination and arrangements between the companies. Due to legal restrictions, Syneron and Candela have conducted only limited planning regarding the coordination between of the two companies. The difficulties of coordinating the operations of the businesses include, among others:

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  coordinating geographically separate organizations;

  •
  addressing inconsistencies between the two companies in standards, controls, procedures and policies, any of which could adversely affect either company's ability to maintain relationships with licensors, collaborators, partners, suppliers, customers and employees;

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  consolidating Candela's business into Syneron's financial reporting system; and

  •
  coordinating sales, distribution and marketing functions.

        As a result of these and other factors, Syneron may not successfully coordinate its business with that of Candela and its subsidiaries or establish efficient arrangements and agreements with Candela and its subsidiaries in a timely manner, or at all, and Syneron may not realize the benefits and synergies of the merger to the extent, or in the timeframe, anticipated. It is also possible that such coordination and arrangements could lead to the loss of key employees, diversion of the attention of each company's management, or the disruption or interruption of, or the loss of momentum in, each company's ongoing business. Any of these possible outcomes could affect either company's ability to maintain their licensing, research and development, supply, distribution, marketing, customer and other relationships and affect their business and financial results following the merger. The occurrence of such negative results could adversely affect the market price of Syneron ordinary shares.

        In addition, Syneron expects to incur significant costs and commit significant management time in coordinating Candela's business operations, technology, development programs, products and personnel with those of Syneron. If Syneron does not successfully coordinate its business with that of Candela and its subsidiaries, the expenditure of these costs will reduce Syneron's cash position.

Uncertainty regarding the merger and the effects of the merger could cause each company's distributors, licensors, collaborators, suppliers or other strategic partners to delay or defer decisions, which could increase costs of the on-going business for Syneron and/or Candela.

        Syneron's and Candela's strategy for developing and commercializing many of their potential products includes entering into agreements with distributors, licensors, collaborators, suppliers and other strategic partners. These partners, in response to the announcement of the merger, may delay or defer decisions regarding their business relationships with each company, which could increase costs for the business of each company and delay, interrupt or terminate the collaborate research, development and commercialization of certain potential products, regardless of whether the merger is ultimately completed. Under certain circumstances, these partners may also terminate their agreements with each company. Any such delay, interruption or termination of Syneron's or Candela's relationship with any of these partners could materially harm their businesses and financial condition following the merger, and frustrate any commercialization efforts for its product candidates.

Customer uncertainty related to the merger could harm Syneron and Candela following the merger.

        Syneron's or Candela's customers may, in response to the announcement of the pending merger, delay or defer purchasing decisions. Any delay or deferral in purchasing decisions by Syneron's or Candela's customers could adversely affect the business or operating results of Syneron and Candela following the merger.

The merger is subject to closing conditions that could result in a delay in the completion of the merger or in the merger not being consummated, either of which could negatively impact Syneron's and/or Candela's stock price and future business and operations.

        Completion of the merger is conditioned upon Syneron and Candela satisfying closing conditions, including adoption of the merger agreement by Candela's stockholders and receipt of all necessary regulatory approvals, all as set forth in the merger agreement. Please see the section entitled "The Merger Agreement—Conditions to Completion of the Merger" beginning on page 112 of this proxy statement/prospectus for a discussion of the conditions to the completion of the merger. The required conditions to closing may not be satisfied in a timely manner, if at all, or, if permissible, waived, and the merger may not be consummated. Failure to consummate the merger could negatively impact Syneron's and/or Candela's stock price, future business and operations, and financial condition. Any delay in the consummation of the merger or any uncertainty about the consummation of the merger may adversely affect the future business, growth, revenue and results of operations of either or both of the companies.

Failure to complete the merger could negatively impact the market price of Syneron ordinary shares and/or Candela common stock and the future business and financial results of Syneron and/or Candela.

        If the merger is not completed for any reason, the on-going business of Syneron and Candela may be adversely affected and will be subject to a number of risks, each of which, among others, may have a negative impact on the market price of Syneron ordinary shares and Candela common stock. The risks associated with a failure to complete the merger include, but are not limited to:

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  Candela may be required, under some circumstances, to pay Syneron a termination fee of $2.1 million. For additional information, please see the section entitled "The Merger Agreement—Expenses and Termination Fees" on page 115 of this proxy statement/prospectus;

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  the diversion of management's attention, the reduction in capital spending and acquisitions, the suspension of planned hiring and other affirmative and negative covenants in the merger agreement restricting the companies' businesses;

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  failure to pursue other beneficial opportunities as a result of the focus of management of each of the companies on the merger, without realizing any of the anticipated benefits of the merger;

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  the market price of Syneron ordinary shares or Candela common stock may decline to the extent that the current market price reflects a market assumption that the merger will be completed;

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  Syneron and Candela may experience negative reactions to the termination of the merger from licensors, collaborators, suppliers, customers or other strategic partners; and

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  Syneron's and Candela's costs incurred related to the merger, such as legal and accounting fees, must be paid even if the merger is not completed.

        Further, if the merger agreement is terminated and Candela's board of directors seeks another merger or business combination, Candela stockholders cannot be certain that Candela will be able to find a party willing to pay a price equivalent to or more attractive than the price Syneron has agreed to pay in the merger.

The merger agreement limits Candela's ability to pursue alternatives to the merger.

        The merger agreement contains "no shop" provisions that, subject to limited exceptions, preclude Candela, whether directly or indirectly through its subsidiaries, officers, directors, agents or other representatives, from (i) soliciting, initiating, facilitating, encouraging or inducing the communication, making, submission or announcement of, any acquisition proposal, (ii) participating in any discussions or negotiations, or furnishing any nonpublic information with respect to any acquisition proposal, (iii) taking any other action that facilitates or would be reasonably expected to result in an acquisition proposal, (iv) approving, endorsing or recommending any acquisition proposal, or (v) entering into any letter of intent or similar document contemplating or otherwise relating to any acquisition proposal.

The termination fee and restrictions on solicitation contained in the merger agreement may discourage other companies from trying to acquire Candela.

        Until the completion of the merger, with limited exceptions, the merger agreement prohibits Candela from entering into or soliciting any acquisition proposal with any party other than Syneron. However, Candela may engage in discussions with certain third parties making unsolicited offers to acquire Candela in compliance with the provisions of the merger agreement. Candela has agreed to pay Syneron a termination fee of $2.1 million in specified circumstances, including (i) if Candela executes any letter of intent or similar document or any contract relating to any acquisition proposal, or (ii) if Candela's board of directors withdraws its recommendation to Candela's stockholders to adopt and approve the merger agreement or if it modifies its recommendation in a manner adverse to Syneron. These provisions could discourage other companies from trying to acquire Candela even though those other companies might be willing to offer greater value to the stockholders of Candela.

If Syneron is unable to retain key Syneron and/or Candela personnel after the merger is completed, Syneron's business may suffer.

        The success of the merger will depend in part on Syneron's ability to retain key personnel currently employed by Syneron and key Candela employees who continue employment with Syneron after the merger. It is possible that these employees might decide not to remain with Syneron after the merger is completed. There is no assurance that Syneron will be able to retain key employees of Candela. If key employees terminate their employment, or if insufficient numbers of employees are retained to maintain effective operations, Syneron's development activities might be adversely affected, management's attention might be diverted from successfully integrating Candela's operations to hiring suitable replacements, and Syneron's business might suffer. In addition, Syneron might not be able to locate suitable replacements for any key employees that leave Syneron or Candela, and Syneron may not be able to offer employment to potential replacements on reasonable terms.

As a result of the merger, Syneron and its subsidiaries, including Candela, will be a larger and more geographically diverse organization, and if the respective management teams of these entities are unable to manage their businesses efficiently, the operating results of Syneron and its subsidiaries, including Candela, following the merger will suffer.

        Following the merger, Syneron and its subsidiaries, including Candela will collectively have approximately 595 employees in a total of 20 facilities around the world. As a result, their management teams will face challenges inherent in efficiently managing an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits and compliance programs. The inability to manage successfully the geographically more diverse and substantially larger organization could have a material adverse effect on the operating results of Syneron and its subsidiaries after the merger and, as a result, on the market price of Syneron's ordinary shares.

In the event the merger is completed, Syneron will incur significant additional expenses in connection with the acquisition of Candela.

        In the event the merger is completed, Syneron expects to incur significant additional expenses, including those relating to coordinating personnel, information technology systems, accounting systems, vendors and strategic partners of each company, as well as expenses relating to the implementation of consistent standards, policies, and procedures. Further, in the event the merger is completed, Syneron may be subject to possibly material write downs in assets and charges to earnings, which are expected to include severance pay and other costs.

Candela's executive officers and directors have interests different from your interests that may influence them to support and approve the merger.

        In considering the recommendation of the Candela board of directors to adopt and approve the merger agreement, Candela stockholders should recognize that Candela's executive officers and directors have interests that differ from those of Candela's and Syneron's stockholders because of existing employment arrangements and existing indemnification and liability insurance arrangements, in each case, which will be assumed by Syneron following the merger, and other reasons. These reasons are described in the section entitled "The Merger—Interests of Certain Persons in the Transaction" beginning on page 80 of this proxy statement/prospectus.

        Candela's board of directors was aware of and considered these interests, among other matters, in adopting and approving the merger agreement, the merger and the transactions contemplated thereby, and in making its recommendation that Candela's stockholders vote to adopt and approve the merger agreement.

If Candela stockholders sell the Syneron ordinary shares received in connection with the merger, they could cause a decline in the market price of Syneron ordinary shares.

        The Syneron ordinary shares to be issued in connection with the merger will be registered with the SEC. As a result, those shares will be immediately available for resale in the public market, except for ordinary shares of Syneron that may be issued to Candela's former stockholders who will become affiliates of Syneron upon completion of the merger. Candela former stockholders may sell the stock they receive immediately after the merger, except for any shares subject to the additional transfer restrictions described above. If this occurs, or if other holders of ordinary shares of Syneron sell significant amounts of Syneron ordinary shares immediately after the merger is completed, the market price of Syneron's ordinary shares could decline. These sales may also make it more difficult for Syneron to sell equity securities in the future at a time and price that Syneron deems appropriate to raise funds through future offerings of ordinary shares.

The market price of Syneron's ordinary shares may decline as a result of the merger.

        The market price of Syneron's ordinary shares may decline as a result of the merger for a number of reasons including if:

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  Syneron does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts;

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  the effect of the merger on Syneron's business and prospects is not consistent with the expectations of financial or industry analysts; or

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  investors react negatively to the effect on Syneron's business and prospects from the merger.

        In addition, pursuant to the merger agreement, Syneron will issue ordinary shares to Candela stockholders as consideration for their common stock in Candela. Candela options and stock appreciation rights which are outstanding immediately prior to the effective time of the merger will become fully vested and, in some cases, Candela options and stock appreciation rights will be assumed by Syneron. See the section entitled "The Merger Agreement—Treatment of Candela Stock Options and Stock Appreciation Rights" on page 101 of this proxy statement/prospectus. As a result, following the merger the number of Syneron shares available for sale will increase, and this may adversely impact the market price of Syneron's ordinary shares.

Former Candela stockholders will have limited ability to influence Syneron's actions and decisions following the merger.

        Based on the number of Syneron ordinary shares and shares of Candela common stock outstanding on the record date, assuming that no Candela stock options or stock appreciation rights and no Syneron share options will be exercised and no Syneron restricted share units will vest after the record date, following the merger, former Candela stockholders will hold up to approximately 19.47% of the outstanding ordinary shares of Syneron. As a result, former Candela stockholders will have only limited ability to influence Syneron's business. Former Candela stockholders will not have separate approval rights with respect to any actions or decisions of Syneron or have separate representation on Syneron's board of directors.

During the pendency of the merger, Candela may not be able to enter into certain business arrangements with other parties because of restrictions in the merger agreement.

        Covenants in the merger agreement impede the ability of Candela to make certain acquisitions or complete other transactions that are not, among other things, in the ordinary course of business pending completion of the merger. As a result, if the merger is not completed, Candela may be at a disadvantage to its competitors. See the section entitled "The Merger Agreement—Covenants—Candela Covenants" beginning on page 104 of this proxy statement/prospectus.

The merger may fail to qualify as a reorganization, resulting in recognition by Candela's stockholders of taxable gain or loss in respect of shares of Candela.

        Syneron and Candela intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Although the Internal Revenue Service has not provided a ruling on the matter, Candela will obtain a legal opinion from its counsel, based on certain representations, statements, facts and assumptions, that the merger will constitute a reorganization for federal income tax purposes. The opinion furnished by Candela's counsel will not bind the Internal Revenue Service or prevent the Internal Revenue Service from adopting a contrary position. If the merger fails to qualify as a reorganization, Candela's U.S. stockholders generally would recognize gain or loss on each share of

Candela common stock surrendered in an amount equal to the difference between the adjusted tax basis in that share and the sum of the amount of cash and the fair market value of the Syneron ordinary shares received in exchange for that share upon completion of the merger. In addition, even if the transaction qualifies as a reorganization, a U.S. stockholder that will own 5% or more of either the total voting power or total value of the outstanding Syneron ordinary shares after the merger (taking into account applicable constructive ownership and attribution rules of the Internal Revenue Code and applicable Treasury regulations) will recognize its full amount of gain on the merger unless the U.S. stockholder files a "gain recognition agreement" with the Internal Revenue Service. For additional information, please see the section entitled "The Merger—Material U.S. Federal Income Tax Considerations" beginning on page 88 of this proxy statement/prospectus.

Syneron is a foreign private issuer under the rules and regulations of the SEC and is thus, exempt from a number of rules under the Exchange Act and is permitted to file less information with the SEC than a full reporting company.

        As a foreign private issuer under the Exchange Act, Syneron is exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations. Moreover, Syneron is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies with securities registered under the Exchange Act; and is not required to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information. In addition, Syneron's officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Syneron ordinary shares. Accordingly, after the merger, if you continue to hold Syneron ordinary shares, you may receive less information about the merged company than you currently receive about Candela, and be afforded less protection under the U.S. federal securities laws than you are currently afforded. If, following the merger, Syneron loses its status as a foreign private issuer, it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the U.S. The costs incurred in fulfilling these additional regulatory requirements could be substantial.

Claims that Syneron or Candela infringe third-party intellectual property rights could result in significant expenses or restrictions on Syneron or Candela's ability to sell its products following the merger.

        The medical device industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. Both Candela and Syneron have been involved in the past as defendants in patent infringement lawsuits. Candela and Syneron's subsidiary, Syneron Inc., are each currently defending separate patent infringement lawsuits brought by Palomar Medical Technologies, Inc., or Palomar, that allege infringement of US Patents Nos. 5,735,844 and 5,595,568 by hair removal products sold in the U.S. These patents are the subject of reexaminations by the U.S. Patent Office, which has issued Notices of Intent to Issue Reexamination Certificates with respect to both patents. The cases brought by Palomar against Syneron Inc. and Candela have been stayed pending the completion of the reexaminations. Palomar has moved to lift the stay in both cases. The case against Syneron Inc. was filed on November 14, 2008, and Syneron Inc. has not yet filed an answer in the action. The case against Candela was filed on August 9, 2006, and fact discovery was completed and expert reports were exchanged before the case was stayed. Syneron and Candela also may become involved in other intellectual property litigation in the future.

        Although Syneron and Candela try to resolve claims when appropriate, they may not be able to do so on reasonable terms, if at all. Any claims asserting that the products of Candela or Syneron infringe or may infringe on patents or other proprietary rights of third parties, if determined adversely to Syneron or Candela, could significantly harm their businesses. Patent infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate, and could divert the attention of Syneron or Candela's management from their core businesses, or require them to enter into royalty or licensing agreements, any of which could significantly harm their businesses. If either company loses this kind of litigation, a court could require that company to pay substantial damages, and could prohibit it from manufacturing, selling and marketing the products found to have infringed. Any of these events could have a material adverse effect on either company's business, results of operations, and financial condition. If either company cannot obtain a license on satisfactory terms or redesign the infringing products to avoid infringement, it may have to stop manufacturing, selling and marketing these products, and its business could suffer as a result. Furthermore, neither Syneron nor Candela can know whether necessary licenses would be available to either company on satisfactory terms or whether either company could redesign its products or processes to avoid infringement.

        Syneron and Candela also may become involved in litigation to protect the trademark rights associated with Syneron or Candela's name or the names of their products. Neither Syneron nor Candela knows whether others will assert that either company's name infringes their trademark rights. In addition, names Syneron and Candela choose for their products may be claimed to infringe trademarks held by others. If Syneron or Candela has to change its name or the name of its products, either company may experience a loss in goodwill associated with its brand name, customer confusion and a loss of sales. Syneron or Candela may also become involved in litigation not only as a result of alleged infringement of a third-party's intellectual property rights, but also to protect their own intellectual property rights, which would divert their management's attention from their core businesses and may be expensive and time consuming to litigate.

Risks Related to Syneron's Business and Industry

Recent difficult conditions in the global capital markets and the global economy materially affected Syneron's business and results of operations and may continue to harm Syneron's ability to raise capital or debt.

        As widely reported, the global credit markets and financial services industry have been experiencing a period of upheaval characterized by the bankruptcy, failure, collapse or sale of various financial institutions, severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. Syneron's results of operations are materially affected by the current economic turmoil, both in the U.S. and elsewhere around the world. The stress experienced by global capital markets substantially increased in recent quarters. The global economic instability and uncertainty has had an adverse effect on Syneron's revenues and there can be no assurance that there will not be further deterioration in the global economy, credit and financial markets and confidence in economic conditions. While the ultimate outcome of these events cannot be predicted, it may have a material adverse effect on Syneron and its ability to borrow money or raise additional capital. Similarly, Syneron's customers and suppliers may continue to experience financial difficulties or be unable to borrow money to fund their operations, which may adversely impact their ability or decision to purchase Syneron's products or to pay for Syneron's products that they do purchase on a timely basis, if at all.

Syneron's success depends upon market acceptance of its products, Syneron's ability to develop and commercialize new products and Syneron's ability to identify new markets for its technology.

        Syneron has created products that apply its technology to rejuvenate the skin's appearance through the treatment of superficial benign vascular and pigmented lesions, hair removal, wrinkle reduction, the treatment of acne and leg veins, treatment for the temporary reduction in the appearance of cellulite, reduction in thigh circumference, and fat removal. Syneron's failure to significantly penetrate current or new markets with its products and manage the manufacturing and distribution of multiple products could negatively impact its business, financial condition and results of operations. The success of Syneron's products depends on continued acceptance of its proprietary Electro-Optical Synergy, or ELOS™, technology and the adoption and acceptance of other technologies that it develops. The rate of adoption and acceptance may be affected adversely by actual or perceived issues relating to quality and safety, customers' reluctance to invest in new technologies, and widespread acceptance of other technologies. Syneron's business strategy is based, in part, on Syneron's expectation that it will continue to make novel product introductions and upgrades that it can sell to new and existing users of its products and that Syneron will be able to identify new markets for its products.

  To increase its revenues, Syneron must:

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  convince its target customers that its products or product upgrades would be an attractive revenue-generating addition to their practices;

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  sell its products to customers which have traditionally not engaged in aesthetics procedures, including primary care physicians, obstetricians, ear, nose and throat specialists, other specialists and non-medical professionals;

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  develop or acquire new products that either add to or significantly improve its current products;

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  identify new markets and emerging technological trends in its target markets and react effectively to technological changes; and

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  maintain effective sales and marketing strategies.

        Syneron may be unable, however, to continue to develop new products and technologies at the rate it expects, or at all, which could adversely affect its expected growth rate. In addition, the market for aesthetic devices is highly competitive and dynamic, and marked by rapid and substantial technological development and product innovations. Demand for Syneron's products could be diminished by equivalent or superior products and technologies offered by competitors.

Syneron's financial results may fluctuate from quarter to quarter.

        Demand for Syneron's products varies from quarter to quarter, and these variations may cause revenue to fluctuate significantly from quarter to quarter. As a result, it is difficult for Syneron to accurately predict sales for subsequent periods. In addition, Syneron bases its production, inventory and operating expenditure levels on anticipated orders. If orders are not received when expected in any given quarter, expenditure levels could be disproportionately high in relation to revenue for that quarter. A number of additional factors, over which Syneron has limited control, may contribute to fluctuations in Syneron's financial results, including:

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  the willingness of individuals to pay directly for aesthetic medical procedures, in light of the lack of reimbursement by third-party payors;

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  availability of attractive equipment financing terms for Syneron's customers, which may be negatively influenced by interest rate increases and the current economic climate;

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  changes in Syneron's ability to obtain and maintain regulatory approvals;

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  increases in the length of Syneron's sales cycle;

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  performance of Syneron's independent distributors; and

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  delays in, or failure of, product and component deliveries by Syneron's subcontractors and suppliers.

If Syneron is unable to protect its intellectual property rights, its competitive position could be harmed.

        Syneron's success and ability to compete depends in large part upon its ability to protect its proprietary technology. As of October 1, 2009, Syneron's patent portfolio consisted of nine issued U.S. patents, one of which Syneron purchased in December 2004 (with the corresponding U.S. and international family members), and 42 patent applications pending in the U.S. (with an additional 53 applications pending internationally and 10 international patents), related to 37 patent families relating to Syneron's technology and products. Syneron's pending and future patent applications may not issue as patents or, if issued, may not issue in a form that will be advantageous to Syneron. Any issued patents may be challenged, invalidated or legally circumvented by third parties. Syneron cannot be certain that its patents will be upheld as valid and enforceable or prevent the development of competitive products. Consequently, competitors could develop, manufacture and sell products that directly compete with Syneron's products, which could decrease Syneron's sales and diminish its ability to compete. In addition, competitors could purchase one of Syneron's products and attempt to replicate some or all of the competitive advantages Syneron derives from its development efforts, design around its protected technology, or develop their own competitive technologies that fall outside of Syneron's intellectual property rights. If Syneron's intellectual property does not adequately protect Syneron from its competitors' products and methods, Syneron's competitive position could be adversely affected, as could its business.

        Syneron relies on a combination of patent and other intellectual property laws and confidentiality, non-disclosure and assignment of inventions agreements, as appropriate, with its employees, consultants and customers, to protect and otherwise seek to control access to, and distribution of, its proprietary information. These measures may not be adequate to protect Syneron's technology from unauthorized disclosure, third-party infringement or misappropriation. Syneron also relies on trade secret protection for its technology, in part through confidentiality agreements with its employees, consultants and third parties. However, these parties may breach these agreements, and Syneron may not have adequate remedies for any breach. Also, others may learn of Syneron's trade secrets through a variety of methods. In addition, the laws of certain countries in which Syneron develops, manufactures or sells its products may not protect its intellectual property rights to the same extent as the laws of the U.S. or Israel.

Existing and future third-party claims of infringement or other claims against Syneron could require Syneron to redesign its products, seek licenses, or engage in future costly intellectual property litigation, which could impact its future business and financial performance.

        Third parties have claimed, and may from time to time claim, that Syneron's current or future products infringe their patent or other intellectual property rights, and seek to prevent, limit or interfere with Syneron's ability to make, use, sell or import Syneron's products. Infringement claims in the past, have, among other things, led to license agreements pursuant to which Syneron was required to pay license fees to third party claimants.

        On November 14, 2008, Palomar Medical Technologies, Inc., or Palomar, filed a complaint against Syneron's subsidiary, Syneron Inc. The complaint alleges infringement of U.S. Patents nos. 5,735,844 and 5,595,568 by hair removal products sold in the U.S. These patents are the subject of reexaminations by the U.S. Patent Office, which has issued Notices of Intent to Issue Reexamination Certificates with respect to both patents. The case brought by Palomar against Syneron Inc. has been stayed pending the completion of the reexaminations. Palomar has moved to lift the stay so that the case may proceed.

        Syneron may also become involved in intellectual property litigation in the future. Although Syneron may try to resolve any potential future claims or actions as it has, from time to time, in the past, it may not be able to do so on reasonable terms, if at all. Following a successful third-party action for infringement, Syneron may be required to pay substantial damages and if it cannot obtain a license or redesign its products, Syneron may have to stop manufacturing, selling and marketing its products, and its business could suffer as a result. Infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate, and could divert management's attention from Syneron's core business. If Syneron loses this kind of litigation, a court could require Syneron to pay substantial damages, and prohibit Syneron from using and selling technologies essential to its products. Any of these events would have a material adverse effect on Syneron's business, results of operations and financial condition.

Furthermore, Syneron does not know whether necessary licenses would be available to Syneron on satisfactory terms, or whether Syneron could redesign its products or processes to avoid infringement.

        Syneron may become involved in litigation to protect the trademark rights associated with its company name or the names of its products. Syneron does not know whether others will assert that its company name infringes their trademark rights. In addition, names Syneron chooses for its products may be claimed to infringe names held by others. If Syneron has to change the name of its company or products, it may experience a loss in goodwill associated with its brand name, customer confusion and a loss of sales.

        Syneron may also become involved in litigation not only as a result of alleged infringement of a third-party's intellectual property rights, but also to protect its own intellectual property rights, which would divert its management's attention from Syneron's core business and may be expensive and time consuming to litigate.

Syneron competes against companies that have more established products and greater resources, which may prevent Syneron from maintaining and increasing market share or maintaining or improving operating results.

        Syneron's products compete against products offered by public companies, including Cutera, Inc., Cynosure, Inc., Solta Medical, Inc., Palomar Medical Technologies, Inc. and Lumenis, Ltd., as well as by private companies such as Sciton, Inc., UltraShape Ltd., Alma Lasers Ltd. and several other smaller specialized companies. Competition with these companies could result in reduced prices and profit margins and loss of market share, any of which could harm Syneron's business, financial condition and results of operations. Syneron also faces competition from medical products, including Botox and collagen injections, and aesthetic procedures, such as sclerotherapy, electrolysis and chemical peels, that are unrelated to radio frequency and light or laser-based technologies. Syneron also may face competition from manufacturers of pharmaceutical and other products that have not yet been developed. Syneron's ability to compete effectively depends upon Syneron's ability to distinguish itself and its products from its competitors and their products, and includes the following factors:

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  product performance;

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  product pricing;

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  intellectual property protection;

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  quality of customer support;

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  success and timing of new product development and introductions; and

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  development of successful distribution channels.

        Some of Syneron's competitors have more established products and customer relationships than Syneron does, which could inhibit Syneron's market penetration efforts. Potential customers also may need to recoup the cost of expensive products that they already have purchased from Syneron's competitors and may decide not to purchase Syneron's products, or to delay such purchases. If Syneron is unable to achieve continued market penetration, it will be unable to compete effectively and its business will be harmed.

        In addition, some of Syneron's current and potential competitors have significantly greater financial, research and development, manufacturing, and sales and marketing resources than Syneron has. Syneron's competitors could use their greater financial resources to acquire other companies to gain enhanced name recognition and market share, as well as to develop new technologies or products that could effectively compete with Syneron's existing product lines.

Syneron outsources the manufacturing of its products to a small number of manufacturing subcontractors. If Syneron's subcontractors' operations are interrupted or if Syneron's orders exceed its subcontractors' manufacturing capacity, Syneron may not be able to deliver its products to customers on time.

        Syneron outsources the manufacturing of its products to three subcontractors located in Israel. These subcontractors have limited manufacturing capacity that may be inadequate if Syneron's customers place orders for unexpectedly large quantities of Syneron's products. In addition, because Syneron's subcontractors are located in Israel, they on occasion may feel the impact of potential economic or political instability in the region. If the operations of one or more of these subcontractors were halted or limited, even temporarily, or if they were unable or unwilling to fulfill large orders, Syneron could experience business interruption, increased costs, damage to its reputation and loss of its customers. In addition, qualifying new subcontractors could take several months.

Syneron depends upon third-party suppliers, making it vulnerable to supply shortages and price fluctuations, which could harm its business.

        Many of the components that comprise Syneron's products are currently manufactured by a limited number of suppliers. Although most of Syneron's components are obtained from at least three separate suppliers, Syneron does not have the ability to manufacture these components on its own. A supply interruption or an increase in demand beyond current suppliers' capabilities could harm Syneron's ability to manufacture its products until Syneron identifies and qualifies a new source of supply, which could take several months.

        Any interruption in the supply of components or materials, or Syneron's inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair Syneron's ability to meet the demand of its customers, which would have an adverse effect on its business.

Syneron sells its products in a number of countries and therefore its results of operations could suffer if it is unable to manage its international operations effectively.

        Syneron is headquartered in Israel and has offices in the U.S., Canada, Germany and Hong-Kong. Syneron depends on third-party distributors in Europe, Asia, Australia, South Africa and South America. Syneron also depends on relatively new direct sales operations to sell its products in North America. Therefore, Syneron is subject to risks associated with having worldwide operations. Substantially all of Syneron's revenue in 2006, 2007, 2008 and the first half of 2009 were generated outside of Israel, primarily in North America, Western Europe and Asia. Part of Syneron's strategy is to expand its sales in existing markets and to enter new foreign markets. Expansion of Syneron's international business will require significant management attention and financial resources. Syneron's international sales and operations subject it to many risks inherent in international business activities, including:

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  foreign certification and regulatory requirements;

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  lengthy payment cycles and difficulty in collecting accounts receivable;

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  customs clearance and shipping delays;

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  import and export controls;

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  multiple and possibly overlapping tax structures;

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  difficulties staffing and managing its international operations;

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  political instability; and

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  economic instability.

        If Syneron's international sales do not continue at the expected pace or suffer from greater challenges than expected, Syneron will not experience its projected growth or have decreased revenue and its financial results will suffer.

Exchange rate fluctuations could have a material adverse impact on Syneron's results of operations.

        A majority of Syneron's revenues and a substantial portion of its expenses are denominated in U.S. dollars. However, a portion of its revenues and a portion of its costs, including personnel and some marketing and facilities expenses, are incurred in New Israeli Shekels and Euros. Inflation in Israel or Europe or a weakening of the U.S. dollar against other currencies may have the effect of increasing the U.S. dollar cost of Syneron's operations in that jurisdiction, which may have a material adverse impact on its results of operations. During 2008, the New Israeli Shekel (average annual rate) appreciated against the U.S. dollar by approximately 14% compared to 2007, which contributed to an approximately 6% increase of operating expenses. In addition, during 2008, the Euro depreciated against the U.S. dollar by approximately 7%, which contributed to a decrease of approximately 2% in annual sales. Since the beginning of 2009, through October 1, 2009, the U.S. dollar depreciated against the New Israeli Shekel by approximately 1%, and the U.S. dollar depreciated against the Euro by approximately 5%. If the New Israeli Shekel continues to strengthen in value in relation to the U.S. dollar, it will become more expensive for Syneron to fund its operations in Israel. If the U.S. dollar continues to depreciate against the Euro it will increase Syneron's revenues from operations.

        Although Syneron uses hedging techniques to reduce the risk associated with fluctuations in currency exchange rates, it may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on Syneron's results of operations.

Any acquisition that Syneron makes could harm its business and hurt its financial condition.

        From time to time, Syneron evaluates potential strategic acquisitions of technologies and products. Syneron also considers entering into joint venture agreements and other collaborations. Syneron may not be able to identify appropriate targets or strategic partners, or successfully negotiate, finance or integrate any such products or technologies. Any acquisition that Syneron pursues could diminish its cash position and divert management's time and attention from its core operations.

If Syneron fails to obtain and maintain necessary U.S. Food and Drug Administration clearances for its products and indications, if clearances for future products and indications are delayed or not issued, or if there are U.S. federal or state level regulatory changes, Syneron's commercial operations could be harmed.

        Most of Syneron's products are medical devices subject to extensive regulation in the U.S. by the Food and Drug Administration, or FDA, for manufacturing, labeling, sale, promotion, distribution and shipping. Before a new medical device, or a new use of, or claim for, an existing product can be marketed in the U.S., it must first receive either 510(k) clearance or pre-market approval, or PMA, from the FDA, unless an exemption applies. Either process can be expensive and lengthy. The FDA's 510(k) clearance process usually takes from three to twelve months, but it can last longer. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and it generally takes from one to three years, or even longer, from the time the application is filed with the FDA. To date, none of Syneron's devices have passed via PMA, and Syneron believes that very few of its currently planned products are subject to PMA by the FDA. All products that Syneron currently markets in the U.S. have received 510(k) clearance for the uses for which they are marketed or are products with minor modifications from Syneron's cleared products and are therefore covered by Letter to File.

        Medical devices may be marketed only for the indications for which they are approved or cleared. Syneron has obtained 510(k) clearance for the current treatments for which it offers its products. However, Syneron's clearances can be revoked if safety or effectiveness problems develop. Any modifications to an

FDA-cleared device that would significantly affect its safety or effectiveness or that would constitute a major change in its intended use would require a new 510(k) clearance or possibly PMA. Syneron may not be able to obtain additional 510(k) clearances or PMAs for new products or for modifications to, or additional indications for, its existing products in a timely fashion, or at all. Delays in obtaining future clearances would adversely affect Syneron's ability to introduce new or enhanced products in a timely manner, which in turn would harm Syneron's revenue and future profitability.

        Syneron has made modifications to its devices in the past and may make additional modifications in the future that it believes do not or will not require additional clearances or approvals. If the FDA disagrees and requires new clearances or approvals for the modifications, Syneron may be required to recall and to stop marketing the modified devices. Syneron is also subject to Medical Device Reporting regulations, which require it to report to the FDA if its products cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. Syneron's products and/or their use are also subject to state regulations, which are, in many instances, in flux. Changes in state regulations may impede sales. Syneron cannot predict the impact or effect of future legislation or regulations at the federal or state levels.

        The FDA and state authorities have broad enforcement powers. Syneron's failure to comply with applicable regulatory requirements could result in enforcement action by the FDA or state agencies, which may include any of the following sanctions:

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  warning letters, fines, injunctions, consent decrees and civil penalties;

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  repair, replacement, refunds, recall or seizure of Syneron's products;

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  issuing an import alert to block entry of products the FDA has reason to believe violate applicable regulatory requirements;

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  operating restrictions or partial suspension or total shutdown of production;

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  refusing Syneron's requests for 510(k) clearance or PMA of new products, new intended uses, or modifications to existing products;

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  withdrawing 510(k) clearance or PMAs that have already been granted; and

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  criminal prosecution.

        If any of these events were to occur, it could harm Syneron's business.

If Syneron or its subcontractors fail to comply with the FDA's Quality System Regulation and performance standards, manufacturing operations could be halted, and Syneron's business would suffer.

        Syneron and its subcontractors are required to demonstrate and maintain compliance with the FDA's Quality System Regulation, or QSR. The QSR is a complex regulatory scheme that covers the methods and documentation of the design, testing, control, manufacturing, labeling, quality assurance, packaging, storage and shipping of Syneron's products. Because Syneron's products use optical energy, including lasers, its products also are covered by a performance standard for lasers set forth in FDA regulations. The laser performance standard imposes specific record-keeping, reporting, product testing and product labeling requirements. These requirements include affixing warning labels to laser products, as well as incorporating certain safety features in the design of laser products. The FDA enforces the QSR and laser performance standards through periodic unannounced inspections. Syneron and its subcontractors are subject to such inspections. Although Syneron places its own quality control employee at each of its subcontractors' facilities, it does not have complete control over its subcontractors' compliance with these standards. Any failure by Syneron or its subcontractors to take satisfactory corrective action in response to an adverse QSR inspection or to comply with applicable laser performance standards could result in enforcement actions against Syneron or its subcontractors, including a public warning letter, a shutdown of manufacturing operations, a recall of Syneron's products, civil or criminal penalties, or other sanctions, such as those described in the preceding paragraph, which could cause Syneron's sales and business to suffer. In addition, Syneron is subject to standards imposed on its activities outside of the U.S., such as obtaining CE certification for the quality of its systems and products from the European authorizing body (KEMA) and electrical and safety certification from the Standards Institution of Israel, and failure to comply with such standards could adversely impact Syneron's business.

Syneron may be unable to obtain or maintain international regulatory qualifications or approvals for its current or future products, which could harm its business.

        Sales of Syneron's products outside the U.S. are subject to foreign regulatory requirements that vary widely from country to country. Complying with international regulatory requirements can be an expensive and time-consuming process and approval is not certain. The time required for obtaining clearance or approvals, if required by other countries, may be longer than that required for FDA clearance or approvals, and requirements for such clearances or approvals may significantly differ from FDA requirements. Although Syneron has obtained regulatory approvals in the European Union and other countries outside the U.S., it may be unable to maintain regulatory qualifications, clearances or approvals in these countries or to obtain approvals in other countries. Syneron also may incur significant costs in attempting to obtain and in maintaining foreign regulatory approvals or qualifications. If Syneron experiences delays in receiving necessary qualifications, clearances or approvals to market its products outside the U.S., or if it fails to receive those qualifications, clearances or approvals, it may be unable to market some of its products or enhancements in certain international markets effectively, or at all.

New regulations may limit Syneron's ability to sell to non-physicians.

        Syneron sells its products to physicians and, outside the U.S., also to aestheticians. In addition, Syneron sells its products in the developing U.S. medical spa market, where aesthetic procedures are being performed at dedicated facilities by non-physicians under physician supervision. However, U.S., state and international regulations could change at any time, disallowing sales of Syneron's products to aestheticians, and limiting the ability of aestheticians and non-physicians to operate its products. Syneron cannot predict the impact or effect of changes in U.S., state or international laws or regulations.

Because Syneron does not require training for many of the users of its products, and because it also sells its products to non-physicians, there exists potential for misuse of its products, which could harm Syneron's reputation and its business.

        In the U.S., federal regulations allow Syneron to sell its products to or on the order of "licensed practitioners." The definition of "licensed practitioners" varies from state to state. As a result, depending on state law, Syneron's products may be purchased or operated by physicians or other licensed practitioners, including nurse practitioners, chiropractors and technicians. Outside the U.S., many jurisdictions do not require specific qualifications or training for purchasers or operators of Syneron's products. Syneron does not supervise the procedures performed with its products, and Syneron has no way to confirm that adequate supervision occurs. The lack of required training and the purchase and use of Syneron's products by non-physicians may result in product misuse and adverse treatment outcomes, which could harm Syneron's reputation and expose Syneron to costly product liability litigation.

Product liability suits could be brought against Syneron due to defective material or design, or due to misuse of Syneron's products, and could result in expensive and time-consuming litigation, payment of substantial damages and an increase in Syneron's insurance rates.

        If Syneron's products are defectively designed, manufactured or labeled, contain defective components or are misused, Syneron may become subject to substantial and costly litigation by its customers or their patients. Misusing Syneron's products or failing to adhere to operating guidelines could cause significant eye and skin damage and underlying tissue or organ damage. In addition, if Syneron's operating guidelines are found to be inadequate, Syneron may be subject to liability. Syneron has been involved, and may in the future be involved, in claims related to the use of its products. Product liability claims could divert management's attention from Syneron's core business, be expensive to defend and result in sizable damage awards against it. Since inception, Syneron has been involved in a number of disputes or legal claims between Syneron's customers and their patients that involved potential product liability claims. To date, none of these disputes resulted in legal verdicts against Syneron, although in some cases payments were made or might be made by an insurance carrier. Syneron may not be able to obtain insurance in amounts or scope sufficient to provide it with adequate coverage against all potential liabilities. Any product liability claims brought against Syneron, with or without merit, could increase its product liability insurance rates or prevent it from securing continuing coverage, could harm its reputation in the industry and reduce product sales. Product liability claims in excess of Syneron's insurance coverage would be paid out of cash reserves harming Syneron's financial condition and reducing its operating results.

Components used in Syneron's products are complex in design, and defects may not be discovered prior to shipment to customers, which could result in warranty obligations, reducing Syneron's revenue and increasing its costs.

        In manufacturing its products, Syneron and its subcontractors depend upon third-party suppliers for various components. Many of these components require a significant degree of technical expertise to produce. If Syneron's suppliers fail to produce components to specification, or if the suppliers, Syneron's subcontractors, or Syneron, uses defective materials or workmanship in the manufacturing process, the reliability and performance of Syneron's products will be compromised.

        If Syneron's products contain defects that cannot be repaired easily and inexpensively, it may experience:

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  loss of customer orders and delay in order fulfillment;

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  damage to its brand reputation;

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  increased cost of its warranty program due to product repair or replacement;

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  inability to attract new customers;

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  diversion of resources from its manufacturing and research and development departments into its service department;

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  product recalls; and

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  legal action.

        The occurrence of any one or more of the foregoing could materially harm Syneron's business.

Syneron forecasts sales to determine requirements for its products and if its forecasts are incorrect, Syneron may experience either shipment delays or increased costs and inventory.

        Syneron's subcontractors keep limited materials and components on hand. To help them manage their manufacturing operations and minimize inventory costs, Syneron forecasts anticipated product sales to predict its inventory needs up to nine months in advance and enter into purchase orders on the basis of these requirements, subject to limitations on components lead time and long lead items. Syneron also accepts one month safety stock of raw material above lead time. Syneron's historical experience may not provide it with sufficient data to accurately predict future demand. If Syneron's business expands, its demand would increase and Syneron's suppliers may be unable to meet its demand. If Syneron overestimates its requirements, its subcontractors will have excess inventory and may transfer to Syneron any increase in costs. If Syneron underestimates its requirements, its subcontractors may have inadequate components and materials inventory, which could interrupt, delay or prevent delivery of Syneron's products to its customers. Any of these occurrences would negatively affect Syneron's financial performance and the level of satisfaction Syneron's customers have with its business.

In order to effectively manage Syneron's collaboration with Procter & Gamble, Syneron may divert the attention of key technical personnel and management from the core business. If Procter & Gamble terminates the agreement, Syneron's share price could fall, and Syneron may be unable to bring a home-use device to the market.

        Effective February 25, 2007, Syneron entered into a Joint Development and Supply Framework Agreement with the Procter & Gamble Company, or Procter & Gamble, for the commercialization of patented and patent pending, ELOS-based, home-use devices and compositions for the enhancement of skin appearance through the treatment of fine lines, wrinkles, age and sun spots and cellulite. Under the agreement, significant resources and the attention of key technical personnel and management will be directed to the development of such devices even though such devices may not be commercialized for several years, if ever. In addition, Syneron cannot be sure that the agreement will result in marketable products or that Syneron will receive payments for any products developed pursuant to the agreement. Procter & Gamble has the option under certain circumstances to terminate the agreement, including following the failure by Syneron to successfully complete two milestones, and may exercise that option. If Procter & Gamble terminates the agreement, the price of Syneron's ordinary shares could fall significantly, and Syneron will not receive certain royalty and other payments provided for in the agreement. If Procter & Gamble terminates the agreement, Syneron may decide to proceed to develop and commercialize the device on its own or with a third party. However, there can be no assurance that Syneron will be able to successfully implement such a decision and successfully bring a home-use device to the market.

Syneron has invested a portion of its cash in auction-rate securities, which subjects it to liquidity and investment risk. Due to recent uncertainties in the capital markets regarding auction-rate securities, Syneron recorded an impairment charge in the fourth quarter of 2007 and during 2008 and the first half of 2009, and, if the fair value of these investments were to decline further, Syneron could be required to record further impairment charges related to these investments.

        The performance of the capital markets affects the values of funds that are held in marketable securities. These assets are subject to market fluctuations and will yield uncertain returns, which may fall below Syneron's projected return rates. Due to recent market developments, including a series of rating agency downgrades, the fair value of these investments may decline. Syneron expects that market conditions will continue to fluctuate and that the fair value of its investments may be impacted accordingly.

        As of October 1, 2009, Syneron held approximately $8.8 million in auction-rate securities, which consist of interests in collateralized debt obligations supported by pools of residential and commercial mortgages or credit cards, insurance securitizations and other structured credits, including corporate bonds. Auction-rate securities are floating rate debt securities with long-term nominal maturities for which the interest rates are reset from time to time through a competitive bidding process often referred to as a "Dutch auction." These periodic auctions have historically provided a liquid market for auction-rate securities, as this mechanism generally allows existing investors to rollover their holdings and continue to own their respective securities at then-existing market rates or to liquidate their holdings by selling their securities at par value. As part of the ongoing credit market crisis, a number of auction-rate securities from various issuers have failed to receive sufficient order interest from potential investors to clear successfully, resulting in auction failures. Historically, when investor demand was insufficient, the banks running the auctions would step in and purchase the remaining securities to prevent an auction failure. During the recent credit crisis, however, banks have allowed these auctions to fail.

        While the auction-rate securities held by Syneron had AAA/Aaa credit ratings at the time of Syneron's purchase of these securities, the auction-rate securities held by it have experienced multiple failed auctions, as the amount of these auction-rate securities submitted for sale exceeded the amount of purchase orders for these auction-rate securities. As a result, Syneron recorded a pre-tax impairment charge of approximately $5.8 million in the fourth quarter of 2007, an additional $1.6 million during 2008, and an additional $0.2 million in the first half of 2009. Syneron cannot predict when the liquidity of these auction-rate securities will improve. Syneron continues to monitor the market for auction-rate securities although there is no current secondary market for such securities. If the fair value of these investments were to decline, management would be required to evaluate whether such decline is "other than temporary." The amount of any impairment loss which is determined to be other than temporary would be immediately recorded in the consolidated statement of operations. Such an impairment charge could materially and adversely affect Syneron's consolidated financial condition and results of operations. A portion of Syneron's liquidity will be adversely affected to the extent that auctions for its auction-rate securities experience further failures.

Syneron may fail to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

        The Sarbanes-Oxley Act of 2002 imposes certain duties on Syneron and its executives and directors. Syneron's efforts to comply with the requirements of Section 404, which started in connection with its Annual Report on Form 20-F for the fiscal year ended December 31, 2006, have resulted in increased general and administrative expense and a diversion of management time and attention, and Syneron expects these efforts to require the continued commitment of resources. Section 404 of the Sarbanes-Oxley Act of 2002 requires (i) management's annual review and evaluation of Syneron's internal control over financial reporting and (ii) a statement by management that its independent registered public accounting firm has issued an attestation report on Syneron's internal control over financial reporting, in connection with the filing of Syneron's Annual Report on Form 20-F for each fiscal year. Syneron has documented and tested its internal control systems and procedures in order for it to comply with the requirements of Section 404. While Syneron's assessment of its internal control over financial reporting resulted in the conclusion that as of December 31, 2008, its internal control over financial reporting was effective, Syneron cannot predict the outcome of its testing in future periods. If Syneron fails to maintain the adequacy of its internal controls, it may not be able to ensure that it can conclude on an ongoing basis that it has effective internal controls over financial reporting. Failure to maintain effective internal control over financial reporting could result in investigation or sanctions by regulatory authorities, and could have a material adverse effect on Syneron's operating results, investor confidence in its reported financial information, and the market price of its ordinary shares.

The failure to attract and retain key personnel could adversely affect Syneron's business.

        Syneron's success also depends in large part on its ability to continue to attract, retain and motivate qualified engineering and other highly skilled technical and professional personnel. Competition for certain employees, particularly sales representatives and development engineers, is intense. Syneron may be unable to continue to attract and retain sufficient numbers of highly skilled employees. Syneron's inability to attract and retain additional key employees or the loss of one or more of its current key employees could adversely affect its business, financial condition and results of operations.

Under current U.S., Canadian and Israeli law, Syneron may not be able to enforce covenants not to compete and therefore may be unable to prevent its competitors from benefiting from the expertise of some of Syneron's former employees.

        Syneron has entered into non-competition agreements with all of its professional employees. These agreements prohibit its employees, if they cease working for Syneron, from competing directly with Syneron or working for its competitors for a limited period. Under current U.S., Canadian and Israeli law, Syneron may be unable to enforce these agreements, in whole or in part, and it may be difficult for

Syneron to restrict its competitors from gaining the expertise that Syneron's former employees gained while working for it. For example, in the past, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of such employer which have been recognized by the courts, such as the secrecy of a company's confidential commercial information or intellectual property. If Syneron is unable to demonstrate that harm would be caused to it or otherwise enforce these non-competition agreements, in whole or in part, it may be unable to prevent its competitors from benefiting from the expertise of Syneron's former employees, which could harm Syneron's business.

Risks Related to Syneron's Operations in Israel

Political, economic and military instability in Israel may impede Syneron's ability to operate and harm its financial results.

        Syneron is incorporated under the laws of the State of Israel and its principal executive offices and research and development facilities are located in Israel. In addition, all of its subcontractors are located in Israel. Accordingly, political, economic and military conditions in Israel may directly affect Syneron's business. The Israeli economy has suffered in the past and may suffer in the future from instability, which may adversely affect Syneron's financial condition and results of operations.

        Following the recession and the instability that characterized the Israeli economy during the years 2001 and 2003, the Israeli economy showed signs of improvement during 2004, 2005, 2006 and 2007. However, in recent quarters, the global economic recession, instability and uncertainty has affected the economic conditions in Israel and it is currently expected that such conditions will continue in Israel throughout 2009 and the first half of 2010. If the economic deterioration in Israel continues, it may adversely affect Syneron's financial conditions, its results of operations and its ability to obtain financing from Israeli banks.

        In addition, since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners could adversely affect Syneron's operations. Since October 2000, terrorist violence in Israel has increased significantly, primarily in the West Bank and Gaza Strip, and Israel has experienced terrorist incidents within its borders. Recently, there has been a further escalation in violence among Israel, Hamas, the Palestinian Authority and other groups. In addition, in July 2006, there were extensive hostilities along Israel's northern border with Lebanon and to a lesser extent in the Gaza Strip. Since June 2007, the Hamas militant group has taken over the Gaza Strip from the Palestinian Authority, and the hostilities along Israel's border with the Gaza Strip have increased, escalating to a wide scale attack by Israel in December 2008 in retaliation for rocket attacks into southern Israel. Ongoing and revived hostilities or other Israeli political or economic factors could harm Syneron's operations and product development and cause its sales to decrease. Furthermore, several countries, principally those in the Middle East, still restrict business with Israel and Israeli companies. These restrictive laws and policies may limit seriously Syneron's ability to sell its products in these countries.

You may have difficulties enforcing a U.S. judgment against Syneron and/or its executive officers and directors or asserting U.S. securities laws claims in Israel.

        A significant portion of Syneron's assets and the assets of its directors and executive officers are located outside the U.S. Therefore, a judgment obtained against Syneron or any of its directors and executive officers in the U.S., including one based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the U.S. and may not be enforced by an Israeli court. Further, if a foreign judgment is enforced by an Israeli court, it will be payable in Israeli currency. It also may be difficult for you to assert U.S. securities law claims in original actions instituted in Israel.

Syneron's operations may be disrupted by the obligation of its personnel to perform military service.

        Many of Syneron's executive officers and employees in Israel are obligated to perform annual military reserve duty in the Israeli Defense Forces and may be called to active duty under emergency circumstances at any time. If a military conflict or war arises, these individuals could be required to serve in the military for extended periods of time. Syneron's operations could be disrupted by the absence for a significant period of one or more of its executive officers or key employees or a significant number of its other employees due to reserve duty. Any disruption in Syneron's operations may harm its business.

The tax benefits available to Syneron require it to meet several conditions and may be terminated or reduced in the future, which would increase Syneron's costs and taxes.

        Syneron has generated income and is able to take advantage of tax exemptions and reductions resulting from the "Approved Enterprise" and "Benefited Enterprise" status of its facilities in Israel. To remain eligible for these tax benefits, Syneron must continue to meet certain conditions, including making specified investments in property and equipment. If Syneron fails to meet these conditions in the future, the tax benefits would be canceled and Syneron could be required to refund any tax benefits it might already have received. In addition, these tax benefits may not be continued in the future at their current levels or at any level. The termination or reduction of these tax benefits may increase Syneron's expenses in the future, which would reduce its expected profits or increase its losses. Additionally, if Syneron increases its activities outside of Israel, for example, by future acquisitions, its increased activities generally will not be eligible for inclusion in Israeli tax benefit programs. Under Syneron's first tax benefit plan, it has invested approximately $720,000 in fixed assets of which $223,000 was from paid-in capital as required by the financing condition of the approved plan. Under its next two tax benefit plans, which were approved under the amendment to the law of the Encouragement of Capital Investment 1959, Syneron invested approximately $529,000 during 2004 and 2005 under the second plan and approximately $1,138,000 during 2006 and 2007 under the third plan.

The government grants Syneron received from 2000 to 2003 for research and development expenditures restrict its ability to manufacture products and transfer technologies outside of Israel and require Syneron to satisfy specified conditions. If Syneron fails to satisfy these conditions, it may be required to refund grants previously received together with interest and penalties, and may be subject to criminal charges.

        From 2000 to 2003, Syneron received grants totaling $397,000 from the government of Israel through the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade and Labor for the financing of a portion of Syneron's research and development expenditures for its Polaris and Galaxy product platforms. The terms of the Chief Scientist grants prohibit Syneron from manufacturing products or transferring technologies developed using these grants outside of Israel without special approvals. Syneron has no current plan to manufacture products or transfer technologies developed using these grants outside of Israel. Even if Syneron receives approval to manufacture its products outside of Israel, it may be required to pay an increased total amount of royalties, which may be up to 300% of the grant amount plus interest, depending on the manufacturing volume that is performed outside of Israel. This restriction may impair Syneron's ability to outsource manufacturing or engage in similar arrangements for those products or technologies. In addition, the restrictions may impair Syneron's ability to consummate a merger or similar transaction in which the surviving entity is not an Israeli company. In addition, if Syneron fails to comply with any of the conditions imposed by the Office of the Chief Scientist, it may be required to refund any grants previously received together with interest and penalties, and may be subject to criminal charges. In addition, in recent years, the government of Israel has accelerated the rate of repayment of Chief Scientist grants and may further accelerate them in the future. Syneron has not applied for any new grants since 2004 and currently has no plans to apply for such grants.

Provisions of Syneron's articles of association, its shareholder rights plan, and Israeli law may delay, prevent or make difficult an acquisition of Syneron, which could prevent a change of control and negatively affect the price of its ordinary shares.

        Israeli corporate law regulates mergers, tender offers for acquisitions of shares above specified thresholds, special approvals for transactions involving directors, officers or significant shareholders, and other matters that may be relevant to these types of transactions. Syneron's articles of association contain provisions that may make it more difficult to acquire Syneron, such as classified board provisions. As noted above, the transfer of Syneron's technology (including by acquisition) is subject to certain restrictions and approvals of the Office of the Chief Scientist, which provided grants for the development of Syneron's technology.

        Syneron's board of directors has adopted a shareholder rights plan, under which Syneron's board of directors declared a dividend of one right for each ordinary share held by shareholders of record as of the close of business on November 9, 2008. Initially, these rights will not be exercisable and will trade with Syneron's ordinary shares. Under the plan, these rights will generally be exercisable only if a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares or commences a tender or exchange offer for 15% or more of its ordinary shares (each, an "Acquiring Person"), except if such person or group has become an Acquiring Person pursuant to an offer approved by the majority of the board of directors. If a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares (except if such person or group has become an Acquiring Person pursuant to an offer approved by the majority of the board of directors), then as of the closing of the merger each right will generally entitle the holder, other than the Acquiring Person or group, to acquire, for the exercise price of $0.01 per share (subject to adjustment as provided in the plan), 1.25 ordinary shares of Syneron. In addition, if, after a person acquires such ownership, Syneron engages in a merger in which Syneron is not the survivor or Syneron's ordinary shares are changed or exchanged, or Syneron sells or transfers more than 50% of its assets or earning power, then as of the closing of the merger each right will generally entitle the holder, other than the Acquiring Person or group, to acquire, for the exercise price of $0.01 per share (subject to adjustment as provided in the plan), 1.25 times the shares of the acquiring company to which each of Syneron's shareholders is entitled to for each ordinary share it owns. Syneron's board of directors may redeem the rights at a price of $0.0001 per right at any time up to ten days after a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares. The rights plan will continue in effect until November 30, 2010 unless earlier redeemed or amended by Syneron's board of directors.

        Furthermore, Israeli tax considerations may make potential transactions unappealing to Syneron or to some of Syneron's shareholders. These provisions of Israeli law, Syneron's articles of association, and Syneron's shareholders' rights plan, may delay, prevent or make difficult an acquisition of Syneron, which could prevent a change of control and therefore depress the price of Syneron's ordinary shares.

The rights and responsibilities of Syneron's shareholders are governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

        Syneron is incorporated under Israeli law. The rights and responsibilities of holders of Syneron's ordinary shares are governed by Syneron's articles of association and by the Companies Law, 5759-1999, or the Companies Law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, pursuant to the Companies Law, each shareholder of an Israeli company has to act in good faith in exercising his or her rights and fulfilling his or her obligations toward the company and other shareholders and to refrain from abusing his power in the company, including, among other things, in voting at the general meeting of shareholders and class meetings, on amendments to a company's articles of association, increases in a company's authorized share capital, mergers, and transactions requiring shareholders' approval under the Companies Law. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who has the power to appoint or prevent the appointment of a director or officer in the company, or has other powers toward the company has a duty of fairness toward the company. However, Israeli law does not define the substance of this duty of fairness. Because Israeli corporate law has undergone extensive revision in recent years, there is little case law available to assist in understanding the implications of these provisions that govern shareholder behavior.

Risks Related to Syneron's Ordinary Shares

The price of Syneron's ordinary shares has fluctuated substantially, and Syneron expects that it will continue to do so.

        The market price for Syneron's ordinary shares has been, and may continue to be, volatile. The market price for Syneron's ordinary shares has been, and Syneron expects that it will continue to be, affected by a number of factors, including:

  •
  the gain or loss of significant orders or customers;

  •
  recruitment or departure of key personnel;

  •
  the announcement of new products or service enhancements by Syneron or its competitors;

  •
  announcements regarding clearance or non-clearance of regulatory approval;

  •
  quarterly variations in Syneron's or its competitors' results of operations;

  •
  announcements related to litigation;

  •
  changes in earnings estimates, investors' perceptions, recommendations by securities analysts or Syneron's failure to achieve analysts' earning estimates;

  •
  developments in Syneron's industry; and

  •
  general market conditions and other factors unrelated to Syneron's operating performance or the operating performance of its competitors.

        In addition, the stock prices of many companies in the medical device industry have experienced wide fluctuations that often have been unrelated to the operating performance of those companies. These factors and price fluctuations may materially and adversely affect the market price of Syneron's ordinary shares.

Syneron has not paid dividends in the past and does not expect to pay dividends in the future, and any return on investment may be limited to the value of its ordinary shares.

        Syneron has never paid cash dividends on its ordinary shares and does not anticipate paying cash dividends on its ordinary shares in the foreseeable future. The payment of dividends on its ordinary shares will depend on its earnings, financial condition and other business and economic factors affecting Syneron at such time as its board of directors may consider relevant. Furthermore, the payment of dividends may be considered as income which is non tax-exempt under the "Approved Enterprise" status of Syneron's facilities in Israel. Syneron may only pay dividends in any fiscal year out of "profits," as defined by the Companies Law, and, provided that the distribution is not reasonably expected to impair its ability to fulfill its outstanding and expected obligations. If Syneron does not pay dividends, its ordinary shares may be less valuable because a return on your investment will only occur if Syneron's share price appreciates. Syneron has decided to reinvest the amount of tax exempt income derived from its "Approved Enterprise" status and not to distribute that income as dividends.

U.S. investors in Syneron could suffer adverse tax consequences if it is characterized as a passive foreign investment company.

        If, for any taxable year, Syneron's passive income or its assets that produce passive income exceed levels provided by law, Syneron may be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. This characterization could result in adverse U.S. tax consequences to Syneron's shareholders. If Syneron were classified as a passive foreign investment company, a U.S. shareholder could be subject to increased tax liability upon the sale or other disposition of ordinary shares or upon the receipt of amounts treated as "excess distributions." Under these rules, any gain or excess distribution would be allocated ratably over the U.S. shareholder's holding period for the ordinary shares, and the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which Syneron was a passive foreign investment company would be taxed as ordinary income. The amount allocated to each of the other taxable years would be subject to tax at the highest applicable ordinary income rate in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed on the resulting tax allocated to such other taxable years. U.S. shareholders should consult with their own U.S. tax advisors with respect to the U.S. tax consequences of investing in Syneron's ordinary shares as well as the specific application of the "excess distribution" and other rules discussed in this paragraph. For additional information, please see the section entitled "The Merger—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations" beginning on page 92 of this proxy statement/prospectus.

Risks Related to Candela

Unfavorable results in Candela's intellectual property litigation with Palomar may have a material affect on results of operations or on cash flows.

        On August 9, 2006, one of Candela's competitors, Palomar Medical Technologies, Inc., or Palomar, alleged that the manufacture, use and sale of Candela's products for laser hair removal infringe a certain U.S. patent. Public announcements concerning this litigation that are unfavorable to Candela, as well as an adverse ruling or judgment in this matter, including the possible assessment of material historical infringement damages, may have a material affect on Candela's results of operations or cash flows.

        Litigation with Palomar will be expensive and protracted, and Candela's intellectual property position may be weakened as a result of an adverse ruling or judgment. Whether or not Candela is successful in the pending lawsuits, litigation consumes substantial amounts of Candela's financial resources and diverts management's attention away from Candela's core business. For additional information regarding Candela's litigation, please see the section entitled "Candela Business—Legal Proceedings" beginning on page 148 of this proxy statement/prospectus.

Candela depends on sales from outside the U.S. that could be adversely affected by changes in international markets.

        Candela sells more than half of its products and services outside the U.S.. International sales accounted for approximately 67% of Candela's revenue for fiscal year 2009, and Candela expects that they will continue to be significant. Accordingly, a major part of Candela's revenues and operating results could be adversely affected by risks associated with international commerce. Significant fluctuations in the exchange rates between the U.S. dollar and foreign currencies could cause Candela to lower its prices and thus reduce its profitability, or could cause prospective customers to push out orders to later dates because of the increased relative cost of Candela's products in the aftermath of a currency devaluation or currency fluctuation. Other risks associated with international business include:

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  longer payment cycles common in foreign markets;

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  changes in tax and other laws;

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  regulatory practices and tariffs; and

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  difficulties in staffing and managing foreign operations.

The failure to obtain Alexandrite rods for the GentleLASE® and the AlexTriVantage™ systems from Candela's sole supplier would impair Candela's ability to manufacture and sell these systems.

        Candela uses Alexandrite rods to manufacture the GentleLASE ® and the AlexTriVantage™ systems, which accounts for a significant portion of Candela's total revenues. Candela depends exclusively on its contract manufacturer to supply these rods, for which no alternative supplier meeting Candela's quality standards exists. Candela cannot be certain that its contract manufacturer will be able to meet its future requirements at current prices or at all. To date, Candela has been able to obtain adequate supplies of Alexandrite rods in a timely manner, but any extended interruption in its supplies could hurt its results.

Disappointing quarterly revenue or operating results could cause the price of Candela's common stock to fall.

        Candela's quarterly revenue and operating results are difficult to predict and may swing sharply from quarter to quarter. Historically, Candela's first fiscal quarter has typically had the least amount of revenue in any quarter of its fiscal year. The results of the first quarter are directly impacted by the seasonality of the purchasing cycle.

        If Candela's quarterly revenue or operating results fall below the expectations of investors or public market analysts, the price of its common stock could fall substantially. Candela's quarterly revenue is difficult to forecast for many reasons, some of which are outside of Candela's control, including the following:

  Market supply and demand

    •
    potential increases in the level and intensity of price competition between Candela and its competitors;

    •
    potential decrease in demand for Candela's products; and

    •
    possible delays in market acceptance of Candela's new products.

  Customer behavior

    •
    changes in or extensions of the budgeting and purchasing cycles of Candela's customers; and

    •
    changes in the timing of product sales in anticipation of new product introductions or enhancements by Candela or its competitors.

  Company operations

    •
    absence of significant product backlogs;

    •
    Candela's effectiveness in its manufacturing process;

    •
    unsatisfactory performance of Candela's distribution channels, service providers, or customer support organizations; and

    •
    timing of any acquisitions and related costs.

Candela's failure to respond to rapid changes in technology and intense competition in the laser industry could make its lasers obsolete.

        The aesthetic and cosmetic laser equipment industry is subject to rapid and substantial technological development and product innovations. To be successful, Candela must be responsive to new developments in laser technology and new applications of existing technology. Candela's financial condition and operating results could be hurt if its products fail to compete favorably in response to such technological developments, or it is not agile in responding to competitors' new product introductions or product price reductions. In addition, Candela competes against numerous companies offering similar products, some of which have greater financial, marketing, and technical resources than Candela does. Candela cannot be sure that it will be able to compete successfully with these companies and its failure to do so could hurt its business, financial condition, and results of operations.

Like other companies in Candela's industry, Candela is subject to a regulatory review process and its failure to receive necessary government clearances or approvals could affect its ability to sell its products and remain competitive.

        The types of medical devices that Candela seeks to market in the U.S. generally must receive either "510(k) clearance" or "PMA approval" in advance from the FDA pursuant to the Federal Food, Drug, and Cosmetic Act. The FDA's 510(k) clearance process usually takes from three to twelve months, but it can last longer. The process of obtaining PMA approval is much more costly and uncertain and generally takes from one to three years or even longer. To date, the FDA has deemed Candela's products eligible for the 510(k) clearance process. Candela believes that most of its products in development will receive similar treatment. However, Candela cannot be sure that the FDA will not impose the more burdensome PMA approval process upon one or more of its future products, nor can Candela be sure that 510(k) clearance or PMA approval will ever be obtained for any product it proposes to market.

        Many foreign countries in which Candela markets or may market its products have regulatory bodies and restrictions similar to those of the FDA. Candela cannot be certain that it will be able to obtain (or continue to obtain) any such government approvals or successfully comply with any such foreign regulations in a timely and cost-effective manner, if at all, and Candela's failure to do so could adversely affect its ability to sell its products.

Candela has modified some of its products without FDA clearance. The FDA could retroactively decide the modifications were improper and require Candela to cease marketing and/or recall the modified products.

        Any modification to one of Candela's 510(k) cleared devices that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance. The FDA requires every manufacturer to make this determination in the first instance, but the FDA can review any such decision. Candela has modified some of its marketed devices, but it believes that new 510(k) clearances are not required. Candela cannot be certain that the FDA would agree with any of Candela's decisions not to seek 510(k) clearance. If the FDA requires Candela to seek 510(k) clearance for any modification, Candela also may be required to cease marketing and/or recall the modified device until it obtains a new 510(k) clearance.

Achieving complete compliance with FDA regulations is difficult, and if Candela fails to comply, it could be subject to FDA enforcement action.

        Candela is subject to inspection and market surveillance by the FDA to determine compliance with regulatory requirements. The FDA's regulatory scheme is complex, especially the Quality System Regulation, or QSR, which requires manufacturers to follow design, testing, control, documentation and other quality assurance procedures. This complexity makes complete compliance difficult to achieve. Also, the determination as to whether a QSR violation has occurred is often subjective. If the FDA finds that Candela has failed to comply with the QSR or other applicable requirements, the agency can institute a wide variety of enforcement actions, including a public warning letter or other stronger remedies, such as:

  •
  fines, injunctions and civil penalties against Candela;

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  recall or seizure of Candela's products;

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  operating restrictions, partial suspension or total shutdown of Candela's production;

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  refusing Candela's requests for 510(k) clearance or PMA approval of new products;

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  withdrawing product approvals already granted; and

  •
  criminal prosecution.

Candela may also be subject to state regulations. State regulations, and changes to state regulations, may prevent sales to particular end users or may restrict use of the products to particular end users or under particular supervision which may decrease revenues or prevent growth of revenues.

        Candela's products may also be subject to state regulations. Federal regulation allows Candela's products to be sold to and used by licensed practitioners as determined on a state-by-state basis, which complicates monitoring compliance. As a result, in some states non-physicians may purchase and operate Candela's products. In most states, it is within a physician's discretion to determine whom they can supervise in the operation of Candela's products and the level of supervision. However, some states have specific regulations as to appropriate supervision and who may be supervised. A state could disagree with Candela's decision to sell to a particular type of end user or change regulations to prevent sales to particular types of end users or change regulations as to supervision requirements. In several states applicable regulations are in flux. Thus, state regulations and changes to state regulations may decrease revenues or prevent growth of revenues.

Claims by others that Candela's products infringe their patents or other intellectual property rights could prevent Candela from manufacturing and selling some of its products or require it to incur substantial costs from litigation or development of non-infringing technology.

        Candela's industry has been characterized by frequent litigation regarding patent and other intellectual property rights. Patent applications are maintained in secrecy in the U.S. until such patents are issued and are maintained in secrecy for a period of time outside the U.S. Accordingly, Candela can conduct only limited searches to determine whether its technology infringes any patents or patent applications of others. Any claims of patent infringement would be time-consuming and could:

  •
  result in costly litigation;

  •
  divert Candela's technical and management personnel;

  •
  cause product shipment delays;

  •
  require Candela to develop non-infringing technology; and

  •
  require Candela to enter into royalty or licensing agreements.

        Although patent and intellectual property disputes in the laser industry have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and often require the payment of ongoing royalties, which could hurt Candela's gross margins. In addition, Candela cannot be sure that the necessary licenses would be available to it on satisfactory terms, or that it could redesign its products or processes to avoid infringement, if necessary. Accordingly, an adverse determination in a judicial or administrative proceeding, or the failure to obtain necessary licenses, could prevent Candela from manufacturing and selling some of its products, which could hurt its business, results of operations, and financial condition. On the other hand, Candela may have to start costly and time consuming litigation to enforce its patents, to protect its trade secrets and know-how or to determine the enforceability, scope, and validity of the proprietary rights of others.

Candela could incur substantial costs as a result of product liability claims.

        There are various risks of physical injury to the patient when using Candela's lasers for aesthetic and cosmetic treatments. Injuries often result in product liability or other claims being brought against Candela and the practitioner utilizing the device. The costs and management time Candela would have to spend in defending or settling any such claims, or the payment of any award in connection with such claims, could hurt Candela's business, results of operations, and financial condition. Although Candela maintains product liability insurance, Candela cannot be certain that its policy will provide sufficient coverage for any claim or claims that may arise, or that it will be able to maintain such insurance coverage on favorable economic terms.

Candela may be unable to attract and retain management and other personnel it needs to succeed.

        The loss of any of Candela's senior management or other key research, development, sales, and marketing personnel, particularly if lost to competitors, could hurt Candela's future operating results. Candela's future success will depend in large part upon its ability to attract, retain, and motivate highly skilled employees. Candela cannot be certain that it will attract, retain, and motivate sufficient numbers of such personnel.

Candela faces risks associated with product warranties.

        Candela could incur substantial costs as a result of product failures for which it is responsible under warranty obligations.

The expense and potential unavailability of insurance coverage for Candela's customers could adversely affect Candela's ability to sell its products and negatively impact its financial condition.

        Some of Candela's customers and prospective customers have had difficulty in procuring or maintaining liability insurance to cover their operation and use of Candela's products. Medical malpractice carriers are withdrawing coverage in certain states or substantially increasing premiums. If this trend continues or worsens, Candela's customers may discontinue using Candela's products and, industry-wide, potential customers may opt against purchasing laser and other light-based products due to the cost of or inability to procure insurance coverage.

Failure to maintain effective internal control over financial reporting could have a material adverse effect on Candela's business and operating results.

        Section 404 of the Sarbanes-Oxley Act of 2002 has historically required Candela to include a report by its management on its internal control over financial reporting. Such report must contain an assessment by management of the effectiveness of Candela's internal control over financial reporting as of the end of Candela's fiscal year and a statement as to whether or not such internal control is effective.

        Effective internal controls are necessary for Candela to provide reasonable assurance with respect to its financial reports and to effectively prevent fraud. If Candela cannot provide reasonable assurance with respect to its financial reports and effectively prevent fraud, its brand and operating results could be harmed. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls cannot provide absolute assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If Candela fails to maintain the adequacy of its internal controls, including any failure to implement required new or improved controls, or if Candela experiences difficulties in the implementation of such controls, Candela's business and operating results could be harmed, and Candela could fail to meet its reporting obligations, which could have a material adverse effect on its business.

        Candela's efforts to comply with Section 404 have resulted in significant costs, the commitment of time and operational resources and the diversion of management's attention. However, if the merger with Syneron is completed, Candela will no longer be a public company and, therefore, will no longer be required to comply with Section 404.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of Syneron or Candela to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words "may," "will," "project," "might," "expects," "anticipates," "believes," "intends," "estimates," "should," "could," "would," "strategy," "plan," "continue," "pursue" and similar expressions. Forward-looking statements may also include statements regarding the expected timetable for completing the merger, statements related to the anticipated consummation of the merger, statements related to the benefits of the merger, statements regarding Syneron's or Candela's future financial condition and performance, results of operations and business, and any other statement regarding future expectations, beliefs, goals, plans or prospects. Without limiting the generality of the preceding sentences, certain statements contained in the sections "The Merger—Background of the Merger," "The Merger—Syneron's Reasons for the Merger," and "The Merger—Candela's Reasons for the Merger; Recommendation of the Candela Board of Directors" constitute forward-looking statements.

        These forward-looking statements involve certain risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following factors:

  •
  the risk that the merger may not close or that it will be delayed, including as a result of Candela or Syneron failing to satisfy the closing conditions, such as obtaining the approval of the merger by Candela stockholders, and difficulties and delays in obtaining regulatory approvals for the merger;

  •
  the possibility that expected benefits and cost savings associated with the merger will not be obtained or that there will be difficulties and delays in achieving such synergies and cost savings;

  •
  the risk that the merger may involve unexpected costs and liabilities;

  •
  difficulty in integrating the business, operations and employees of the two companies;

  •
  prior to or after the completion of the merger, the businesses of the companies may suffer due to uncertainty, as well as other risks applicable to both Syneron's and Candela's business;

  •
  the risk that disruptions from the merger make it more difficult to maintain relationships with customers, employees or suppliers, and, as a result, Syneron or Candela losing significant customers following the merger or experiencing increased fluctuations in demand or rescheduling of purchase orders;

  •
  the approval of Syneron's and Candela's products by appropriate regulatory authorities;

  •
  the continued growth of the markets for Syneron's and Candela's products;

  •
  the acceptance of Syneron's and Candela's products in their respective markets and that they will not be replaced by new technologies;

  •
  the retention of key technical and management personnel;

  •
  competition in the industry in which Syneron or Candela does business;

  •
  the outcome of the legal proceedings that have been or may be instituted against Candela, Syneron or others relating to the merger, and any settlement related thereto;

  •
  the outcome of the legal proceedings that have been or may be instituted against Candela or Syneron relating to claims of third-party intellectual property rights infringement and the significant expenses and restrictions on each company's ability to sell its products that could result from such litigation; and

  •
  the accuracy of Syneron's and Candela's forecasts in anticipating market demand and, in light of the current economic climate, that there will be no material adverse change in each company's operations or business.

        Additional discussions of risks and uncertainties that may affect the accuracy of forward-looking statements included in this proxy statement/prospectus or which may otherwise affect the businesses of Syneron and Candela following the merger is included under the heading "Risk Factors" in this proxy statement/prospectus. Any forward-looking statements in this proxy statement/prospectus are not guarantees of future performance and actual results, developments and business decisions may differ materially from those contemplated by those forward-looking statements.

        If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the results of Syneron or Candela could differ materially from the expectations in these statements. The forward-looking statements included in this proxy statement/prospectus are made only as of the date of this proxy statement/prospectus and neither Syneron nor Candela is under any obligation to update their respective forward-looking statements and neither party intends to do so.

THE SPECIAL MEETING OF CANDELA STOCKHOLDERS

        This section contains information for Candela stockholders about the special meeting that Candela has called to allow its stockholders to consider and approve the proposal to adopt and approve the merger agreement. Candela is mailing this document to its stockholders on or about                    , 2009. Together with this document, Candela is sending a notice of the special meeting and a form of proxy that the Candela board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

 Date, Time and Place of the Special Meeting

        Candela will hold the special meeting of its stockholders on January 5, 2010, at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

Purpose of the Special Meeting

        The purpose of Candela's special meeting is:

  •
  To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of September 8, 2009, among Syneron, Acquisition Sub and Candela, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, by and among Syneron, Acquisition Sub and Candela, or the merger agreement, as it may be further amended from time to time;

  •
  To consider and vote upon a proposal to approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement (this proposal is hereinafter referred to as the "adjournment proposal"); and

  •
  To transact any other business that may properly come before the special meeting or any adjournment thereof.

Recommendation of Candela's Board of Directors

        The board of directors of Candela has unanimously adopted and approved the merger agreement, the merger and the transactions contemplated thereby, and determined that the merger agreement, the merger and the transactions contemplated thereby were in the best interests of Candela and its stockholders. The board of directors of Candela unanimously recommends that Candela's stockholders vote "FOR" adoption and approval of the merger agreement.

        Even though a quorum may be present at the special meeting, it is possible that the proposal to approve the merger agreement may not have received sufficient votes by the time of the special meeting. In order to permit solicitation of additional proxies to obtain the requisite stockholder vote to approve the merger agreement, Candela is submitting the adjournment proposal for consideration. The board of directors of Candela recommends that stockholders of Candela vote "FOR" the adjournment proposal so that proxies may be used for that purpose only, should it become necessary or appropriate.

        The matters to be considered at the special meeting are of great importance to stockholders of Candela. Accordingly, Candela urges its stockholders to read and carefully consider the information presented in this proxy statement/prospectus and to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope or to vote through the Internet or by telephone.

 Record Date and Voting Power

        Only holders of record of Candela's common stock at the close of business on the record date, November 19, 2009, are entitled to notice of, and to vote at, the special meeting. Each share of Candela's common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval at the special meeting or any adjournment or postponement thereof. There were 303 holders of record of Candela's common stock with 22,922,543 shares issued and outstanding at the close of business on the record date.

Quorum

        In order to conduct business at Candela's special meeting, a quorum must be present. The presence, in person or represented by proxy, of the holders of a majority of the shares of Candela's common stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the special meeting. Both abstentions and broker "non-votes" (as that term is described in the section entitled "Broker Non-Votes") will be counted as present for purposes of determining the existence of a quorum. If a quorum is not present, Candela intends to vote any proxies it has received at the time of the special meeting in favor of an adjournment and, if the proposal to adjourn has the necessary majority, Candela expects to adjourn the special meeting to permit solicitation of additional proxies.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of Candela's common stock entitled to vote at the special meeting is required to adopt and approve the merger agreement. For the proposal to adopt and approve the merger agreement, Candela's stockholders may vote "FOR," "AGAINST" or "ABSTAIN." The failure to vote, either by proxy or in person, will have the same effect as a vote against the proposal to adopt and approve the merger agreement.

        The affirmative vote of the holders of a majority of the shares of Candela's common stock present in person or represented by proxy and voting on the matter will be required to approve the adjournment proposal. In voting on the adjournment proposal, Candela's stockholders may vote "FOR," "AGAINST" or "ABSTAIN." The failure to vote, either by proxy or in person, will have no effect on the adjournment proposal.

Abstentions

        As discussed above, Candela will count a properly executed proxy marked "ABSTAIN" as present for purposes of determining whether a quorum is present. If shares of Candela's common stock are voted "ABSTAIN" with respect to the proposal to approve the merger agreement, it will have the same effect as a vote against the merger agreement. A vote to "ABSTAIN" will have no effect on the adjournment proposal and such proposal will be decided by the stockholders who cast votes "FOR" and "AGAINST" that proposal.

Broker Non-Votes

        Broker "non-votes" are shares held by brokers or nominees as to which (i) voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares, and (ii) the broker or nominee does not have discretionary voting power. As discussed above, broker "non-votes" will be counted as present for purposes of determining the existence of a quorum. However, the proposal to adopt and approve the merger agreement is not an item on which brokerage firms may vote in their discretion on behalf of their clients. Therefore, if no voting instructions are received from the beneficial owners, these non-voted shares of Candela's common stock will not be counted as favorable votes and will have the same effect as votes against the adoption of the merger agreement and the merger contemplated thereby. These non-voted shares of Candela's common stock will have no effect on the approval of the adjournment proposal.

Shares Owned by Management on the Record Date

        On the record date, directors and executive officers of Candela owned in the aggregate 714,212 outstanding shares of Candela common stock, or approximately 3.12% of Candela's total outstanding shares. These shares are subject to voting agreements, which provide, among other things, that each Candela director and executive officer will vote all of the shares of Candela common stock beneficially owned by such person in favor of the merger and against any opposing proposal. If the merger agreement terminates in accordance with its terms, these voting agreements will also terminate. These voting agreements are described more fully in the section entitled "Voting Agreements" beginning on page 116 of this proxy statement/prospectus.

Proxies and Voting

        Holders of record of Candela's common stock may vote their shares by attending the special meeting and voting their shares in person, or by: (i) completing, signing and dating the accompanying proxy card and mailing it in the enclosed envelope, (ii) completing the proxy using the toll-free telephone number listed on the proxy card, or (iii) completing the proxy through the Internet at the address listed on the proxy card. Whether or not holders of Candela's common stock plan to attend the meeting, they are urged to vote by proxy to ensure their votes are counted.

        All properly executed proxies that are not revoked will be voted at Candela's special meeting and at any adjournments or postponements of the special meeting in accordance with the instructions contained in the proxy. If a holder of Candela's common stock executes and returns a proxy and does not specify otherwise, the shares represented by the proxy will be voted (1) "FOR" adoption and approval of the merger agreement in accordance with the recommendation of Candela's board of directors, (2) "FOR" approval of the adjournment proposal, if necessary or appropriate, and (3) in the discretion of the individuals named as proxies as to any and all other matters that may properly come before the special meeting, including procedural matters incident to the conduct of the special meeting. However, if a stockholder of Candela votes against the proposal to approve the merger agreement and does not provide instruction on voting for the adjournment proposal, the proxies are not authorized to vote in favor of the adjournment proposal for such stockholder.

        If stockholders of Candela vote their shares through the Internet or by telephone, they should not return their proxy card. Stockholders of Candela should be aware that in delivering a vote through the Internet or by telephone, they may incur costs such as telephone and Internet access charges for which they will be responsible. The Internet voting facility and the telephone voting facility for stockholders of record will close at 11:59 p.m., Eastern Time, on January 4, 2010.

        Stockholders who hold their shares of Candela's common stock in "street name," meaning in the name of a bank, broker or other person who is the record holder, must either instruct the record holder of their shares of Candela's common stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting. Such holders of Candela's common stock should follow the procedures provided by their broker regarding the voting of such shares.

Revocability of Proxies

        Candela's stockholders may change their vote at any time before the polls close at the special meeting. There are three ways in which Candela's stockholders are able to change their vote. First, Candela's stockholders can deliver, prior to the special meeting, a dated notice of revocation to: Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778, Attention: Secretary. Second, Candela's stockholders can complete, sign, date and submit a new proxy card with a later date prior to the special meeting. Third, Candela's stockholders of record can attend the special meeting and vote in person. Attendance alone at the special meeting will not revoke a proxy.

        If a stockholder of Candela has instructed a broker to vote the shares held, such stockholder must follow directions received from the broker to change those instructions. With respect to proxies voted by telephone or via the Internet, stockholders of Candela can revoke a proxy by voting again and only the last action will be counted.

Solicitation of Proxies and Expenses

        Candela's board of directors is soliciting proxies for the special meeting of Candela stockholders. Syneron and Candela will each bear half of the costs of printing this proxy statement/prospectus, and Candela will pay the costs of mailing this proxy statement/prospectus to Candela's stockholders and all other costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. In addition to solicitation by mail, the directors and officers of Candela may solicit proxies in person or by telephone, e-mail, facsimile or other means of communication. The directors and officers of Candela will not receive any additional compensation for their services, but Candela will reimburse them for their out-of-pocket expenses in connection therewith.

        Candela has retained Innisfree M&A Incorporated to assist in the solicitation for a fee of approximately $7,000, plus a nominal fee per stockholder contact, reimbursement of reasonable out-of-pocket expenses and indemnification against certain claims, liabilities, losses, damages and expenses. In addition, Candela may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses incurred in connection with forwarding soliciting materials to beneficial owners of Candela's common stock and in obtaining voting instructions from those owners.

Stock Certificates of Candela

        Stockholders of Candela should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of stock certificates will be mailed to stockholders of Candela separately following the closing of the merger. For more information regarding the procedures for the exchange of stock certificates, please see the section entitled "The Merger Agreement—Exchange of Candela Stock Certificates for Syneron Stock Certificates" on page 102 of this proxy statement/prospectus.

No Appraisal Rights

        Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Candela common stock will not have appraisal rights in connection with the merger. See the section entitled "The Merger—No Appraisal Rights" on page 99 of this proxy statement/prospectus.

Assistance

        Stockholders of Candela that have questions about this proxy statement/prospectus, the special meeting or the merger or need assistance with the voting procedures, should contact Candela's proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9501 (banks and brokers call collect at (212) 750-5833).

PROPOSAL ONE—THE MERGER

General

        The discussion of the merger in this proxy statement/prospectus and the description of the merger are only summaries of the material features of the proposed merger. Candela stockholders can obtain a more complete understanding of the merger by reading the merger agreement. A copy of the merger agreement is attached as Annex  A to this proxy statement/prospectus and a copy of Amendment No. 1 to the merger agreement is attached as Annex A-1 to this proxy statement/prospectus. Each of the merger agreement and Amendment No. 1 to the merger agreement is incorporated into this proxy statement/prospectus by reference. Candela stockholders are encouraged to read the merger agreement and the other annexes to this proxy statement/prospectus in their entirety.

Background of the Merger

        As part of the ongoing evaluation of its business and plans, Candela's board of directors periodically considers a variety of strategic transactions to enhance stockholder value. As part of this ongoing review process, Candela's board of directors has, from time to time, considered different potential strategic transactions in the aesthetics laser industry.

        Beginning in June 2008, in response in part to Candela's consideration of its ability to absorb any potential loss in connection with the litigation matters involving Palomar Medical Technologies, Inc. ("Palomar") that are described under the heading "Risk Factors" in this proxy statement/prospectus (the "Palomar litigation"), Candela's board of directors engaged Houlihan Lokey Howard & Zukin Capital, Inc. ("Houlihan Lokey") as its financial advisor to advise Candela in seeking financing to fund a potential acquisition of Palomar. Houlihan Lokey advised Candela that, in light of then-current conditions in the financing markets, together with the pending litigation, it was unlikely that Candela could raise financing at a cost that would not be prohibitively expensive, if at all. Candela did not obtain any financing and no transaction resulted from this initial process.

        Candela filed a separate lawsuit against Palomar in 2006, wherein Candela alleged that Palomar infringed one or more of Candela's patents (the "2006 Palomar lawsuit").

        On August 12, 2008, Candela received an unsolicited preliminary indication of interest from a potential financial buyer ("Company A"). Company A's indication of interest was based upon an all-cash transaction with a price of $3.25 per Candela share, which assumed a total liability, in the aggregate, of the Palomar litigation and the 2006 Palomar lawsuit, of $10 million. Company A's indication of interest also proposed that the Candela stockholders would receive 50% of the amount by which the Palomar litigation and the 2006 Palomar lawsuit were settled for less than $10 million, in the aggregate. Company A's indication of interest was subject to satisfactory completion of due diligence, among other conditions. On August 19, 2008, Candela's board held its regularly scheduled meeting and reviewed Company A's indication of interest and determined that the value being offered by Company A and the contingent nature of the proposal were not in the long-term best interests of its stockholders or on terms that the Candela board believed warranted further consideration and no transaction resulted from this process.

        In September 2008, following a six-day trial, the jury in the 2006 Palomar lawsuit returned a verdict in favor of Palomar, finding that none of the Palomar products at issue infringed Candela's patents. Despite Candela's motion to reverse the ruling, in December 2008 the court entered a final judgment in favor of Palomar.

        In October 2008, in light of the decline in Candela's share price, the adverse outcome in the 2006 Palomar lawsuit, the continuation of the Palomar litigation and Candela's decision not to pursue an acquisition of Palomar, the Candela board expanded the scope of Houlihan Lokey's activities, which were undertaken in the months that followed and are detailed below, to include a review of a full range of strategic alternatives, including a sale or strategic merger of Candela, acquisitions by Candela, and continued operation as a stand alone business. Houlihan Lokey advised Candela that, in light of Candela's limited access to capital markets and its share price, in part as a result of the Palomar litigation, it was unlikely that Candela could pursue an acquisition on terms that would not be prohibitively expensive. On October 21, 2008, Candela publicly announced that it had been working with Houlihan Lokey to evaluate strategic alternatives given the challenging financial and competitive conditions facing the aesthetics laser industry.

        In November 2008, the Palomar litigation was stayed pending further action by the U.S. Patent and Trademark Office.

        Over the next couple of months, in order to evaluate strategic alternatives, Candela, with the assistance of Houlihan Lokey, assessed the landscape of companies and parties that might be interested in pursuing a strategic transaction involving Candela, with a focus on developing multiple stock-for-stock offers in order to provide future value for Candela's stockholders and maximize long-term stockholder value in a tax-deferred structure that would not depend on financing or be subject to a settlement of the Palomar litigation. The Candela board discussed with Houlihan Lokey those parties who had the ability and potential interest to enter into a business combination transaction with Candela, based on such parties' industries and/or investment criteria, as well as perceived access to sufficient financing. Houlihan Lokey contacted 62 parties. These parties were comprised of seven potential financial buyers (including Company A), as well as 55 potential strategic partners in related industries, including the laser industry and the laser and light-based aesthetic industry, as well as other medical device companies and companies focused on dermatological products and services. The list of potential strategic partners included Syneron Medical Ltd. ("Syneron"). Nine of these parties signed confidentiality agreements with Candela and received a confidential information memorandum, and three submitted indications of interest to Candela on or about January 15, 2009. All three indications of interest were preliminary in nature and subject to satisfactory completion of due diligence, among other conditions. Each indication of interest was subject to settlement of the Palomar litigation or another solution that would clarify any potential financial impact of the Palomar litigation. While Syneron neither signed a confidentiality agreement nor submitted an indication of interest, Syneron expressed a general interest in Candela, but in light of developments in Syneron's business, Syneron indicated that it was unable at that time to pursue a strategic transaction with Candela. While Company A did sign a confidentiality agreement, it did not submit an indication of interest in connection with this process.

        Two of the preliminary indications of interest received by Candela were based on a stock-for-stock transaction structure. The first such stock-for-stock indication of interest, based on then-current share prices, implied a price range of $0.75 to $2.00. The second such stock-for-stock indication of interest, based on then-current share prices, implied a price of $0.61. A third indication of interest was based upon an all-cash transaction with a price range of $0.75 to $1.00 per Candela share.

        Later in January 2009, the Candela board determined that none of the three preliminary indications of interest received by, and potentially available to Candela would serve to enhance stockholder value, was in the long-term best interests of its stockholders or on terms that the Candela board believed warranted further consideration and no transaction resulted from this process. On January 19, 2009, the Candela board terminated its formal strategic alternatives process. On January 20, 2009, Candela publicly announced that it had completed its formal exploration of strategic alternatives.

        Over the ensuing months, the Candela board continued to discuss its strategies to enhance stockholder value, including Candela's potential exposure in the Palomar litigation and Candela's ability to finance any potential adverse outcome in the Palomar litigation.

        Between April 1 and 5, 2009, representatives of Candela and Syneron attended an industry conference where Gerard E. Puorro, Candela's Chief Executive Officer, Louis Scafuri, Syneron's Chief Executive

Officer, and Shimon Eckhouse, the Chairman of Syneron's board of directors, had a brief conversation and observed that, based on publicly available information about Candela and Syneron, a combination of, or transaction between, the two companies might be favorable for each company and their respective stockholders because of the companies' potentially complementary research and development pipelines, product portfolios, distribution channels and end markets. This discussion was exploratory in nature and did not produce any specific proposals. Following the industry conference, Mr. Puorro informally updated members of the Candela board of the discussion with Syneron.

        On May 14, 2009, Mr. Puorro, Mr. Scafuri and Mr. Eckhouse had a telephone conversation, in which they discussed on a preliminary basis a possible strategic combination between the companies. No proposals were made or agreements reached during this conversation.

        Between May 14 and 19, 2009, Mr. Puorro and Mr. Scafuri had one teleconference and exchanged emails regarding potential dates in late May 2009 on which the parties could meet to discuss a potential combination between the two companies. No proposals were made or agreements reached through these exchanges. On May 28, 2009, the parties executed a customary mutual confidentiality and standstill agreement prior to their meeting the following day.

        On May 29, 2009, at the offices of Ben Bailey III, an independent director of Candela, in Boston, Massachusetts, Mr. Puorro and Robert E. Quinn, Candela's Senior Vice President, Finance & Administration and Chief Financial Officer met with Mr. Scafuri and Fabian Tenenbaum, Syneron's Chief Financial Officer. At the meeting, the parties discussed a potential strategic combination between Candela and Syneron and the potential benefits that might result from the complementary research and development pipelines, product portfolios, distribution channels and end markets of the two companies. Mr. Puorro informed Messrs. Scafuri and Tenenbaum that Candela's board had a strong preference for an all stock transaction that reflected an appropriate premium to be determined in order to benefit the long-term interests of the Candela stockholders. No proposals were made or agreements reached during this discussion, but parties agreed to continue the dialogue. Mr. Puorro informally updated members of the Candela board of these discussions with Syneron.

        On June 9, 2009, representatives of Candela management and representatives of Syneron management held a meeting at the offices of Marshall Butler, a director of Syneron, in New York City, at which Candela's representatives provided an overview of Candela's business and operations and representatives of Syneron provided an overview of the strategic objectives of the business segment into which Candela would be integrated should a transaction between the parties occur. In addition, the parties discussed Syneron's approach to acquisitions and requirement to have an exclusivity period to conduct due diligence. At this meeting, Mr. Puorro reviewed with Syneron Candela's preference for an all stock transaction. Following this meeting, the parties began mutual due diligence activities. At this time, Candela's management and advisors collected additional documents for diligence purposes to populate the virtual data room that Candela had created in connection with the 2008 Houlihan Lokey engagement to evaluate strategic alternatives.

        On June 11, 2009, Mr. Puorro and Mr. Scafuri had a telephone call to discuss in general terms a non-binding indication of interest by Syneron for a strategic business combination of the two companies. Later that day, Mr. Puorro received from Mr. Scafuri a letter dated June 11, 2009 reflecting Syneron's non-binding indication of interest, which provided, among other things, for:

  •
  the acquisition of all of Candela's outstanding shares at a value of between $3.00 and $3.50 per share, depending on Candela's ability to settle the existing Palomar litigation and the dollar amount of such a settlement. Specifically, (i) if Candela paid Palomar $30 million to settle the litigation, the per share value would be $3.50, (ii) if Candela paid Palomar between $30 million and $40 million to settle the litigation, the per share value would be $3.00, and (iii) if Candela paid Palomar in excess of $40 million to settle the litigation, Syneron would reevaluate its indication of interest;

  •
  the consideration to be received by the Candela stockholders in the transaction would consist of an unspecified combination of Syneron ordinary shares and cash;

  •
  a 60 day exclusivity period during which the parties would conduct due diligence and negotiate definitive transaction documents;

  •
  a requirement that the Palomar litigation be settled during the exclusivity period; and

  •
  in the event that Candela and Palomar settled the litigation during the exclusivity period and Candela elected not to consummate the transaction with Syneron, Candela would pay Syneron a fee of $5 million plus all Syneron expenses in connection with the negotiation of a proposal and any related transaction.

        Periodically between June 12 and 22, 2009 members of Candela's management, with the assistance of Candela's legal advisors, Goodwin Procter LLP ("Goodwin Procter"), and members of Syneron's management, with the assistance of Syneron's legal advisors, Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. ("GKH"), engaged in discussions regarding the modification of certain terms of Syneron's indication of interest. As a result of their discussions, Syneron agreed to remove the requirement that Candela settle the Palomar litigation and remove the provision requiring the payment of a fee by Candela in the event it settled with Palomar but not enter into a transaction with Syneron. During that time period, Mr. Puorro informed Syneron's management that he would communicate Syneron's revised indication of interest to Candela's board at their next regularly scheduled board meeting on June 23, 2009.

        On June 16, 2009, Mr. Puorro met with two independent directors of Candela, Kenneth D. Roberts, the Chairman of the Candela board, and Mr. Bailey. At the meeting, Messrs. Puorro, Roberts and Bailey discussed Candela making an offer to Palomar to settle the Palomar litigation. Following this meeting, Messrs. Puorro, Roberts and Bailey informally updated the other members of the Candela board of this discussion.

        On June 18, 2009, members of Candela's management discussed with representatives of Houlihan Lokey a reengagement of Houlihan Lokey as Candela's financial advisor.

        On June 19, 2009, following action by the U.S. Patent and Trademark Office, Palomar moved to lift the stay in the Palomar litigation, which had been imposed in November 2008.

        On June 23, 2009, Candela's board held its regularly scheduled meeting at Candela's offices in Wayland, Massachusetts at which members of Candela's management were present. At the meeting, the Candela board reviewed Candela's financial forecast for the fourth fiscal quarter ending June 28, 2009 and an overview of the fiscal 2010 budget. The Candela board also discussed that recent efforts to resolve the Palomar litigation were unsuccessful, and decided to engage in further settlement efforts. The Candela board discussed Syneron's June 11, 2009 indication of interest in the context of Candela's long-term and short-term business strategies and the potential advantages and disadvantages of a transaction with Syneron. Among other things, the Candela board discussed the complementary nature of the two companies' research and development pipeline, product portfolios, distribution channels, end markets and business cultures. The Candela board also discussed the risk that the anticipated benefits of a combination might not be fully realized by Syneron and Candela after the merger and that Candela would no longer exist as an independent, stand alone company. The directors also discussed their fiduciary duties, receiving advice from Goodwin Procter on the subject. The Candela board then discussed the strategic alternatives review process that Candela had engaged in during 2008 and early 2009, and the fact that, ultimately, there were no indications of interest that were not ultimately subject to the resolution of the Palomar litigation.

        At the June 23, 2009 meeting, Mr. Puorro informed the board of the recent discussions with Syneron regarding modifications to the June 11, 2009 indication of interest, and that, among other things, Syneron had agreed to remove the requirement that Candela settle the Palomar litigation and remove the provision requiring the payment of a fee by Candela in the event it settled with Palomar but did not enter into a transaction with Syneron. The Candela board agreed that the offer proposed by Syneron appeared to provide value for Candela stockholders that could exceed the potential share price growth that otherwise could reasonably be achieved if Candela remained as a stand alone company, in view of the execution risks facing Candela, particularly the ongoing Palomar litigation. After discussion regarding the proposed revised terms of Syneron's indication of interest, including that Candela would not be required to settle the Palomar litigation, the Candela board authorized Mr. Puorro to execute a non-binding letter of intent with Syneron on substantially the terms reviewed by the Candela board. After further discussion of various matters related to a potential transaction with Syneron, Candela's board determined that it was advisable to reengage Houlihan Lokey as Candela's financial advisor. Later that day, Candela and Houlihan Lokey reinstated Houlihan Lokey's engagement with Candela.

        On June 25, 2009, Syneron's revised non-binding indication of interest, as approved by the Candela board at its June 23, 2009 meeting, was executed by Mr. Puorro and Mr. Scafuri on behalf of Candela and Syneron, respectively.

        On June 27, 2009, Mr. Puorro and Mr. Scafuri exchanged emails updating each other regarding their respective management team's continued due diligence process, including Syneron's due diligence of the Palomar litigation.

        On June 29, 2009, Syneron and Candela, with the assistance of their respective legal advisors, exchanged mutual requests for due diligence materials and discussed the process for due diligence by each company.

        Periodically throughout the months of July and August 2009, Candela, primarily through Paul R. Lucchese, Candela's Senior Vice President and General Counsel, and Houlihan Lokey, had preliminary discussions with several insurance companies and brokers and other entities regarding the availability of insurance or other risk-limiting mechanisms available to Candela with respect to mitigating potential exposure in the Palomar litigation. These discussions did not lead to an insurance-related solution to the Palomar litigation nor did a settlement appear likely to Candela management. Throughout the months of July and August 2009, the Candela board was periodically informally updated regarding Candela's inability to secure an insurance-related solution.

        Beginning on July 7, 2009 and over the course of the next few days, representatives of the management teams of Candela and Syneron, with the assistance of their respective advisors, held preliminary discussions regarding the structure of the potential business combination transaction between the companies. During these discussions, Mr. Lucchese discussed the Palomar litigation with representatives of Syneron's special counsel, Morrison & Foerster LLP ("Morrison & Foerster").

        On July 13, 2009, Candela opposed Palomar's motion to lift the stay on the Palomar litigation.

        During the week of July 13, 2009, Candela and Syneron provided each other access to their respective electronic data rooms to permit the continued conduct of due diligence. During the period between July 13, 2009 and September 8, 2009, representatives of Candela and Syneron, and their respective advisors, conducted extensive due diligence on the respective companies and numerous meetings and teleconferences were held between various representatives and legal advisors to the respective companies regarding diligence matters.

        On July 16, 2009, Syneron's legal advisors circulated a first draft of a proposed merger agreement to Candela. Under the proposed merger agreement, all of the outstanding shares of Candela common stock would be exchanged for a combination of Syneron ordinary shares, with an aggregate value of up to 50% of the total transaction value, and the balance in cash. Among other things, the proposed merger agreement provided for a transaction that would be taxable to the Candela stockholders and a break-up fee equal to $10 million or approximately 15% of the proposed transaction equity value.

        On July 22 and 23, 2009, members of Candela's management team, together with its advisors from Houlihan Lokey and Goodwin Procter, met with members of the Syneron management team, together with its financial advisors from Leerink Swann LLC ("Leerink Swann") and GKH. These meetings were held in Boston, at the offices of Proskauer Rose LLP ("Proskauer"), Candela's legal advisors regarding intellectual property matters. At the meetings, members of the two company's management teams made a presentation to, and answered questions from, their counterparts and their advisors regarding each company's business plans, technology, financial results and forecasts and other related matters. During the meetings, Candela's management informed Syneron that Candela believed that the Syneron projections, which were provided by Syneron management during the diligence process, were too optimistic in light of, among other things, Syneron's projected growth in new product sales over the projection period and the growth in sales margins over such period, resulting from Syneron's more optimistic projected timing of a general rebound in economic and industry business conditions, particularly in the United States, than that projected by Candela's management. Candela's management also informed Syneron that Candela considered adjusting the Syneron projections, but that Candela was unable to do so as a result of the Syneron projections being predominately attributable to new products, which had not been released, had no historical sales and were to be introduced into new and different markets. At the meetings, the parties also discussed possible deal terms, including Candela's preference for an all stock transaction, the status of each company's due diligence and a transaction timetable. In a separate meeting, Messrs. Puorro and Lucchese met with Mr. Scafuri, Mr. Tenenbaum and representatives of GKH to discuss the Palomar litigation. On July 22, 2009, Mr. Puorro and Mr. Scafuri had dinner at which they discussed, among other things, the status of the parties' negotiations.

        On July 22, 2009, Syneron, through its legal advisors, proposed to Candela a revised non-binding letter of intent, which provided, among other things, an extension of the exclusivity period for an additional 30 days. The revised proposal also provided that, if Candela did not settle with Palomar during the exclusivity period, then a portion of the consideration payable to Candela stockholders would be deferred at the closing of the transaction and be payable only upon Candela's settlement with Palomar, with the amount of such settlement payment to Palomar reducing the amount of deferred consideration payable to Candela's stockholders. Additionally, the revised letter of intent provided that Candela would pay Syneron a $5 million fee plus all Syneron expenses if (i) Candela did not consummate a transaction with Syneron and Candela was subsequently acquired by Palomar or (ii) if Candela did not consummate a transaction with Syneron and Candela was subsequently acquired or financed by any other party and the Palomar litigation was resolved. Later that day, after consulting with its financial and legal advisors, Candela rejected Syneron's revised letter of intent.

        On July 23, 2009, Mr. Puorro informally updated each of the members of Candela's board of the recent meetings among the Candela and Syneron management teams and their respective advisors.

        On July 23, 2009, as a condition for Syneron's continuing negotiations with Candela, Messrs. Puorro and Scafuri discussed efforts that Candela would undertake to pursue a possible settlement of the Palomar litigation.

        Between July 24 and 27, 2009, members of the Candela board had informal discussions regarding the Palomar litigation and the potential combination transaction with Syneron.

        On July 28, 2009, at the offices of Mr. Bailey in Boston, members of the Candela management team, together with its advisors from Goodwin Procter, met with the members of the Syneron management team, together with its advisors from GKH. At the meeting, the parties discussed the status of the transaction timetable and the agenda for a meeting with the Chief Executive Officer of Palomar scheduled for July 29, 2009. Mr. Bailey was present for portions of the meeting.

        On July 30, 2009, Mr. Lucchese and representatives of Goodwin Procter had a teleconference with representatives of GKH regarding the transaction timetable and identified certain unresolved business issues. In response to the proposed draft of the merger agreement, Mr. Lucchese informed GKH that Candela would only consider a transaction structured as a tax-deferred, reverse merger transaction with at least 80% of the consideration being in the form of Syneron ordinary shares and which included a break-up fee in a range of 2% to 4% of transaction equity value. Mr. Lucchese also informed GKH that Candela would not move forward with due diligence or negotiation of a proposed merger agreement until Candela received a proposal from Syneron that included the aforementioned terms, as expressed by Mr. Lucchese during the teleconference.

        On August 3, 2009, Candela and Syneron, with the assistance of their respective legal advisors, exchanged supplemental due diligence request lists. Representatives of Candela and Syneron, and their respective advisors, continued their due diligence review.

        On August 17, 2009, Mr. Lucchese and representatives of Goodwin Procter had a teleconference with representatives of GKH regarding the transaction timetable. Later that day, Mr. Puorro sent an email to Mr. Scafuri reaffirming Candela's preference for a transaction structured as an all stock merger that would be tax-deferred to the Candela stockholders, and not contingent on a settlement of the Palomar litigation. Also that day, Mr. Scafuri responded via email and informed Mr. Puorro that Syneron was committed to structuring a deal consistent with the terms of the executed June 25, 2009 letter of intent, and that Syneron and its advisors would work to structure a transaction that was tax-deferred to the Candela stockholders, to the extent possible.

        On August 18, 2009, Candela's board held its regularly scheduled meeting at Candela's offices in Wayland, Massachusetts at which members of Candela's management team and financial and legal advisors were present and representatives of Kaye Scholer LLP ("Kaye Scholer"), Candela's legal advisors with respect to the Palomar litigation, participated by teleconference. At the meeting, the board reviewed recent developments in the Palomar litigation, including Candela's and Syneron's joint effort and inability to resolve the Palomar litigation. Mr. Lucchese then reviewed with the Candela board the lack of alternative financing sources to fund any potential liability in connection with the Palomar litigation. Representatives of Candela's management and Goodwin Procter updated the board on the progress of the negotiations with Syneron and their advisors and the timetable for the transaction. Representatives of Houlihan Lokey then provided a report on certain strategic considerations with respect to a potential transaction with Syneron, including a general discussion of the aesthetic laser industry, valuations and premiums in recent business combination transactions, the potential benefits of a combination transaction with Syneron, the benefits of a stock-for-stock merger structure and other related matters. The directors discussed their fiduciary duties, receiving advice from Goodwin Procter on the subject. The Candela board authorized Candela management and its advisors to continue negotiations with Syneron and its advisors.

        On August 19, 2009, Mr. Puorro sent emails to Mr. Scafuri and members of Syneron's management regarding the latest discussions of the Candela board. Mr. Puorro advised that the companies should not allow the failure to resolve the Palomar litigation to delay the negotiations of the potential transaction between Candela and Syneron. Mr. Puorro also reiterated to Syneron that the Candela board preferred a combination transaction structured as a stock-for-stock merger with a fixed exchange ratio that would be tax-deferred to the Candela stockholders and which included customary fiduciary "outs."

        Periodically between August 19 and 24, 2009, Mr. Puorro and other representatives of Candela's management team and Candela's financial and legal advisors had discussions with their counterparts at Syneron and its advisors.

        On August 25, 2009, at the offices of Proskauer in Boston, the members of Candela's management team, together with its advisors from Houlihan Lokey and Goodwin Procter, met with members of Syneron's management team, together with its advisors from Leerink Swann and GKH. The purpose of the meeting was for the companies to negotiate and come to a resolution as to valuation and structure of the potential combination transaction. At the beginning of the meeting, Syneron and its advisors restated

Syneron's proposal that it acquire all of Candela's outstanding shares for a combination of ordinary shares of Syneron and cash. Candela and its advisors reaffirmed to Syneron and its advisors that Candela desired a transaction structured as a stock-for-stock transaction that reflected a premium. Syneron and its advisors reaffirmed to Candela and its advisors that any premium offered by Syneron would reflect the contingent risk of the Palomar litigation, current financial and competitive industry conditions and Candela's previous evaluation of strategic alternatives, which proposal was consistent with the terms of Syneron's June 11, 2009 indication of interest. Throughout the day, Candela and Syneron, with assistance from their respective legal and financial advisors, negotiated these matters. In addition, throughout the day, Mr. Puorro informally updated members of Candela's board and received informal guidance from the directors. Later that day, the parties agreed on a revised non-binding proposal for Syneron to acquire all of Candela's outstanding shares in a stock-for-stock, tax-deferred, merger with a fixed exchange ratio of 0.2911 Syneron ordinary shares for each share of Candela common stock. Syneron informed Candela that it desired to have a definitive merger agreement fully negotiated and executed by September 9, 2009, and Candela expressed agreement with that time frame. Syneron proposed that the exclusivity period be extended until September 14, 2009 within which time the companies could conduct further due diligence and negotiate definitive transaction documents. In addition, Candela, through its legal advisors, agreed to extend the exclusivity period until September 9, 2009. Later that day, members of Candela's management team and members of Syneron's management team discussed potential general and administrative synergies that could result from a transaction.

        On August 26, 2009, Mr. Puorro informally updated each of the members of Candela's board of the recent negotiations with Syneron and the revised proposal from Syneron.

        On August 26, 2009, representatives of Candela management and representatives of Goodwin Procter had a teleconference with representatives of Houlihan Lokey. During the teleconference, Candela's management informed Houlihan Lokey that Candela believed that the Syneron projections, which were provided by Syneron management during the diligence process, were too optimistic in light of, among other things, Syneron's projected growth in new product sales over the projection period and the growth in sales margins over such period, resulting from Syneron's more optimistic projected timing of a general rebound in economic and industry business conditions, particularly in the U.S., than that projected by Candela's management. Candela's management also informed Houlihan Lokey that Syneron had not provided any other projections, that Syneron had informed Candela that no other Syneron projections had been prepared, and that the projections provided were prepared in the context of the transaction negotiation and not in the ordinary course of business. Candela's management informed Houlihan Lokey that they considered adjusting the Syneron projections, but that they were unable to do so as a result of the Syneron projections being predominately attributable to new products, which had not been released, had no historical sales and were to be introduced into new and different markets.

        On August 26, 2009, Candela and its legal advisors provided a revised draft of the proposed merger agreement to Syneron through its legal counsel. The companies began negotiation of the merger agreement and related documents.

        On August 28, 2009, Candela's board held a special telephonic meeting at which members of Candela's management and legal and financial advisors were present. Prior to the meeting, Candela's board received various documents, including the most recent drafts of the merger agreement and related documents. At the meeting, members of Candela's management and Goodwin Procter updated the board on the progress of the discussions with Syneron to date, including the anticipated timing for the two companies to complete their due diligence, the anticipated timing for the parties to complete negotiations of the merger agreement and related documents and the material unresolved issues under continued discussion by the parties. The directors also discussed their fiduciary duties in the context of considering the company's strategic alternatives, including the proposed stock-for-stock transaction with Syneron. Representatives of Houlihan Lokey then presented an updated report discussing, among other things, the nature of a fixed exchange ratio transaction, the impact of Candela's potential exposure in the Palomar litigation, the terms of Syneron's revised offer, the strategic rationale for the proposed transaction, various preliminary valuation analyses and other related matters. Houlihan Lokey's representatives also reviewed certain unique factors regarding the transaction with Syneron. Such factors included the risk of an adverse result in the Palomar litigation and Candela's inability to finance any adverse outcomes of such litigation, the cash position of Candela and Syneron relative to their market capitalizations and the lack of recent historical EBITDA or net income at either of the companies. Candela's board then discussed, and asked questions of the management team and its advisors regarding Candela's strategic alternatives, including continuing as a stand alone company, potential alternative transactions, the process for proceeding further with the Syneron offer, the proposed deal terms and other related matters. The Candela board agreed that the offer proposed by Syneron appeared to provide value for Candela stockholders that could exceed the potential share price growth that otherwise could reasonably be achieved if Candela remained as a stand alone company, in view of the execution risks facing Candela, particularly the ongoing Palomar litigation. Candela's board then determined that the company should move forward with the proposed transaction based on Syneron's revised offer, subject to the negotiation of a definitive merger agreement and satisfactory completion of Candela's due diligence of Syneron. The Candela board authorized its management to proceed on this basis.

        On August 29, 2009, Mr. Puorro emailed Mr. Scafuri regarding the progress of negotiations regarding the transaction and the results of Candela's August 28, 2009 board meeting.

        On August 31, 2009, at the offices of Goodwin Procter in Boston, Mr. Lucchese, together with advisors from Goodwin Procter, met with representatives of GKH to negotiate the terms of the merger agreement and related documents. Mr. Tenenbaum joined the group for the conclusion of this meeting.

        From September 1 through September 8, 2009, the management teams, financial advisors and legal advisors of Candela and Syneron had frequent negotiations regarding the terms of the merger agreement and related documents and numerous discussions regarding due diligence matters. During that period, several drafts of the merger agreement and related documents were exchanged between the legal advisors, and various financial, operational and legal due diligence items related to Candela and Syneron were exchanged between and analyzed and evaluated by the two companies and their advisors. The parties discussed and negotiated various issues, including without limitation, the scope of the representations and warranties, the benefits and equity awards of Candela's employees following the transaction, the conduct of Candela's business between signing and closing of the transaction, regulatory matters (including necessary antitrust filings), the parties respective conditions to closing (in particular the circumstances that would or would not trigger the "material adverse effect" closing condition), the composition of Syneron's board following the closing of the transaction, Candela's ability to respond to unsolicited inquiries following the announcement of the transaction, the rights of the parties to abandon the transaction, a customary break-up fee, and the terms of the customary voting agreement requested by Syneron.

        From September 1, 2009 through September 8, 2009, representatives of Candela management reviewed with representatives of Goodwin Procter and Proskauer the business and legal due diligence process and the results of Candela's review of Syneron.

        On September 2, 2009, Candela's board held a special telephonic meeting at which members of Candela's management and financial and legal advisors were present. Prior to the meeting, Candela's board received various documents, including the most recent drafts of the merger agreement and related documents. At the meeting, members of Candela's management and Goodwin Procter updated the board on the progress of the negotiations with Syneron to date, including the anticipated timing for the parties to complete negotiations of the merger agreement and related documents and the material unresolved issues under continued discussion by the parties. Representatives of Houlihan Lokey updated the board on the progress of Houlihan Lokey's preliminary valuation analyses and other related matters.

        On September 6, 2009, Candela's board held a special telephonic meeting at which members of Candela's management and financial and legal advisors were present. Prior to the meeting, Candela's board received various documents, including the most recent drafts of the merger agreement and related documents and Houlihan Lokey's preliminary financial analyses of the proposed transaction. At the meeting, Candela's management and Goodwin Procter updated the board on the progress of the negotiations with Syneron to date, including the anticipated timing for the parties to complete negotiations of the merger agreement and related documents and the material unresolved issues under continued discussion by the parties.

        Representatives of Houlihan Lokey then provided an updated report on the proposed transaction discussing, among other things, the company's previous strategic alternatives evaluation process and the fact that ultimately there were no indications of interest that were not subject to the resolution of the Palomar litigation. Houlihan Lokey's representatives reviewed with the board (i) more recent events in which Candela's management approached insurance companies and other entities to inquire whether insurance and/or limitation of the risk of potential exposure in the Palomar litigation could be obtained. The board noted that such efforts had not led to an insurance-related solution to the Palomar litigation and that one did not appear likely, (ii) the qualitative aspects of a transaction with Syneron, which included, among other things, the consideration consisting entirely of Syneron stock, allowing the Candela stockholders to participate in any enhanced value of Syneron following the transaction, and (iii) certain unique factors regarding the transaction with Syneron that caused the underlying analytics and considerations relative to Houlihan Lokey's fairness analyses to differ from many other transactions. Such factors included (i) the risk of an adverse result in the Palomar litigation, (ii) Candela's inability to finance any adverse outcomes of such litigation, (iii) the cash position of Candela and Syneron relative to their market capitalizations, (iv) the lack of recent historical EBITDA or net income at either of the companies and (v) the lack of any particularly relevant recent business combination transactions in the laser and light-based aesthetics industry. Houlihan Lokey believed there were no relevant recent business combination transactions because (i) most potentially relevant business combination transactions occurred prior to the financial crisis that began in the Fall of 2008, (ii) Candela's business sector, the aesthetics laser business, is more sensitive to economic declines than other laser-focused medical products companies (thus making other laser-related business combination transactions pre-2008 even less relevant), and (iii) the only other potentially relevant business combination transaction involved a very high growth, new technology company that was not sufficiently similar to Candela to warrant specific consideration. Representatives of Houlihan Lokey also reviewed with the Candela board the views of Candela's management discussed above regarding the Syneron projections and the resultant lack of analyses based on projected forward looking financial information.

        See "The Merger—Opinion of Candela's Financial Advisor" below for a further discussion of the analyses that Houlihan Lokey used, and did not use, in rendering its fairness opinion to Candela's board.

        On September 8, 2009, Candela's non-management directors held an informal teleconference with representatives of Goodwin Procter to discuss the overall transaction.

        On September 8, 2009, Candela's board held a special telephonic meeting at which members of Candela's management and financial and legal advisors were present. Prior to the meeting, Candela's board received various documents, including the most recent drafts of the merger agreement and related documents and Houlihan Lokey's financial analyses of the proposed transaction. At the meeting, members of Candela's management and representatives of Goodwin Procter updated the board on the negotiations with Syneron. The directors reviewed their fiduciary duties under the present circumstances and considered the strategic rationale for, and the potential benefits and risks of, the proposed transaction with Syneron. Candela's management and Goodwin Procter also reviewed with the board the proposed terms of the merger agreement and the other related transaction documents. Representatives of Houlihan Lokey then reviewed Houlihan Lokey's analyses of the proposed transaction and delivered Houlihan Lokey's oral opinion to Candela's board (which was subsequently confirmed in writing dated as of the same date) to the effect that, as of September 8, 2009, the exchange ratio offered to the holders of Candela common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders. Following these presentations, the board conducted a careful consideration of the merger agreement and the premium to be received by Candela stockholders and a lengthy discussion of matters related to the proposed transaction that are described in "Recommendation to Candela's Stockholders; Candela's Reasons for the Merger" below. Following these additional discussions and deliberations, Candela's board unanimously adopted and approved the merger agreement, the merger and the transactions contemplated thereby and determined they were in the best interests of Candela and its stockholders, and accordingly recommends that Candela stockholders adopt and approve the merger agreement at a special meeting to be called for such purpose. Candela's board authorized the appropriate officers of Candela to execute and deliver the merger agreement and related transaction documents and take any other actions required in consideration therewith.

        On the evening of September 8, 2009, Candela, Syneron and the Acquisition Sub executed the merger agreement, and all signatories to voting agreements executed such agreements. The companies issues a press release announcing the execution of the merger agreement early in the morning of September 9, 2009.

Candela's Reasons for the Merger; Recommendation of the Candela Board of Directors

  Recommendation of Candela's Board of Directors

        Candela's board of directors has unanimously adopted and approved the merger agreement, the merger and the transactions contemplated thereby, and determined that the merger agreement, the merger and the transactions contemplated thereby, were in the best interests of Candela and its stockholders. In connection with the foregoing, Candela's board of directors considered the opinion of Houlihan Lokey, its financial advisor, in making its recommendation. For more information on the opinion of Houlihan Lokey, see the section entitled "The Merger—Opinion of Candela's Financial Advisor" beginning on page 68 of this proxy statement/prospectus. Candela's board of directors unanimously recommends that its stockholders vote "FOR" adoption and approval of the merger agreement.

  Candela's Reasons for the Merger

        In reaching its determination, Candela's board of directors consulted with its senior management and its financial and legal advisors, and considered a number of factors in favor of the merger, including, but not limited to the following material factors:

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  Candela's business, financial condition, competitive position, business strategy, succession planning, strategic options and prospects, as well as risks involved in achieving these prospects, the nature of Candela's business and the industry in which it competes, and current industry, economic and global market conditions, both on a historical and on a prospective basis, all of which led Candela's board of directors to conclude that the merger presented an opportunity for its stockholders to realize greater value than the value likely to be realized by stockholders in the event it remained independent;

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  the review by Candela's board of directors of possible alternatives to a combination transaction involving Candela, including (i) remaining independent and growing its business organically, (ii) sale of its entire business to a strategic buyer, a financial sponsor or private equity firm or (iii) the implementation of a stock repurchase program; the timing and likelihood of actually achieving additional value from these alternatives, as well as the risks and uncertainties associated with such alternatives, and the assessment of Candela's board of directors that the merger was in the long-term best interest of Candela and its stockholders, taking into account risks of execution as well as business, competitive, industry and market risk;

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  the fact that a previous review of strategic alternatives, as discussed in the section entitled "The Merger—Background of the Merger" beginning on page 55 of this proxy statement/prospectus, did not result in a binding proposal to acquire Candela, or a binding proposal that was not contingent on the settlement of the Palomar litigation;

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  the ongoing and significant financial obligations of Candela to fund the Palomar litigation and the ability of Candela to finance any potential adverse outcome in the Palomar litigation and the fact that the Syneron deal is not contingent on the outcome of the Palomar litigation;

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  the financial analysis reviewed by Houlihan Lokey with the board of directors of Candela and the oral opinion to the board of directors of Candela (which was confirmed in writing by delivery of Houlihan Lokey's written opinion dated September 8, 2009) that, as of such date, the exchange ratio in the merger was fair, from a financial point of view, to holders of Candela's common stock, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. See "The Merger—Opinion of Candela's Financial Advisor" beginning on page 68 of this proxy statement/prospectus;

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  the relationship of the stock offer of 0.2911 ordinary shares of Syneron for each share of Candela's common stock to the current and historical market prices of Candela's common stock, including the fact that $2.84 (the per share consideration to be received by Candela shareholders based on the closing price of Syneron's ordinary shares on September 8, 2009, the trading day prior to the announcement of the transaction) represents a premium of approximately 51% over the closing stock price of Candela's common stock of $1.88 on September 8, 2009 (the trading day prior to announcement of the transaction);

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  the then current financial market conditions, and historical market prices, volatility and trading information with respect to Candela's common stock, including the possibility that if Candela remained as an independent publicly-owned corporation, in the event of a decline in the market price of its common stock or the stock market in general or an outcome adverse to Candela in the Palomar litigation, the price that might be received by holders of its common stock in the open market or in a future transaction might be less than the merger consideration;

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  the compatibility of the cultures and business and management philosophies of the two companies, particularly with respect to customer service, the complementary nature of the companies' research and development pipelines, and the companies' compatible management teams;

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  the merger of the two companies with complementary products and technologies through the merger is anticipated to create a consolidated company with a broad product portfolio, a highly responsive service organization, a global distribution footprint and a culture that is intended to foster both innovation and efficacy;

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  the anticipated financial strengths and the breath and depth of the resources of Syneron and Candela following the merger and their ability to develop innovative solutions and exceptional support in order to provide even greater benefits to the customers of each company;

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  the anticipated effect of the acquisition on Candela's employees (including the fact that the employees of Candela who do not continue as employees of the resulting entity will be entitled to receive severance benefits);

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  the totality of the terms of the merger agreement (including the representations, warranties, covenants and agreements of each company, the closing conditions and the termination provisions) and the voting agreements;

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  the fact that the merger agreement and the transactions contemplated thereby were the product of extensive arms' length negotiations between representatives of Syneron and representatives of Candela, with each company being assisted by outside legal counsel;

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  the likelihood that the merger will be consummated in light of the limited conditions to Syneron's obligation to consummate the merger;

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  Syneron's financial capability and the absence of any financing condition to Syneron's obligation to consummate the merger;

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  the form of consideration to be paid to the stockholders in the merger, including the fact that the receipt of Syneron's ordinary shares by Candela's stockholders in connection with the consummation of the merger (i) will allow Candela's stockholders to share in the growth and other opportunities of Syneron and Candela after the merger and (ii) is expected to be a tax-free event for U.S. federal income tax purposes, except that Candela's stockholders will recognize taxable gain, if any, on the cash received in lieu of a fractional share of Syneron's ordinary shares; and

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  the fact that approval of the merger agreement would require the affirmative vote of the holders of a majority of the outstanding shares of Candela's common stock entitled to vote.

        In the course of its deliberations, Candela's board of directors also considered a variety of risks and other countervailing factors, including:

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  the risks and costs to Candela if the merger does not close or is subject to undue delay, even if the requisite approval is obtained from Candela's stockholders, including:

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  the diversion of management and employee attention, potential employee attrition and the effect on suppliers, customers and business relationships; and

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  the market price of Candela's common stock, as the market price could be affected by many factors, including: (1) the reason or reasons for which the merger agreement was terminated and whether such termination resulted from factors adversely affecting Candela; (2) Candela's then current operating and financial results, which could be variable; (3) the possibility that, as a result of the termination of the merger agreement, the marketplace would consider Candela to be an unattractive acquisition candidate; and (4) the possible sale of shares of Candela's common stock by short-term investors (such as arbitrageurs) following an announcement of termination of the merger agreement;

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  the form of consideration to be paid to Candela's stockholders in the merger and the uncertainty of value of stock consideration compared to cash or other forms of consideration;

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  the restrictions that the merger agreement imposes on actively soliciting competing bids, and the fact that Candela would be obligated to pay a $2.1 million termination fee to Syneron under certain circumstances;

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  the fact that Candela will no longer exist as an independent, stand alone company;

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  the potential adverse effect of the public announcement of the merger on Candela's business, including its significant customers, suppliers and other key relationships, its ability to attract and retain key personnel and its overall competitive position;

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  the risk that the anticipated benefits of the merger might not be fully realized by Syneron and Candela after the merger;

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  the interests of Candela's officers and directors in the merger described under the section entitled "The Merger—Interests of Certain Persons in the Transaction" beginning on page 80 of this proxy statement/prospectus; and

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  the other risks described in the section of this proxy statement/prospectus entitled "Risk Factors" beginning on page 22 of this proxy statement/prospectus.

        The foregoing discussion of the factors considered by Candela's board of directors is not intended to be exhaustive, but does set forth the principal factors considered. Candela's board of directors collectively reached the unanimous conclusion to adopt the merger agreement and approve the merger in light of the various factors described above and other factors that each member of its board of directors felt was appropriate. In view of the wide variety of factors considered by Candela's board of directors in connection with its evaluation of the merger and the complexity of these matters, Candela's board of directors did not consider it practical and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, Candela's board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

        After evaluating these factors and consulting with Candela's legal counsel and financial advisors, Candela's board of directors determined that the merger agreement was advisable and in the best interests of Candela's stockholders. Accordingly, Candela's board of directors has unanimously adopted the merger agreement and approved the merger. Candela's board of directors unanimously recommends that Candela's stockholders vote "FOR" approval of the merger agreement.

Opinion of Candela's Financial Advisor

        On September 8, 2009, Houlihan Lokey rendered an oral opinion to the board of directors of Candela (which was confirmed in writing by delivery of Houlihan Lokey's written opinion dated the same date) to the effect that, as of September 8, 2009, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of Candela common stock.

        Houlihan Lokey's opinion was directed to the board of directors of Candela and only addresses the fairness from a financial point of view to holders of Candela common stock of the exchange ratio in the merger and does not address any other aspect or implication of the merger. The summary of Houlihan Lokey's opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. The holders of Candela common stock are encouraged to read carefully the full text of Houlihan Lokey's written opinion. However, neither Houlihan Lokey's opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the board of directors of Candela or any holder of Candela common stock as to how to act or vote with respect to the merger or related matters.

        In arriving at its opinion, Houlihan Lokey, among other things:

  •
  reviewed the following agreements:

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  the merger agreement; and

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  the form of voting agreement;

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  reviewed certain publicly available business and financial information relating to Candela and Syneron that Houlihan Lokey deemed to be relevant;

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  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of Candela and Syneron (and adjustments thereto) made available to Houlihan Lokey by Candela and Syneron, including (a) financial projections prepared by the management of (i) Candela relating to Candela for the calendar years ending 2009 through 2012

    (the "Candela Projections"), and (ii) Syneron relating to Syneron for the calendar years ending 2009 through 2012 (the "Syneron Projections") and (b) a range (the "Litigation Exposure Range") of the potential litigation-related liabilities and expenses in connection with Candela's current ongoing litigation (the "Litigation") with Palomar Medical Technologies, Inc. prepared by the management of Candela (the "Litigation Exposure");

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  spoke with (a) certain members of the managements of Candela and Syneron regarding the respective businesses, operations, financial condition and prospects of Candela and Syneron, the merger and related matters, and (b) certain members of the management of Candela, certain representatives and advisors to Candela, and the board of directors of Candela, regarding the Litigation and the Litigation Exposure, including the operational and financial risks and uncertainties attendant with not pursuing the merger and the strategic options currently available to Candela;

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  compared the financial and operating performance of Candela and Syneron with that of other public companies that Houlihan Lokey deemed to be relevant;

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  reviewed the current and historical market prices and trading volume for Candela's and Syneron's publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant;

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  compared the relative contributions of Candela and Syneron to certain financial statistics of the combined company on a pro forma basis, including the cash held by each of Candela and Syneron; and

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  conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

        Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, the management of Candela advised Houlihan Lokey, and Houlihan Lokey assumed, that the Candela Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of Candela as to the future financial results and condition of Candela, and Houlihan Lokey expressed no opinion with respect to those projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there was no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Candela or Syneron since the date of the most recent financial statements provided to Houlihan Lokey that would be material to its analysis or its opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

        With respect to the Litigation, the management of Candela provided Houlihan Lokey with the Litigation Exposure Range. The management of Candela informed Houlihan Lokey that Candela was unable to determine the probability of various outcomes of the Litigation. For purposes of its analysis and its opinion, and with the consent of Candela and the board of directors of Candela, Houlihan Lokey used the high end of the Litigation Exposure Range. Houlihan Lokey expressed no opinion with respect to (i) the Litigation Exposure Range, (ii) the assumptions on which it was based, (iii) the use of the high end of the Litigation Exposure Range for purposes of its analysis or its opinion, or (iv) the fairness of the exchange ratio in the event the Litigation Exposure is other than at the high end of the Litigation Exposure Range.

        Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in the first bullet point above and all other related documents and instruments that are referred to in those agreements were true and correct, (b) each party to each of those agreements and all the other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger would be satisfied without waiver thereof, and (d) the merger would be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to Houlihan Lokey, without any amendments or modifications thereto. Houlihan Lokey also assumed, with the consent of Candela, that the merger will be treated as a tax-free transaction. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of Candela or Syneron, or otherwise have an effect on Candela or Syneron or any expected benefits of the merger that would be material to Houlihan Lokey's analyses or its opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of any draft documents identified above would not differ in any material respect from the drafts of said documents. Candela advised Houlihan Lokey that Candela does not believe that the Syneron Projections were a reliable forecast of Syneron's future performance, in light of, among other things, Candela's view of the current macro-economic environment, and Candela and Syneron informed Houlihan Lokey that no other financial projections of Syneron were available. As a result of the lack of reliable forecasts of Syneron's future performance against which to compare the Candela Projections, in reaching its conclusions in the opinion, Houlihan Lokey did not use any (i) discounted cash flow analysis, or (ii) analysis based on projected forward looking financial information. In addition, Houlihan Lokey was unable to identify any recent business combination transactions in the laser and light-based aesthetics device industry that it deemed to be relevant and, as a result, Houlihan Lokey did not use a comparable transactions analysis.

        Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Candela, Syneron or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation, other than the Litigation Exposure discussed above. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity. Houlihan Lokey undertook no independent analysis of any potential or actual litigation, including, without limitation, the Litigation, any regulatory action, possible unasserted claims or other contingent liabilities, to which Candela or Syneron is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Candela or Syneron is or may be a party or is or may be subject.

        Houlihan Lokey's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, September 8, 2009. Houlihan Lokey has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after September 8, 2009. Houlihan Lokey did not express any opinion as to what the value of shares of Syneron ordinary shares actually will be when issued in connection with the merger or the price or range of prices at which Syneron ordinary shares or Candela common stock may be purchased or sold at any time. Houlihan Lokey assumed that Syneron ordinary shares to be issued in the merger to holders of common stock of Candela will be listed on the NASDAQ Global Select Market.

        The opinion was furnished for the use and benefit of the board of directors of Candela in connection with its consideration of the merger and was not intended to be used for any other purpose without Houlihan Lokey's prior written consent. Houlihan Lokey's opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. The opinion was not intended to be, and does not constitute, a recommendation to the board of directors of Candela, any security holder or any other person as to how to act or vote with respect to any matter relating to the merger.

        Houlihan Lokey was not requested to opine as to, and the opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of Candela, Syneron and their respective security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the merger or otherwise (other than the exchange ratio to the extent expressly specified in the last sentence of the opinion), (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of Candela or Syneron or to any other party, except as expressly set forth in the last sentence of the opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for Candela, Syneron or any other party or the effect of any other transaction in which Candela, Syneron or any other party might engage, (v) the fairness of any portion or aspect of the merger to any one class or group of Candela's or any other party's security holders vis-à-vis any other class or group of Candela's or such other party's security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not Candela, Syneron or their respective security holders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of Candela, Syneron or any other participant in the merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the exchange ratio or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations were or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of Candela, on the assessment by Candela and Syneron and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to Candela, Syneron and the merger, including, without limitation, the assessments described above relating to the Litigation and the Litigation Exposure.

        In preparing its opinion to the board of directors of Candela, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey's analyses is not a complete description of the analyses underlying Houlihan Lokey's opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey's analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

        In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, September 8, 2009. Houlihan Lokey's analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Candela or Syneron, such as the impact of competition on the business of Candela and Syneron and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Candela or Syneron or the industry or in the markets generally. No company, transaction or business used in Houlihan Lokey's analyses for comparative purposes is identical to either Candela or Syneron or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. Houlihan Lokey believes that mathematical derivations (such as determining mean and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The estimates contained in Candela's and Syneron's analyses and the implied reference range values indicated by Houlihan Lokey's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Candela or Syneron. Much of the information used in, and accordingly the results of, Houlihan Lokey's analyses are inherently subject to substantial uncertainty.

        Houlihan Lokey's opinion was provided to the board of directors of Candela in connection with its consideration of the proposed merger and was only one of many factors considered by the board of directors of Candela in evaluating the proposed merger. Neither Houlihan Lokey's opinion nor its analyses were determinative of the exchange ratio or of the views of the board of directors of Candela or Candela management with respect to the merger or the exchange ratio. The type and amount of consideration payable in the merger were determined through negotiation between Candela and Syneron, and the decision to enter into the merger was solely that of the board of directors of Candela.

        The following is a summary of the material analyses reviewed by Houlihan Lokey with the board of directors of Candela in connection with Houlihan Lokey's opinion rendered on September 8, 2009. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey.

        For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:

  •
  The value of the relevant company's outstanding equity securities (taking into account its outstanding warrants and other convertible securities) based on the relevant company's closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date, or Enterprise value.

  •
  Earnings before interest, taxes, depreciation, and amortization, or EBITDA.

  Review of Solicitation Process and Situational Factors

        Houlihan Lokey reviewed with the board of directors of Candela the publicly announced solicitation process undertaken by Candela between June 2008 and January 2009 in exploring third party interest in a strategic alternative transaction involving Candela. In the course of the review, Houlihan Lokey highlighted that:

  •
  The solicitation process involved contacting 62 parties, including Syneron. These parties consisted of 55 strategic parties and seven financial sponsors.

  •
  Nine of these parties signed confidentiality agreements and received a confidential information memorandum.

  •
  Four of these parties submitted indications of interest.

  •
  None of the indications received were on terms the board of directors of Candela believed warranted further consideration by Candela.

  •
  Candela announced in January 2009 that it completed its exploration of strategic alternatives with the assistance of its financial advisor, Houlihan Lokey, and none of the alternatives potentially available to Candela were in the best interests of its stockholders.

  •
  In June 2009, Candela re-engaged Houlihan Lokey as its financial advisor and Candela entered into an exclusivity agreement with Syneron regarding a potential strategic transaction.

        Houlihan Lokey also reviewed with the board of directors of Candela additional factors that resulted in underlying analytics and considerations relating to the merger to differ from many other transactions. In particular, Houlihan Lokey highlighted:

  •
  The risk of an adverse trial result in the Litigation, together with the (i) assumptions regarding such Litigation that Houlihan Lokey used with the consent of the board of directors of Candela, (ii) relative size of potential adverse outcomes in the Litigation relative to the market capitalization and equity value of Candela, and Candela's current liquidity and (iii) ability to finance certain adverse outcomes of the Litigation.

  •
  The cash position of Candela and Syneron relative to their market capitalizations.

  •
  Lack of current EBITDA or net income at either company.

  •
  Lack of any particularly relevant recent business combination transaction in the laser and light-based aesthetics device industry because (i) most potentially relevant business combination transactions occurred prior to the financial crisis that began in the Fall of 2008, (ii) Candela's business sector, the aesthetics laser business, is more sensitive to economic declines than other laser-focused medical products companies (thus making other laser-related business combination transactions pre-2008 even less relevant), and (iii) the only other potentially relevant business combination transaction involved a very high growth, new technology company that was not sufficiently similar to Candela to warrant specific consideration.

  •
  Candela advised Houlihan Lokey that Candela did not believe the Syneron Projections were a reliable forecast of Syneron's future performance, in light of, among other things, (i) Syneron's projected (a) growth in sales of new products over the projection period, and (b) growth in sales margins over such period, and (ii) the more optimistic projected timing of a general rebound in economic and industry business conditions, particularly in the U.S., than that projected by Candela's management.

  Review of Financial Analyses

        The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey's analyses.

        Unless the context indicates otherwise, enterprise values and equity values derived from the selected companies analysis described below were calculated using the closing prices of Candela common stock, Syneron ordinary shares and the common stock of the selected companies in the laser and light-based aesthetics device industry listed below as of September 4, 2009. Accordingly, this information may not reflect current or future market conditions.

        Historical Implied Exchange Ratio.    Houlihan Lokey reviewed the historical ratio of daily per share market closing prices of Candela common stock divided by the corresponding prices of Syneron ordinary shares over the one year preceding the announcement of the merger. The average implied exchange ratios for certain periods within this one year period, as well as the 52-week high and low implied exchange ratios over this period, together with the premium implied by the value of Syneron ordinary shares as of

September 4, 2009 multiplied by the exchange ratio over the value of Candela common stock as of September 4, 2009, are as follows:

Applicable Trading Period	Implied Exchange Ratio	Implied Premium of 0.2911 Exchange Ratio
Latest (9/4/09)	0.1699	71.3%
5 Day	0.1701	71.1%
10 Day	0.1720	69.3%
1 Month	0.1589	83.1%
3 Month	0.1403	107.5%
6 Month	0.1337	117.7%
1 Year	0.1160	151.0%
52 Week High	0.1945	49.7%
52 Week Low	0.0593	390.6%

        Selected Companies Analysis.    Houlihan Lokey calculated multiples of enterprise value based on certain financial data for Candela and certain selected companies in the laser and light-based aesthetics device industry (the "Selected Companies"). Houlihan Lokey selected these companies because they were the most comparable to Candela in terms of its industry, operational profile and business mix. The calculated multiples included: (i) enterprise value as a multiple of average revenue for the calendar years 2006-2008, or 3-year average revenue and (ii) enterprise value as a multiple of revenue for the most recent twelve months for which financial information has been made public, or LTM revenue.

        The list of Selected Companies and the related financial data are set forth below:

Enterprise Value to Revenue
Selected Company	3-Yr. Avg.	LTM
Syneron	0.42x	0.76x
Palomar Medical Technologies, Inc.	1.05x	1.65x
Cynosure, Inc.	0.48x	0.55x
Cutera Inc.	0.25x	0.38x
Solta Medical, Inc.(1)	0.47x	0.53x
Candela	0.06x	0.08x

(1)
Adjusted pro forma for the December 23, 2008 acquisition of Reliant Technologies, Inc.

        Houlihan Lokey then reviewed the following multiple ranges and averages:

Multiple Range and Averages
Multiple Descriptions	Low	High	Median	Mean
Enterprise Value as a multiple of:
3-Yr Average Revenue	0.25x	1.05x	0.47x	0.53x
LTM Revenue	0.38x	1.65x	0.55x	0.77x

  Candela

        Houlihan Lokey applied the following selected multiple ranges derived from the selected companies analysis to corresponding financial data for Candela. The selected companies analysis indicated the following implied enterprise value from operations reference ranges for Candela:

	Selected Multiple Range		Selected Enterprise Value Range
Multiple Description	Low	High	(in millions)
3-Yr Average Revenue	0.40x	0.60x	$58.1 - $87.2
LTM Revenue	0.55x	0.75x	$64.1 - $87.4

        Houlihan Lokey made several adjustments to these selected enterprise value from operations reference ranges to arrive at an equity value reference range. These adjustments consisted of assuming that Candela had $28.8 million of cash, based on its most recent publicly filed balance sheet as of June 27, 2009 and subtracting the assumed Litigation Exposure discussed above. These adjustments resulted in an implied value reference range based on 3-year average revenues of $40.9 million to $70.0 million, and an implied equity value reference range based on LTM revenues of $46.9 million to $70.2 million.

        Houlihan Lokey adjusted the equity value reference range to arrive at an implied per share reference range by assuming there were 23.7 million shares outstanding of Candela common stock on a net diluted basis, based on information provided by Candela management.

        The selected companies analysis based on 3-year average revenue indicated the following implied per share reference range for Candela, which range was above the Candela per share market price as of September 4, 2009:

Implied Per Share Equity Reference Range for Candela	Per Share Market Price
$1.73 - $2.95	$1.64

        The selected companies analysis based on LTM revenue indicated the following implied per share reference for Candela, which range was above the Candela per share market price as of September 4, 2009:

Implied Per Share Equity Reference Range for Candela	Per Share Market Price
$1.98 - $2.96	$1.64

  Syneron

        Houlihan Lokey applied the following selected multiple ranges derived from the selected companies analysis to corresponding financial data for Syneron. The selected companies analysis indicated the following implied enterprise value from operations reference ranges for Syneron:

Selected Multiple Range
Selected Enterprise Value Range (in millions)
Multiple Description	Low	High
3-Yr Average Revenue	0.45x	0.65x	$55.9 - $80.8
LTM Revenue	0.75x	0.95x	$51.5 - $65.3

        Houlihan Lokey made an adjustment to these selected enterprise value from operations reference ranges to arrive at an equity value reference range by assuming Syneron had $213.5 million of cash, based on its most recent publicly filed balance sheet as of June 30, 2009. This adjustment resulted in an implied equity value reference range based on 3-year average revenues of $269.5 million to $294.3 million and an implied equity value reference range based on LTM revenues of $265.1 million to $278.8 million.

        Houlihan Lokey adjusted the equity value reference range to arrive at an implied per share reference range by assuming outstanding common shares of 27.5 million, based on public filings as of June 30, 2009.

        The selected companies analysis based on 3-year average revenue indicated the following (i) implied per share equity reference range for Syneron, and (ii) implied exchange ratio reference range (based on the implied per share equity reference range for Syneron), as compared to the proposed exchange ratio:

Implied Per Share Equity Reference Range for Syneron	Implied Exchange Ratio Reference Range	Exchange Ratio
$9.80 - $10.70	0.1765 - 0.2757	0.2911

        The selected companies analysis based on LTM revenue indicated the following (i) implied per share equity reference range for Syneron, and (ii) implied exchange ratio reference range (based on the implied per share equity reference range for Syneron), as compared to the proposed exchange ratio:

Implied Per Share Equity Reference Range for Syneron	Implied Exchange Ratio Reference Range	Exchange Ratio
$9.64 - $10.14	0.2054 - 0.2919	0.2911

  Contribution Analysis.

  •
  Houlihan Lokey analyzed the respective pro forma contributions of Candela and Syneron based upon 3-year average and LTM revenue, gross profit, EBITDA, adjusted for certain non-recurring items, commonly referred to as adjusted EBITDA, and net income. The analysis assumed that the 3-year average amounts for each of Candela and Syneron correspond to calendar year end.

        The analysis indicated the following relative contributions of Candela and Syneron, as compared to the pro forma outstanding ownership percentage for the stockholders of each company (in each case, as of June 30, 2009 and adjusted for dilution by options and stock appreciation rights that were "in-the-money" as of September 4, 2009), based on the exchange ratio:

	Relative Contributions
	LTM	3-Yr Average
Revenue
Candela	62.9%	53.9%
Syneron	37.1%	46.1%
Gross Profit
Candela	49.6%	40.5%
Syneron	50.4%	59.5%
Adjusted EBITDA
Candela(1)	NMF	9.5%
Syneron	NMF	90.5%
Net Income
Candela(1)	NMF	6.1%
Syneron	NMF	93.9%
Pro Forma Ownership(2)
Candela	20.1%
Syneron	79.9%

(1)
Adjusted by Houlihan Lokey to omit certain non-operating expenses.

(2)
As of June 30, 2009 and adjusted for dilution by options and stock appreciation rights that were "in-the-money" as of September 4, 2009.

        Houlihan Lokey also analyzed the respective contributions of Candela and Syneron on the basis of cash and cash equivalents, both with and without adjusting for the Litigation Exposure as well as their current market values, as of September 4, 2009. The analysis assumed:

  •
  Litigation Exposure of $46.0 million, the high end of the $0 to $46.0 million Litigation Exposure Range; and

  •
  no adjustments for transaction fees or transaction premiums.

        The analysis indicated the following relative contributions and relative values of Candela and Syneron:

Cash & Cash Equivalents (without Litigation Exposure)		Cash & Cash Equivalents (with Litigation Exposure)
Candela	11.9%	Candela	(8.8)%
Syneron	88.1%	Syneron	108.8%

Relative Value September 4, 2009
Market Value
Candela	12.5%
Syneron	87.5%
Pro Forma Ownership(1)
Candela	20.1%
Syneron	79.9%

(1)
As of June 30, 2009 and adjusted for dilution by options and stock appreciation rights that were "in-the-money" as of September 4, 2009.

        Cash Per Share.    Houlihan Lokey reviewed the amount of cash and cash equivalents held by each of Candela and Syneron, and for Syneron pro forma for the merger, together with these cash and cash equivalent amounts assuming the Litigation Exposure. Houlihan Lokey compared these amounts to the historical average closing prices of Candela common stock at certain periods over the one-year preceding the announcement of the merger. The results of such analysis are set forth below:

	Candela	Syneron	Pro Forma for the Merger	Pro forma for the Merger with Litigation Exposure Adjustment
Cash & Equivalents ($ in millions)	$28.8	$213.5	$235.3	$189.3
Cash per Share	$1.22	$7.76	$6.84	$5.50
Exchange Ratio			0.2911	0.2911
Implied Candela Shareholders Portion of Cash per Share			$1.99	$1.60

        Excess Candela Stockholders' Portion of Cash in Pro Forma Syneron over Candela Stock Price

	Latest	1 mo.	3 mo.	6 mo.	1 year
Candela Average Closing Share Price	$1.64	$1.51	$1.16	$0.98	$0.95
Percentage Cash in Excess of Average Closing Share Price (w/o Litigation Exposure)	21.3%	31.8%	71.6%	103.1%	109.5%
Percentage (w/ Litigation Exposure)	(2.4)%	6.0%	37.9%	63.3%	68.4%

  Other Matters

        Houlihan Lokey was engaged by Candela to render an opinion to the board of directors of Candela regarding the fairness from a financial point of view of the exchange ratio in the merger. Candela engaged Houlihan Lokey based on Houlihan Lokey's experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, recapitalizations, and for other purposes. Pursuant to the engagement letter, Candela has agreed to pay Houlihan Lokey a customary fee for the services contemplated by the engagement letter, a portion of which became payable upon the execution of Houlihan Lokey's engagement letter, and a portion of which became payable upon the delivery of Houlihan Lokey's opinion, regardless of the conclusion reached therein, with the balance of the fee becoming payable subsequent to the delivery of Houlihan Lokey's opinion. A portion of such balance became payable upon the execution of the merger agreement and the remainder of such balance is payable upon the consummation of the merger. Such balance represents a substantial portion of the aggregate fee. Candela has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain potential liabilities and expenses, including certain liabilities under the federal securities laws arising out of or relating to Houlihan Lokey's engagement.

        In the ordinary course of business, Houlihan Lokey and certain of its affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Candela, Syneron, or any other party that may be involved in the merger and their respective affiliates or any currency or commodity that may be involved in the merger.

        Houlihan Lokey has in the past provided investment banking, financial advisory and other financial services to Candela, for which Houlihan Lokey has received, and may receive, compensation, including, among other things, acting as a financial advisor to provide financial advisory and investment banking services on an exclusive basis in connection with an acquisition by, or any sale transaction of, Candela. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to Candela and other participants in the merger and certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.

Syneron's Reasons for the Merger

        In reaching its decision to approve the merger agreement and the merger, the Syneron board of directors consulted with Syneron's management and reviewed various financial data, due diligence and evaluation materials. The summary set forth below briefly describes the primary reasons, factors and information taken into account by the Syneron board of directors in reaching its conclusion. The Syneron board of directors did not assign any relative or specific weights to the factors considered in reaching such determination, and individual directors may have given differing weights to different factors.

        The Syneron board of directors considered the following potentially positive factors, among others, in connection with its review and analysis of the merger, including:

  •
  the belief that Syneron will be able to expand its position in the global market and establish a leadership position in the markets for skin tightening, skin resurfacing and rejuvenation, hair removal, body shaping, treatments of vascular and pigmented lesions and reduction in appearance of cellulite, and tattoo removal;

  •
  the strategic fit between Syneron and Candela;

  •
  the belief that the complementary business models and customer bases of Syneron and Candela will provide an opportunity to offer a broader range of complementary products to both new and existing customers;

  •
  the potential for an expanded direct international presence for Syneron as a result of the combination;

  •
  the anticipated synergies following the merger, including improved market position through product bundling, enhanced consumable opportunities and cross-selling opportunities by an expanded sales force;

  •
  the anticipated cost savings synergies that may be achieved from the merger;

  •
  historical information concerning Candela's and Syneron's respective businesses, financial performance and condition, operations, technology, management and competitive position;

  •
  the impact of the merger on Syneron's customers and employees; and

  •
  the results of the due diligence review with respect to Candela conducted by Syneron's management and its financial and legal advisors.

        The Syneron board of directors also considered a number of potentially negative factors in its deliberations concerning the merger, including:

  •
  the risk that the potential benefits and cost synergies sought in the merger might not be fully realized;

  •
  the risk that the financial results of Syneron and Candela will not meet expectations given the current economic climate;

  •
  the limitations imposed on the conduct of Syneron's business prior to the completion of the merger;

  •
  the risks imposed by existing legal proceedings to which Candela is subject;

  •
  the risks relating to Candela's business and how they would affect the operations of Syneron and Candela following the merger;

  •
  the risk that the merger might not be completed in a timely manner or at all;

  •
  the effect of the public announcement of the merger on Syneron's ability to attract and retain key management, marketing, technical, administrative and other personnel;

  •
  the substantial charges to be incurred in connection with the merger, including costs of establishing arrangements and agreements with Candela and its subsidiaries after the merger and transaction expenses arising from the merger;

  •
  the risk that, despite the efforts of Syneron and Candela following the merger, key management, marketing, technical, administrative and other personnel might not remain employed by them;

  •
  the challenges of establishing efficient arrangements and agreements with Candela and its subsidiaries after the merger; and

  •
  the other risks and uncertainties set forth in the section entitled "Risk Factors" beginning on page 22 of this proxy statement/prospectus.

        The foregoing information and factors considered by the Syneron board of directors are not intended to be exhaustive but are believed to include all of the material factors considered by the Syneron board of directors.

        In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Syneron board of directors did not find it useful, and did not attempt, to quantify or rank these factors. In considering the factors described above, individual members of the Syneron board of directors may have given different weight to different factors. The Syneron board of directors considered all of the factors as a whole and considered the factors in their totality to be favorable and to support the decision to approve the merger agreement.

        Achieving Syneron's objectives from the merger is subject to risks, some of which are discussed in the section of this proxy statement/prospectus entitled "Risk Factors" beginning on page 22 of this proxy statement/prospectus.

Interests of Certain Persons in the Transaction

        Directors and executive officers of Candela who own Candela common stock will receive the consideration in the merger on the same terms as all of the other stockholders of Candela. However, in considering the recommendations of Candela's board of directors with respect to the merger agreement and merger, Candela stockholders should be aware that Candela's directors and executive officers have interests in the merger that may be different from, or in addition to, those of its stockholders generally. These interests exist, in part, because of the previously disclosed existing executive retention agreements between Candela and certain executive officers described below as well as certain provisions of the merger agreement and the merger. Candela's board of directors was aware of these interests and considered them, among other matters, when it adopted the merger agreement and approved the merger and voted to recommend that Candela stockholders vote in favor of approving the merger agreement.

Change in Control Payments

Executive Officers Other Than the Chief Executive Officer

        As previously disclosed by Candela, in November of 2007, Candela entered into Senior Officer Executive Retention Agreements, or the Retention Agreements, with each of the following executive officers, as well as with certain other Candela executives:

Name	Title
Jay D. Caplan	Chief Operating Officer
Dennis S. Herman	Senior Vice President, North American Sales
Dr. James C. Hsia	Chief Technical Officer
Paul R. Lucchese	Senior Vice President, General Counsel, and Secretary
Robert E. Quinn	Vice President, Finance, Corporate Controller, and Treasurer

        The existing terms of each Retention Agreement provide, among other things, that the executive officer will be entitled to certain benefits in the event that (i) a change in control occurs and (ii) the executive officer's employment with Candela terminates under the conditions described below within 24 months following the date of the change in control. Consummation of the merger would constitute a change in control under the terms of the Retention Agreements. Pursuant to the terms of the Retention Agreements and the merger agreement, the Retention Agreements will be assumed by Syneron upon the completion of the merger.

        Under the existing terms of the Retention Agreements, if, within 24 months following the merger, Candela (or Syneron or Candela's successor in the merger) terminates the executive officer's employment without "cause" (as defined in the Retention Agreements) or the executive officer terminates his employment in connection with an "involuntary termination" (which includes (i) a material diminution in the executive officer's authority, duties or responsibilities, (ii) a material diminution in the executive officer's base compensation, (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the executive officer is required to report, (iv) a change by more than 50 miles in the geographic location at which the executive officer must perform his duties, or (v) a material breach of the terms of the executive officer's Retention Agreement), then:

  (i)
  the executive officer will be entitled to monthly payments for a period of 12 months, with the amount of each monthly payment equal to one-twelfth (1/12th) of the executive officer's annual base salary multiplied by two;

  (ii)
  the executive officer will be entitled to monthly payments for a period of 12 months, with the amount of each monthly payment equal to one-twelfth (1/12th) of the executive officer's target annual bonus (irrespective of the level of attainment to that date of any target bonus benchmarks) multiplied by two;

  (iii)
  the executive officer will be entitled to receive any accrued obligations owing to him by Candela, including any unpaid base salary and prorated bonus (irrespective of the level of attainment to that date of any target bonus benchmarks);

  (iv)
  any then-unvested equity awards will immediately become exercisable and vested in full;

  (v)
  the executive officer will be provided with benefits for 18 months following the executive officer's termination;

  (vi)
  Candela will be obligated to make a one-time payment of $5,000 to the executive officer to cover some or all of the lease payments remaining due on the automobile leased by Candela for use by the executive officer; and

  (vii)
  Candela will provide outplacement services with a value of up to $10,000 to the executive officer, subject to certain limitations.

        The severance payments and benefits described above exceed the severance payable to each executive officer under his existing Employment Agreement, as described below. Accordingly, should a termination of employment (without cause or an involuntary termination) occur within 24 months of the merger, severance payments will be made under the Retention Agreements, and not the Employment Agreements.

        Pursuant to the Retention Agreements, payments and benefits payable to the executive officers will be reduced to the extent necessary to avoid the application of the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or the Code, if such reduction would result in the executive officer receiving a higher net after-tax amount.

Chief Executive Officer

        As previously disclosed by Candela, on November 27, 2007, Candela entered into an Executive Retention Agreement with Gerard E. Puorro, Candela's President and Chief Executive Officer, or the Puorro Retention Agreement. Pursuant to the terms of the Puorro Retention Agreement and the merger agreement, the Puorro Retention Agreement will be assumed by Syneron upon completion of the merger.

        The existing terms of the Puorro Retention Agreement provide that Mr. Puorro will be entitled to certain benefits in the event that (i) a change in control occurs and (ii) Mr. Puorro's employment with Candela terminates under the conditions described below within 24 months following the date of the change in control. Consummation of the merger would constitute a change in control under the terms of the Puorro Retention Agreement.

        Under the existing terms of the Puorro Retention Agreement, if, within 24 months of the change in control, Candela (or Syneron or Candela's successor in the merger) terminates Mr. Puorro's employment without "cause" (as defined in the Puorro Retention Agreement) or Mr. Puorro elects to terminate his employment in connection with an "involuntary termination" (which includes (i) a material diminution in Mr. Puorro's authority, duties or responsibilities, (ii) a material diminution in Mr. Puorro's base compensation, (iii) a material diminution in the authority, duties or responsibilities of the supervisor to whom Mr. Puorro is required to report, including a requirement that Mr. Puorro report to a corporate officer or employee instead of Candela's board of directors, (iv) a change by more than 50 miles in the geographic location at which Mr. Puorro must perform his duties, or (v) a material breach of the terms of the Puorro Retention Agreement), then:

  (i)
  Mr. Puorro will be entitled to monthly payments for a period of 24 months, with the amount of each monthly payment equal to one-twenty-fourth (1/24th) of his annual base salary multiplied by three;

  (ii)
  Mr. Puorro will be entitled to monthly payments for a period of 24 months, with the amount of each monthly payment equal to one-twenty-fourth (1/24th) of his target annual bonus (irrespective of the level of attainment to that date of any target bonus benchmarks) multiplied by three;

  (iii)
  Mr. Puorro will be entitled to receive any accrued obligations owing to him by Candela, including any unpaid base salary and prorated bonus (irrespective of the level of attainment to that date of any target bonus benchmarks);

  (iv)
  any then-unvested equity awards shall immediately become exercisable and vested in full;

  (v)
  Mr. Puorro will be provided with benefits for 18 months following his termination;

  (vi)
  Candela will make payments to cover all of the lease payments remaining due on the automobile leased by Candela for use by Mr. Puorro, at which point Mr. Puorro may exercise the purchase option on the automobile should one exist; and

  (vii)
  Candela will provide outplacement services with a value of up to $25,000 to Mr. Puorro, subject to certain limitations.

The severance payments and benefits described above exceed the severance payable under Mr. Puorro's existing Employment Agreement, as described below. Accordingly, should a termination of Mr. Puorro's employment (without cause or an involuntary termination) occur within 24 months of the merger, severance payments will be made under the Puorro Retention Agreement, and not the Puorro Employment Agreement (as defined below).

        Pursuant to the Puorro Retention Agreement, payments and benefits payable to Mr. Puorro will be reduced to the extent necessary to avoid the application of the excise tax imposed under Section 4999 of the Code if such reduction would result in Mr. Puorro receiving a higher net after-tax amount.

        The following table sets forth the approximate cash severance payments payable under the existing terms of the Retention Agreements and the Puorro Retention Agreement:

Name	Severance Payable upon a Termination of Employment without Cause or Involuntary Termination, each within 24 Months following the Change in Control(1)
Gerard E. Puorro	$2,033,832
Jay D. Caplan	$795,000
Dennis S. Herman	$636,634
Dr. James C. Hsia	$676,744
Paul R. Lucchese	$665,039
Robert E. Quinn	$665,000

(1)
The above severance amounts were calculated using the compensation information available as of September 30, 2009, which included 2009 base salary and 2009 target bonus information, assuming a termination date of December 31, 2009. The severance amounts above exclude the cost of providing continued benefits for 18 months following termination of employment under the Retention Agreements and the Puorro Retention Agreement.

Equity-Based Awards

        Employees, including executive officers, and directors of Candela have received, from time to time, grants of stock options and stock appreciation rights under Candela's stock option plans. At the effective time of the merger, the following options to purchase Candela common stock and stock appreciation rights or similar rights granted under the Candela stock option plans outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be assumed by Syneron and become fully vested and will be converted automatically into an option or stock appreciation right, as the case may be, to purchase Syneron ordinary shares:

  (i)
  any options or stock appreciation rights that are "in-the-money" (i.e. that have an exercise or strike price less than or equal to the product of (x) the price per Syneron ordinary share on the NASDAQ Global Select Market immediately prior to the effective time of the merger and (y) the exchange ratio, 0.2911); and

  (ii)
  all options and stock appreciation rights subject to, and in accordance with the existing terms of, the Retention Agreements and the Puorro Retention Agreement.

        All other Candela options or stock appreciation rights which are outstanding immediately prior to the effective time of the merger will become fully vested, and to the extent not exercised immediately prior to the effective time of the merger, will be cancelled by Candela.

        The number of Syneron ordinary shares issuable upon the exercise of each assumed Candela option or stock appreciation right will be determined by multiplying the exchange ratio, 0.2911, by the number of shares of Candela common stock underlying the assumed option or stock appreciation right, as the case may be, rounded down to the nearest whole Syneron ordinary share. The per share exercise price of any assumed Candela option or stock appreciation right will be determined by dividing the exercise price of each Candela option and stock appreciation right by the exchange ratio, 0.2911, rounded up to the nearest whole cent.

        The following table sets forth the number of stock options and stock appreciation rights held by Candela's directors and executive officers as of September 30, 2009, which would be assumed by Syneron in accordance with the existing terms of the Retention Agreements and the Puorro Retention Agreement if the merger were to become effective on that date:

Name	Candela Options(1)(2)	Candela Stock Appreciation Rights(3)(4)	Total
Non-Employee Directors
George A. Abe	15,000	0	15,000
Ben Bailey III	0	0	0
Nancy E. Nager	0	0	0
Kenneth D. Roberts	30,000	0	30,000
Douglas W. Scott	15,000	0	15,000
Executive Officers
Gerard E. Puorro	150,000	350,000	500,000
Jay D. Caplan	0	130,000	130,000
Dennis S. Herman	35,000	143,909	178,909
Dr. James C. Hsia	95,000	145,452	240,452
Paul R. Lucchese	0	130,002	130,002
Robert E. Quinn	10,000	86,639	96,639
Total	350,000	986,002	1,336,002

(1)
Excludes Candela options held by Non-Employee Directors of Candela which were not "in-the-money" as of September 30, 2009 and will be terminated in connection with the merger if the merger were to become effective on that date. Includes Candela options held by executive officers, none of which were "in-the-money" as of September 30, 2009, which would be assumed by Syneron under the merger agreement in connection with the merger. The per-share exercise price of such options not "in-the-money" and held by the executive officers, which would be assumed in connection with the merger, ranges from $4.08-$11.98.

(2)
Includes all Candela options held by such directors and executive officers, which were "in-the-money" as of September 30, 2009 and would be accelerated and become fully vested as of September 30, 2009 and which would be assumed by Syneron under the merger agreement if the merger were to become effective on that date. The per-share exercise price of such Candela options held by the directors and executive officers that would be accelerated and be assumed by Syneron in connection with the merger ranges from $3.15-$3.25.

(3)
Excludes Candela stock appreciation rights held by Non-Employee Directors of Candela which were not "in-the-money" as of September 30, 2009 and will be terminated in connection with the merger if the merger were to become effective on that date. Includes 300,000, 100,000, 120,000, 120,000, 105,000 and 65,000 Candela stock appreciation rights held by Gerard E. Puorro, Jay D. Caplan, Dennis S. Herman, Dr. James C. Hsia, Paul R. Lucchese and Robert E. Quinn, respectively, which were not "in-the-money" as of September 30, 2009, but would be assumed by Syneron under the merger agreement in connection with the merger. The per-share exercise price of such stock appreciation rights not "in-the-money" and held by the executive officers, which would be assumed in connection with the merger, ranges from $4.29-$15.33.

(4)
Includes all Candela stock appreciation rights held by such directors and executive officers, which were "in-the-money" as of September 30, 2009 and would be accelerated and become fully vested as of September 30, 2009 and which would be assumed by Syneron under the merger agreement if the merger were to become effective on that date. The per-share exercise price of such Candela stock appreciation rights held by executive officers that would be accelerated and be assumed by Syneron in connection with the merger is $0.41.

Appointment to the Board of Directors of Syneron

        Pursuant to the terms of the merger agreement, immediately following the merger becoming effective, Gerard E. Puorro, Candela's current President, Chief Executive Officer and Director, shall be appointed as a member of the board of directors of Syneron and will serve in such capacity from such date of appointment through the date of the 2011 annual general meeting of Syneron's shareholders and until his successor is duly elected and qualified, subject to Mr. Puorro's ability and willingness to serve in such capacity.

Voting Agreements

        In connection with the merger agreement, Syneron entered into voting agreements with Candela's directors and executive officers, who are also stockholders of Candela or hold Candela stock options or stock appreciation rights. The terms of these voting agreements are more fully described in the section entitled "Voting Agreements" beginning on page 116 of this proxy statement/prospectus. Among other things, under these Voting Agreements, Candela's executive officers and directors have agreed that for a period of 180 days following the consummation of the merger, that they will not sell (directly or indirectly), offer, contract or grant any option to sell, pledge, swap, hedge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of shares of Syneron owned by them as of the date of the voting agreement or thereafter. However, if the executive officer or director is an employee of Syneron, Candela or any of Candela's subsidiaries after the consummation of the merger, or a Continuing Employee, and his or her employment terminates other than (a) for cause or (b) by voluntary resignation, then the restrictions on transfer described in the immediately preceding sentence will automatically and immediately terminate. Further, if an executive officer is a Continuing Employee and his or her employment terminates by voluntary resignation, then Syneron or the company continuing as the surviving corporation in the merger shall use commercially reasonable efforts to extend the exercise period of all options and stock appreciation rights held by the executive officer and assumed by Syneron in connection with the merger to a date that is no earlier than 60 days after the termination of the 180 day lock-up period. In addition, if following the closing of the merger, any former director of Candela holds options or stock appreciation rights that are assumed by Syneron in connection with the merger, then Syneron or the company continuing as the surviving corporation in the merger shall use commercially reasonable efforts to extend the exercise period of all such options or stock appreciation rights to a date that is no earlier than 60 days after the termination of the 180 day lock-up period.

Assumption of Employment Agreements

        As previously disclosed by Candela, in November of 2007, Candela entered into Employment, Non-Competition and Nondisclosure Agreements, or the Employment Agreements, with each of the following executive officers, as well as with certain other Candela employees: Jay D. Caplan, Dennis S. Herman, Dr. James C. Hsia, Paul R. Lucchese and Robert E. Quinn. Also as previously disclosed by Candela, in November of 2007, Candela entered into an Amended and Restated Employment Agreement with Gerard E. Puorro, or the Puorro Employment Agreement. As previously disclosed by Candela, the Employment Agreements and the Puorro Employment Agreement provide that each executive officer shall receive, among other things, salary, benefits, cash bonus, and equity awards, as well as benefits in the event of certain terminations of the executive officer. Additionally, each Employment Agreement and the Puorro Employment Agreement contains a covenant by the executive officer to protect Candela's intellectual property, to refrain from competing against Candela and to refrain from soliciting employees of Candela.

        Pursuant to the terms of the merger agreement, the Employment Agreements and the Puorro Employment Agreement will be assumed by Syneron upon the completion of the merger. Once assumed by Syneron, Candela's executive officers who remain employed at Candela will receive the same benefits, and have the same obligations, as they did under the Employment Agreements prior to the closing of the merger, including the right to receive severance payments and benefits upon certain terminations of employment that occur more than 24 months following the merger.

Benefit Arrangements with Syneron

        Syneron has agreed to provide continuing employees (including any continuing executive officers and employee-directors of Candela) benefits under Candela's benefit plans (excluding Candela's stock plans, the "Candela Plans") to the extent reasonably practical, provided that Syneron may enroll continuing employees in Syneron's benefit plans, or the Syneron Plans, in replacement of the Candela Plans to the extent that such plans provide benefits that are not materially less favorable, individually or in the aggregate, than the benefits under the Candela Plans being replaced. For additional information, please see the section entitled "The Merger Agreement—Employee Benefits" on page 108 of this proxy statement/prospectus for a description of these continued employee benefits.

Insurance and Indemnification of Candela's Directors and Executive Officers

        Under the terms of the merger agreement, all existing rights to indemnification and exculpation by Candela in favor of its directors and officers shall be honored and given full force and effect by Syneron and the surviving entity to the merger for a period of six years following the completion of the merger. In addition, the merger agreement provides that Syneron will cause the surviving entity to the merger to maintain directors and officers liability insurance for the benefit of Candela's current and former officers and directors for a period of six years with an aggregate coverage limit over the term of the policy at least as great as the aggregate annual coverage limit under Candela's current liability insurance policy, subject to certain limitations. For additional information, please see the section entitled "The Merger Agreement—Indemnification and Insurance" on page 107 of this proxy statement/prospectus.

Management and Operations of Syneron after the Merger

        Syneron currently has a board of directors consisting of six directors. Under the merger agreement, Syneron agreed to take all actions necessary to appoint Gerard E. Puorro, Candela's current President, Chief Executive Officer and Director, to serve on Syneron's board of directors immediately following the effective time of the merger. The merger agreement further provides for Mr. Puorro to serve on Syneron's board of directors until the date of the 2011 annual general meeting of Syneron's shareholders and until his successor is duly elected and qualified, subject to Mr. Puorro's ability and willingness to serve in such capacity.

        Mr. Puorro is 62 years old and has been a director of Candela since September 1991. Mr. Puorro has been President and Chief Executive Officer of Candela since April 1993. From December 1992 until April 1993, Mr. Puorro was Senior Vice President, Chief Financial Officer and Chief Operating Officer of Candela, and from April 1989 until December 1992, Mr. Puorro was Senior Vice President and Chief Financial Officer of Candela. Prior to joining Candela, Mr. Puorro was Vice President and Controller at Massachusetts Computer Corporation, a manufacturer of micro-supercomputers. Following the completion of the merger, Mr. Puorro will no longer be Chief Executive Officer of Candela.

        Mr. Puorro has never received compensation or benefits of any kind from Syneron and will receive the same compensation paid to other directors of Syneron once Mr. Puorro joins Syneron's board of directors following the completion of the merger. Mr. Puorro does not beneficially own any Syneron ordinary shares, except for the shares, and rights to acquire shares, he will receive in exchange for the Candela common stock, and Candela options and stock appreciation rights, he currently holds. For information concerning Mr. Puorro's interests in the merger and his beneficial ownership of Candela's common stock, please see the sections entitled "The Merger—Interests of Certain Persons in the Transaction" beginning on page 80 of this proxy statement/prospectus and "Security Ownership of Certain Beneficial Owners of Candela" beginning on page 162 of this proxy statement/prospectus, respectively.

        As of the date of this proxy statement/prospectus, Syneron has not entered into any employment arrangements with Candela's senior management in connection with the merger. Syneron is currently assessing its staffing requirements with respect to the ongoing business operations of Syneron and Candela following the merger. As a result, it is possible that Syneron or Candela might offer an employment opportunity to one or more of Candela's current senior management upon or after the completion of the transaction. However, no determination has been made regarding which, if any, of Candela's senior management may be offered employment or the terms of any such employment opportunity, including compensation. As noted above, certain retention agreements and employment agreements with executives of Candela will be assumed by Syneron upon completion of the merger.

Regulatory Filings and Approvals Required to Complete the Merger

        The parties believe there are no federal or state regulatory requirements that must be complied with or approval that must be obtained from any federal or state regulatory agencies in connection with the merger. If any federal or state regulatory body requests information regarding the merger, Candela and Syneron will use reasonable efforts to file or otherwise submit all notices, reports or other documents required to be filed or submitted to obtain regulatory approval with respect to the merger and the other transactions contemplated by the merger agreement, and to submit promptly any additional information requested by any such regulatory body. Candela and Syneron will respond as promptly as practicable to any inquiries or requests for additional information or documents from U.S. or foreign regulatory authorities in connection with antitrust and anti-competition matters. At the request of Syneron, Candela will agree to divest, sell, dispose of, hold separate or otherwise take or commit any other action with respect to any of the businesses, product lines or assets of Candela, provided that the taking of any such action is conditioned upon consummation of the merger.

        Syneron must obtain approval of the listing on the NASDAQ Global Select Market of the Syneron ordinary shares to be issued in the merger.

Listing of Ordinary Shares of Syneron Issued in the Merger on the NASDAQ Global Select Market

        Syneron will use reasonable efforts to obtain, prior to the effective time of the merger, approval for the listing on the NASDAQ Global Select Market of the ordinary shares of Syneron issuable in the merger and the ordinary shares reserved for issuance in connection with the merger, subject to official notice of issuance.

Delisting and Deregistration of Candela Common Stock

        If the merger is completed, Candela common stock will be delisted from the NASDAQ Global Select Market and deregistered under the Exchange Act. In addition, Candela will cease to be a reporting company under the Exchange Act.

Sales of Ordinary Shares of Syneron Received in the Merger

        The ordinary shares of Syneron to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for ordinary shares of Syneron issued to any person who is deemed to be an "affiliate" of Syneron upon completion of the merger. Persons who may be deemed to be "affiliates" of Syneron upon completion of the merger generally include individuals or entities that control, are controlled by, or are under common control with, Syneron. "Affiliates" of Candela may no longer be subject to trade restrictions, provided they are not deemed affiliates of Syneron following the merger.

        Persons who may be deemed to be affiliates of Syneron upon completion of the merger may not sell any of the ordinary shares of Syneron received by them in connection with the merger except pursuant to:

  •
  an effective registration statement under the Securities Act covering the resale of those shares; or

  •
  any other applicable exemption under the Securities Act.

        Syneron's registration statement on Form F-4, of which this proxy statement/prospectus forms a part, does not cover the resale of ordinary shares of Syneron to be received in connection with the merger by persons who may be deemed to be affiliates of Syneron upon completion of the merger.

Material U.S. Federal Income Tax and Israeli Tax Considerations

  Material U.S. Federal Income Tax Considerations

        The following discussion describes certain U.S. federal income tax considerations applicable to Candela stockholders that exchange Candela common stock for Syneron ordinary shares pursuant to the merger, assuming the merger is effected pursuant to applicable state law and as described in the merger agreement and in this proxy statement/prospectus.

        For purposes of this discussion, a "U.S. Holder" means a beneficial owner of Candela common stock that is a resident of the U.S., is entitled to the benefits of the U.S.-Israel income tax treaty, does not have a permanent establishment in Israel and is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the U.S., (ii) a corporation created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (x) its administration is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all of its substantial decisions, or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        For purposes of this discussion, a "Non-U.S. Holder" means a beneficial owner of Candela common stock, other than an entity classified as a partnership for U.S. federal income tax purposes, that (i) is not a U.S. Holder, (ii) is not engaged in a trade or business within the U.S., and (iii) in the case of certain individual non-U.S. Holders, is not present in the U.S. for 183 days or more in the taxable year of the merger.

        This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, or be subject to differing interpretations, so as to result in U.S. federal income tax considerations different from those summarized below. This discussion does not represent a detailed description of the U.S. federal income tax considerations to Candela stockholders in light of their particular circumstances or to stockholders that are subject to special treatment under U.S. federal tax laws (such as dealers in securities or currencies, traders in securities that use a mark-to-market method of accounting for securities holdings, financial institutions, tax-exempt entities, insurance companies, persons holding common stock as part of a hedging, straddle, integrated, conversion, wash sale, synthetic security, constructive sale transaction or other integrated investment, individuals who received their Candela common stock upon the exercise of employee stock options or otherwise in compensatory transactions, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, "controlled foreign corporations," "passive foreign investment companies" or investors in pass-through entities). In addition, except as specifically provided below, this discussion does not address any of the tax consequences (i) to a Non-U.S. Holder or (ii) to any Candela stockholder that will own 5% or more of either the total voting power or the total value of the outstanding Syneron stock after the merger (determined after taking into account ownership under the applicable constructive ownership and attribution rules of the Internal Revenue Code and applicable Treasury regulations). This discussion also does not address any taxes other than the U.S. federal income tax and does not address considerations under the alternative minimum tax.

This discussion is limited to persons who hold Candela common stock, and will hold Syneron ordinary shares, as capital assets, and does not discuss any tax considerations applicable to Candela or Syneron.

        If an entity classified as a partnership for U.S. federal income tax purposes holds Candela common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Any stockholder that is a partnership holding Candela common stock, or any partner in such a partnership, should consult its tax advisors.

        Candela stockholders are strongly urged to consult their tax advisors as to the specific tax considerations of the merger, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws in their particular circumstances.

  The Merger

        Completion of the merger is conditioned upon, among other things, the receipt by Candela of an opinion of Goodwin Procter LLP, counsel to Candela, dated as of the closing date of the merger, to the effect that the merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. In rendering its opinion, counsel will assume (i) that the statements and facts concerning the merger set forth in this proxy statement/prospectus and in the merger agreement, and that the representations contained in the representation letters of Candela and Syneron, are true and accurate in all respects; (ii) that the merger will be completed in accordance with this proxy statement/prospectus and the merger agreement; and (iii) certain customary facts. In addition, the opinion will be based on the law in effect on the date of the opinion and will depend on representations made in the representation letters of Candela and Syneron, all of which must continue to be true and accurate in all respects as of the effective time of the merger. If any of these assumptions or representations is inaccurate, the tax consequences of the merger could differ from those described in this proxy statement/prospectus. The opinion referred to in this paragraph will not be binding on the Internal Revenue Service or the courts, and no rulings will be sought from the Internal Revenue Service regarding the tax treatment of the merger. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the conclusions set forth in such opinion or that a court would not sustain such a challenge.

        Assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, subject to the qualifications and assumptions described in this proxy statement/prospectus and other than with respect to certain U.S. Holders who are "5% shareholders" of Syneron after the merger (as described below):

  •
  Gain or loss.  Candela stockholders will not recognize any gain or loss on the exchange of Candela common stock for Syneron ordinary shares in the merger (except, as discussed below, with respect to cash, if any, they receive instead of fractional shares of Syneron ordinary shares).

  •
  Tax basis.  The aggregate tax basis to a Candela stockholder of the Syneron ordinary shares received for shares of Candela common stock pursuant to the merger will equal the Candela stockholder's aggregate tax basis in the shares of Candela common stock surrendered, decreased by the amount of any tax basis allocable to any fractional share interest in Syneron ordinary shares for which cash is received.

  •
  Holding period.  The holding period of a Candela stockholder for the Syneron ordinary shares received pursuant to the merger will include the holding period of the shares of Candela common stock surrendered.

  •
  Fractional shares.  A Candela stockholder who receives cash instead of fractional Syneron ordinary shares pursuant to the merger will recognize gain or loss in an amount equal to the difference between the amount of cash received and the stockholder's adjusted tax basis allocable to the fractional share. The gain or loss generally will constitute capital gain or loss. Long-term capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations for both individuals and corporations. A Non-U.S. Holder will generally not be subject to U. S. federal income tax with respect to such gain.

  Section 367 of the Code

        Because Syneron is not a U.S. corporation, the merger is subject to special rules under Section 367 of the Internal Revenue Code. However, except with respect to "5% shareholders" of Syneron, as described below, based on representations of Syneron and Candela, it is not expected that these rules will change the results that would apply if Syneron were a U.S. corporation. Moreover, U.S. Holders, other than "5% shareholders," are not subject to any separate reporting requirements with respect to the merger under Section 367. However, all U.S. Holders need to comply with the normal reporting requirements applicable to any reorganization under Section 368 of the Internal Revenue Code (described below).

        A U.S. Holder that is a "5% shareholder" of Syneron by vote or value after the merger in accordance with applicable Treasury regulations under Section 367(a) of the Internal Revenue Code will qualify for tax-deferred treatment in the merger, as described above, only if the U.S. Holder files a "gain recognition agreement" with the Internal Revenue Service. The general effect of a gain recognition agreement would be to require the U.S. Holder to retroactively recognize all or a portion of the gain, with interest, on the exchange of Candela common stock for Syneron ordinary shares in the event that, at any time prior to the close of the fifth full calendar year following the year in which the merger occurs, Syneron disposes of all or part of the Candela common shares it acquired in the merger or Candela disposes of substantially all of its assets. Any U.S. Holder that will be a "5% shareholder" of Syneron after the merger should consult the holder's own tax adviser concerning the decision to file a gain recognition agreement and the procedures to be followed in connection with such filing.

  Information Reporting and Backup Withholding

        Payments of cash in lieu of fractional shares of Syneron ordinary shares may, under certain circumstances, be subject to information reporting and backup withholding unless the recipient provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld from payments to a Candela stockholder under the backup withholding rules are not additional tax and will be allowed as a credit against the stockholder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

  Reporting Requirements

        Each Candela stockholder that receives Syneron ordinary shares in the merger will be required to file a statement with his, her or its U.S. federal income tax return setting forth his, her or its tax basis in the Candela common stock surrendered, the fair market value of the Syneron ordinary shares and cash, if any, received in the merger, and any liabilities assumed or extinguished as part of the merger. Each such stockholder is required to retain permanent records of these facts relating to the merger. Additional reporting requirements will apply to any Candela stockholder that received Syneron ordinary shares in the merger and, immediately before the merger, owned at least 5% of the total outstanding stock of Candela (by vote or value).

  Certain U.S. Tax Consequences of Holding and Disposing of Syneron Ordinary Shares

  Distributions on Syneron Ordinary Shares

        Subject to the discussion below under "—Passive Foreign Investment Company Considerations," a U.S. Holder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the Syneron ordinary shares, including the amount of any Israeli taxes withheld, to the extent that those distributions are paid out of Syneron's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In general, distributions in excess of Syneron's earnings and profits will be applied against and will reduce (but not below zero) the U.S. Holder's tax basis in its Syneron ordinary shares and, to the extent they exceed that tax basis, will be treated as gain from a sale or exchange of such Syneron ordinary shares. Any dividends paid by Syneron will not qualify for the dividends-received deduction applicable in some cases to U.S. corporations. Dividends paid in currency other than the U.S. dollar, including the amount of any Israeli taxes withheld, will be includible in the income of a U.S. Holder in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day they are received by the U.S. Holder. Any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend is includible in the income of the U.S. Holder to the date that payment is converted into U.S. dollars generally will be treated as ordinary income or loss.

        For tax years beginning before January 1, 2011, a non-corporate U.S. Holder's "qualified dividend income" is subject to U.S. federal income tax at reduced rates, provided such U.S. Holder meets certain holding period and other requirements. "Qualified dividend income" generally includes dividends paid by a non-U.S. corporation such as Syneron if either: (i) the stock of the payor corporation is readily tradable on an established securities market in the U.S., or (ii) the payor corporation is eligible for the benefits of a comprehensive income tax treaty with the U.S. that includes an information exchange program and is determined to be satisfactory by the U.S. Secretary of the Treasury. The Internal Revenue Service has determined that the U.S.-Israel tax treaty is satisfactory for this purpose. Dividends paid by a non-U.S. corporation will not qualify for such reduced rates, however, if such corporation is treated, for the tax year in which the dividend is paid or the preceding tax year, as a "passive foreign investment company" for U.S. federal income tax purposes. See the discussion under "—Passive Foreign Investment Company Considerations" below.

        Subject to the discussion below under "—Information Reporting and Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on dividends received on Syneron ordinary shares.

  Foreign Tax Credit

        Subject to certain conditions and limitations, Israeli tax withheld on dividends paid on Syneron ordinary shares may be deducted from taxable income or credited against a U.S. Holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is extremely complex and the availability of a foreign tax credit depends on numerous factors. Each U.S. Holder should consult with its own tax advisor to determine whether and to what extent that U.S. Holder would be entitled to a foreign tax credit with respect to the income derived from the Syneron ordinary shares and how applicable limitations would apply.

  Disposition of Syneron Ordinary Shares

        Upon the sale or other disposition of Syneron ordinary shares, subject to the discussion below under "—Passive Foreign Investment Company Considerations," a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the disposition and the holder's adjusted tax basis in such ordinary shares. Gain or loss upon the disposition of Syneron ordinary shares will be treated as long-term capital gain if, at the time of the sale or disposition, such ordinary shares were held for more than one year. Long-term capital gain of a non-corporate U.S. Holder is eligible to be taxed at reduced rates. The deductibility of capital losses by a U.S. Holder is subject to limitations.

        Subject to the discussion below under "—Information Reporting and Backup Withholding", a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of Syneron ordinary shares.

  Passive Foreign Investment Company Considerations

        Special U.S. federal income tax rules apply to U.S. Holders owning shares of an entity treated as a "passive foreign investment company", or a "PFIC", for U.S. federal income tax purposes. A non-U.S. corporation will be considered a PFIC for any taxable year in which, after applying look-through rules, 75% or more of its gross income consists of specified types of passive income, or 50% or more of the average value of its assets consists of passive assets, which generally means assets that generate, or are held for the production of, passive income. Passive income includes amounts derived by reason of the temporary investment of funds.

        Classification of a non-U.S. corporation as a PFIC has significant adverse consequences to U.S. Holders. If a U.S. Holder disposes of shares of stock of a non-U.S. corporation that were held by the U.S. Holder directly, indirectly or constructively during such time, if any, that the non-U.S. corporation was a PFIC, and the U.S. Holder did not make one of the elections described below with respect to such shares, gain realized from the sale of such shares will be taxed under the "excess distribution" regime. Under that regime, gain, if any, realized on such disposition will be allocated ratably on a daily basis to each day of the U.S. Holder's holding period with respect to such shares. Gain allocated to any period preceding the first year in the holding period when the corporation was a PFIC and gain allocated to the year of disposition will be treated as gain arising in the year of disposition and taxed at ordinary U.S. federal income tax rates for the year of disposition. Gain allocated to each of the other years will be taxed at the highest ordinary income rates applicable to each of those years, without regard to the U.S. Holder's other items of income and loss for such year, and any such tax would be increased by an interest charge determined for each of those years at the rate generally applicable to underpayments of tax for such taxable year. The sum of the taxes and interest calculated for all such years will be in addition to the tax for the year in which the sale of the shares of the PFIC stock occurs.

        Pursuant to the merger agreement, Syneron has represented that it does not believe that it will be a PFIC for the taxable year ending on December 31, 2009, and that it does not believe it will become a PFIC as a result of the merger or any other transaction contemplated by the merger agreement. Also pursuant to the merger agreement, Syneron has agreed to use reasonable efforts to manage its business and operations so as to avoid PFIC status, to the extent reasonably practicable and consistent with its other business goals. However, the tests for determining PFIC status are subject to a number of uncertainties. In addition, these tests are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Moreover, the market price of Syneron ordinary shares is likely to fluctuate and the market price of the shares of technology companies has been especially volatile, and the Syneron market price may affect the determination of whether Syneron will be considered a PFIC in any given year. Accordingly, there can be no assurance that Syneron will not be considered a PFIC for any taxable year. Absent one of the elections described below, if Syneron is a PFIC for any taxable year during which a U.S. Holder holds Syneron ordinary shares, Syneron generally will continue to be treated as a PFIC subject to the regime described above with respect to such U.S. Holder, regardless of whether Syneron ceases to meet the PFIC tests in one or more subsequent years. If Syneron should determine in the future that it is a PFIC, it has agreed that it will so notify U.S. Holders (which notice shall be deemed given to the extent provided in Syneron's SEC Form 20-F for the period in which such determination is made). U.S. Holders should consult their own tax advisers about the PFIC rules and their potential applicability to Syneron, currently and in the future.

        If Syneron is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of Syneron ordinary shares will differ from the PFIC consequences described above if such U.S. Holder makes a timely and effective election to treat Syneron as a qualified electing fund, or a "QEF", or makes a timely and effective "mark-to-market election" with respect to its Syneron ordinary shares. A U.S Holder may make a QEF election only if Syneron furnishes the U.S. Holder with certain tax information. If Syneron should determine in the future that it is a PFIC, it has agreed pursuant to the merger agreement that it will provide U.S. Holders with information reasonably required to make such election.

        A U.S. Holder that makes a QEF election with respect to Syneron ordinary shares will be subject to U.S. federal income tax on such U.S. Holder's pro rata share of (a) the "net capital gain" of Syneron, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the "ordinary earnings" of Syneron, which will be taxed as ordinary income to such U.S. Holder. A U.S. Holder that makes a QEF election will be subject to U.S. federal income tax on such amounts for each taxable year in which Syneron is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by Syneron. However, a U.S. Holder that makes a QEF election may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge.

        A U.S. Holder that makes a QEF election with respect to Syneron generally (a) may receive a tax-free distribution from Syneron to the extent that such distribution represents "earnings and profits" of Syneron that were previously included in income by the U.S. Holder because of such QEF election and (b) will adjust such U.S. Holder's tax basis in his, her or its ordinary shares to reflect the amount included in income (resulting in an increase in basis) or allowed as a tax-free distribution (resulting in a decrease in basis) because of the QEF election. In addition, a U.S. Holder that makes a QEF election generally will recognize capital gain or loss on the sale or other taxable disposition of Syneron ordinary shares.

        The procedure for making a QEF election, and the U.S. federal income tax consequences of making a QEF election, will depend on whether such QEF election is timely. A QEF election will be treated as "timely" if such QEF election is made for the first year in the U.S. Holder's holding period for the applicable shares in which the relevant corporation was a PFIC. A U.S. Holder may make a timely QEF election by filing the appropriate QEF election documents at the time such U.S. Holder files a U.S. federal income tax return for such first year. However, if Syneron was a PFIC in a prior year during such U.S. Holder's holding period, then in order for a U.S. Holder to avoid the adverse PFIC rules on a going-forward basis, in addition to filing the QEF election documents, a U.S. Holder must elect to recognize gain, under the PFIC taxation regime first described above, as if the Syneron ordinary shares were sold on the first day of the first taxable year in which Syneron was a QEF with respect to such U.S. Holder. Alternatively, under limited circumstances, a U.S. Holder may make a retroactive QEF election if such U.S. Holder failed to file the QEF election documents in a timely manner. In certain circumstances, a U.S. Holder's ability to make a retroactive QEF election requires that the U.S. Holder file a "protective statement" for its first taxable year of ownership of Syneron ordinary shares. Each U.S. Holder should consult its own tax advisor regarding the availability of, procedure for making, and consequences of a QEF election with respect to Syneron.

        As an alternative to making a QEF election, a U.S. Holder of PFIC stock that is publicly traded may in certain circumstances avoid certain of the tax consequences generally applicable to holders of a PFIC by electing to mark the stock to market annually (a "mark-to-market election") and recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the PFIC stock and the U.S. Holder's adjusted tax basis in the PFIC stock (which would cause the U.S. Holder to recognize any gain on its stock that was deferred in the reorganization as ordinary income). Losses would be allowed only to the extent of net mark-to-market gain previously included by the U.S. Holder under the election for prior taxable years. This election is available provided that Syneron ordinary shares constitute "marketable stock," which includes stock of a PFIC that is "regularly traded" on a "qualified exchange or other market." Generally, a "qualified exchange or other market" includes a national market system established pursuant to Section 11A of the Exchange Act. A class of stock that is traded on one or more qualified exchanges or other markets is "regularly traded" on an exchange or market for any calendar year during which that class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Special rules apply if an election is made after the beginning of the taxpayer's holding period in PFIC stock.

        To the extent available, a mark-to-market election applies to the taxable year in which such mark-to-market election is made and to each subsequent taxable year, unless the Syneron ordinary shares cease to be "marketable stock" or the Internal Revenue Service consents to revocation of such election.

        In addition, even if a mark-to-market election is made with respect to the Syneron ordinary shares, no such election may be made with respect to the stock of any subsidiary of Syneron that a U.S. Holder is treated as owning that is treated as a PFIC because such stock is not marketable. Therefore, a mark-to-market election will not be effective to eliminate the interest charge described above with respect to dispositions of any such subsidiary or distributions from any such subsidiary.

        Each U.S. Holder should consult its own tax advisor regarding the availability of, procedure for making, and consequences of a mark-to-market election with respect to Syneron ordinary shares.

  Information Reporting and Backup Withholding

        Generally, information reporting requirements will apply to distributions on Syneron ordinary shares or proceeds on the disposition of Syneron ordinary shares paid within the U.S. (and, in certain cases, outside the U.S.) to U.S. Holders other than certain exempt recipients, such as corporations. Furthermore, backup withholding may apply to such amounts unless the U.S. Holder provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules.

        Payments to Non-U.S. Holders of distributions on, or proceeds from the disposition of, Syneron ordinary shares are generally exempt from information reporting and backup withholding. However, a Non-U.S. Holder may be required to establish that exemption by providing certification of Non-U.S. status on an appropriate Internal Revenue Service Form W-8.

        Any amounts withheld from payments under the backup withholding rules are not additional tax and will be allowed as a credit against the stockholder's U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

  Material Israeli Tax Considerations

        The following summarizes the main Israeli tax considerations for Syneron shareholders holding Syneron ordinary shares subsequent to the merger:

Capital Gains Tax

  General

        Capital gains tax is imposed on the disposal of capital assets by an Israeli resident and on the disposal of such assets by a non-Israeli resident if those assets either (i) are located in Israel; (ii) are shares or rights to shares in an Israeli resident corporation; or (iii) represent, directly or indirectly, rights to assets located in Israel. The Israeli Tax Ordinance distinguishes between "Real Gain" and the "Inflationary Surplus." Real Gain is the excess of the total capital gains over Inflationary Surplus computed generally on the basis of the increase in the Israeli consumer price index between the date of purchase and the date of disposal.

        Inflationary Surplus that accrued until December 31, 1993, is subject to a tax rate of 10%, while Inflationary Surplus that accrued after this date is exempt from any tax.

  Capital Gains Tax Applicable to Israeli Resident Shareholders

        The capital gains accrued upon the sale of an asset purchased on or after January 1, 2003, will be taxed as follows (a broker or any person to whom such gain may be deemed as a "business income" may be subject to different tax rates than those prescribed below):

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  Individual - The real capital gains will be generally subject to tax at the rate of 20%. If the shareholder is either a person who holds, directly or indirectly, alone or together with other, 10% or more of one of the Israeli resident company's means of control ("Significant Shareholder"), at the time of sale or at any time during the preceding 12 month period, or he claimed deduction of financing expenses in respect of such gain, the real capital gains will be taxed at the rate of 25%.

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  Corporation - The real capital gains generated by corporation will be generally subject to tax at the rate of 25%. However, the real capital gain generated from sale of shares by a corporation, which was subject upon August 10, 2005, to the provisions of Section 6 of the Inflationary Adjustment Law, will be taxed at the corporate tax rate (26% in 2009, 25% in 2010).

  Capital Gains Tax Applicable to Non-Israeli Resident Shareholders

        Non-Israeli shareholders are generally exempt under the provisions of the Israeli Income Tax Ordinance from Israeli capital gains tax on the capital gains generated from the sale of Syneron ordinary shares listed on a stock exchange provided that the following cumulative conditions are met: (i) the Syneron ordinary shares were purchased upon or after the listing of the Syneron ordinary shares on the stock exchange, (ii) the seller doesn't have a permanent establishment in Israel to which the capital gains is attributed, and (iii) if the seller is a corporation, less than 25% of its, direct and indirect, shareholders and beneficiaries are Israeli residents.

        In addition, the sale of the Syneron ordinary shares may be exempt from Israeli capital gains tax under the provisions of an applicable double tax treaty. Thus, the U.S.-Israel Double Tax Treaty exempts U.S. resident from Israeli capital gain tax in connection with such sale, provided the following cumulative conditions are met: (i) the U.S. resident owned, directly or indirectly, less than 10% of an Israeli resident company's voting power at any time within the 12-month period preceding such sale; (ii) the seller, being an individual, is present in Israel for a period or periods of less than 183 days during the taxable year; and (iii) the capital gain from the sale was not generated through a permanent establishment of the U.S. resident in Israel.

        A broker or any person to whom the gain from the sale of Syneron ordinary shares may be deemed as a "business income" may not be entitled to the aforementioned exemptions.

Dividends

        According to the Law for the Encouragement of Capital Investment, 1959 (the "Investment Law"), any distribution of dividends from income attributed to an Approved Enterprise or a Privileged Enterprise under the Investments Law will generally be subject to tax in Israel at the rate of 15%, subject to a reduced rate under any applicable double tax treaty (see below the description of relevant provisions of the U.S.-Israel Double Tax Treaty in respect of dividend income).

        Any distribution of dividend from income, which is not attributed to an Approved Enterprise/Privileged Enterprise, will be subject to tax in Israel, at the following rates:

  Israeli residents

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  Individual - the distribution of dividends by an Israeli resident company to an Israeli resident individual will generally be subject to income tax at a rate of 20%. However, a 25% tax rate will apply if the dividend recipient is a Significant Shareholder at the time of distribution or at any time during the preceding 12 months period.

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  Corporation - dividends distributed by an Israeli resident corporation to another Israeli resident corporation will be generally exempt from Israeli tax.

  Non-Israeli residents

        Non-Israeli residents (either individuals or corporations) are generally subject to Israeli tax on the receipt of dividends at the rate of 20% (25% if the dividends recipient is a Significant Shareholder at the time of distribution or at any time during the preceding 12 months period); those rates are subject to a reduced tax rate under the provisions of an applicable double tax treaty. Thus, under the U.S.-Israel Double Tax Treaty the following rates will apply in respect of dividend distributed by an Israeli resident company to a U.S. resident:

  (i)
  If the U.S. resident is a corporation which holds during the taxable year which precedes the date of payment of the dividend and during the entirety of its prior taxable year (if any) at least 10% of the outstanding shares of the voting stock of the Israeli resident paying corporation and not more than 25% of the gross income of the Israeli resident paying corporation for such prior taxable year (if any) consists of certain type of interest or dividends, the tax rate is 12.5%.

  (ii)
  If both the conditions mentioned in section (i) above are met and the dividend is paid from an Israeli resident company's income which was entitled to a reduced tax rate applicable to an Approved Enterprise under the Investment Law, the tax rate is 15%.

  (iii)
  In all other cases, the tax rate is 25%.

        The aforementioned rates under the U.S.-Israel Double Tax Treaty will not apply if the dividend income was generated through a permanent establishment of the U.S. resident in Israel.

  Withholding tax at source from dividend distributed by an Israeli resident company

        An Israeli resident company whose shares are listed on a stock exchange is obligated to withhold tax upon the distribution of a dividend from the amount distributed at the following rates:

        The dividend distributed from an income attributed to the Approved Enterprise/Privileged Enterprise:

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  Israeli resident corporation - 15%.

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  Israeli resident individual - 15%.

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  Non-Israeli resident - 15%, subject to a reduced tax rate under the provisions of an applicable double tax treaty.

        The dividend distributed from an income not attributed to the Approved Enterprise/Privileged Enterprise:

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  Israeli resident corporation - 0%.

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  Israeli resident individual - 20%.

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  Non-Israeli resident - 20%, subject to a reduced tax rate under the provisions of an applicable double tax treaty.

Anticipated Accounting Treatment

        In accordance with generally accepted accounting principles in the U.S., Syneron will account for the merger under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141R, "Business Combinations." Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and intangible assets of Candela based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. A final determination of these estimated fair values, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of Candela that exist as of the date of completion of the merger, and upon the final purchase price based on the fair market value of Syneron's ordinary shares on the acquisition date.

Litigation Related to the Merger

        After the announcement of Candela's proposed merger with Syneron, on September 24, 2009 and October 30, 2009 two putative class action lawsuits, captioned Claude Colp v. Gerard Puorro, et al., No. 09-4092 and Chelsea Colombo v. Candela Corporation, et al., No. 09-4666, were filed in the Suffolk County Business Litigation Session of the Massachusetts Superior Court against Candela and the members of Candela's board of directors. On November 5, 2009, an amended complaint was filed in the Colp action, or the Amended Complaint. The court has consolidated the two actions, and the Amended Complaint is the operative complaint for the consolidated action, captioned In re Candela Corporation Shareholder Litigation, Lead Civil Action No. 09-4092. Plaintiff in the Amended Complaint, who sues on his own behalf and purports to sue on behalf of a putative class of Candela stockholders, alleges that members of Candela's board of directors breached fiduciary duties owed to Candela stockholders by, among other things, using an unfair or flawed process in connection with the proposed merger between Candela and Syneron, agreeing to an all-stock transaction at an unfair price, and omitting material information and/or providing materially misleading information concerning the merger. Plaintiff further alleges that Candela, with others, aided and abetted the purported breaches of fiduciary duties. The Amended Complaint seeks, among other relief: an injunction against the merger; rescission of the transaction (or damages) if consummated; and an award of all costs of the actions, including reasonable attorneys' fees and expenses.

        While Candela and the other defendants believe the allegations in the complaint are entirely without merit and they have valid defenses to all claims, in an effort to minimize the cost and expense of litigation, on November 23, 2009, the defendants entered into a memorandum of understanding with the plaintiffs to settle the consolidated action, or the MOU. Subject to the negotiation and execution of a stipulation of settlement with respect to the consolidated action and the approval of this settlement by the court, the MOU resolves the allegations by the plaintiffs against the defendants and provides a release and settlement by plaintiffs and the purported class of Candela stockholders of all claims and causes of actions of any kind whatsoever against the defendants and their affiliates and agents in connection with the merger, the merger agreement, any of the transactions contemplated by the merger agreement or that arise out of allegations, facts, events or claims that were in the complaints or that could have been brought in the complaints. In exchange for this release and settlement, pursuant to the terms of the MOU, the parties agreed, after arm's length discussions between and among the parties, that Candela would provide the following additional supplemental disclosures in "The Merger—Background of the Merger" and "The Merger—Opinion of Candela's Financial Advisor" beginning on pages 55 and 68, respectively, of this proxy statement/prospectus:

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  Candela provided additional information pertaining to the low end of the range of exposure with respect to the litigation matters with Palomar Medical Technologies, Inc.

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  Candela provided additional information pertaining to the criteria used by Houlihan Lokey in selecting the companies and multiples used in the selected companies analysis, as described in the section entitled "The Merger—Opinion of Candela's Financial Advisor—Selected Companies Analysis" beginning on page 74 of this proxy statement/prospectus.

  •
  Candela provided additional information pertaining to the multiples observed by Houlihan Lokey for each company in the selected companies analysis, as described in the section entitled "The

    Merger—Opinion of Candela's Financial Advisor—Selected Companies Analysis" beginning on page 74 of this proxy statement/prospectus.

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  Candela provided additional information pertaining to the reasons risk-based adjustments were not made to Syneron's projections.

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  Candela provided additional information pertaining to the adjustments made to information relating to the historical current and future operations, financial condition, and prospects of Candela and Syneron that was reviewed by Houlihan Lokey.

  •
  Candela provided additional information pertaining to Houlihan Lokey's advice to Candela regarding financing to fund a potential acquisition of Palomar.

  •
  Candela provided additional information regarding the reasons the Candela board of directors determined on August 19, 2008 that Company A's $3.25 proposal was not in the long-term best interests of its stockholders or on terms that the Candela board of directors believed warranted further consideration.

  •
  Candela provided additional information about the criteria used by Houlihan Lokey to determine which companies had the ability and potential interest to enter into a business combination with Candela.

  •
  Candela provided additional information regarding the alternatives that the Candela board of directors in January 2009 determined were not in the long-term best interests of its stockholders or on terms that the Candela board believed warranted further consideration.

  •
  Candela provided additional information pertaining to the expectations expressed by Candela on July 30, 2009 regarding a proposal from Syneron.

  •
  Candela provided additional information pertaining to the value of Syneron's August 25, 2009 proposal to acquire all of Candela's outstanding shares in a stock-for-stock merger with a fixed exchange ratio of 0.2911 Syneron ordinary shares for each share of Candela common stock.

  •
  Candela provided additional information pertaining to the strategic alternatives process taken by Candela beginning in October 2008.

        Candela believes the supplemental disclosures are not required to be disclosed under federal or state securities laws and are not material as a matter of law or in the context of the matters being considered at the Candela special meeting or the offer of Syneron securities to the Candela stockholders in the merger under the registration statement of which this proxy statement/prospectus is a part.

        In addition, pursuant to the terms of the MOU, Candela agreed that the termination fee payable by Candela to Syneron pursuant to paragraph 8.3(d) of the merger agreement shall be reduced from $2.6 million to approximately $2.1 million. The reduced termination fee of $2.1 million is payable under certain circumstances, as described under the caption "The Merger Agreement—Expenses and Termination Fees." The defendants have also agreed not to oppose any fee application by plaintiffs' counsel that does not exceed $260,000.

        The settlement will not affect the amount of merger consideration that Candela stockholders are entitled to receive in the merger.

        The settlement, including the payment by Candela or any successor thereto of any attorneys' fees, is contingent upon among other things: (a) the satisfactory completion of reasonable confirmatory discovery by plaintiffs; (b) the drafting and execution of a formal stipulation of settlement and such other documentation as may be required to obtain final court approval of the settlement; (c) the consummation of the merger; and (d) final court approval of the settlement and the entry of a final order and judgment by the court. In the event the settlement is not approved or such conditions are not satisfied, the defendants will continue to vigorously defend these lawsuits.

        In connection with the settlement, on November 23, 2009, Syneron, Acquisition Sub and Candela entered into Amendment No. 1 to the merger agreement to incorporate the reduction in the termination fee described above. Candela's stockholders are urged to read the full text of Amendment No. 1 to the merger agreement, which is included in this proxy statement/prospectus as Annex A-1 and is incorporated herein by reference.

No Appraisal Rights

        Under Section 262 of the General Corporation Law of the State of Delaware, the holders of Candela common stock will not have appraisal rights in connection with the merger.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and a copy of Amendment No. 1 to the merger agreement is attached as Annex A-1 to this proxy statement/prospectus. Each of the merger agreement and Amendment No. 1 to the merger agreement is incorporated into this proxy statement/prospectus by reference. Syneron and Candela encourage you to read the merger agreement in its entirety, as it is the legal document governing the merger, and the provisions of the merger agreement are not easily summarized.

        Except for the merger agreement's status as a contractual document that establishes and governs the legal relations of the parties thereto with respect to the merger, it is not intended to provide any factual information about Syneron or Candela. The representations, warranties and covenants made by the parties in the merger agreement are qualified and limited, including by information in the schedules referenced in the merger agreement that were delivered in connection with the execution of the merger agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material by stockholders. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus. Accordingly, the representations and warranties should not be relied upon as statements of factual information. Stockholders are not third-party beneficiaries under the merger agreement and, therefore, may not directly enforce or rely on its terms and conditions and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Candela, Syneron or their respective affiliates.

 Structure of the Merger

        The merger agreement provides for the merger of Acquisition Sub, an indirect wholly owned subsidiary of Syneron, with and into Candela. Candela will survive the merger as an indirect wholly-owned subsidiary of Syneron.

Completion of the Merger

        The merger will become effective at the time of filing a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger. The completion of the merger will take place on a date, designated by Syneron, that is no later than two business days after the satisfaction or waiver of all of the conditions to completion of the merger set forth in the merger agreement.

Consideration in the Merger

        The merger agreement provides that, upon completion of the merger, each share of Candela common stock outstanding immediately prior to the effective time of the merger, other than shares of Candela common stock held by Candela, Syneron or any subsidiary of Syneron or Candela, will be converted into the right to receive, 0.2911 of a duly issued and credited fully paid ordinary share of Syneron, or the exchange ratio. Upon completion of the merger, each share of Candela common stock outstanding immediately prior to the effective time and held by Candela, Syneron or Acquisition Sub will be cancelled for no consideration whatsoever. Any shares of Candela common stock that are held by any subsidiary of Candela or by any subsidiary of Syneron (other than Acquisition Sub) will remain outstanding after the merger and will not be cancelled, retired or converted into the above mentioned merger consideration.

        The exchange ratio will be adjusted to reflect the effect of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Candela common stock or Syneron ordinary shares occurring after the date of the merger agreement and prior to the effective time of the merger.

Treatment of Candela Stock Options and Stock Appreciation Rights

        The merger agreement provides that, prior to the effective time of the merger, the board of directors of Candela and the board of directors of Syneron will take all actions necessary to provide that as of the effective time of the merger, each of the following options to purchase Candela common stock, stock appreciation rights or similar rights granted on Candela common stock, referred to herein as Candela Awards, that is outstanding immediately prior to said effective time, whether vested or unvested, will be assumed by Syneron and become fully vested and continue in effect in all material respects on the same terms and conditions as in effect immediately prior to the effective time:

  •
  Candela Awards with an exercise or strike price less than or equal to the product of (x) the price per Syneron ordinary share on the NASDAQ Global Select Market immediately prior to the effective time of the merger and (y) the exchange ratio, 0.2911; and

  •
  all Candela Awards subject to, and in accordance with the existing terms of, Candela's executive retention agreements.

Each such Candela Award will be converted automatically into an option or stock appreciation right (as the case may be), referred to herein as a New Award, to purchase Syneron ordinary shares, except that:

  •
  the number of Syneron ordinary shares subject to the New Awards will be equal to the number of shares of Candela common stock remaining subject (as of immediately prior to the effective time of the merger) to the Candela Award multiplied by the exchange ratio, 0.2911; and

  •
  the exercise price per Syneron ordinary share under the New Award will be equal to (x) the exercise price per share of Candela common stock under the Candela Award divided by (y) the exchange ratio, 0.2911.

        Prior to the effective time, Candela will take all actions necessary or appropriate to provide that each Candela Award outstanding immediately prior to the effective time of the merger not described above shall become fully vested and exercisable immediately prior to the effective time of the merger and will be terminated by Candela to the extent such Candela Award is not exercised immediately prior to the effective time of the merger.

        For further details, please see the section entitled "The Merger—Interests of Certain Persons in the Transaction" beginning on page 80 of this proxy statement/prospectus.

        Syneron agreed to file no later than 10 business days after the effective time of the merger a registration statement on Form S-8 registering a number of Syneron ordinary shares to be issued in connection with the exercise of the New Awards, and will use its commercially reasonable efforts to maintain the effectiveness of such registration statement for as long as these New Awards remain outstanding and such registration continues to be required.

Fractional Shares

        Syneron will not issue any fractional shares in connection with the merger and will not issue any certificates or scrip for any such fractional shares. Instead, each holder of Candela common stock will be paid cash, in lieu of fractional Syneron ordinary shares, the proportionate interest in the net proceeds for the sale by the Exchange Agent (as defined below) on behalf of such holder of the aggregate fractional Syneron ordinary shares that such holder otherwise would be entitled to receive.

 Exchange of Candela Stock Certificates for Syneron Stock Certificates

        The merger agreement provides that on or prior to the completion of the merger, Syneron will select a reputable bank or trust company reasonably satisfactory to Candela to act as exchange agent for the merger (referred to as the Exchange Agent). Promptly following the completion of the merger, and in any event within 5 business days, Syneron or Acquisition Sub will deposit with the Exchange Agent: (i) the ordinary shares of Syneron issuable in respect of Candela shares or common stock properly delivered to the Exchange Agent, and (ii) cash sufficient to make payments in lieu of fractional shares as described above. In addition, promptly following the completion of the merger, and in any event within 5 business days, the Exchange Agent will mail to each record holder of Candela common stock a letter of transmittal and instructions for surrendering the record holder's stock certificates in exchange for the merger consideration.

        Holders of Candela common stock who properly surrender their Candela stock certificates in accordance with the exchange agent's instructions and return of a duly executed letter of transmittal will receive:

  •
  a certificate representing the number of whole ordinary shares of Syneron to which such holder is entitled pursuant to the merger agreement; and

  •
  cash in lieu of any fractional ordinary share of Syneron.

        The Candela stock certificates so surrendered will be canceled. After the effective time of the merger, outstanding Candela stock certificates that have not been surrendered will represent only the right to receive the ordinary shares of Syneron and cash in lieu of fractional shares, as described above.

        After the merger is completed, holders of Candela common stock will be entitled to receive dividends and other distributions declared or made after completion of the merger with respect to the number of whole ordinary shares of Syneron that they are entitled to receive upon exchange of their Candela common stock, only upon surrender of their Candela stock certificates to the Exchange Agent. After surrender of the Candela stock certificates, such holders will receive any such dividends or other distributions to which they are entitled in cash without interest.

Representations and Warranties

        The merger agreement contains representations and warranties made by Syneron, Acquisition Sub and Candela to, and solely for the benefit of, each other. The assertions embodied in the representations and warranties contained in the merger agreement are qualified by information in disclosure schedules provided by Candela and Syneron to each other in connection with the signing of the merger agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, some of the representations and warranties in the merger agreement were used for the purpose of allocating risk between Syneron and Candela rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Syneron or Candela. In addition, certain representations and warranties are qualified by the likelihood of Material Adverse Effects (see below—"Material Adverse Effect" beginning on page 108 of this proxy/registration statement). None of the representations and warranties contained in the merger agreement will have any legal effect among the parties to the merger agreement after the consummation of the merger.

        The representations and warranties in the merger agreement relate to the following subject matters with respect to each party:

  •
  corporate organization, subsidiaries, qualifications to do business, corporate standing and corporate power;

  •
  capitalization;

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  absence of violation of certificate of incorporation, bylaws or other organizational documents;

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  authorization, execution, delivery and enforceability of the merger agreement;

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  timely filing of documents filed with the SEC and financial statements and accuracy of information contained therein;

  •
  disclosure controls and procedures and internal control over financial reporting;

  •
  absence of certain changes and events since June 28, 2008 for Candela and since December 31, 2008 for Syneron and Acquisition Sub;

  •
  intellectual property;

  •
  material contracts;

  •
  the effect on material contracts of entering into and completing the transactions contemplated by the merger agreement and other matters relating to material contracts and government contracts;

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  absence of certain liabilities;

  •
  compliance with applicable laws;

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  possession of and compliance with governmental authorizations required for the operation of business;

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  taxes;

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  compliance with environmental requirements;

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  transactions with affiliates;

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  legal proceedings and orders;

  •
  third party consents required to approve the merger;

  •
  governmental and regulatory approvals required to complete the merger;

  •
  brokerage, finder's or other fees or commissions payable to brokers, finders or financial advisors in connection with the merger;

  •
  arrangements with a financial advisor and receipt of a fairness opinion;

  •
  accuracy of information supplied in this proxy statement/prospectus and the related registration statement filed by Syneron; and

  •
  compliance with health care laws and FDA requirements and compliance of clinical trials and manufacturing activities with applicable laws.

        In addition, the merger agreement contains representations and warranties made solely by Candela relating to:

  •
  title to assets and leasehold interests;

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  ownership of real and personal property;

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  employee benefit plans and labor relations;

  •
  insurance;

  •
  approvals by the Candela board of directors and the inapplicability of the Delaware state anti-takeover statute, or any other state takeover statute, to the merger; and

  •
  stockholder vote needed to approve the transactions contemplated by the merger agreement.

        Finally, the merger agreement contains representations and warranties made solely by Syneron and Acquisition Sub relating to:

  •
  the absence of any vote required on the part of Syneron's shareholders in connection with the merger;

  •
  valid issuance of the ordinary shares of Syneron to be issued in the merger; and

  •
  listed for trading and trading of Syneron ordinary shares on the NASDAQ Global Select Market and compliance with Nasdaq listing and corporate governance requirements.

Covenants

  Access

        Syneron and Candela have agreed, until completion of the merger or termination of the merger agreement, to provide the other with reasonable access to its personnel, facilities and contracts and to existing books, records, tax returns, work papers and other documents.

  Mutual Covenants

        The merger agreement contains a number of mutual covenants by Syneron and Candela, including:

  •
  subject to certain exceptions, not to issue any press release or make any disclosure regarding the merger unless the other party has agreed to such press release or disclosure in writing;

  •
  to promptly prepare and file with the SEC, this proxy statement/prospectus included as part of the Form F-4 registration statement, and Syneron agreed to promptly prepare and file the registration statement following the execution of the merger agreement;

  •
  to use their reasonable efforts to have the registration statement declared effective by the SEC as promptly as practicable, after filing; and

  •
  not to exercise any right or remedy provided by the merger agreement or otherwise available against another party to the merger agreement, including with respect to any breach of a representation, warranty or covenant under the merger agreement, or the failure to satisfy any closing condition, in each case arising out of, resulting from or related to any claim asserted by any of Palomar Medical Technologies, Inc., Cardiofocus, Inc. or their respective affiliates.

  Candela Covenants

        Except as contemplated by the merger agreement, Candela has agreed that, until completion of the merger or termination of the merger agreement, it will take the following actions, among others:

  •
  conduct its business and operations in the ordinary course and in accordance with past practices and in compliance with all applicable legal requirements and the requirements of material contracts;

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  use its commercial reasonable efforts to preserve intact its current business organization, maintain its rights and franchises, not terminate the employment of its current officers and key employees, and maintain its relationships with all material suppliers, customers and landlords;

  •
  keep in full force all material insurance policies disclosed (other than those immediately replaced with substantially similar policies);

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  promptly notify Syneron of any written notice alleging that the consent of any person or entity is required in connection with the transactions contemplated by the merger agreement, or of any legal proceeding commenced or threatened against it;

  •
  take reasonable actions to prosecute, maintain and enforce all intellectual property rights of Candela in all material respects;

  •
  give prompt notice in writing to Syneron of any material inaccuracy in any of Candela's representations or warranties in the merger agreement, of any event or circumstance that arises after the date of the merger agreement that would cause any material inaccuracy of any of its representations or warranties in the merger agreement, of its material breach of any of its covenants or obligations, or of any event or circumstance that would make the timely satisfaction of any of the conditions to be satisfied under the merger agreement impossible or materially less likely or that has had or could reasonably be expected to have or result in a material adverse effect on Candela. Candela has also agreed to give Syneron prompt written notice of any material legal proceeding or material claim threatened, commenced or asserted against Candela or any of its subsidiaries or any of their directors, officers or key employees;

  •
  take reasonable steps as are necessary to cause any acquisitions or dispositions of Candela common stock, Candela stock options or stock appreciation rights and other derivative securities with respect to Candela common stock, in connection with the merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Candela to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act; and

  •
  use its reasonable efforts to obtain and deliver to Syneron evidence of the resignations of the officers and directors of Candela and its subsidiaries at Closing.

  Operation of Candela's Business Prior to Closing

        Under the merger agreement, Candela has also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, except as set forth in a schedule delivered by Candela to Syneron, Candela will not, and will not permit any of its subsidiaries to, take any of the following actions, unless Syneron consents in writing:

  •
  declare, accrue, set aside or pay dividends or make any other distributions in respect of its shares of capital stock, or repurchase, redeem or reacquire any securities;

  •
  subject to limited exceptions, sell, issue, grant or authorize the sale, issuance or grant of any capital stock or other security, any option, call, warrant or right to acquire any capital stock or other security, or any instrument convertible into or exchangeable for any capital stock or other security;

  •
  amend or waive any of its rights under, or accelerate the vesting under, any provision of Candela's stock option plans, any Candela stock options or stock appreciation rights, any restricted stock purchase agreement or any contract evidencing or relating to any equity award, except in accordance with any plan or agreement relating to any outstanding Candela stock option or stock appreciation right;

  •
  amend or permit the adoption of any amendment to its certificate of incorporation, bylaws or other charter or organizational documents;

  •
  effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares or similar transaction;

  •
  form any subsidiary or acquire any equity interest or other interest in any other entity;

  •
  make any capital expenditure, except for capital expenditures that (i) are in the ordinary course of business and consistent with past practices; (ii) do not exceed $150,000 individually; and (iii) when added to all other capital expenditures made since the date of the merger agreement do not exceed $500,000 in the aggregate;

  •
  other than in the ordinary course of business consistent with past practices, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract (as defined in the merger agreement) or amend or terminate, or waive or exercise any material right or remedy under, any material contract;

  •
  subject to limited exceptions, acquire, lease or license any right or other asset from any other person or entity or sell, pledge or otherwise dispose of, or lease or license, any right or other asset to any other person or entity or waive or relinquish any material right;

  •
  other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

  •
  subject to limited exceptions, make any pledge of any of its assets or permit any of its assets to become subject to any encumbrances;

  •
  subject to limited exceptions, lend money to any person or entity, incur or guarantee any indebtedness in excess of $100,000;

  •
  subject to limited exceptions, establish, adopt, enter into or amend any benefit plan or benefit agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or any of its officers or other employees;

  •
  make any material tax election;

  •
  hire any employee with an annual base salary in excess of $150,000, hire any executive, promote any employee except to fill a position vacated after the date of the merger agreement, or terminate the employment of any employee with an annual base salary in excess of $150,000, except in the ordinary course of business consistent with past practice;

  •
  either (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization, or (ii) accelerate or delay collection of notes or material accounts receivable in advance of or beyond their regular due dates, other than in the ordinary course of business; or

  •
  commence or settle any legal proceeding.

        Candela has agreed to cooperate with Syneron prior to the completion of the merger and cause to be taken all actions reasonably necessary or advisable under applicable legal requirements and rules and policies of the NASDAQ Global Select Market to enable the delisting by Candela, as the surviving corporation, of the Candela common stock from the NASDAQ Global Select Market and the deregistration of the Candela common stock under the Exchange Act as promptly as practicable after the effective time of the merger.

  Operation of Syneron's Business Prior to Closing

        Except as contemplated by the merger agreement, Syneron has agreed that, until completion of the merger, it will take the following actions, among others:

  •
  will, and will cause each of its subsidiaries, to operate its business in the ordinary course and in accordance with past practices and use its commercial reasonable efforts to:

  •
  preserve intact its current business organization, maintain its rights and franchises, not terminate the employment of its current officers and key employees, and maintain its relationships with customers; and

    •
    keep in full force all material insurance policies other than any such policies that are immediately replaced with substantially similar policies.

  •
  use its reasonable efforts to obtain all regulatory approvals required by applicable U.S. jurisdictions in connection with the issuance of ordinary shares of Syneron pursuant to the merger;

  •
  will not, or permit any of its subsidiaries, without the prior written consent of Candela, to:

  •
  take or permit any action to be taken that is intended to or would, or would reasonably be expected to, impair its ability to have available the funds necessary to pay any cash in lieu of fractional shares pursuant to the merger agreement and to perform Syneron and Acquisition Sub's obligations under the merger agreement and to pay the related fees and expenses;

  •
  take or permit any action to be taken that would or which would be reasonably likely to cause the representations and warranties regarding the authorized share capital of Syneron and related representations regarding shareholder rights, to not be true and correct, or cause any of the conditions to the consummation of the merger and the other contemplated transactions to be unable to be satisfied;

  •
  make any material tax election; and

  •
  engage in any transaction (other than the transactions contemplated by the merger agreement) that would require (i) the approval of the shareholders of Syneron, (ii) Syneron to file a registration statement with the SEC, or (iii) Syneron to engage in any material securities offering, or acquisition of the business, assets or capital stock of any entity by Syneron or any of its subsidiaries that would reasonably be anticipated to cause a material delay in the consummation of the transactions contemplated by the merger agreement.

        Syneron has also agreed to promptly prepare and submit all documents necessary to cause the ordinary shares of Syneron issuable in the merger, or that will be reserved for issuance at the effective time of the merger, to be listed for trading on Nasdaq, and until completion of the merger, use its best efforts to obtain approval for listing of such shares, subject to official notice of listing.

Indemnification and Insurance

        The merger agreement provides that all rights to indemnification and exculpation existing as of the date of the merger agreement in favor of the current or former directors or officers of Candela as provided in their charter documents or in any indemnification agreement between any such person and Candela will survive the merger and continue in full force and effect for a period of six years from the date the merger is completed. The merger agreement provides that prior to the consummation of the merger, Candela will purchase, and following the completion of the merger, Syneron will cause Candela, as the surviving corporation in the merger, to maintain in effect, for the benefit of the current or former officers and directors of Candela with respect to their acts and omissions as directors and officers of Candela prior to the completion of the merger, "tail" or "run-off" directors' and officers' liability insurance for a term of six years with an aggregate coverage limit over the term of the policy at least as great as the aggregate annual coverage limit under Candela's existing directors' and officers' liability insurance policy.

Employee Benefits

        The merger agreement provides that, following the merger, to the extent reasonably practicable and permitted under the law, Syneron will, or will cause Candela, as the surviving corporation, to, continue to maintain all Candela benefit plans for the benefit of all Candela employees who continue employment with Syneron or the surviving corporation or any subsidiary thereof following the merger. Said employees will also be eligible to participate in Syneron's benefit plans, in replacement of benefits under Candela benefit plans to the extent that such plans provide benefits that are not materially less favorable than the Candela benefit plan benefits being replaced. For the purposes of determining eligibility and vesting and determination of level of benefits under any Syneron benefit plan in which a continuing Candela employee is enrolled, Syneron will, or will cause the surviving corporation to, recognize the prior service with Candela or its subsidiaries of each continuing employee in connection with all employee benefit plans, programs or policies, subject to certain exceptions. In addition, Syneron will, and will cause the surviving corporation to, use commercial efforts to cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Syneron or its subsidiaries to be waived with respect to the continuing Candela employees and give the continuing Candela employees credit for payment of any deductibles paid by the continuing Candela employees in the year in which the merger is completed under any Candela health plan. The merger agreement also provides that, upon a request from Syneron, Candela will take any action necessary or appropriate to terminate, effective no later than the day prior to the date the merger becomes effective, any Candela benefit plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

Regulatory Approvals

        Each of Syneron, Acquisition Sub and Candela has agreed to use its best efforts to promptly make all necessary filings and registrations and obtain all necessary actions or nonactions, waivers, consents and approvals from any governmental body, obtain all necessary consents, approvals or waivers from third parties, and defend in any legal proceeding challenging the merger agreement or the other transactions contemplated thereby, all in connection with the consummation of the merger and the other transactions contemplated by the merger agreement.

        Syneron and Candela also agreed to file as promptly as practicable with the U.S. Department of Justice and the U.S. Federal Trade Commission premerger notification and report forms under the HSR Act and such other filings deemed necessary under applicable antitrust laws. Syneron and Candela also agreed to cooperate reasonably with the other in connection with resolving any inquiry or investigation by the U.S. Department of Justice or the U.S. Federal Trade Commission or any foreign antitrust authority relating to their antitrust filings.

        Syneron and Candela also each agreed to use best efforts to secure termination or expiration of any waiting periods under the HSR Act or any other applicable legal requirement and to obtain the necessary approval of the U.S. Department of Justice or the U.S. Federal Trade Commission, any other governmental body, including any foreign antitrust governmental body, for the merger and the other transactions contemplated thereby.

Material Adverse Effect

        Several of the representations, warranties, conditions and termination provisions in the merger agreement use the phrase "material adverse effect." The merger agreement provides that "material adverse effect" means any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or would reasonably be expected to be or to become materially adverse to, or has or could reasonably be expected to have or result in a material adverse effect on, (i) the business, financial condition or operations of either Candela and its subsidiaries or Syneron and its subsidiaries, as the case may be; or (ii) the ability of either Candela or Syneron, as the case may be, to consummate the merger or any of the transactions contemplated by the merger agreement.

        However, with respect to Candela and Syneron the phrase "material adverse effect" does not include any such effect, change, event or circumstance to the extent arising as a result of or reasonably attributed to:

  •
  changes in general economic conditions in any country or region in which Candela and its subsidiaries or Syneron and its subsidiaries, as the case may be, conduct a material portion of their business after the date of the merger agreement, except to the extent such changes impact Candela and its subsidiaries or Syneron and its subsidiaries, as the case may be, in a disproportionate manner compared to other companies operating in any such country or region;

  •
  changes in GAAP or the rules or policies of the Public Company Accounting Oversight Board;

  •
  any act or omission by Candela and its subsidiaries or Syneron and its subsidiaries, as the case may be, taken with the prior written consent of the other in contemplation of the merger;

  •
  any costs or expenses reasonably incurred or accrued in connection with the merger (and not otherwise in breach of the merger agreement);

  •
  in and of itself, a decline in the stock price of the Candela common stock, or Syneron ordinary shares, as the case may be, on Nasdaq or the delisting of the Candela common stock, or Syneron ordinary shares, as the case may be, from the Nasdaq, provided that the exception will not prevent or otherwise affect a determination that the underlying cause of any such decline or delisting is a material adverse effect;

  •
  conditions generally affecting the industries in which Candela and its subsidiaries or Syneron and its subsidiaries, as the case may be, participate that do not have a materially disproportionate impact on Candela and its subsidiaries or Syneron and its subsidiaries, as the case may be, taken as a whole, relative to the peers of Candela or Syneron, as the case may be;

  •
  legislative or regulatory changes in the industries in which Candela and its subsidiaries or Syneron and its subsidiaries, as the case may be, participate following the announcement of the merger;

  •
  the announcement, pendency, execution, performance or consummation of the merger agreement or any of the transactions contemplated thereby;

  •
  any legal proceedings disclosed in the reports submitted to the SEC;

  •
  acts of God; or

  •
  any attack on or by, outbreak or escalation of hostilities or acts of terrorism involving, the U.S. (or Israel, in the case of Syneron), any declaration of war by Congress (or by Israel, in the case of Syneron), or any other national or international calamity or emergency, except to the extent it has a materially disproportionate impact on Candela and its subsidiaries or Syneron and its subsidiaries, as the case may be, taken as a whole, relative to Candela's or Syneron peers, as the case may be, operating in any geographic region in which it operates.

Limitation on the Solicitation, Negotiation and Discussion by Candela of Other Acquisition Proposals

        The merger agreement contains provisions prohibiting Candela from seeking or entering into an alternative transaction to the merger. Under these provisions, subject to the specific exceptions described below, Candela has agreed that it will not, and it will ensure that no representative of Candela or its subsidiaries, do not, directly or indirectly:

  •
  solicit, initiate, encourage, induce or facilitate the communication, making, submission or announcement of any acquisition proposal or acquisition inquiry (each as defined in the merger agreement) or take any action that would reasonably be expected to lead to or that would be intended to assist or facilitate any acquisition proposal or acquisition inquiry;

  •
  furnish any nonpublic information regarding Candela or its subsidiaries to any person or entity in connection with or in response to an acquisition proposal or acquisition inquiry;

  •
  participate or engage in discussions or negotiations with any person or entity with respect to any acquisition proposal or acquisition inquiry;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  execute or enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition transaction.

        Under the merger agreement, an "Acquisition Inquiry" is an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Syneron) that could reasonably be expected to lead to an acquisition proposal, and an "Acquisition Proposal" is any offer or proposal (other than an offer or proposal made or submitted by Syneron) to engage in any acquisition transaction.

        Under the merger agreement, an "Acquisition Transaction" is any transaction or series of transactions involving:

  •
  any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which Candela is a constituent corporation; (ii) in which a person or entity or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons or entities directly or indirectly acquires beneficial or record ownership of securities representing 20% or more of the outstanding common stock of Candela; or (iii) in which Candela issues securities representing more than 20% or more of the outstanding common stock of Candela;

  •
  any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for (i) 20% or more of the consolidated net revenues of Candela and its subsidiaries, consolidated net income of Candela and its subsidiaries or consolidated book value of the assets of Candela and its subsidiaries; or (ii) 20% or more of the fair market value of the assets of Candela and its subsidiaries, taken as a whole; or

  •
  any liquidation or dissolution of Candela.

        However, if, prior to the adoption and approval of the merger agreement by the Candela stockholders, Candela receives an unsolicited written acquisition proposal that is not withdrawn, then Candela may:

  •
  furnish nonpublic information regarding Candela and its subsidiaries;

  •
  enter into discussions or negotiations; and

  •
  execute or enter into any letter of intent or similar document or any contract contemplating or otherwise relating to the acquisition transaction;

  but only if:

  •
  neither Candela nor any of its representatives shall have breached the provisions set forth above in this section entitled "The Merger Agreement—Limitation on the Solicitation, Negotiation and Discussion by Candela of Other Acquisition Proposals;"

  •
  the Candela board of directors has reasonably determined in good faith, and after consultation with its outside legal counsel and financial advisor, that the acquisition inquiry or the acquisition proposal constitutes or could reasonably be expected to lead to a superior offer, as defined in the merger agreement;

  •
  the Candela board of directors reasonably determines in good faith, after consulting with its outside legal counsel, that failure to take such action would be inconsistent with its duties to Candela's stockholders under applicable legal requirements;

  •
  at least 48 hours prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, or entering into any letter of intent or similar document or any contract with respect to such person or entity, Candela gives Syneron written notice of the identity of such person or entity (unless such acquisition inquiry or acquisition proposal is in written form, in which case Candela should give Syneron a copy of all written materials comprising or relating thereto) and of Candela's intention to furnish nonpublic information to, or enter into discussions with, such person or entity;

  •
  Candela receives from such person or entity an executed confidentiality agreement containing provisions at least as favorable to Candela as those contained in the confidentiality agreement between Candela and Syneron; and

  •
  contemporaneously with furnishing any nonpublic information to such person or entity, Candela makes available such nonpublic information to Syneron to the extent such nonpublic information has not been previously furnished by Candela to Syneron.

        Under the merger agreement, the term "superior offer" means an unsolicited bona fide written offer that:

  •
  is made by a third party to purchase, in exchange for consideration consisting exclusively of cash and/or publicly traded equity securities, all of the outstanding shares of Candela's common stock;

  •
  was not obtained or made in breach of the merger agreement or the confidentiality agreement between Syneron and Candela; and

  •
  is on terms and conditions that the Candela board of directors determines, in its reasonable, good faith judgment, after consultation with Candela's outside counsel and the Candela financial advisor, to be: (i) more favorable, from a financial point of view, to Candela's stockholders than the terms of the merger (or any counteroffer by Syneron); and (ii) likely to be consummated.

        Under the merger agreement, Candela agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person or entity that relate to any acquisition proposal or acquisition inquiry. Candela has also agreed to promptly advise Syneron, within 24 hours after receipt of any acquisition proposal or acquisition inquiry, orally and in writing, of such acquisition proposal or acquisition inquiry, including the identity of the person or entity making or submitting such acquisition proposal or acquisition inquiry and the terms thereof. The merger agreement provides that Candela must keep Syneron fully informed with respect to the status and terms of the acquisition proposal or acquisition inquiry and any material modifications or proposed modifications thereto. Candela must also promptly request each person or entity that has executed a confidentiality or similar agreement on or after July 1, 2008, in connection with its consideration of a possible acquisition transaction or equity investment to return to Candela or destroy all confidential information furnished to such person or entity by or on behalf of Candela.

Candela's Stockholders' Meeting; Obligation of the Candela Board of Directors to Recommend the Adoption of the Merger Agreement

        Candela has agreed to take all action necessary under applicable legal requirements to call, give notice of and hold a meeting of its stockholders to vote on the adoption and approval of the merger agreement. Candela's obligation to call, give notice of and hold a stockholders' meeting is not limited or otherwise affected by the commencement, disclosure, announcement or submission of any superior offer or other acquisition proposal, or by any withdrawal or modification of the Candela board recommendation, as discussed below.

        Candela has also agreed to include a statement in this proxy statement/prospectus to the effect that the Candela board of directors recommends that Candela's stockholders vote to adopt and approve the merger agreement at Candela's stockholders' meeting, such recommendation being referred to as the Candela board recommendation. The merger agreement provides that the Candela board recommendation may not be withdrawn or modified in a manner adverse to Syneron, and no resolution by the Candela board of directors or any committee thereof to withdraw or modify the Candela board recommendation in a manner adverse to Syneron may be adopted or proposed, except as provided below.

        The merger agreement provides that the Candela board of directors is entitled to withdraw or modify the Candela board recommendation in a manner adverse to Syneron under the following conditions:

  •
  if an unsolicited written acquisition proposal is made to Candela and is not withdrawn;

  •
  such unsolicited written acquisition proposal was not obtained or made as a result of a breach of the merger agreement;

  •
  the Candela board of directors determines in good faith that such offer constitutes a superior offer;

  •
  the Candela board of directors reasonably determines in good faith, after consultation with Candela's outside legal counsel, that the failure to take such action would be inconsistent with the Candela board of director's duties to Candela's stockholders under applicable legal requirements; and

  •
  prior to taking such action, the Candela board of directors shall have given Syneron at least 5 business days notice of its intention to take such action and the opportunity during such period to submit one or more competing proposal(s) which will be considered and negotiated by the Candela board of directors in good faith and, notwithstanding such competing proposal(s), the superior offer continues to constitute a superior offer.

        If the Candela board of directors decides to withdraw or modify the Candela board recommendation in a manner adverse to Syneron in compliance with the conditions set forth above, Candela may enter into a binding letter agreement with the person or entity making the superior offer, which letter agreement (x) may provide that such person or entity is obligated, on behalf of Candela, to make the payment(s) required to be made by Candela to Syneron pursuant to the applicable termination sections of the merger agreement, and (y) may attach as an exhibit thereto a fully negotiated and executed agreement and plan of merger relating to that superior offer providing that such agreement and plan of merger is binding on Candela and such person or entity at that time, but will only become effective on and after both the (i) termination of the merger agreement and (ii) the payment by such person or entity of the payment(s) required under applicable termination sections of the merger agreement.

Conditions to Completion of the Merger

        The merger agreement provides that the obligation of Syneron, Acquisition Sub and Candela to complete the merger are subject to the satisfaction of the following conditions:

  •
  the SEC shall have declared Syneron's registration statement on Form F-4, of which this proxy statement/prospectus is a part, effective, and no stop order shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC with respect to the registration statement. Syneron shall have received all other federal or state securities permits and other authorizations necessary to issue the Syneron ordinary shares and to consummate the merger;

  •
  the merger agreement shall have been adopted and approved by the stockholders of Candela;

  •
  any waiting period applicable to the consummation of the merger under any applicable U.S. or foreign legal requirement shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Syneron or Candela and any governmental body pursuant to which Syneron or Candela has agreed not to consummate the merger for any period of time;

  •
  all authorizations or consents required to be obtained under any applicable antitrust or competition law or regulation or other legal requirement shall have been obtained and shall remain in full force and effect (the parties believe that there are no federal or state regulatory requirements that must be complied with or approvals of any federal or state regulatory agencies that must be obtained in connection with the merger. For additional information, please see the section entitled "The Merger—Regulatory Filings and Approvals Required to Complete the Merger" on page 87 of this proxy statement/prospectus); and

  •
  the ordinary shares of Syneron to be issued in the merger shall have been approved for listing, subject to notice of issuance, on Nasdaq.

        The merger agreement additionally provides that the obligations of Syneron and Acquisition Sub to complete the merger are subject to the satisfaction of the following conditions:

  •
  the representations and warranties made by Candela in the merger agreement shall be true and correct as of the date of the merger agreement and the closing, except in many cases as have not and would not reasonably be expected to have a material adverse effect on Candela;

  •
  Candela shall have performed or complied in all material respects with all its covenants and obligations required by the merger agreement to be performed or complied with at or prior to the completion of the merger;

  •
  Candela shall have used reasonable efforts to obtain and deliver to Syneron evidence of the resignations of the officers and directors of Candela and its subsidiaries; and

  •
  no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger or any other contemplated transaction, shall have been issued by any court of competent jurisdiction or other governmental body and remain in effect and no legal requirement shall have been enacted or deemed applicable to the merger or any other contemplated transaction that makes the consummation of the merger or any other contemplated transaction, illegal.

        The merger agreement additionally provides that the obligations of Candela to complete the merger are subject to the satisfaction of the following conditions:

  •
  the representations and warranties made by Syneron and Acquisition Sub in the merger agreement shall be true and correct as of the date of the agreement and closing, except in many cases as have not and would not reasonably be expected to have a material adverse effect on Syneron;

  •
  Syneron and Acquisition Sub shall have performed or complied in all material respects with all their covenants and obligations, required by the merger agreement to be performed or complied with by them at or prior to the completion of the merger;

  •
  no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger by Candela shall have been issued by any U.S. court of competent jurisdiction and remain in effect and no legal requirement shall have been enacted or deemed applicable to the merger that makes the consummation of the merger or any other contemplated transaction, illegal; and

  •
  Candela shall have received an opinion letter of Goodwin Procter LLP, counsel to Candela, dated as of the date of this proxy statement/prospectus and as of the date of closing, to the effect that the merger will constitute a reorganization under Section 368(a) of the Code.

 Termination of the Merger Agreement

        The merger agreement provides that it may be terminated at any time prior to the completion of the merger, whether before or after the adoption and approval of the merger agreement by Candela's stockholders:

  •
  by mutual written consent of Syneron and Candela;

  •
  by either Syneron or Candela if:

  •
  the merger shall not have been consummated on or before June 1, 2010, except that a party may not terminate the merger agreement if the failure to consummate the merger by such date is attributable to a failure on the part of such party to perform on or before such date any covenant or obligation in the merger agreement required to be performed by such party at or prior to the effective time of the merger;

  •
  if a court of competent jurisdiction shall have issued a final and nonappealable order, decree or ruling, permanently restraining, enjoining or otherwise prohibiting the merger, except that each party may not so terminate the merger agreement if it has not used reasonable best efforts to have the order, decree or ruling removed, repealed or overturned;

  •
  if the merger agreement shall have failed to receive the requisite affirmative vote at the special meeting of Candela's stockholders or any adjournment or postponement thereof;

  •
  by Syneron if:

  •
  at any time prior to the adoption of the merger agreement by Candela's stockholders, if any of the following events has occurred, which events are referred to as triggering events:

  •
  the Candela board of directors shall have failed to recommend that Candela's stockholders vote to adopt and approve the Agreement;

  •
  Candela shall have failed to include in this proxy statement/prospectus the Candela board recommendation;

  •
  the Candela board of directors fails to reaffirm publicly the Candela board recommendation, within ten business days after Syneron requests in writing that such recommendation be reaffirmed publicly, or withdraws or modifies the recommendation for the merger in a manner adverse to Syneron;

  •
  Candela shall have executed any letter of intent, memorandum of understanding or similar document or any contract relating to any acquisition proposal (whether or not a superior proposal);

  •
  a tender or exchange offer relating to securities of Candela shall have been commenced and Candela shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that Candela recommends rejection of such tender or exchange offer; or

  •
  if it is not in material breach of its obligations under the merger agreement: (i) any of Candela's representations and warranties contained in the merger agreement is inaccurate as of the date of the merger agreement, or becomes inaccurate as of a date subsequent to the date of the merger agreement, or (ii) Candela breaches any of its covenants or obligations set forth in the merger agreement, in either case, such that any condition of Syneron to completion of the merger agreement would not be satisfied; and

  •
  by Candela:

  •
  if it is not in material breach of its obligations under the merger agreement and (i) any of Syneron or Acquisition Sub's representations and warranties contained in the merger agreement is inaccurate as of the date of the merger agreement, or becomes inaccurate as of a date subsequent to the date of the merger agreement, or (ii) Syneron or Acquisition Sub breaches any of its covenants or obligations set forth in the merger agreement, such that the any condition of Candela to completion of the merger agreement would not be satisfied.

        However, if an inaccuracy in any of Syneron's or Acquisition Sub's or Candela's representations and warranties as of a date subsequent to the date of the merger agreement or a breach of a covenant or obligation by either such party is curable within 30 days after the date of the occurrence of such inaccuracy or breach and such party is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the other party may not terminate the merger agreement on account of such inaccuracy or breach: (i) during the 30-day period commencing on the date on which the breaching party receives notice of such inaccuracy or breach; or (ii) after such 30-day period if such inaccuracy or breach shall have been fully cured during such 30-day period in a manner that does not result in a breach of any representation, warranty, covenant or obligation of the breaching party.

Expenses and Termination Fees

        The merger agreement provides that, subject to limited exceptions, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, whether or not the merger is consummated, provided that Syneron will pay 50% and Candela will pay 50% of (i) all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing with the SEC of this proxy statement/prospectus (including any preliminary materials related hereto) and this Form F-4 registration statement and any amendments or supplements hereto (including SEC filing fees), and (ii) the applicable filing fees associated with the antitrust filings.

        The merger agreement provides that Candela will pay Syneron a $2.1 million termination fee in the following circumstances:

  •
  If (i) the merger agreement is terminated by Syneron or Candela due to a failure to consummate the merger by June 1, 2010, or to obtain the requisite affirmative vote by Candela's stockholders and at or prior to the time of the special meeting of Candela's stockholders, for either such reason, an acquisition proposal shall have been publicly announced or otherwise publicly disclosed, and (ii) within 12 months of the date the merger agreement is terminated Candela reaches a definitive agreement to consummate, or consummates, an acquisition proposal; or

  •
  If the merger agreement is terminated by Syneron because a triggering event has occurred, which includes, among others, (i) the Candela board of directors withdraws or modifies its recommendation for the merger in a manner adverse to Syneron; and (ii) Candela executing any letter of intent, memorandum of understanding or similar document or any contract relating to any alternative acquisition proposal.

Amendment

        The merger agreement may be amended with the approval of the respective boards of directors of Candela and Syneron at any time prior to the effective time of the merger, whether before or after the adoption and approval of the merger agreement by Candela's stockholder. However, following the adoption and approval of the merger agreement by Candela's stockholders, no amendment shall be made which by law requires further approval by the stockholders of Candela, without such further stockholder approval.

VOTING AGREEMENTS

        The following description describes the material terms of the voting agreements signed by all of the executive officers and directors of Candela. This description of the voting agreements is qualified in its entirety by reference to the form of voting agreement attached as Annex B to this proxy statement/prospectus and incorporated herein by reference. Syneron and Candela encourage you to read the form of voting agreement in its entirety.

        Each of the executive officers and directors of Candela, who, as of the record date for the Candela special shareholders meeting, collectively held approximately 3.12% of the outstanding shares of Candela common stock entitled to vote at the special meeting, entered into voting agreements with Syneron, dated September 8, 2009. In the voting agreements, each Candela executive officer and director agreed to vote all shares of Candela common stock owned by such executive officer or director as follows:

  •
  in favor of the merger and the adoption and approval of the merger agreement and the terms thereof, in favor of each of the other actions contemplated by the merger agreement, and in favor of any other action in furtherance of any of the foregoing;

  •
  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Candela in the merger agreement; and

  •
  against an Acquisition Proposal (as defined in the merger agreement; see page 110 of this proxy statement/prospectus), or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the merger and the contemplated transactions.

        In addition, each Candela executive officer and director granted an irrevocable proxy in favor of Syneron and appointed it to vote all of his shares of Candela common stock solely with respect to the matters described in the bullet points in the immediately preceding paragraph.

        Subject to certain limited exceptions, each Candela executive officer and director also agreed that he will not, directly or indirectly, sell, pledge, encumber, grant an option with respect to, transfer or dispose of his shares of Candela common stock or any interest in his shares of Candela common stock to any person or entity other than Syneron, or enter into an agreement or commitment to do any of the foregoing, or reduce his beneficial ownership interest in Candela.

        Each such Candela executive officer and director also agreed that he, and his representative, would not (a) solicit, initiate, knowingly encourage, knowingly induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or of any inquiry, indication of interest or request for information that could reasonably be expected to lead to an acquisition proposal (an "Acquisition Inquiry"), or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any nonpublic information regarding Candela to any person or entity in connection with or in response to an Acquisition Proposal or an Acquisition Inquiry; (c) engage in discussions or negotiations with any person or entity with respect to any Acquisition Proposal or any Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal or any Acquisition Inquiry; or (e) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction (as defined in the merger agreement; see page 110 of this proxy statement/prospectus). In addition, each such executive officer and director agreed that he or she would immediately cease and discontinue, and ensure that his or her representatives would immediately cease and discontinue, any existing discussions with any person or entity that relate to any Acquisition Proposal. However, Candela directors and executive officers are entitled to take any of such actions if acting in accordance with instructions given by the Candela board of directors so long as such actions comply with the merger agreement.

        In addition, the voting agreements provide that no covenant or agreement in the voting agreements will prevent any director of Candela, from exercising his or her duties and obligations as a director or taking any action while acting in such capacity as a director of Candela. Each executive officer and director of Candela has entered into the voting agreement solely in his or her capacity as the record holder and/or beneficial owner of Candela securities, and nothing in the voting agreement will limit or affect any actions taken (or omissions to take any action) by such executive officer or director in his or her capacity as an executive officer or director of Candela.

        The Candela executive officers and directors have agreed that for a period of 180 days following the consummation of the merger, they will not sell (directly or indirectly), offer, contract or grant any option to sell, pledge, swap, hedge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of shares of Syneron owned by them as of the date of the voting agreement or thereafter. However, if the Candela executive officer or director is an employee of Syneron, Candela or any of Candela's subsidiaries after the consummation of the merger and his or her employment terminates other than (a) for cause or (b) by voluntary resignation, then the restrictions on transfer described in the immediately preceding sentence will automatically and immediately terminate. Further, if an executive officer is a continuing employee and his or her employment terminates by voluntary resignation, then Syneron or the company continuing as the surviving corporation in the merger will use commercially reasonable efforts to extend the exercise period of all New Awards held by the executive officer to a date that is no earlier than 60 days after the termination of the 180 day lock-up period. In addition, if following the closing of the merger, any former director of Candela holds New Awards, then Syneron or the company continuing as the surviving corporation in the merger will use commercially reasonable efforts to extend the exercise period of all such New Awards to a date that is no earlier than 60 days after the termination of the 180 day lock-up period.

        The Candela directors' and executive officers' obligations under the voting agreements regarding the restriction on transfer of Candela securities, the voting of such securities and the proxy granted to Syneron, will terminate upon the earliest to occur of the valid termination of the merger agreement, the effective time of the merger or mutual written agreement of the parties to the voting agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial information gives effect to the proposed business combination of Candela and Syneron to be effected via the merger as if the transaction occurred as of June 30, 2009 for purposes of the pro forma condensed combined balance sheet, and as of the beginning of the fiscal year ended December 31, 2008 for the pro forma condensed combined statements of operations for the six months period ended June 30, 2009 and for the year ended December 31, 2008. For accounting purposes, Syneron is considered to be acquiring Candela in the merger inasmuch as Syneron will have a controlling interest in the consolidated company after the merger. Accordingly, the merger will be accounted as a business combination in accordance with U.S. GAAP for accounting and financial reporting purposes. Under this method of accounting, the arrangement will be accounted for under the acquisition method; Syneron will issue ordinary shares at their fair value for the net assets of Candela on the merger date. The existing assets and liabilities of Syneron will be carried forward at historical costs.

        The transaction will be accounted for under the acquisition method of accounting in accordance with Statement of Financial Accounting Standards, or SFAS, No. 141R, Business Combinations (SFAS No. 141R). In merger transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the purchase consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable. Since Syneron is a public company, the purchase consideration received by Candela's shareholders in the form of Syneron's ordinary shares is most reliably measured based on their fair value. As such, the purchase price will be measured based on the fair value of Syneron's ordinary shares outstanding on the date the merger is consummated and will be allocated to the acquired tangible and intangible assets and assumed liabilities of Candela based on their estimated fair values at that date.

        Under SFAS No. 141R, all the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value while transaction costs associated with the business combination are expensed as incurred. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Where the fair value of the consideration transferred for an acquirer's interest is less than its fair value (a bargain purchase), the accounting acquirer will record a gain at the transaction date. In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date until the completion or abandonment of the associated research and development efforts. Acquired contingent liabilities, if any, will not be recorded at fair value at the acquisition date because the fair value cannot be reasonably determined, but rather will be recognized in accordance with SFAS No. 5 Accounting for Contingencies when the probable and reasonably estimable criteria are met. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. Subsequent to the merger, Candela and Syneron will develop a coordination plan, which may affect how the assets acquired, including intangibles, will be utilized following the merger. For those assets in Syneron and Candela following the merger that will be phased out or will no longer be used, accelerated amortization, depreciation and possibly impairment charges will be recorded after management formulates the integration plan.

        For purposes of the unaudited pro forma condensed combined financial information, Candela and Syneron have made preliminary allocations of the estimated purchase price to the tangible and intangible assets to be acquired and liabilities to be assumed based on preliminary estimates of their fair value as of June 30, 2009, as described below. The fair value of Syneron's shares to be issued has been calculated as of October 20, 2009. A final determination of these estimated fair values, which cannot be made prior to the completion of the merger, will be based on the actual fair value of Syneron's outstanding shares and the net assets of Candela that exist as of the date of completion of the merger. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed combined financial information as a result of:

  •
  changes in Syneron's share price;

  •
  the timing of completion of the merger;

  •
  other changes in the Candela net assets that occur prior to completion of the merger, which could cause material differences in the information presented below; and

  •
  the financial results of Syneron could change the future discounted cashflow projections

        The unaudited pro forma condensed combined financial information presented below are based on the historical financial statements of Candela and Syneron, adjusted to give effect to the acquisition of Candela by Syneron for accounting purposes. The unaudited pro forma adjustments are described in the accompanying notes presented on the following pages. These adjustments do not give effect to any synergies that may be realized as a result of the merger, nor do they give effect to any nonrecurring/unusual restructuring charges that may be incurred as a result of the merger.

        The unaudited pro forma condensed combined balance sheet as of June 30, 2009 gives effect to the proposed merger as if it occurred on June 30, 2009 and, due to the different fiscal period ends, combines the historical balance sheet of Syneron at June 30, 2009 and the historical balance sheet of Candela at June 27, 2009. The Syneron consolidated balance sheet information was derived from Syneron's unaudited June 30, 2009 condensed interim consolidated balance sheet incorporated by reference into this proxy statement/prospectus, and the Candela consolidated balance sheet information was derived from Candela's audited June 27, 2009 consolidated balance sheet attached in Annex D to this proxy statement/prospectus.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 is presented as if the transaction had been consummated on January 1, 2008 and, due to the different fiscal period ends, combines the historical results of Syneron for the fiscal year ended December 31, 2008 and the historical results of Candela for the twelve months ended December 27, 2008. The Syneron statement of operations information was derived from Syneron's audited financial statements for fiscal year ended December 31, 2008 incorporated by reference into this proxy statement/prospectus. The Candela statement of operations information was derived from Candela's audited financial statements for the fiscal year ended June 28, 2008 and its unaudited statements of operations and comprehensive loss for the six months ended December 27, 2008 and December 29, 2007, attached in Annex D to this proxy statement/prospectus.

        The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2009 is presented as if the transaction had been consummated on January 1, 2008 and, due to the different fiscal period ends, combines the historical results of Syneron for the six months ended June 30, 2009, and the historical results of Candela for the six months ended June 27, 2009. The Syneron statement of operations information was derived from Syneron's unaudited June 30, 2009 condensed interim consolidated statement of operations incorporated by reference into this proxy statement/prospectus. The Candela statement of operations information was derived from Candela's audited financial statements for the fiscal year ended June 27, 2009 and its unaudited statements of operations and comprehensive loss for the six months ended December 27, 2008, attached in Annex D to this proxy statement/prospectus.

        The unaudited pro forma condensed combined financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, (i) the historical consolidated financial statements of Syneron incorporated by reference into this proxy statement/prospectus, (ii) the historical consolidated financial statements of Candela attached as Annex D to this proxy statement/prospectus, (iii) "Management's Discussion and Analysis of Financial Condition and Results of Operations" from Syneron's Annual Report on Form 20-F for the fiscal year ended December 31, 2008, (iv) the Report of Foreign Private Issuer on Form 6-K containing Syneron's results for the six months ended June 30, 2009, and (v) "Management's Discussion and Analysis of Financial Condition and Results of Operations of Candela" beginning on page 150 of this proxy statement/prospectus.

        Following is a preliminary allocation of the total estimated purchase price, to the acquired assets and assumed liabilities of Candela based on the estimated fair values as of June 30, 2009 (in thousands). The fair value of Syneron's shares has been calculated as of October 20, 2009.

Unaudited Pro Forma Condensed Combined Balance Sheet

	June 30, 2009
	Syneron Historical	Candela Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$42,923	$24,694	$(500)	(D)	$59,817
			(7,300)	(D)
Restricted cash	—	1,013	—		1,013
Short term bank deposits	1,793	—	—		1,793
Available-for-sale marketable securities	141,263	3,100	—		144,363
Trade receivables	18,857	31,936	—		50,793
Other accounts receivable and prepaid expenses	2,623	382	—		3,005
Inventories	10,469	27,572	1,324	(A)	39,365
Other current assets	—	8,715	2,270	(A)	10,985

Total current assets	217,928	97,412	(4,206)	(A)	311,134

LONG-TERM ASSETS:
Severance pay fund	183	—	—		183
Long-term deposits and others	174	—	—		174
Long-term available-for-sale marketable securities	27,366	—	—		27,366
Deferred tax assets	—	20,565	—		20,565
Investments in affiliated companies	2,950	—	—		2,950
Property and equipment, net	3,063	3,469	—		6,532
Intangible assets, net	5,491	174	23,822	(A)	29,487
Goodwill	4,235	—	—		4,235
Other assets	—	1,550	—		1,550
Investments and other assets	—	—	—		—

Total assets	$261,390	$123,170	$19,616		$404,176

Liabilities and Equity
Current liabilities:
Trade payables	$2,771	$11,887	$—		$14,658
Other accounts payable and accrued expenses	22,253	28,239	6,204	(A)	56,696
Deferred gain	—	—	10,993	(F)	10,993
Current liabilities of discontinued operations	—	865	—		865

Total current liabilities	25,024	40,991	17,197		83,212

Long-term liabilities:
Deferred revenues	2,473	4,211	—		6,684
Warranty accruals	931	524	—		1,455
Accrued severance pay	277	—	—		277
Deferred tax liability	—	—	9,529	(A)	9,529

Total long term liabilities	3,681	4,735	9,529		17,945

Total liabilities	28,705	45,726	26,726		101,157

Equity:
Ordinary shares of NIS 0.01 par value:	64	262	(262)	(B)	82
			18	(C)
Additional paid-in capital	100,815	76,111	(76,111)	(B)	178,431
			(500)	(D)
			78,116	(C)
Treasury shares	(9,587)	(24,855)	24,855	(B)	(9,587)
Accumulated other comprehensive income (loss)	(423)	2,620	(2,620)	(B)	(423)
Retained earnings	140,645	23,306	(23,306)	(B)	133,345
			(7,300)	(D)

Total Shareholders' Equity	231,514	77,444	(7,110)		301,848
Noncontrolling interest	1,171	—	—		1,171
Total equity	232,685	77,444	(7,110)		303,019

Total Liabilities and Equity	$261,390	$123,170	$19,616		$404,176

 Unaudited Pro Forma Condensed Combined Statement of Operations

	Year Ended December 31, 2008
	Syneron Historical	Candela Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share amounts)
Revenues	$114,979	$131,228	$—		$246,207
Cost of revenues	29,670	78,648	2,299	(E)	110,617

Gross profit	85,309	52,580	(2,299)		135,590
Operating expenses:
Research and development	13,783	10,805	—		24,588
Selling, general and administrative	71,770	66,132	4,376	(E)	142,278

Total operating expenses	85,553	76,937	4,376		166,866
Operating loss	(244)	(24,357)	(6,675)		(31,276)
Financial income, net	3,862	1,082	—		4,944
Other expense, net	—	(685)	—		(685)

Income before taxes on income	3,618	(23,960)	(6,675)		(27,017)
Taxes on income	(2,009)	(9,611)	(400)	(E)	(12,020)

Net income (loss) from continuing operations	$5,627	$(14,349)	$(6,275)		$(14,997)

Net (loss) income per share-basic	$0.21	$(0.63)	—		$(0.44)
Net (loss) income per share-diluted	$0.20	$(0.63)	—		$(0.44)
Weighted-average shares of common stock outstanding	27,410	22,707	—		34,191

 Unaudited Pro Forma Condensed Combined Statement of Operations

	Six months Ended June 30, 2009
	Syneron Historical	Candela Historical	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share amounts)
Revenues	$26,044	$61,159	$—		$87,203
Cost of revenues	9,959	37,228	488	(E)	47,675

Gross profit	16,085	23,931	(488)		39,528
Operating expenses:
Research and development	5,886	4,634	—		10,520
Selling, general and administrative	27,590	21,141	1,467	(E)	50,198
Settlement, net of legal cost	(3,975)	—	—		(3,975)

Total operating expenses	29,501	25,775	1,467		56,743
Operating loss	(13,416)	(1,844)	(1,955)		(17,215)
Financial income, net	1,214	94	—		1,308
Other expense, net	—	260	—		260

Loss before taxes on income	(12,202)	(1,490)	(1,955)		(15,647)
Taxes on income	1,597	(975)	(782)	(E)	(160)

Net loss for continuing operations	(13,799)	(515)	(1,173)		(15,487)
Net loss attributable to non controlling interest	106	—	—		106

Net loss attributable to Syneron and Candela's shareholders	$(13,693)	$(515)	$(1,173)		$(15,381)

Net loss per share-basic	$(0.50)	$(0.02)	—		$(0.45)
Net loss per share-diluted	$(0.50)	$(0.02)	—		$(0.45)
Weighted-average shares of common stock outstanding	27,492	22,726	—		34,162

 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

        On September 8, 2009, Candela and Syneron entered into the merger agreement pursuant to which Candela will merge with and into an indirect wholly owned subsidiary of Syneron, or the merger, as a result of which Candela will become an indirect wholly-owned subsidiary of Syneron. Pursuant to the terms of the merger agreement, Syneron will issue to the shareholders of Candela ordinary shares based on an exchange ratio of 0.2911 of a Syneron ordinary share for each share of Candela common stock, or the exchange ratio, and upon closing of the merger, Syneron will issue 6,670,477 Syneron shares to Candela stockholders. Upon the closing of the merger, Candela stockholders will own 19.39% of Syneron's post merger diluted shares and Syneron will acquire all of the shares of common stock of Candela outstanding as of the date the merger closes, on a pro forma basis. The merger is intended to qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of the United States. The merger is subject to customary closing conditions, including approval by Candela's stockholders.

        Pursuant to the merger agreement, Syneron will assume the Candela options and stock appreciation rights in the manner provided in the merger agreement. Such options and stock appreciation rights will be converted into Syneron options and stock appreciation rights by multiplying the number of Candela options and stock appreciation rights being assumed by the exchange ratio.

        The unaudited pro forma condensed combined financial information also assumes that the merger consideration will be based on the closing price of Syneron's ordinary shares on the NASDAQ Global Select Market on October 20, 2009 (approximately $74 million). The volatility in the Syneron share price and changes in other key assumptions could result in a significant difference between the pro forma financial statements and the final purchase accounting at the effective date of the merger. Subsequent to June 30, 2009 and through October 27, 2009, Syneron's share price has fluctuated to a high of $12.09 (on October 12, 2009) and a low of $6.5 (on July 9, 2009). As the accounting acquiree in accordance with SFAS No. 141R, Syneron's share price will impact the purchase price consideration and may result in a bargain purchase acquisition for which a gain will be recorded by Syneron at the time of the merger.

2. Purchase Price

        Syneron's 6,670,477 ordinary shares to be issued in the merger are valued at approximately $74 million based on Syneron's closing share price on October 20, 2009 and share options and share appreciation rights to be issued in exchange for Candela's outstanding options exercisable into shares of common stock and stock appreciation rights are valued at approximately $4.1 million, for a total pro forma purchase consideration of $78.1 million.

        The estimated purchase price may change due to changes in the fair value of the net assets of Candela during the period from June 30, 2009 to the merger closing date and based on the actual costs to complete the merger.

        Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Candela based on their estimated fair values as of the merger closing date. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The excess of the fair value of assets acquired and liabilities assumed over the total purchase price, if any, is recorded as a gain at the time of the transaction.

        The allocation of the estimated purchase price is preliminary because the proposed merger has not yet been completed. The purchase price allocation will remain preliminary until Syneron management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the merger and will be based on the value of the Syneron share price at the close of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial information.

3. Method of Accounting

        In December 2007, the Financial Accounting Standards Board, or FASB, issued SFAS No. 141R, which replaced SFAS No. 141, "Business Combinations." SFAS 141R is effective for transactions for which the acquisition date is on or after the beginning of the first annual reporting periods beginning on or after December 15, 2008 (January 1, 2009 for Syneron). SFAS 141R retains the fundamental requirements in SFAS No. 141, that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination.

        SFAS No. 141R revises the definition of the acquisition date as the date the acquirer obtains control of the acquiree. This is typically the closing date and is used to measure the fair value of the consideration paid. When the acquirer issues equity instruments as full or partial payment for the acquiree, the fair value of the acquirer's equity instruments will be measured at the acquisition date. Transaction costs are excluded from the acquisition accounting. They are instead accounted for under other generally accepted accounting principles, which may mean the costs are expensed as incurred (e.g., due diligence costs), or, to the extent applicable, treated as a cost of issuing equity securities. Statement No. 141R nullifies Emerging Issues Task Force No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination" and requires costs associated with restructuring or exit activities that do not meet the recognition criteria in SFAS No. 146 (as amended), "Accounting for Costs Associated with Exit or Disposal Activities" as of the acquisition date to be subsequently recognized as post-combination costs when those criteria are met. SFAS No. 141R also provides guidance for identifying and recognizing intangible assets separately from goodwill.

4. Pro Forma and Purchase Accounting Adjustments

        The following table summarizes the preliminary estimated fair values of net assets acquired and the pro forma purchase price allocation (in thousands):

Total current assets	$101,006
Property and equipment	3,469
Intangibles, net(*)	23,996
Investments and other assets	22,115

Total assets acquired	150,586
Less: liabilities assumed	51,400
Less: deferred taxes	10,059
Less: deferred gain	10,993

Purchase price, net of liabilities assumed	$78,134

(*)
Of the $23,996 intangible assets acquired, $9,924 was assigned to developed technology (10 years useful life), $510 was assigned to an in-process research and development asset which is not subject to amortization, $9,010 was assigned to customer relationships (6 years useful life and is amortized according to an accelerated method), $3,300 was assigned to tradenames (11 years useful life) and the remaining $1,252 was assigned to covenants not to compete (3 years useful life).

        The unaudited pro forma condensed combined financial information includes pro forma adjustments to give effect to certain significant capital transactions occurring as a direct result of the proposed merger, the acquisition of Candela by Syneron for accounting purposes.

        The pro forma adjustments are as follows:

        (A)  To reflect the estimated fair value of Candela's tangible and intangible assets, their related deferred taxes and the resulting goodwill purchase as of June 30, 2009 and assuming that the merger is consummated as of October 20, 2009 at a Syneron share price of $11.10. Fair values of assets and liabilities were determined based on the provisions of SFAS No. 141R which defines fair value in accordance with FASB Statement No. 157, Fair Value Measurements, or SFAS No. 157, as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the principal or most advantageous market at the measurement date. The carrying values for current assets and current liabilities other than inventory approximate fair value. The fair value of inventory, property and equipment and intangible assets are based on the following methodology which is consistent with the provisions of SFAS No. 141R:

  •
  Inventory: The fair value of raw materials inventory is based on replacement cost which approximates historical cost net of excess and obsolete inventory. The fair value of finished goods inventory is based on the estimated selling price adjusted for (1) costs of the selling effort and (2) a reasonable profit allowance for the selling effort by the acquiring entity, both estimated from the viewpoint of a market participant. The fair value of work-in-process inventory is immaterial.

  •
  Property and equipment: The determination of fair value of property and equipment to be held and used is based on the value that a market participant would ascribe for items in comparable physical condition. An analysis is performed to value the property and equipment on hand based on the approximate fair value of a new unit adjusted for estimated depreciation and obsolescence based on age of the unit and economic life. Based on the analysis made, it was determined that the fair value approximates its net book value.

  •
  Intangible assets: Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in paragraph A19 of SFAS No. 141R. Intangible assets include developed technology, in process research and development, trademarks, customer relationships and covenants not to compete. The fair value for trademarks are calculated using the relief from royalty method. The cost approach is used to value in process research and development asset and valuation of developed technology, customer base and covenants not to compete is determined based on the income approach and multi-period excess earnings method.

        In light of the volatility of Syneron's share price, and the corresponding impact the stock price has on computing the gross merger consideration pursuant to SFAS No. 141R, Syneron cannot determine at this time whether upon the consummation of the merger, it will record an adjustment to its financial statements for goodwill or a bargain purchase.

        (B)  To reflect the elimination of the historical additional paid-in capital and accumulated earnings of Candela and to restate additional paid-in capital on the acquisition date based on the merger consideration paid.

        (C)  To reflect the expected adjustment in the amount of $18 thousands and $78,116 thousands to record the par value and the additional paid in capital, respectively, of Syneron's ordinary shares and share options to be issued to Candela's stockholders and Candela's option holders in the merger based on the 0.2911 conversion ratio.

        The conversion ratio in the merger is 0.2911 of a Syneron ordinary share for every share of Candela common stock held by Candela stockholders, resulting in a total of 6.6 million Syneron ordinary shares to be issued in connection with the merger.

        (D)  To reflect estimated additional costs of $500 thousands to register the shares issued in the merger that are not yet reflected in the historical results of Syneron and to reflect additional costs of $7,300 thousands to consummate the merger that are not yet reflected in the historical results of Syneron and Candela at June 30, 2009, nor are those costs reflected as an adjustment to the above pro forma statement of operations. Merger costs include fees payable for investment banking services, legal, accounting and other consulting services. Of the $7,300 thousands, $1,800 thousands relate to Syneron and $5,500 thousands relate to Candela. These costs are expensed as incurred and are reflected as a decrease in retained earnings.

        (E)  To reflect additional depreciation and amortization for the write-up of assets to fair value. Intangibles (i.e., trademarks, customer relationships, covenants not to compete and developed technology) are amortized over useful lives ranging from three to eleven years. Customer relationships are amortized using the accelerated method.

        (F)  The deferred gain represents the excess of fair value of the net assets acquired over the amount of consideration transferred. This situation is referred to as a "bargain purchase" in Statement 141R. Statement 141R requires, after the reassessment of the measurement of all components of the acquisition, the recognition of a gain for the amount that the values assigned to the net assets acquired exceeds the consideration transferred in a business combination. Since the acquisition date pursuant to Statement 141R did not occur yet and this is a preliminary assessment of the fair value of the acquired assets and liabilities assumed the excess of fair value of the net assets acquired over the amount of consideration transferred was recorded in the pro forma information as a deferred gain rather than in the statement of operations.

SYNERON AND SYNERON ACQUISITION SUB, INC.

Syneron

        Syneron Medical Ltd. was incorporated in the State of Israel in July 2000. Syneron designs, develops and markets innovative aesthetic medical products based on various technologies including the proprietary ELOS technology, which uses the synergy between electrical energy, including radiofrequency or RF energy, and optical energy to provide effective, safe and affordable aesthetic medical treatments. Syneron's products, which are sold primarily to physicians and other practitioners, target a wide array of non-invasive aesthetic medical procedures, including hair removal, wrinkle reduction, rejuvenation of the skin's appearance through the treatment of superficial benign vascular and pigmented lesions, acne treatment, treatment of leg veins, treatment for the temporary reduction in the appearance of cellulite and thigh circumference, ablation and resurfacing of the skin and one minimally invasive product, which was introduced in February 2008, for laser-assisted lipolysis. Syneron's proprietary ELOS technology, which combines optical and electrical energy, enhances the user's ability to accurately target the tissue to be treated and enables real-time measurement of skin temperature, resulting in increased patient safety and comfort and improved treatment results.

        Syneron's ordinary shares are publicly traded on the NASDAQ Global Select Market under the symbol "ELOS."

        Syneron's executive offices are located at Industrial Zone, Tavor Building, P.O.B. 550 Yokneam Illit, 20692 Israel and Syneron's phone number is + (972-73) 244-2200.

        Additional information concerning Syneron is included in reports filed or furnished by Syneron under the Exchange Act that are incorporated by reference into this document. For additional information, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" beginning on pages 176 and 177, respectively, of this proxy statement/prospectus.

Syneron Acquisition Sub, Inc.

        Syneron Acquisition Sub, Inc. is a Delaware corporation and an indirect wholly-owned subsidiary of Syneron organized on September 4, 2009. Acquisition Sub does not engage in any operations and exists solely to facilitate the merger. Its principal executive offices are located at the same address and it has the same telephone number as Syneron.

DESCRIPTION OF SYNERON ORDINARY SHARES

        A summary of the material provisions governing Syneron's share capital immediately following the completion of the merger is described below. This summary is not complete and should be read together with Syneron's Amended and Restated Articles of Association (the "Amended Articles"), a copy of which has been filed as an exhibit to Syneron's Annual Report on Form 20-F for the year ended December 31, 2007, and the Shareholders' Rights Agreement entered into by and between Syneron and American Stock Transfer & Trust Company, LLC, a copy of which has been submitted on a Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on November 12, 2008.

 General

        This section summarizes the material rights of Syneron shareholders under Israeli law, and the material provisions of Syneron's Amended Articles. This description of Syneron's share capital is only a summary and does not describe the Amended Articles. A copy of Syneron's Amended Articles has been filed with the SEC. For information regarding how to obtain copies of Syneron's Amended Articles and other documents filed with or furnished to the SEC, please see the section entitled "Where You Can Find More Information" beginning on page 176 of this proxy statement/prospectus.

Description of Ordinary Shares

        Syneron's authorized share capital consists of 100 million ordinary shares, par value NIS 0.01 per share.

        Syneron may from time to time, by approval of a majority of its shareholders, increase its authorized share capital. Syneron's fully paid ordinary shares are issued in registered form and are freely transferable under Syneron's Amended Articles. Under the Companies Law, Syneron is required to maintain a major shareholder register listing for shareholders holding 5% or more of Syneron's outstanding ordinary shares.

        Syneron's Amended Articles and the laws of the State of Israel do not restrict the ownership or voting of ordinary shares by non-residents of Israel, except with respect to individuals and entities that are residents of countries in a state of war with Israel, and except with respect to entities which are controlled by residents of countries in a state of war with Israel.

        As of November 19, 2009, 27,595,313 of Syneron's ordinary shares were issued and outstanding. The above number of issued and outstanding ordinary shares does not include 1,251,574 treasury shares held by Syneron through a trustee.

        Based on Syneron issued and outstanding shares as of November 19, 2009, immediately after the completion of the merger, 34,268,066 Syneron ordinary shares are expected to be issued and outstanding, assuming that no Candela stock options or stock appreciation rights and no Syneron share options will be exercised and no Syneron restricted share units will vest after that date.

Listing, Register Number and Purpose

        Syneron's ordinary shares are quoted on the NASDAQ Global Select Market under the symbol "ELOS."

        Syneron's registration number at the Israeli Registrar of Companies is 51-298651-4.

        The objective stated in Syneron's Amended Articles is to engage in any type of lawful business as may be determined by Syneron's board of directors, from time to time.

 Dividend and Liquidation Rights

        Holders of Syneron's ordinary shares are entitled to their proportionate share of any cash dividend, share dividend or dividend in kind declared with respect to Syneron's ordinary shares. Syneron may declare dividends out of profits legally available for distribution. Under the Companies Law, a company may distribute a dividend only if the distribution does not create a reasonably foreseeable risk that the company will be unable to meet its existing and anticipated obligations as they become due. A company may only distribute a dividend out of the company's profits, as defined under the Companies Law.

        Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company's articles of association provide otherwise. Syneron's Amended Articles provide that Syneron's board of directors may declare and distribute dividends without the approval of the shareholders.

        In the event of liquidation, holders of Syneron's ordinary shares have the right to share ratably in any assets remaining after payment of liabilities, in proportion to the paid-up par value of their respective holdings. These rights may be affected by the grant of preferential liquidation or dividend rights to the holders of a class of shares that may be authorized in the future.

Voting, Shareholder Meetings and Resolutions

        Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. This right may be changed if shares with special voting rights are authorized in the future.

        Under the Companies Law, an annual general meeting of Syneron's shareholders should be held once every calendar year, but no later than 15 months from the date of the previous annual general meeting, and shareholders' meetings require prior notice of at least 21 days.

        Syneron's board of directors may, in its discretion, convene additional meetings as "special general meetings." In addition, the board of directors must convene a special general meeting upon the demand of two of the directors, one fourth of the nominated directors, one or more shareholders having at least 5% of outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company. The chairman of the board of directors presides at each of Syneron's general meetings. The chairman of the board of directors is not entitled to vote at a general meeting in his capacity as chairman.

        Most shareholders' resolutions, including resolutions to amend Syneron's Amended Articles (except for amendments relating to the election of directors and the powers, composition and size of the board of directors), make changes in the capital structure such as a reduction of capital, increase of capital or share split, merger or consolidation, authorize a new class of shares, elect directors, other than external directors, appoint auditors, or approve transactions with certain office holders, will be deemed adopted if approved by the holders of a majority of the voting power represented at a shareholders' meeting, in person or by proxy, and voting on that resolution. In most cases, these actions will not require the approval of a special majority.

        The quorum required for a meeting of shareholders is at least two shareholders present, in person or by proxy, within half an hour of the time fixed for the meeting's commencement that together hold shares conferring in the aggregate more than 40% of the total voting power of Syneron's ordinary shares. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place. At the reconvened meeting, the required quorum consists of any number of shareholders present in person or by proxy.

 Election of Directors

        Syneron's ordinary shares do not have cumulative voting rights in the election of directors. Therefore, the holders of ordinary shares representing more than 50% of the voting power at a general meeting of shareholders, in person or by proxy, have the power to elect all of the directors whose positions are being filled at that meeting, to the exclusion of the remaining shareholders. External directors are elected by a majority vote at a shareholders' meeting, provided that either:

  •
  the majority of shares voted for the election includes at least one-third of the shares of non-controlling shareholders voted at the meeting; or

  •
  the total number of shares of non-controlling shareholders voted against the election of the external director does not exceed 1% of the aggregate voting rights in Syneron.

Modification of Class Rights

        The Companies Law provides that the rights of a particular class of shares may not be modified without the vote of a majority of the affected class.

Transfer Agent

        The transfer agent and registrar for Syneron's ordinary shares is American Stock Transfer & Trust Company.

Registration Rights

        Prior to Syneron's initial public offering, Syneron issued preferred shares to Starlight Capital Ltd., European High-Tech Capital S.A. and Marshall Butler. Starlight Capital Ltd. and European High-Tech Capital S.A. are controlled by foundations which have been established for the benefit of family members of Dr. Shimon Eckhouse, the chairman of Syneron's board of directors. Dr. Eckhouse disclaims beneficial ownership of the shares held by these companies. Marshall Butler is a member of Syneron's Board of Directors. All of these preferred shares were subject to registration rights, and all of these preferred shares were automatically converted into ordinary shares at the closing of Syneron's initial public offering. As of the date of this proxy statement/prospectus, Syneron believes that these shareholders continue to hold a certain amount of ordinary shares issued upon conversion of Syneron's preferred shares subject to such registration rights. Pursuant to these registration rights, in the event Syneron proposes to register any securities under the Securities Act, either for Syneron's own account or for the account of other security holders, these and other holders who may hold shares subject to registration rights are entitled to notice of such registration and are entitled to include their remaining ordinary shares subject to the registration rights in such registration, subject to certain marketing cutbacks and other limitations. The holders of at least 50% of the ordinary shares with registration rights will have the right to require Syneron, on not more than one occasion, to file a registration statement on the appropriate form under the Securities Act in order to register the resale of their ordinary shares. Syneron may, in certain circumstances, defer such registration and the underwriters in such registration have the right, subject to certain limitations, to limit the number of shares included. Further, these holders may require Syneron to register the resale of all or a portion of their shares on a Registration Statement on Form F-3, subject to certain conditions and limitations.

Anti-Takeover Provisions

        Other than external directors, who are subject to special election requirements under Israeli law, Syneron's directors are elected in three staggered classes by the vote of a majority of the ordinary shares present, in person or by proxy, at a shareholders' meeting. The directors of only one class are elected at each annual meeting, so that the regular term of only one class of directors expires annually.

        Syneron's board of directors has adopted a shareholder rights plan, as set forth in the rights agreement between Syneron and American Stock Transfer & Trust Company, LLC, as amended (the "Rights Agreement"). Pursuant to the terms of the Rights Agreement, Syneron's board of directors declared a dividend of one right for each ordinary share held by shareholders of record as of the close of business on November 9, 2008. Initially, these rights will not be exercisable and will trade with Syneron's ordinary shares. Under the plan, these rights will generally be exercisable only if a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares or commences a tender or exchange offer for 15% or more of Syneron's ordinary shares (each, an "Acquiring Person"), except if such person or group has become an Acquiring Person pursuant to an offer approved by the majority of Syneron's board of directors. If a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares (except if such person or group has become an Acquiring Person pursuant to an offer approved by the majority of Syneron's board of directors), then as of the closing of the merger each right will generally entitle the holder, other than the Acquiring Person or group, to acquire, for the exercise price of $0.01 per share (subject to adjustment as provided in the plan), 1.25 ordinary shares of Syneron. In addition, if, after a person acquires such ownership, Syneron engages in a merger in which it is not the survivor or its ordinary shares are changed or exchanged, or Syneron sells or transfers more than 50% of its assets or earning power, then as of the closing of the merger each right will generally entitle the holder, other than the Acquiring Person or group, to acquire, for the exercise price of $0.01 per share (subject to adjustment as provided in the plan), 1.25 times the shares of the acquiring company to which each of Syneron's shareholders is entitled to for each ordinary share of Syneron it owns. The terms of the Rights Agreement may be amended by Syneron's board of directors without the consent of the holders of the rights. However, Syneron's board of directors may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of Syneron's ordinary shares. In addition, the board of directors may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the board of directors may not amend the Rights Agreement in a way that adversely affects holders of the rights. Syneron's board of directors may redeem the rights at a price of $0.0001 per right at any time up to 10 days after a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares. The rights plan will continue in effect until November 30, 2010, unless earlier redeemed or amended by Syneron's board of directors. A copy of the rights plan has been filed with the SEC as an exhibit to the registration statement of which this proxy statement/prospectus is a part. This summary description of the rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

        For more information, please see the section entitled "Comparative Rights of Syneron Shareholders and Candela Stockholders—Business Combinations; Interested Shareholder Transactions; Anti-Takeover Effects" on page 173 of this proxy statement/prospectus.

CANDELA BUSINESS

Introduction

        Candela is a pioneer in the development and commercialization of advanced aesthetic lasers that allow physicians and personal care practitioners to treat a wide variety of cosmetic and medical conditions including:

  •
  permanent hair reduction on all skin types;

  •
  skin rejuvenation, skin tightening and wrinkle reduction;

  •
  vascular lesions such as rosacea, facial spider veins, leg veins, port wine stains, angiomas and hemangiomas;

  •
  all-color tattoo removal;

  •
  skin resurfacing scars, stretch marks and warts;

  •
  removal of benign pigmented lesions such as sun spots, age spots, freckles, and Nevus of Ota/Ito;

  •
  acne and acne scars;

  •
  sebaceous hyperplasia;

  •
  pseudofolliculitis barbae (beard bumps or "PFB");

  •
  psoriasis; and

  •
  other cosmetic skin treatments.

        Since Candela's founding nearly 40 years ago, it has continuously developed and enhanced applications for laser technology. In the mid-1980's Candela began developing laser technology for medical applications, and since that time it has shipped approximately 14,500 systems to over 85 countries. Since the early 1990's Candela has focused its organizational resources on developing laser and light-based technology for use solely in cosmetic, dermatological, and aesthetic applications. Below is a sampling of Candela's innovations in the laser and light-based technologies market:

  •
  first laser system based on selective photothermolysis to treat cutaneous vascular lesions with minimal skin injury;

  •
  first laser system to treat vascular lesions approved by the FDA for use on children;

  •
  first Q-switched alexandrite laser for pigmented lesions and tattoos;

  •
  first effective pulsed dye laser treatment of hemangiomas, scars and warts;

  •
  first multi-wavelength long-pulse dye laser for treatment of leg telangiectasia (spider veins);

  •
  first laser with a clearance for non-invasive treatment of acne and acne scars;

  •
  first hair removal laser with integrated Dynamic Cooling Device, or DCD;

  •
  first pulsed dye laser with DCD for wrinkles;

  •
  first DCD for epidermal protection in vascular lesion treatment;

  •
  first to introduce "laser-pumped-laser" hand-piece technology for more efficacious pigmented lesion and all color tattoo removal treatments (for which Candela has applied for a patent); and

  •
  first pain reduction device for aesthetic lasers and intense pulse light, or IPL, systems.

        Candela's current product line offers comprehensive and technologically sophisticated cosmetic and aesthetic lasers and light-based systems used by physicians and personal care practitioners to treat a wide variety of cosmetic and medical conditions. Candela's product line includes the following innovative products:

  •
  GentleMax™—Multi-wavelength technology integrated aesthetic treatment workstation.

  •
  AlexTriVantage™—The total pigmented lesion and tattoo solution using multi-wavelength technology in conjunction with Candela's "laser-pumped-laser" hand piece technology.

  •
  GentleLASE® family of alexandrite lasers which provide the highest power, speed, efficacy and ease-of-use in permanent hair reduction, vascular lesions, wrinkle reduction and the treatment of pigmented lesions.

  •
  GentleYAG® family of Nd: YAG lasers which provide fast, effective permanent hair reduction for every skin type including tanned or dark skin, treatment of beard bumps, leg and facial veins, and skin tightening.

  •
  Vbeam®—The gold standard pulsed-dye technology which eliminates vascular lesions including port wine stain birthmarks, rosacea, leg and facial veins, post-operative bruising and provides skin rejuvenation by the reduction of diffuse redness and pigmentation, scars, warts, psoriasis and hemangiomas.

  •
  Smoothbeam® diode laser, for treatment of acne and acne scars, sebaceous hyperplasia and wrinkle reduction.

  •
  SmoothPeel™—Erbium: YAG laser, the simple choice for superior laser peels.

  •
  QuadraLASE™—A complete solution to Fractionated and traditional C02 skin resurfacing.

        There were nearly 10.3 million surgical and non-surgical cosmetic procedures performed in the U.S. in 2008, as reported by the American Society for Aesthetic Plastic Surgery, or ASAPS. While there was a 12% decrease in total number of cosmetic procedures from 2007 to 2008, there still has been an overall increase of over 160% in the number of cosmetic procedures performed since 1997. Women represented 92% of this total market or nearly 9.3 million procedures. The growth in the market for using aesthetic laser and light-based products is currently a worldwide phenomenon being driven by an increase in discretionary income of aging baby-boomers, which continues to create new opportunities for Candela. This market demographic places a premium on good health and personal appearance, and has demonstrated a willingness to pay for health and cosmetic products and services.

        In addition, growth in the popularity of laser and light-based treatments among the general population is also spurring demand for Candela's products. In calendar 2008, according to ASAPS, Americans spent an estimated $11.8 billion on cosmetic procedures. In particular, laser and light-based systems are proving an attractive alternative for eliminating unwanted hair. Of the top five non-surgical cosmetic procedures performed in 2008, laser hair removal was the second most popular and is the most common procedures performed on patients aged 18 and under. According to a 2007 report published by the Millennium Research Group, it is estimated that by 2011 the U.S. market for laser hair removal will reach approximately $238.5 million, representing a CAGR of 10.8%.

        Candela is dedicated to developing safe and effective products. Its aesthetic laser and light-based systems are further distinguished by being among the fastest, smallest and most affordable in their respective markets.

        Candela was incorporated in Massachusetts on October 22, 1970, and subsequently reincorporated in Delaware on July 1, 1985. Candela's fiscal year consists of the 52 or 53-week period ending on the Saturday closest to June 30 of each year.

 Industry Overview

        Lasers and light-based devices use the unique characteristics of light to achieve precise and efficacious therapeutic effects, often in a non-invasive manner. The precise color, concentration and controllability of different types of light provide for the delivery of a wide range of specialized treatments. First introduced in the 1960's, the use of lasers for medical applications grew rapidly in the 1990's as technical advances made medical lasers more effective and reliable. Medical lasers and light-based devices are today used for numerous types of procedures falling into four broad categories: ophthalmic surgery, aesthetic and cosmetic procedures, general surgery, and dental procedures. Candela competes solely within the growing market for lasers and light-based devices for performing aesthetic, dermatological, and cosmetic procedures including:

  •
  removal of unwanted hair;

  •
  treatment of rosacea, facial veins and leg veins, red birthmarks, scars, stretch marks and warts;

  •
  facial rejuvenation and skin tightening to reduce the appearance of fine lines and wrinkles;

  •
  removal of pigmented lesions such as sun spots, age spots and freckles;

  •
  treatment of acne and acne scars;

  •
  treatment of psoriasis;

  •
  treatment of Nevus of Ota and melasma;

  •
  tattoo removal; and

  •
  skin resurfacing.

        Lasers produce intense bursts of highly focused light to treat skin tissues. A laser's wavelength (color), energy level, spot size and pulse width (exposure time) are optimized for the specific treatment. Light-based devices commonly referred to as intense pulsed light, or IPL, feature a broad range of wavelength of light designed to target vascular and pigmentary targets for facial rejuvenation procedures. Hair removal and the treatment of various leg vein malformations require the deepest laser penetration for successful treatment while scars and red birthmarks (port wine stains and hemangiomas) require less laser penetration. Pigmented lesions such as sun spots, age spots and tattoos are typically surface conditions that require the least amount of penetration. Different conditions may require the use of different types of lasers with specific power requirements and optimized operating parameters. An active aesthetic practice addressing a broad range of cosmetic procedures may need multiple lasers.

        Candela believes the aesthetic and cosmetic laser industry, while in a temporary downturn, remains a sector poised for long-term growth. The major factors converging to drive this anticipated growth are:

  •
  medical practitioners desire to drive additional revenue into their practices due to the increasing reduction in insurance reimbursement;

  •
  discretionary income of aging baby boomers; and

  •
  increased general acceptance of aesthetic and cosmetic laser treatments.

        Aesthetic and cosmetic device vendors, who are able to deliver lasers that are efficacious, cost effective, reliable, and easy to use, will be well positioned to take advantage of such broad-based industry growth.

        Managed care and reimbursement restrictions in the U.S., and similar constraints outside the U.S., such as socialized medicine, are motivating practitioners to emphasize aesthetic and cosmetic procedures that are delivered on a private, fee-for-service basis. While cosmetic procedures were once the domain of plastic surgeons and dermatologists, reimbursement reductions coupled with the reliable revenue stream from private-pay procedures have piqued the interest of other specialties, including general practitioners, family care practitioners, obstetricians, gynecologists and general and vascular surgeons.

        Key technical developments required for the broader cosmetic laser and light-based treatment markets relate to ease-of-use, versatility, speed, lower costs, safety and effective elimination of undesirable side effects. These factors are critical for broader segments of practitioners who wish to build aesthetic and cosmetic laser and light-based treatment practices. These factors are also important for minimizing the disruption of a patient's normal routine and for building demand for procedures addressing very large patient populations.

Business Strategy

        Candela believes that a convergence of price, performance and technology is occurring in the aesthetic and cosmetic laser industry which is driving market expansion. Candela believes it has the necessary infrastructure in place to capitalize on this expansion. Candela's objective is to continue to be the leading provider of aesthetic and cosmetic lasers by using its proprietary technology and expertise in light and tissue interaction, as well as by developing market-oriented products that utilize related technologies. Candela's business strategy is focused on the following goals:

  •
  increase penetration of its traditional customer base;

  •
  expand beyond its traditional customer base;

  •
  reduce product costs;

  •
  expand and leverage its international distribution channels;

  •
  introduce new technologies or expand existing technologies that improve current treatment procedures and outcomes and provide its customers with unique differentiation;

  •
  develop home use products that enable consumers to leverage the advantages of light based technologies at home; and

  •
  continue investing in research and development to develop new applications that are efficacious, cost-effective, reliable and easy to use and have a high return on investment for its customers.

        Increase Penetration of Candela's Traditional Customer Base.    Candela's traditional customer base consists of dermatologists and plastic and cosmetic surgeons. Candela believes that the continued innovation that results in the introduction of devices and applications that enable its traditional customers to deliver new services to their patients is the key to growth in this segment. In addition, more versatile devices, differentiated features and increased efficacy and speed will enable Candela to continue to grow its share in this market.

        Expand beyond Candela's traditional customer base.    As reimbursement rates have dropped over the past several years, many primary care physicians (family and general practice, and obstetrics and gynecology physicians) have begun to seek new services to offer to their patients. Cosmetic laser and light-based procedures represent an ideal new service that is appealing to their patients, and adds a new "cash-pay" revenue stream to their practices. As more primary care physicians realize that these procedures are safe and easy to perform and that the devices are versatile and affordable, awareness of cosmetic laser and light-based procedures will continue to grow.

        Reduce Product Costs.    Candela applies bottom-up engineering, focusing on each component to improve the performance of each device while reducing its size, complexity, and cost. Candela believes its approach leads to devices with fewer parts and greater manufacturing efficiency, resulting in lower production costs. This enables Candela to offer more reliable products at more affordable prices.

        Expand and Leverage Candela's Distribution Channels.    North America presently is the largest single geographic market for Candela products. Candela continues to upgrade its U.S. sales force to better address the needs of its traditional core markets. Outside of the Unites States, Candela continues to strengthen its long-standing positions in Europe and Japan and is seeking to expand its markets in Asia-Pacific and Latin America. Candela currently has direct sales offices in Madrid, Lisbon, Rome, Frankfurt, Paris, Cwmbran (U.K.), Osaka, Fukuoka, Nagoya, Tokyo, Prospect (Australia), and strong distribution partners covering 76 countries worldwide including China. Over the past year Candela increased the number and improved the quality of its international independent distributor channels.

        Introduce New Technologies or Expand Existing Technologies that Improve Current Treatment Procedures.    As the market for non-invasive cosmetic procedures continues to expand, Candela has a strong focus on how to improve existing treatments which enables its customers to improve results and the overall experience for their customers. For example, improving patient outcomes for post-surgical bruising is an expanded treatment capability for the Vbeam.

        Develop Home Use Products.    Candela continues to evaluate opportunities to leverage technologies and application knowledge from its professional business and apply it to the Home Use Market. Despite the current economic environment, Candela has continued to fund proof of concept activities focused on the Home Use market.

        Continue Investing in Research & Development.    Candela believes that continued investment in research and development is necessary to maintain its position as a leader in the aesthetic laser and light-based device market. Candela's research and development approach is to develop high quality, reliable, and affordable products that address its existing markets and also allow it to expand into larger, growing markets. In support of this approach, Candela's research and development staff works closely with its marketing and operations teams to identify new clinical applications that serve its markets. Candela has numerous research and development arrangements with leading physicians, hospitals and academic laboratories in the U.S. and throughout the world. In a parallel effort, Candela's research and development and engineering teams continue to optimize its existing products by adding new technologies, increasing the speed of treatment and ease of use for its customers as well as reduce the overall size of its products.

The Market for Aesthetic and Cosmetic Laser and Light-Based Systems

        Candela's traditional customer base for aesthetic and cosmetic devices consists of dermatologists and plastic and cosmetic surgeons. In addition, other practitioner groups are emerging as potential customers, including general and family practitioners, obstetricians, gynecologists, and general and vascular surgeons. In the U.S., according to the American Medical Association and various professional societies, there are approximately 15,580 dermatologists, 10,000 plastic and cosmetic surgeons and 13,600 ear, nose and throat specialists. Practitioners in other specialties that are beginning to buy aesthetic and cosmetic laser and light-based systems include 101,000 general and family practitioners, 40,433 obstetricians and gynecologists, and 28,000 general and vascular surgeons. In addition, the aesthetic and cosmetic laser and light-based system market includes non-medical practitioners, notably electrologists, of which there are an estimated 6,000 in the U.S. and approximately 4,000 med spa owners in the U.S.

        The end markets for cosmetic procedures encompass broad and growing patient groups, including aging "baby boomers" as well as younger age groups. There are approximately 80 million baby boomers, representing approximately 29% of the total U.S. population. This large population group has exhibited a strong demand for aesthetic and cosmetic procedures. Candela believes that as the cost of treatments decreases and the popularity of cosmetic procedures such as hair removal increases, the target market for these procedures will expand beyond the baby boomers to include a broad range of women and men aged 17 to 65. Candela believes that similar demographics will help support the growth of the aesthetic and cosmetic market outside of the U.S. as well.

        Hair Removal.    Candela believes that the great majority of the 108 million women over the age of 16 in the U.S. employ one or more techniques for temporary hair removal from various parts of the body. Also, a growing number of men are removing hair by means other than their daily shaving routine. A number of techniques are used to pull hair from the follicle including waxing, depilatories, and tweezing. In the waxing process, a lotion, generally beeswax-based, is spread on the area to be treated and is then rapidly peeled off, pulling out the entrapped hairs. Depilatories employ rotating spring coils or slotted rubber rolls to trap and pull out the hairs. Tweezing involves removing individual hairs with a pair of tweezers. Pulling hair from the follicle produces temporary results, but is often painful and may cause skin irritation. Depilatory creams, which contain chemicals to dissolve hair, frequently leave a temporary unpleasant odor and may also cause skin irritation. Shaving is the most widely used method of hair removal, especially for legs and underarms but produces the shortest-term results. Hair bleaches do not remove hair, but instead lighten the color of hair so that it is less visible. A principal drawback of all of these methods is that they require frequent treatment.

        Candela believes the market for laser and light-based hair removal is growing as the customer compares laser and light-based treatments to the other hair removal methods currently available. The benefits of a laser and light-based system treatment include:

  •
  significantly reduced procedure time and number of treatments;

  •
  significantly longer-term cosmetic improvement;

  •
  treatment of larger areas in each treatment session;

  •
  less discomfort during and immediately following procedures;

  •
  reduced risk of scarring and infection; and

  •
  non-invasive in nature.

        Vascular Lesions.    Benign vascular lesions are abnormal, generally enlarged and sometimes proliferating blood vessels that appear on the surface of the skin as splotches, dots, bulges, and spider shapes in a variety of colors ranging from red to purple. Different types of benign vascular lesions include the following:

  •
  stretch marks and scars;

  •
  varicose veins, which are large veins greater than 1mm in diameter and often bulge above the skin surface;

  •
  rosacea, which is the dilation of capillaries in the cheeks, nose, forehead and chin;

  •
  telangiectasias, more commonly referred to as spider veins, appearing on the face and other parts of the body;

  •
  leg telangiectasias, which are smaller spider veins up to 1mm in diameter appearing as single strands;

  •
  port wine stains, which are vascular birthmarks characterized by a red or purple discoloration of the skin; and

  •
  hemangiomas, which are protuberances that consist of dilated vessels, which often appear on newborns within one month of birth.

        Pigmented Lesions/Tattoos.    Benign pigmented lesions can be both epidermal, on the outer layer of skin, and dermal, on the innermost layer of skin, natural or man-made (tattoos) and can constitute a significant cosmetic problem to those who have them. There has been a significant increase, in recent years, in the number of people getting tattoos and it is currently estimated that approximately 24% of the U.S. population has one or more of them. This figure is expected to grow to as much as 40% of the population in the next several years.

        Skin Rejuvenation.    Skin rejuvenation is one of the fastest growing segments of the aesthetic laser and light-based system market. A significant percentage of the population suffers from fine lines and wrinkles or older looking skin as a result of the normal aging process. This is the primary group of candidates for non-ablative laser and skin tightening treatments. While the market for skin rejuvenation is greatest in the U.S., significant opportunities abound in international markets where there is an aging demographic, such as Japan, or a high prevalence of photo-damaged skin, such as Australia and Latin America.

        Acne.    Patients have expressed dissatisfaction with existing therapies for acne and acne scarring. These therapies include the following: drug therapy, dermabrasion, ablation, excision, chemical peeling and injections of filler materials. These therapies have minimal efficacy, a significant side-effect profile, require long recovery periods and, in most cases, do not meet patient expectations. For many of these patients, laser treatment can represent a better treatment alternative. Laser therapy can effectively target the sebaceous gland which is the root cause of acne.

        Acne Scars.    The majority of existing acne scar patients that initially seek traditional treatments decide not to undertake a procedure due to the side-effects and social down-time. A more acceptable alternative for acne scar treatment is laser therapy. In the treatment of acne scars, the laser initiates deposition of new collagen to raise depressions in the skin, reducing the appearance of acne scars. Over a series of treatments, new collagen can fill in and soften the appearance of acne scars.

        Psoriasis.    According to the National Institutes of Health, or NIH, as many as 7.5 million Americans and 125 million people worldwide have psoriasis.

        Skin Resurfacing.    In calendar 2008, there were approximately 571,000 skin resurfacing procedures performed in the U.S., most using non-ablative skin resurfacing technologies. In addition to these procedures, there were also approximately 592,000 chemical peels and 557,000 microdermabrasion procedures conducted in the U.S., respectively.

Candela's Products

        Candela researches, develops, manufactures, markets, sells, distributes, and services laser systems used to perform procedures addressing patients' aesthetic medical and cosmetic concerns. Candela offers a comprehensive range of products based on proprietary technologies focusing on the major aesthetic and cosmetic laser applications.

        Candela's objective is to remain a leading provider of aesthetic and cosmetic lasers by continually striving to develop effective, versatile, smaller, faster, and less expensive devices. Candela has been, and continues to be, a pioneer in the laser industry. From the start, Candela's mission has been to lead the way in the development of innovative laser products which include:

        Dynamic Cooling Device, or DCD.    The DCD cools the top layer of the skin, while leaving the targeted underlying hair follicle, vein or other structure at normal temperature. As a result, higher levels of laser energy can be delivered during treatment, while minimizing thermal injury, pain, and the inconvenience associated with anesthetics. The design of the hand-held DCD enables the practitioner to clearly see the area being treated, and the combined efficiency of the lasers and DCD reduces the risks of over treatment. The DCD delivers just the right amount of cooling quickly and consistently. Currently, DCD is available as an option on several Candela laser systems.

GentleMax®

  •
  Integrated aesthetic treatment workstation with multiple wavelength capability;

  •
  The fastest and most powerful Nd:YAG 1064 laser and 755 nm laser in one;

  •
  Superior results in less time and in fewer treatments;

  •
  Touch-screen technology for user-friendly interface;

  •
  Unlimited potential with complete treatment versatility offering unmatched permanent hair reduction to skin tightening and skin rejuvenation to treating leg and facial veins- as many as 36 different applications; and

  •
  Offers a choice of skin cooling options—from chilled air technology to Candela's integrated and patented DCD that utilizes bursts of cryogen before and after the laser pulse to offer unparalleled patient comfort.

SmoothPeel®

  •
  Erbium:YAG laser for precise and predictable peels without the chemicals;

  •
  Superior ablative characteristics for skin; and

  •
  Offering patients multiple treatment options from simple freshening to a peel comparable to a glycolic acid peel with just a few days of downtime.

AlexTriVantage®™

  •
  The total all-color tattoo and pigmented lesion solution;

  •
  New laser-pumped laser hand pieces (patent pending) offer a unique and elegant design;

  •
  Effective removal of even the most difficult tattoo colors;

  •
  New long pulse mode offers advanced rejuvenation treatments for a wider variety of pigmented lesions;

  •
  Candela's fastest, gentlest, most powerful q-switched alexandrite laser; and

  •
  Touch-screen technology for user friendly interface.

QuadraLASE™

  •
  The complete solution to fractional and traditional CO2 skin resurfacing;

  •
  Provides a unique QuadraSCAN™ scanning system for enhanced patient comfort;

  •
  Dual fractionated (300 and 180μ) hand pieces and surgical hand pieces provide variable depth therapy and full range of treatment options; and

  •
  No disposables and value-pricing mean lower cost of ownership and therefore greater profitability for users.

GentleLASE®

  •
  One of the largest spot size on any hair removal laser (18mm) resulting in faster treatment times, more patients seen, more revenue generated, greater profit ability;

  •
  Treats most skin types;

  •
  Longer delivery system: treat head-to-toe without repositioning laser;

  •
  Lightweight, compact design;

  •
  Multiple spot sizes and applications; and

  •
  DCD epidermal cooling—no messy gels required.

GentleYAG®

  •
  One of the fastest, most powerful Nd:YAG laser on the market today;

  •
  Provides treatment versatility, including skin tightening and leg vein removal;

  •
  One of the largest spot (18mm) on any Nd:YAG laser; multiple spot sizes for multiple applications;

  •
  Optimized for all skin types, including dark and tanned skin;

  •
  Multiple configurations, upgradeable;

  •
  Advanced yet affordable; and

  •
  DCD epidermal cooling—no messy gels required.

Vbeam®

  •
  Gold standard pulsed dye laser offering vascular and skin rejuvenation treatments with no downtime;

  •
  Reduces bruising associated with injectables and other cosmetic procedures;

  •
  Micro-pulse technology for purpura-free results;

  •
  Smart user interface provides pre-set treatment parameters with a touch of the screen; and

  •
  DCD epidermal cooling—no messy gels required.

Smoothbeam®

  •
  Clinically proven leader in acne therapy with clearance up to 24 months;

  •
  1450 nm wavelength stimulates new collagen growth to treat fine lines and wrinkles;

  •
  Quick, effective, non-invasive treatment for patients;

  •
  DCD epidermal cooling—no messy gels required; and

  •
  Convenient table top size and simple set-up.

Sales and Distribution

        Candela markets and sells its products worldwide. Executives in North America, Latin America, Japan, Asia-Pacific, and Europe manage its marketing, selling, and service activities through a combination of direct personnel and a network of independent distributors.

        The mix of direct sales and distributor sales varies by region. Generally, Candela's distributors enter into 2-3 year exclusive agreements during which they typically agree not to sell Candela's competitors' products. Candela's sales strategy is to choose the most productive and practicable distribution channel within each of its geographic markets.

        Candela sells products in the U.S. primarily through its direct sales force to its traditional customer base of dermatologists and plastic and cosmetic surgeons. Candela's products are distributed to its non-traditional markets through an exclusive arrangement with McKesson's Medical Surgical Division. McKesson has approximately 450 dedicated sales representatives that showcase a wide range of products to family and general practice, and obstetrics and gynecology, physicians.

        Outside the U.S., Candela sells its products in Europe, Japan, Latin America, the Middle East, and Asia-Pacific through direct sales offices and distribution relationships. Candela has a total of 130 employees in its direct sales offices in Madrid, Lisbon, Rome, Frankfurt, Paris, Tokyo, Nagoya, Fukuoka,

Osaka, Cwmbran, and Sydney. Candela also has established distribution relationships in China, Europe, Japan, Africa, Latin America, and the Middle East. Outside the U.S., Candela is utilizing approximately 60 distributors. For additional financial information about Candela's segments and geographical areas, see Note 13 of Candela's consolidated audited financial statements and the related notes thereto, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3.

        The following chart shows data relating to Candela's international activities during each of the last three fiscal years by geographic region. Revenue generated from regions other than the U.S. includes sales from Candela's German, Spanish, Italian, United Kingdom, French, Japanese, and Australian subsidiaries, as well as sales shipped directly to international locations from the U.S.

Revenues:	June 27, 2009	June 28, 2008	June 30, 2007
(in thousands)
U.S. and Canada	$39,050	$55,077	$64,397
Europe	43,814	55,521	42,344
Japan and Asia-Pacific	29,717	31,330	29,935
Latin America & all others	3,999	4,689	11,101

	$116,580	$146,617	$147,777

Service and Support

        Candela believes that quick and effective delivery of service is important to its customers. Candela's principal service center and parts depot is located at its Wayland, Massachusetts headquarters. Parts depots are also located at its sales offices in Japan, Australia, the U.K., Spain, Portugal, Italy, Germany, and France. Independent distributors also maintain parts depots.

        Candela also believes a highly trained and qualified service staff is important to product reliability. Distributors and subsidiaries have the primary responsibility of servicing systems within their territories. Their service personnel are required to attend formal training to become authorized. Candela provides service training in Asia, Europe and the U.S.. In addition, Candela has service and technical support staff in each of its markets worldwide.

        Post-warranty product maintenance and repair provides an additional recurring source of revenue. Customers may elect to purchase a service contract or purchase service on a time-and-materials basis. Candela's service contracts offer a range of service levels and options, including additional clinical support. The contract terms generally run in 12 or 24-month intervals. For additional financial information about Candela's warranty reserve, see Note 8 of Candela's consolidated audited financial statements and the related notes thereto, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3.

        Candela emphasizes education and support of its customers. Periodic device calibration/verification, coupled with the continuous training of its service providers, helps to ensure product reliability. Candela extends prompt and courteous technical and clinical support to its customers when needed.

Manufacturing and Raw Materials

        Candela designs, assembles, and tests its branded products at its Wayland, Massachusetts and South Plainfield, New Jersey facilities. Ensuring adequate and flexible production capacity, applying lean manufacturing techniques, continually reducing costs, and maintaining superior product quality are top priorities of its manufacturing organization. Candela achieves its goals by:

  •
  working closely with the research and development organization, including significant early involvement in product design;

  •
  continually improving its just-in-time manufacturing and inventory processes;

  •
  effectively managing and working closely with a limited number of the most qualified suppliers; and

  •
  applying the latest cell manufacturing techniques.

        Candela's facility has ISO 13485 certification and has established and is maintaining a quality system that meets the requirements of ISO 13485:2003 from both the EC Directive 93/42/EEC and Canadian Medical Devices Regulation. The ISO 13485 certification provides evidence that Candela conforms to quality system requirements for the design, development, production, servicing and distribution of medical lasers and accessories.

        Candela's products are manufactured with standard components and subassemblies supplied by third party manufacturers to Candela's specifications. Candela purchases certain components and subassemblies from a limited number of suppliers.

        If Candela's suppliers are unable to meet its requirements on a timely basis, Candela's production could be interrupted until it obtains an alternative source of supply. To date, Candela has not experienced significant delays in obtaining dyes, optical and electro-optical components, electronic components, Alexandrite rods and other raw materials for its products. Candela believes that over time alternative component and subassembly manufacturers and suppliers can be identified if its current third party manufacturers and suppliers fail to fulfill its requirements.

Research and Development

        Candela believes that its advanced research and engineering activities are crucial to maintaining and enhancing its business, and it is currently conducting research on a number of applications. Candela believes that its in-house research and development (R&D) staff has demonstrated its ability to develop innovative new products that meet evolving market needs. Candela's core competencies include:

  •
  applied laser physics and technology;

  •
  tissue optics;

  •
  photochemistry;

  •
  light-tissue interaction;

  •
  clinical research;

  •
  aesthetic laser applications;

  •
  engineering and design of medical laser devices; and

  •
  collaborative research with leading academic and medical institutions.

        As Candela discovers new technologies or applications with commercial potential, it assembles a team to develop the new product or application in cooperation with leading physicians and medical and research institutions. In the U.S. in particular, Candela must receive FDA clearance before marketing new products or applications.

        Candela's research and development team works with its operations group to design its products for ease of manufacturing and assembly and with its marketing group to create and respond to market opportunities. Candela believes this interaction between functional groups facilitates the introduction of new products with the right balance of features, clinical benefits, performance, quality, and cost. Historically, Candela's research and development effort has relied primarily on internal development building on its core technologies. In addition to Candela's internal team, Candela regularly engages the services of independent engineering and development firms to assist in the acceleration of new product development.

        Candela also conducts joint research with physicians affiliated with various medical and research institutions. One example of technology developed through joint research is Candela's Dynamic Cooling Device which was developed in conjunction with the Beckman Laser Institute at the University of California, Irvine. Candela anticipates continuing joint research and licensing arrangements with reputable medical research institutions in future periods.

        Candela's expenditures on research and development are set forth in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations of Candela" beginning on page 150 of this proxy statement/prospectus.

Backlog

        Candela typically has not had, and does not anticipate having, significant backlog in the future. Accordingly, Candela does not believe that its backlog at any particular date is necessarily an accurate predictor of revenue for any succeeding period.

Customers

        Candela's sales are not dependent on any single customer or distributor, and it continues to expand its distribution channels worldwide through direct and indirect sales forces. Candela experiences some seasonal reduction of its product sales in its first fiscal quarter due to the summer holiday schedule of physicians and their patients.

Competition

        Competition in the aesthetic and cosmetic laser industry is intense and technological developments are expected to continue at a rapid pace. Although there are several manufacturers of aesthetic and cosmetic lasers, Candela believes it is one of only a few companies that offer a broad range of technologies and products able to address multiple clinical applications. Unlike Candela, few of its competitors focus exclusively on the cosmetic and aesthetic laser market and several rely on a single technology which can be limiting. Candela competes on the basis of proprietary technology, product features, performance, service, price, and reputation. Some of Candela's competitors have greater financial, marketing, and technical resources than Candela does. Moreover, some competitors have developed, and others may attempt to develop, products with applications similar to Candela's. Candela believes that many factors will affect its competitive position in the future, including its ability to:

  •
  develop and manufacture new products that meet the needs of its markets;

  •
  respond to competitive developments and technological changes;

  •
  manufacture its products at lower cost;

  •
  retain a highly qualified research and engineering staff;

  •
  provide sales and service to a worldwide customer base; and

  •
  maintain and improve product reliability.

Proprietary Rights

        Candela has numerous patents and has a number of patent applications pending to protect its rights in certain technical aspects of its hair removal, wrinkle removal, acne treatment, benign vascular lesion, pigmented lesion, and other laser systems.

        In addition to its portfolio of issued patents and patent applications, Candela licenses patented technology from third parties. Candela uses its patented DCD under a license agreement to patent rights owned by the Regents of the University of California, or the Regents.

        In August 2000, Candela obtained exclusive license rights to the DCD, subject to certain limited license rights of Cool Touch, Inc., or Cool Touch, in the following fields of use:

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  procedures that involve skin resurfacing and rejuvenation;

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  vascular skin lesions; and

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  laser hair removal.

        Cool Touch obtained a license to the DCD on a co-exclusive basis with Candela, in certain narrower fields of use. Cool Touch is restricted in its ability to assign its license rights to certain existing competitors of Candela. Candela is entitled to one-half of all royalty income payable to the Regents from Cool Touch. Under the agreement, Candela no longer is required by the Regents to negotiate sublicenses to third parties. However, Candela is entitled to one-half of all royalties due from any other entity that licenses the DCD technology from the Regents in other fields of use.

        Candela relies primarily on a combination of patent, copyright, and trademark laws to establish and protect its proprietary rights. Candela also relies on trade secret laws, confidentiality procedures and licensing arrangements to establish and protect its technology rights. In addition, Candela seeks to protect its proprietary rights by using confidentiality agreements with employees, consultants, advisors, and others. Candela cannot be certain that these agreements will adequately protect its proprietary rights in the event of any unauthorized use or disclosure, that Candela's employees, consultants, advisors or others will maintain the confidentiality of such proprietary information, or that Candela's competitors will not otherwise learn about or independently develop such proprietary information.

        Despite Candela's efforts to protect its intellectual property, unauthorized third parties may attempt to copy aspects of its products, to violate its patents, or to obtain and use its proprietary information. In addition, the laws of some foreign countries do not protect Candela's intellectual property to the same extent as do the laws of the U.S.. The loss of any material patent, trademark, trade name, trade secret or copyright could hurt Candela's business, results of operations and financial condition.

        Candela believes that its products do not infringe the rights of third parties, although two parties are presently asserting that its products infringe their patents. For additional information concerning Candela's legal proceedings, please see the section entitled "Candela Business—Legal Proceedings" beginning on page 148 of this proxy statement/prospectus. Candela cannot be certain that third parties will not assert infringement claims against it in the future or that any such assertions will not result in costly litigation or require Candela to obtain a license to third party intellectual property. In addition, Candela cannot be certain that such licenses will be available on reasonable terms or at all, which could hurt its business, results of operations and financial condition.

        Candela GentleLASE, Vbeam, GentleYAG and Smoothbeam are registered trademarks and GentleMax, AlexTriVantage, SmoothPeel, Dynamic Cooling Device, DCD and the Candela flame are trademarks of Candela. Serenity, Pneumatic Skin Flattening, and PSF are also trademarks of Candela.

Government Regulation

        FDA's Pre-market Clearance and Approval, or PMA, Requirements.    Unless an exemption applies, each medical device that Candela wishes to market in the U.S. must receive either "510(k) clearance" or PMA in advance from the FDA pursuant to the Federal Food, Drug, and Cosmetic Act. The FDA's 510(k) clearance process usually takes from three to twelve months, but it can last longer. The process of obtaining PMA approval is much more costly, lengthy, and uncertain and generally takes from one to three years or even longer. Candela cannot be sure that 510(k) clearance or PMA approval will ever be obtained for any product it proposes to market.

        The FDA decides whether a device must undergo either the 510(k) clearance or PMA approval process based upon statutory criteria. These criteria include the level of risk that the agency perceives is associated with the device and a determination whether the product is a type of device that is similar to devices that are already legally marketed. Devices deemed to pose relatively less risk are placed in either class I or II, which requires the manufacturer to submit a pre-market notification requesting 510(k) clearance, unless an exemption applies. The pre-market notification must demonstrate that the proposed device is "substantially equivalent" in intended use and in safety and effectiveness to a legally marketed "predicate device" that is either in class I, class II, or is a "pre-amendment" class III device (i.e., one that was in commercial distribution before May 28, 1976) for which the FDA has not yet decided to require PMA approval.

        After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance. The FDA requires each manufacturer to make this determination in the first instance, but the FDA can review any such decision. If the FDA disagrees with a manufacturer's decision not to seek a new 510(k) clearance, the agency may retroactively require the manufacturer to submit a pre-market notification requiring 510(k) clearance. The FDA also can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance is obtained. Candela has modified some of its 510(k) cleared devices but has determined that, in its view, new 510(k) clearances are not required. Candela cannot be certain that the FDA would agree with any of Candela's decisions not to seek 510(k) clearance. If the FDA requires Candela to seek 510(k) clearance for any modification, Candela also may be required to cease marketing and/or recall the modified device until it obtains a new 510(k) clearance.

        Devices deemed by the FDA to pose the greatest risk such as life-sustaining, life-supporting or implantable devices, or deemed not substantially equivalent to a legally marketed predicate device, are placed in class III. Such devices are required to undergo the PMA approval process in which the manufacturer must prove the safety and effectiveness of the device to the FDA's satisfaction. A PMA application must provide extensive pre-clinical and clinical trial data and also information about the device and its components regarding, among other things, manufacturing, labeling, and promotion. After approval of a PMA, a new PMA or PMA supplement is required in the event of a modification to the device, it's labeling, or its manufacturing process.

        A clinical trial may be required in support of a 510(k) submission or PMA application. Such trials generally require an Investigational Device Exemption, or IDE, application approved in advance by the FDA for a limited number of patients, unless the product is deemed a non-significant risk device eligible for more abbreviated IDE requirements. The IDE application must be supported by appropriate data, such as animal and laboratory testing results. Clinical trials may begin once the IDE application is approved by the FDA and the appropriate institutional review boards are at the clinical trial sites.

        To date, the FDA has deemed Candela's products to be class II devices eligible for the 510(k) clearance process. Candela believes that most of its products in development will receive similar treatment. However, Candela cannot be certain that the FDA will not deem one or more of Candela's future products to be a class III device and impose the more burdensome PMA approval process.

        Pervasive and Continuing FDA Regulation.    A host of regulatory requirements apply to marketed devices such as Candela's laser and light-based products, including labeling regulations, the Quality System Regulation (which requires manufacturers to follow design, testing, control, documentation, and other quality assurance procedures), the Medical Device Reporting regulation (which requires that manufacturers report to the FDA certain types of adverse events involving their products), and the FDA's general prohibition against promoting products for unapproved or "off label" uses. Candela's Class II devices can have special controls such as performance standards, post-market surveillance, patient registries, and FDA guidelines that do not apply to class I devices. Unanticipated changes in existing regulatory requirements or adoption of new requirements could hurt Candela's business, financial condition, and results of operations.

        Candela is subject to inspection and market surveillance by the FDA for compliance with regulatory requirements. If the FDA finds that Candela has failed to comply with applicable requirements, the agency can institute a wide variety of enforcement actions. The FDA sometimes issues a public warning letter but also may pursue more drastic remedies, such as refusing Candela's requests for 510(k) clearance or PMA approval of new products, withdrawing product approvals already granted to Candela, requiring Candela to recall products, or asking a court to require Candela to pay civil penalties or criminal fines, adhere to operating restrictions, or close down its operations. Ultimately, criminal prosecution is available to the FDA as punishment for egregious offenses. Any FDA enforcement action against Candela could hurt its business, financial condition, and results of operation.

        Other U.S. Regulation.    Candela also must comply with numerous federal, state, and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and hazardous substance disposal. Candela cannot be sure that it will not be required to incur significant costs to comply with such laws and regulations in the future or that such laws or regulations will not hurt its business, financial condition, and results of operations.

        Foreign Regulation.    International sales are subject to foreign government regulation, the requirements of which vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA approval, and the requirements may differ. Companies are now required to obtain the CE Mark on a product prior to sale of those products within the European Union. During this process, the sponsor must demonstrate conformance to quality system requirements; i.e., ISO13485:2003.

        Candela and its products may also be subject to other federal, state, local, or foreign regulations relating to health and safety, environmental matters, quality assurance, and the like. To date, Candela's compliance with laws that regulate the discharge of materials into the environment or otherwise relate to the protection of the environment has not had a material effect on its ongoing operations. Candela has not made any material expenditure for environmental control facilities. However, Candela cannot be certain that it will not be required to incur significant costs to comply with such laws and regulations in the future.

Product Liability and Warranties

        Candela's products are generally covered by a standard warranty, with an option to purchase extended warranty contracts at the time of product sale or service contracts after the time of sale. Candela maintains a reserve based on anticipated standard warranty claims. Candela believes such reserves to be adequate, but in the event of a major product problem or recall, such reserves may be inadequate to cover all costs, and such an event could have a material adverse effect on its business, financial condition, and results of operations.

        Candela's business involves the inherent risk of product liability claims. Candela believes that it maintains appropriate product liability insurance with respect to its products. Candela cannot be certain that with respect to its current or future products, such insurance coverage will continue to be available on terms acceptable to Candela or that such coverage will be adequate for liabilities that may actually be incurred.

Applied Optronics

        In 2003, Candela acquired substantially all of the assets of Applied Optronics, the diode division of Schwartz Electro-Optics, Inc. Applied Optronics was a leading manufacturer of high-powered, pulsed and CW diode lasers, and was a component supplier to the OEM market that serves a variety of industries including the military, medical, industrial, research and robotics fields. Applied Optronics was the lead supplier of the diodes for Candela's Smoothbeam ® diode laser system. The Applied Optronics division of Candela, located in South Plainfield, New Jersey, generates revenue from diode sales to third-party customers.

 Inolase

        On March 6, 2007, Candela acquired Inolase (2002) Ltd., or Inolase, a non-public company engaged in the development and manufacture of proprietary pneumatic skin flattening PSF devices for the aesthetic light-based treatment industry as well as the development of intellectual property related to medical devices and light sources.

        In the fiscal quarter ended December 27, 2008, in connection with Candela's plan to focus on its core products, Candela initiated a plan to close the Inolase subsidiary. Accordingly, Candela classified the operating results of this business as discontinued operations in its statements of operations.

        Candela determined that there was no future cash value inherent to its Inolase subsidiary and, accordingly, shut down this reporting unit as its fair value was zero. As part of that process, Candela recognized a 100% impairment loss associated with the goodwill, other intangible assets, inventory, and fixed assets. Candela also recorded restructuring charges of approximately $0.4 million at December 27, 2008, associated with future occupancy costs, minimum termination benefits, and professional service fees. For additional information about discontinued operations, see Note 15 of Candela's consolidated audited financial statements and the related notes thereto, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3.

Employees

        As of June 27, 2009, Candela employed 363 employees, 233 in the U.S. and 130 internationally. None of Candela's employees are subject to collective bargaining agreements.

Properties

        Candela leases two facilities totaling approximately 38,000 square feet for its operations in Wayland, Massachusetts, which is located approximately 20 miles west of Boston. The leases on these facilities expire December 2011. Candela also leases a 12,000 square foot facility in South Plainfield, New Jersey for its diode operation. This lease expires in October 2011. Candela's management believes that the current facilities are suitable and adequate for Candela's near-term needs.

        Candela's subsidiaries currently lease the following facilities:

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  Candela KK—leases four offices in Japan in Tokyo, Osaka, Nagoya, and Fukuoka. These leases expire between November 14, 2009 and September 16, 2012.

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  Candela Iberica, S.A.—leases two locations in Lisbon, Portugal and Madrid, Spain. These leases expire on December 12, 2010 and December 31, 2011, respectively.

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  Candela Deutschland GmbH—leases a facility in Neu-Isenberg, Germany expiring on October 14, 2011.

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  Candela France SARL—leases a facility in Villebou Sur Yvette, France expiring on June 30, 2016.

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  Candela Italia—leases a facility in Formello, Italy expiring on November 3, 2011.

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  Candela (U.K.) Limited—leases a facility in Cwmbran, U.K. expiring on September 18, 2012.

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  Candela Corporation Australia PTY, Ltd.—leases a facility in Heidelberg West, Australia expiring on March 4, 2010.

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  Inolase—leases a facility in Netanya, Israel expiring on April 30, 2010.

        As described in Note 15 of Candela's consolidated audited financial statements and the related notes thereto, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3, lease commitments on unused facilities in excess of expected sublease income have been included in Candela's restructuring provision.

Legal Proceedings

        Candela is currently involved in two litigation matters with Palomar Medical Technologies, Inc., or Palomar.

        Palomar asserts that it is the exclusive licensee from The General Hospital Corporation ("Mass. General") of U.S. Patent No. 5,735,844 (the "844 Patent") and U.S. Patent No. 5,595,568, which is related to the 844 Patent (the "568 Patent"). On August 9, 2006, Palomar filed suit against Candela in the U.S. District Court for the District of Massachusetts, asserting willful infringement by Candela of the 844 Patent. Palomar seeks compensatory and treble damages, as well as attorneys' fees and injunctive relief. In November 2006, Candela answered the complaint by denying Palomar's allegations and asserting a variety of affirmative defenses and counterclaims against Palomar. This response included a counterclaim by Candela against Palomar seeking a declaratory judgment that the 568 Patent is either invalid, or products manufactured by Candela do not infringe the 568 Patent, or both. In November 2006, Palomar filed an answer denying Candela's counterclaim. In February 2007, Palomar moved to amend its Complaint to add The General Hospital Corporation as a party, to add a claim for infringement by Candela of the 568 Patent, and to allege that additional Candela products infringe the 844 Patent. Palomar's motion to amend its Complaint was granted in August 2007. In February 2007, Candela moved to amend its Answer and Counterclaims to add allegations of inequitable conduct, double-patenting and violation of Mass. Gen. Laws Ch. 93A by Palomar. Candela's motion to amend its Answer and Counterclaims was granted in March 2007. Palomar filed a general denial response to Candela's Amended Answer and Counterclaim in March 2007. In August 2007, the parties had a Markman hearing before the U.S. District Court Judge presiding over the above-described legal proceeding. In a Markman hearing, the Court interprets the definitions of the disputed claim terms of a patent. On October 31, 2008, Candela requested a stay of the case with the Court, which was granted on November 17, 2008. Candela did so based upon a third party's re-examination request that was granted by the U.S. Patent and Trademark Office, or PTO, on August 29, 2008. The re-examination is with respect to both the 568 and 844 Patents, including many of the Claims at issue in this case. In November 2008, the Court stayed the case until the PTO rules on the re-examination. On December 9, 2008, Candela filed requests for re-examination of the 568 and 844 Patents with the PTO asserting that all claims currently in dispute with Palomar be held invalid. On January 7, 2009, the PTO granted Candela's re-examination request of the 844 Patent and the 568 Patent. The PTO stated that there are substantial new questions of patentability for all claims asserted against Candela by Palomar. On June 5, 2009, the PTO issued an office action confirming as patentable the majority of the claims of the 844 patent in re-examination as patentable. On June 19, 2009, Palomar moved to lift the stay based on responses by the PTO in the 844 re-examination proceeding, which Candela opposed on July 13, 2009. In July 2009, the PTO issued a notice of intent to issue a re-examination certificate for the 844 patent. In August 2009, the PTO issued a notice of intent to issue a re-examination certificate for the 568 patent, confirming the patentability of the claims in re-examination. The Court has yet to rule on the motion to lift the stay.

        On August 10, 2006, Candela filed suit against Palomar in the U.S. District Court for the District of Massachusetts, asserting willful infringement by Palomar of U.S. Patent Nos. 6,659,999, 5,312,395 (the "395 Patent"), and 6,743,222 (the "222 Patent"). Candela seeks compensatory and treble damages for the patent infringement, as well as attorneys' fees and an injunction against Palomar to prevent Palomar's continuing infringement. Candela served its complaint on Palomar in August 2006. In October 2006, Candela amended its suit against Palomar by removing from the suit allegations that Palomar infringes Patent 6,659,999. In October 2006, Palomar answered Candela's amended complaint by denying Candela's allegations and asserting an affirmative defense of inequitable conduct with respect to the 395 Patent. In addition, Palomar filed a demand for a declaratory judgment seeking a judicial determination that Palomar products either do not infringe the 395 Patent and 222 Patent or that such patents are invalid. In November 2006, Candela answered the counterclaim by denying Palomar's allegations. In February 2008, Palomar filed a request for re-examination of Candela's 222 Patent with the PTO. In March 2008, the PTO granted re-examination. In June 2008, the Court stayed the case until the PTO rules on the re-examination. To avoid the necessity of repeated status conferences, Candela requested administrative closure of the case on November 26, 2008, subject to reopening when the 222 Patent emerged from re-examination. The Court granted this request on December 1, 2008. While Candela intends to vigorously contest Palomar's allegations, and to pursue its own claims against Palomar, each lawsuit is inherently uncertain and unpredictable as to its ultimate outcome. An adverse outcome in Palomar's suit against Candela would materially hurt Candela's business, financial condition, results of operations and cash flows.

        On September 24, 2009 and October 30, 2009, after the announcement of Candela's proposed merger with Syneron, two putative class action lawsuits were filed in the Superior Courts of Massachusetts against Candela and the members of Candela's Board of Directors, among others. While Candela and the other defendants believe the allegations in these lawsuits are entirely without merit and they have valid defenses to all claims, in an effort to minimize the cost and expense of any litigation, on November 23, 2009, the defendants entered into a memorandum of understanding with the plaintiffs to settle the lawsuits. For additional information regarding litigation related to the merger, please see the sections entitled "The Merger—Litigation Related to the Merger" beginning on page 97 of this proxy statement/prospectus.

        On February 19, 2008, Cardiofocus, Inc., or Cardiofocus, filed suit against Candela and eight other companies in the U.S. District Court for the District of Massachusetts, asserting willful infringement by Candela of U.S. Patents 6,457, 780, 6,159,203 and 5,843,073. Cardiofocus seeks compensatory and treble damages, as well as attorneys' fees and injunctive relief. On April 21, 2008, Candela answered Cardiofocus' complaint and asserted a variety of counterclaims against Cardiofocus. Candela intends to vigorously defend against the lawsuit. Based upon Candela's request, on July 23, 2008, the PTO agreed to re-examine the validity of the Cardiofocus patents. On October 14, 2008, the Court agreed to stay this matter for a minimum of one year, up to a maximum of two years, but no later than the PTO's decision with respect to the re-examination proceedings.

        While Candela believes that the likelihood of loss in each of the disclosed proceedings is reasonably possible, the possibility of loss or range of loss for each matter is not estimable, except with regard to Palomar. In accordance with SFAS 5, Accounting for Contingencies, as of October 1, 2009, Candela estimates the range of the loss contingency associated with the Palomar litigation claims to be in the range of $0 to $46 million. As Candela has assessed that contingent losses related to these proceedings are only reasonably possible, pursuant to SFAS 5, an accrual has not been recorded for any of these loss contingencies.

        From time to time, Candela is party to various legal proceedings incidental to its business. Candela believes that none of the legal proceedings that are presently pending, other than the lawsuit initiated by Palomar and the lawsuits relating to the merger, if adversely decided against Candela, will have a material adverse effect upon Candela's financial position, results of operations, or liquidity.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CANDELA

        All statements, trend analysis and other information contained in the following discussion relative to markets for Candela's products and trends in revenue, gross margins and anticipated expense levels, as well as other statements including words such as "may," "will," "project," "might," "expects," "anticipates," "believes," "intends," "estimates," "should," "could," "would," "strategy," "plan," "continue," "pursue" and similar expressions, constitute forward-looking statements. These forward-looking statements are subject to business and economic risks and uncertainties, and Candela's actual results of operations may differ materially from those contained in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Cautionary Statement Regarding Forward-looking Statements" beginning on page 49 of this proxy statement/prospectus and those discussed in the section entitled "Risk Factors" beginning on page 22 of this proxy statement/prospectus.

 Critical Accounting Policies

        The discussion and analysis of Candela's financial condition and results of operations is based upon Candela's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Candela to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, receivables valuation, valuation of investments, inventory valuation, depreciable lives of fixed assets, valuation of goodwill and acquired intangibles, income taxes, stock-based compensation, and accrued warranties. Candela bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Candela believes the following critical accounting policies and the related judgments and estimates affect the preparation of its consolidated financial statements.

        Revenue Recognition.    Candela generally recognizes revenue upon shipment of product to customers and the fulfillment of all contractual terms and conditions, pursuant to the guidance provided by SAB No. 104, "Revenue Recognition." Credit is not extended to customers and revenue is not recognized until collectability is reasonably assured. Revenue from the sale of service contracts is deferred and recognized on a straight-line basis over the contract period. Revenue from services administered by Candela that is not covered by a service contract is recognized as the services are provided. In certain instances, Candela may sell products together with extended warranties or maintenance contracts. The revenue recognized per element is determined by allocating the total sales price to each element, based on the relative fair values in accordance with Emerging Issues Task Force 00-21, "Revenue Arrangements with Multiple Deliverables." Separately priced extended warranty and maintenance products are accounted for over the life of the contract. Unearned revenue is reported on the balance sheet as deferred revenue.

        Allowance for Doubtful Accounts.    Candela's policy is to maintain allowances for estimated losses resulting from the inability of its customers to make required payments. Credit limits are established through a process of reviewing the financial history and stability of each customer. Where appropriate, Candela obtains credit rating reports and financial statements of customers when determining or modifying their credit limits. Candela regularly evaluates the collectability of its trade receivable balances based on a combination of factors. When a customer's account balance becomes past due, Candela initiates dialogue with the customer to determine the cause. If it is determined that the customer will be unable to meet its financial obligation to Candela, such as in the case of a bankruptcy filing, deterioration in the customer's operating results or financial position or other material events impacting their business, Candela records a specific allowance to reduce the related receivable to the amount it expects to recover given all information presently available. Candela will also provide a general reserve based on the aging of the accounts and notes receivable based on historical experiences of write-offs.

        As of June 27, 2009, Candela's accounts receivable balance of $34.1 million is reported net of allowances for doubtful accounts of $2.8 million. Candela believes its reported allowances at June 27, 2009, are adequate. If the financial conditions of those customers were to deteriorate, however, resulting in their inability to make payments, Candela may need to record additional allowances that would result in additional selling, general and administrative expenses being recorded for the period in which such determination is made.

        Inventory Reserves.    As a designer and manufacturer of high technology equipment, Candela is exposed to a number of economic and industry factors that could result in portions of its inventory becoming either obsolete or in excess of anticipated usage. These factors include, but are not limited to, technological changes in Candela's markets, Candela's ability to meet changing customer requirements, competitive pressures in products and prices, and the availability of key components from Candela's suppliers. Candela's policy is to establish inventory reserves when conditions exist that suggest that its inventory may be in excess of anticipated demand or is obsolete based upon its assumptions about future demand for its products and market conditions. Candela regularly evaluates the ability to realize the value of its inventory based on a combination of factors, including the following: historical usage rates, forecasted sales or usage, product end of life dates, estimated current and future market values and new product introductions. Purchasing requirements and alternative usage avenues are explored within these processes to mitigate inventory exposure. When recorded, Candela's reserves are intended to reduce the carrying value of Candela's inventory to its net realizable value. As of June 27, 2009, Candela's inventory of $27.6 million is stated net of inventory reserves of $2.4 million. If actual demand for Candela's products deteriorates, or market conditions are less favorable than those that Candela projects, additional inventory reserves may be required.

        Fair Value of Financial Instruments.    Carrying amounts of Candela's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to the short term nature of these instruments. Held-to-maturity marketable securities, which are generally comprised of short-duration certificates of deposit or government-backed bonds, are valued at amortized cost which approximates market value. Available-for-sale securities are marked-to-market on a quarterly basis and the associated change is reflected as a component of other comprehensive income (loss), net of tax.

        Product Warranties.    Candela's products are sold with warranty provisions that require Candela to remedy deficiencies in quality or performance of its products over a specified period of time at no cost to its customers. Candela's policy is to establish warranty reserves at levels that represent its estimate of the costs that will be incurred to fulfill those warranty requirements at the time that revenue is recognized. Candela believes that its recorded liability at June 27, 2009, is adequate to cover its future cost of materials, labor and overhead for the servicing of its products sold through that date. If actual product failures or material or service delivery costs differ from Candela's estimates, Candela's warranty liability would need to be revised accordingly.

        Stock based compensation.    Effective July 3, 2005, Candela implemented the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 revised, or SFAS No. 123R, and Staff Accounting Bulletin 107 for all share-based compensation that was not vested as of July 2, 2005. Candela adopted SFAS No. 123R using a modified prospective application, as permitted under SFAS No. 123R. Accordingly, prior period amounts have not been restated. Under this application, Candela was required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Compensation cost is recognized over the period that an employee provides service in exchange for the award.

        The fair value of each option/stock appreciation rights award is estimated on the date of grant using the Black-Scholes option-pricing model incorporating various assumptions. Expected volatility is determined using both current and historical implied volatilities of the underlying stock which is obtained from public data sources. The expected life of the options is based on historical observations adjusted for the estimated exercise dates of unexercised options/stock appreciation rights. Additionally, separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The average risk-free interest rate is based on the U.S. treasury security rate with a term to maturity that approximates the option's expected life as of the grant date. The forfeiture rate is based on historical experience as well as future expectations. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

        Contingencies.    Candela is subject to proceedings, lawsuits and other claims. Candela assesses the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies is made after careful analysis of each individual issue. The required reserves may change in the future due to new developments in each matter or changes in approach such as a change in settlement strategy in dealing with these matters. Candela records charges for the costs it anticipates incurring in connection with litigation and claims against it when such costs are probable and can be reasonably estimated.

        Restructuring.    Candela records restructuring charges incurred in connection with consolidation or relocation of operations, exited business lines, or shutdowns of specific sites. These restructuring charges, which reflect Candela's commitment to a termination or exit plan that will begin within twelve months, are based on estimates of the expected costs associated with site closure, legal matters, contract terminations, or other costs directly related to the restructuring. If the actual cost incurred exceeds the estimated cost, an additional charge to earnings will result. If the actual cost is less than the estimated cost, a credit to earnings will be recognized.

        Income Taxes.    Candela accounts for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, all expected future events are considered other than enactments of changes in tax laws or rates. Valuation allowances are established as necessary to reduce deferred tax assets in the event that realization of the assets is considered unlikely. For additional information about Candela's income taxes, see Note 12 of Candela's consolidated audited financial statements for the year ended June 27, 2009, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3, and Note 15 of Candela's consolidated unaudited financial statements for the quarterly period ended September 26, 2009, which are attached in Annex D to this proxy statement/prospectus and begin on page D-35.

        On July 1, 2007, Candela adopted Financial Accounting Standards Board Interpretation No. 48, or FIN 48, "Accounting for Uncertainty in Income Taxes," as discussed more fully below.

        FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

        FIN 48 prescribes a two-step process to determine the amount of tax benefit to be recognized. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires Candela to estimate and measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as this requires Candela to determine the probability of various possible outcomes. Candela re-evaluates these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision in the period. For additional information about Candela's income taxes, see Note 12 of Candela's consolidated audited financial statements for the year ended June 27, 2009, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3, and Note 15 of Candela's consolidated unaudited financial statements for the quarterly period ended September 26, 2009, which are attached in Annex D to this proxy statement/prospectus and begin on page D-35.

Overview

        Candela researches, develops, manufactures, markets, sells, distributes, and services lasers and light-based products used to perform aesthetic and cosmetic procedures. Candela sells its lasers and light-based products principally to medical practitioners. Candela markets its products directly and through a network of distributors to end users. Candela's traditional customer base includes plastic and cosmetic surgeons and dermatologists. More recently, Candela has expanded its sales to a broader group of practitioners consisting of general practitioners and certain specialists including obstetricians, gynecologists, and general and vascular surgeons. Candela generates its revenue from the sale of lasers, light-based devices, and other products, and product-related services.

        Candela distributes products worldwide through its direct sales force and independent distributors.

        Candela assembles substantially all of its products in its Wayland, Massachusetts and South Plainfield, New Jersey facilities in the quarter in which they are shipped, and backlog has not been significant. Candela experiences some seasonal reduction of its product sales in its first fiscal quarter due to the summer holiday schedule of physicians and their patients.

        Candela's products are generally covered by a standard warranty, with an option to purchase extended warranty contracts at the time of product sale or service contracts after the time of sale. Distributor sales generally include a parts warranty only. The anticipated cost associated with the standard warranty coverage is accrued at the time of shipment as a cost of sales. Any costs associated with product installation are also recognized as costs of sales. Both such anticipated and actual costs have no associated revenue and, therefore, reduce the gross profit from product-related service revenue.

        Product-related service revenue consists of revenue from maintenance and repair services and the sale of spare parts and consumables. Candela derives revenue from extended service contracts, which are typically for a 12 or 24-month period, and the revenue is initially deferred and recognized over the life of the service contract. In addition, Candela provides on-site service worldwide on a time-and-materials basis directly or through its distributors.

        International revenue consists of sales from Candela's subsidiaries in the United Kingdom, Germany, France, Italy, Spain, Japan, and Australia, as well as sales of products shipped directly to international locations from the U.S.. During the fiscal years ended June 27, 2009, June 28, 2008, and June 30, 2007, international revenue represented 67%, 62%, and 56% of total sales, respectively.

        Candela's fiscal year consists of the 52 or 53-week period ending on the Saturday closest to June 30 of each year. The years ended June 27, 2009, June 28, 2008, and June 30, 2007 contained 52 weeks each, respectively.

Discontinued Operations

        On March 6, 2007, Candela acquired Inolase (2002) Ltd., or Inolase, a non-public company engaged in the development and manufacture of proprietary pneumatic skin flattening PSF devices for the aesthetic light-based treatment industry as well as the development of intellectual property related to medical devices and light sources.

        In the fiscal quarter ended December 27, 2008, in connection with Candela's plan to focus on its core products, Candela initiated a plan to close the Inolase subsidiary. Accordingly, Candela classified the operating results of this business as discontinued operations in the statements of operations.

        Candela determined that there was no future cash value inherent to its Inolase subsidiary and, accordingly, shut down this reporting unit as its fair value was zero. As part of that process, Candela recognized a 100% impairment loss associated with the goodwill, other intangible assets, inventory, and fixed assets. The components of the loss recognized during the year ended 2009 are as follows:

In thousands
Goodwill	$10,596
Patents & Developed Technology	5,162
Inventory	1,681
Fixed Assets, net	237

$17,676

        Candela also recorded restructuring charges of approximately $0.4 million at December 27, 2008 associated with future occupancy costs, minimum termination benefits, and professional service fees. During the six-month period ended June 27, 2009, Candela recognized certain residual revenues, incurred ongoing operating expenses, and made required adjustments to income taxes in the ordinary course of business.

        As of June 27, 2009, Candela had no assets or liabilities held in connection with the disposal of Inolase other than the accrual for future occupancy costs and residual professional fees of approximately $0.1 million.

Results of Operations—Comparison of the Three Months Ended September 26, 2009 and September 27, 2008

Revenue

        Revenue source by geographic region is reflected in the following table:

	For the three months ended:
	September 26, 2009		September 27, 2008		Increase (Decrease)
(in thousands)
U.S.	$9,122	35%	$8,868	33%	$254	3%
All other countries	17,102	65%	17,797	67%	(695)	(4)%

Total worldwide revenue	$26,224	100%	$26,665	100%	$(441)	(2)%

        Consolidated revenue was $26.2 million for the three-month period ended September 26, 2009, as compared to $26.7 million for the same period ended September 27, 2008. The decrease in quarterly revenue of approximately $0.4 million is comprised of decreased revenue from Europe and Latin America of approximately $1.9 million offset by increased revenue from the U.S., Japan and Asia of approximately $1.5 million. This quarterly international revenue represents approximately 65% of the total revenue as compared to 67% in the comparable prior-year period.

        Revenue source by type is reflected in the following table:

	For the three months ended:
	September 26, 2009		September 27, 2008		Increase (Decrease)
(in thousands)
Lasers and other products	$15,618	60%	$17,102	64%	$(1,484)	(9)%
Product-related services	10,606	40%	9,563	36%	1,043	11%

Total revenue	$26,224	100%	$26,665	100%	$(441)	(2)%

        Revenue from lasers and other products decreased for the three-month period ended September 26, 2009, as compared to the same period ended September 27, 2008. On a comparative basis unit sales from legacy products were flat. The shortfall in revenue was primarily driven by degradation in average selling prices of Candela's legacy products offset by revenues realized due to the introduction of new products.

        Revenues from product-related services increased approximately $1.0 million, or 11%, in the three-month period ended September 26, 2009 as compared to the same period ended September 27, 2008. The increase is primarily related to increased revenues attributable to the increased sale of service contracts, due to a greater install base, during the period ended September 26, 2009 as compared to the same period in the prior fiscal year.

        Gross Profit.    Gross profit was approximately $9.0 million or 34.5% for the three-month period ended September 26, 2009, as compared to $10.5 million or 39.3% for the same period ended September 27, 2008. The decrease in gross profit for the three-month period ended September 26, 2009, as compared to the same period in the previous fiscal year, is primarily due to decreased average selling prices and a greater proportion of revenues being derived from the sale of product-related services in the current period which carry a lower margin than sales of lasers.

        Selling, General and Administrative Expense.    Selling, general and administrative expenses, including merger-related costs of $2.3 million, were approximately $10.8 million for the three-month period ended September 26, 2009, as compared to $12.1 million for the three-month period ending September 27, 2008. As a percentage of revenue, selling, general and administrative expenses decreased to 46.2% from 55.0% of revenues in the comparative prior-year period. The $1.3 million decrease was primarily comprised of a $2.9 million reduction in legal cost and a $0.6 million reduction in marketing programs, offset by the aforementioned merger-related costs of approximately $2.3 million.

        Research and Development Expense.    Research and development, or R&D, spending decreased to approximately $1.8 million for the three-month period ended September 26, 2009, from approximately $2.3 million for the comparative prior-year period. The decrease is attributed to the completion of Candela's efforts to implement improvements to its products.

        Income Taxes.    The benefit from income taxes results from a combination of activities of Candela and its domestic and foreign subsidiaries. Candela recorded effective tax rates of approximately 25% and 45% for each of the three-month periods ended September 26, 2009 and September 27, 2008, respectively.

        The effective tax rate for the period ended September 26, 2009 differs from the statutory rate primarily due to differences in foreign tax rates, R&D credits, state taxes, and other permanent items.

        The effective rate for the period ended September 27, 2008 differs from the statutory rate primarily due to differences in foreign tax rates, state taxes, and other permanent items. The foreign rate difference is due to income reported in a high tax-rate jurisdiction combined with losses benefited in a jurisdiction with a lower tax rate.

 Liquidity and Capital Resources—Comparison of the Three Months Ended September 26, 2009 and September 27, 2008

        Candela's cash and cash equivalents and its investment in short and long-term marketable securities at September 26, 2009 totaled approximately $25.6 million compared with approximately $29.8 million at September 27, 2008. The principal components of the decrease are the general funding of operations and the incurred costs associated with Candela's proposed merger with Syneron. Candela continues to have no long-term debt. Candela believes that the combination of existing cash and cash equivalents, and marketable securities on hand, along with cash to be generated by future operations and amounts available under its line of credit, will be sufficient to meet its ongoing operating and capital expenditure requirements for the foreseeable future. However, Candela cannot be sure that it will not require additional capital beyond the amounts currently forecasted by it, or that any such required additional capital will be available on reasonable terms, if at all, as it becomes required.

        Cash used by operating activities amounted to approximately $1.5 million for the three-month period ended September 26, 2009 as compared to cash used by operating activities of approximately $3.6 million for the same period in the prior year. The decrease in cash used by operating activities is attributable to the monetization of assets and liabilities in the normal course of business with no single item or group of items representing a significant portion of the year-over-year difference.

Off-Balance Sheet Arrangements for the Three Months Ended September 26, 2009

        Candela's only off-balance sheet arrangements consist of non-cancelable operating leases entered into in the ordinary course of business and the license agreement with the Regents. The table below in the next section titled "Contractual Obligations for the Three Months Ended September 26, 2009" shows the amounts of Candela's operating lease commitments and purchase commitments payable by year.

Contractual Obligations for the Three Months Ended September 26, 2009

        Candela's outstanding contractual obligations are reflected in the following table:

(in thousands)	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Royalty commitments	$2,250	$1,000	$500	$500	$250
Operating leases	4,368	2,120	2,033	98	117

Total contractual obligations	$6,618	$3,120	$2,533	$598	$367

 Results of Operations—Comparison of the Fiscal Years Ended June 27, 2009, June 28, 2008 and
June 30, 2007

        The following tables set forth selected financial data for the periods indicated, expressed as a percentage of total revenue.

	For the Year Ended
	June 27, 2009	June 28, 2008	June 30, 2007
Revenue Mix:
Lasers and other products	64.3%	71.3%	76.1%
Product-related services	35.7%	28.7%	23.9%

Total revenue	100.0%	100.0%	100.0%

Gross profit:
Lasers and other product	29.3%	37.6%	42.8%
Product-related services	8.9%	7.1%	7.5%

Total gross profit	38.2%	44.7%	50.3%

Operating expenses:
Selling, general & administrative	44.2%	46.4%	35.7%
Research and development	9.0%	6.9%	11.8%

Total operating expenses	53.2%	53.3%	47.5%

(Loss) income from operations	(15.0)%	(8.6)%	2.8%
Other income, net	0.1%	(0.1)%	4.4%

(Loss) income from continuing operations before income taxes	(14.9)%	(8.8)%	7.1%
(Benefit from) Provision for income taxes	(5.8)%	(4.1)%	2.4%

(Loss) income from continuing operations	(9.1)%	(4.7)%	4.7%
Loss from discontinued operations, net of income taxes	(10.0)%	(1.5)%	(0.5)%

Net (loss) income	(19.1)%	(6.2)%	4.2%

Fiscal Year Ended June 27, 2009 Compared to Fiscal Year Ended June 28, 2008

        Revenue.    Revenue for the year ended June 27, 2009 was $116.6 million as compared to $146.6 million in the prior fiscal year. The decrease is primarily related to the current global economic slowdown which has resulted in decreased sales volume as well as a year-over-year decrease in the average selling price of Candela's units. The economic turmoil impacted all geographic areas of Candela's business.

        Domestic revenue was impacted the most significantly and decreased approximately $16.0 million or 29%. Domestic revenue accounted for 33% of the worldwide total compared to approximately 38% the year earlier. International revenue decreased approximately $14.0 million over the prior year and accounted for approximately 67% of total revenue for fiscal 2009 as compared to approximately 62% for fiscal 2008. This $14.0 million decrease was inclusive of an approximate $0.7 million decrease in sales in Latin America, which represented approximately a 15% decrease in sales for that region. Sales in Europe decreased approximately $11.7 million, or 21%, as compared to fiscal year 2008. Sales in Candela's Asia Pacific area declined approximately $1.2 million or 2%.

        Product-related service revenue decreased approximately 1% to $41.6 million in fiscal year 2009 from $42.0 million in fiscal year 2008. Candela believes this is primarily related to the economic situation which has reduced unit sales as well as actual usage of the existing units which, in turn, results in fewer sales of consumable and spare parts.

        Gross Profit.    Gross profit decreased by approximately $21.0 million to $44.6 million, or 38.2% of revenue, in fiscal year 2009 from $65.5 million, or 44.7% of revenue, in fiscal year 2008. The decrease in gross profit resulted from a combination of factors such as the continuing shift in Candela's revenue mix from domestic sales to more international sales. International sales increased to approximately 67% of Candela's overall business in fiscal 2009 as compared to approximately 62% in fiscal year 2008. International sales typically have lower gross margins since a greater proportion of that volume is sold through distributors as compared to domestic sales which are primarily sold through Candela's direct sales force. Average selling price of Candela's units have decreased from year to year as a result of the economic situation and extreme competitive pressures. The price decrease has ranged from 3% to 5% over the product lines. Candela's product related services portion of its revenue increased to 35% of its overall revenue in the current fiscal year as compared to 33% in fiscal year 2008. The product-related services typically carry a lower gross profit than Candela's product revenue. Candela also encountered certain product reliability problems during fiscal year 2009 that resulted in increased service-related costs, thus eroding such margins further. Candela believes it has identified the causes of these problems and has been implementing the necessary solutions and will continue to do so in future periods.

        Research and Development Expense.    Research and development spending increased by approximately $0.5 million to $10.6 million in fiscal year 2009 as compared to $10.1 million for fiscal year 2008. The slight increase was attributable primarily to the increased amortization expense of approximately $1.0 million related to the write-off of certain R&D-related intangibles, offset by lower expenses in all other areas. As a percentage of revenue, research and development expenses were approximately 9.1% and 6.9% for fiscal years 2009 and 2008, respectively.

        Selling, General and Administrative Expense.    Selling, general and administrative expense decreased to approximately $51.5 million or 44.2% of revenue during fiscal year 2008 as compared to $68.1 million or 46.4% during fiscal year 2008. Approximately $7.8 million of this $16.6 million decrease was attributable to decreased legal expense primarily related to the completion of one lawsuit with Palomar and the temporary stay of the other patent litigation with Palomar. Selling related expenses were down approximately $4.2 million directly related to the lower sales activity. Overall marketing related expenses were down approximately $2.1 million as a result of a cut back on all marketing related programs throughout the world due to the slowdown in the global economy.

        Other Income/Expense.    Other expense, relating primarily to net exchange losses, was approximately $0.4 million for the fiscal year ended June 27, 2009, as compared to approximately $1.8 million for the same period ended June 28, 2008. The decrease in other expense is primarily due to the recognition of a $1.9 million net loss on the impairment of Candela's holdings of common shares of OccuLogix, Inc. in the comparable fiscal period offset by miscellaneous other income.

        The decrease in interest income earned during the fiscal year ended 2009, as compared to the fiscal year ended 2008, related directly to a decrease in market interest rates combined with an overall decrease in cash and cash equivalents and in marketable securities. For additional financial information about other income, see Note 18 of Candela's consolidated audited financial statements and the related notes thereto, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3.

        Income Taxes.    The provision for income taxes results from a combination of activities of both the domestic and foreign subsidiaries. Candela recorded a 39% effective tax rate for the fiscal year ended 2009 compared to a 45% effective tax rate for the fiscal year ended 2008. The provision for income taxes for the year ended June 27, 2009 includes the effect of the changing mix of foreign and U.S. pre-tax income (loss), the re-instatement of the research and experimentation credit, and other permanent items.

 Fiscal Year Ended June 28, 2008 Compared to Fiscal Year Ended June 30, 2007

        Revenue.    Revenue for the year ended June 28, 2008 was $146.6 million as compared to $147.8 million in the prior fiscal year. The slight decrease was primarily related to the slowdown in Candela's domestic market that was related to overall economic conditions, which was offset by growth in Candela's international operations as well as its service area.

        International revenue increased approximately $8.2 million over the prior year and accounted for approximately 62% of total revenue for fiscal 2008 as compared to approximately 56% for fiscal 2007. The increase of $8.2 million was net of an approximate $6.4 million decrease in sales in Latin America, which represented approximately a 58% decrease in sales for that region. Sales in Europe increased approximately 31%, representing a $13.2 million increase in Europe as compared to fiscal year 2007. Sales in Candela's Asia Pacific area also had strong growth of approximately $3.9 million.

        Product-related service revenue increased approximately 19% to $42.0 million in fiscal year 2008 from $35.3 million in fiscal year 2007. This increase was consistent with the increase in systems sold over the past few years and increase in renewal contracts.

        Gross Profit.    Gross profit decreased approximately $8.9 million to $65.5 million, or 44.7% of revenue, in fiscal year 2008 from $74.4 million, or 50.3% of revenue, in fiscal year 2007. The decrease in gross profit resulted from a shift in Candela's revenue mix from domestic sales to more international sales. International sales increased to approximately 62% of Candela's overall business in fiscal 2008 as compared to approximately 56% in fiscal year 2007. International sales typically have lower gross margins since a greater proportion of that volume is sold through distributors as compared to domestically which are primarily sold through Candela's direct sales force. Candela's product related services portion of its revenue increased to 29% of its overall revenue in the current fiscal year as compared to 24% in fiscal year 2007. The product-related services typically carry a lower gross profit than Candela's product revenue. Candela also encountered certain product reliability problems during fiscal year 2008 that resulted in increased service-related costs, thus eroding such margins further. Candela believes it has identified the causes of these problems and will be implementing the necessary solutions in future periods.

        Research and Development Expense.    Research and development spending decreased approximately $7.4 million to $10.1 million in fiscal year 2008 as compared to $17.5 million for fiscal year 2007. The decrease was attributable primarily to the completion of approximately $5.7 million of outsourced project-related work which was part of the new-product introduction initiative in the prior fiscal year. As a percentage of revenue, research and development expenses were approximately 6.9% and 11.8% for fiscal years 2008 and 2007, respectively.

        Selling, General and Administrative Expense.    Selling, general and administrative expense increased to approximately $68.1 million or 46.1% of revenue during fiscal year 2008 as compared to $52.8 million or 35.7% of revenue during fiscal year 2007. Legal expenses represented approximately $8.9 million of the $16.0 million increase due to Candela's current lawsuits. Approximately $2.0 million was due to higher personnel expense resulting from increased headcount and salary.

        Other Income/Expense.    Other expense was approximately $1.8 million for the fiscal year ended June 28, 2008, as compared to other income of approximately $3.7 million for the same period ended June 30, 2007. The decrease is primarily due to Candela's having recognized a $3.5 million gain on the initial exchange of common stock of Solx, Inc. for cash and common stock of OccuLogix, Inc. during the fiscal year ended 2007, as compared to the recognition of a $2.5 million loss on the other-than-temporary impairment of Candela's holdings of common shares of OccuLogix, Inc. during the fiscal year 2008. For additional financial information about other income, see Note 18 of Candela's consolidated audited financial statements and the related notes thereto, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3.

        The decrease in interest income earned during the fiscal year ended 2008, as compared to the fiscal year ended 2007, related to a decrease in market interest rates combined with an overall decrease in cash and cash equivalents and in marketable securities.

        Income Taxes.    The provision for income taxes results from a combination of activities of both the domestic and foreign subsidiaries. Candela recorded a 45% effective tax rate for the fiscal year ended 2008 compared to a 34% effective tax rate for the fiscal year ended 2007. The provision for income taxes for the year ended June 28, 2008 includes the effect of the changing mix of foreign and U.S. pre-tax income (loss), the sun-setting of the research and experimentation credit and other permanent items.

Liquidity and Capital Resources—Comparison of the Fiscal Years Ended June 27, 2009 and
June 28, 2008

        Candela's cash and cash equivalents, and marketable securities at June 27, 2009 totaled approximately $28.8 million as compared to approximately $36.7 million at June 28, 2008. Candela continues to have no long-term debt. Candela believes that the combination of existing cash and cash equivalents, and marketable securities on hand, along with cash to be generated by future operations, will be sufficient to meet its ongoing operating and capital expenditure requirements for the foreseeable future. However, Candela cannot be sure that it will not require additional capital beyond the amounts it currently forecasts, nor that any such required additional capital will be available on favorable terms, if at all, as it becomes required. Further, Candela's merger agreement with Syneron restricts Candela's ability to incur additional debt financing beyond existing credit facilities (or equivalent funding) and limits the amount of new equity it can issue, in each case without approval from Syneron. If the merger does not close on or about December 31, 2009, as currently expected, and Candela needs to raise capital and Syneron is unwilling to give Candela approval to do so, these restrictions could adversely impact Candela's financial condition.

        Cash used by operating activities amounted to $6.1 million for the fiscal year ended 2009 as compared to $11.7 million for the fiscal year 2008. This decrease in cash used by operating activities was primarily due to the year-over-year decrease in inventory and accounts receivable, offset by changes in other operating assets and liabilities in the normal course of business.

        Cash provided by investing activities amounted to approximately $12.3 million for fiscal 2009 as compared to $4.9 million for fiscal 2008. This increase in cash provided by investing activities primarily reflects the net maturities of held-to-maturity investments.

        Cash provided by financing activities amounted to less than $0.1 million for the fiscal year 2009 as compared to cash used by financing activities of approximately $2.2 million for fiscal 2008. The decrease is directly related to Candela's repurchasing less of its own equity shares in the fiscal year ended 2008 as compared to the fiscal year ended 2009.

Debt Instruments and Related Covenants—Comparison of the Fiscal Years Ended June 27, 2009 and
June 28, 2008

        Candela maintains a renewable $10.0 million revolving credit agreement with a major bank with interest at the bank's base rate of LIBOR plus 2.25%. Any borrowings outstanding under the line of credit are due on demand or according to a payment schedule established at the time funds are borrowed. The line of credit is secured by compensating cash balances. The agreement contains restrictive covenants limiting the establishment of new liens, and the purchase of margin stock. No amounts were outstanding under the line of credit as of June 27, 2009 or June 28, 2008.

Off-Balance Sheet Arrangements for the Fiscal Year Ended June 27, 2009

        Candela's only off-balance sheet arrangements consist of non-cancelable operating leases entered into in the ordinary course of business and the license agreement with the Regents. The table below in the next section titled "Contractual Obligations for the Fiscal Year Ended June 27, 2009" shows the amounts of Candela's operating lease commitments and purchase commitments payable by year. For liquidity purposes, Candela chooses to lease its facilities and automobiles instead of purchasing them.

Contractual Obligations for the Fiscal Year Ended June 27, 2009

        In August 2000, Candela obtained exclusive license rights to the DCD from the Regents, subject to certain limited license rights of Cool Touch, Inc., or Cool Touch, in the following fields of use: procedures that involve skin resurfacing and rejuvenation, vascular skin lesions, and laser hair removal. Cool Touch, a subsidiary of New Star Technology, Inc., obtained a license to the DCD on a co-exclusive basis with Candela, in certain narrower fields of use. Cool Touch is restricted in its ability to assign its license rights to certain existing competitors of Candela. Candela is entitled to one-half of all royalty income payable to the Regents from Cool Touch. Under an amendment to the license agreement, Candela no longer is required by the Regents to negotiate sublicenses to third parties. However, Candela is entitled to one-half of all royalties due from any other entity that licenses the DCD technology from the Regents in other fields of use.

        Effective July 3, 2005, Candela amended certain portions of its agreement with the Regents whereby for the annual license fee of $0.3 million, Candela's royalty obligation was reduced to 3% from its prior level of 6%. The annual fee of $0.3 million was paid by a lump sum of $3.0 million and is being amortized over the remaining life of the patent agreement, which as of June 27, 2009 was approximately six years. This reduced royalty rate and the amortization of the annual license fee payment is reflected in Candela's financial statements as of June 27, 2009. The unamortized portion of the license fee payment is reflected in prepaid licenses in the June 27, 2009 balance sheet. Candela recognized royalty expense associated with this patent of approximately $2.5 million for fiscal year 2009.

        Outstanding contractual obligations are reflected in the following table:

(in thousands)	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Royalty commitments	$2,250	$1,000	$500	$500	$250
Operating leases	4,748	2,102	2,415	119	112

Total contractual obligations	$6,998	$3,102	$2,915	$619	$362

Recent Accounting Pronouncements

        Information with respect to Recent Accounting Pronouncements may be found in Note 1 of Candela's consolidated audited financial statements for the fiscal year ended June 27, 2009, which are attached in Annex D to this proxy statement/prospectus and begin on page D-3, and in Note 2 of Candela's consolidated unaudited financial statements for the quarterly period ended September 26, 2009, which are attached in Annex D to this proxy statement/prospectus and begin on page D-35.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF CANDELA

        The following table sets forth certain information with respect to the beneficial ownership of Candela's common stock as of September 30, 2009, by:

  •
  each person known to Candela to be the beneficial owner of more than 5% of its common stock;

  •
  each director, or nominee for director, of Candela;

  •
  each named executive officer of Candela; and

  •
  all directors, nominees for director and executive officers of Candela as a group.

        If the merger is completed, each Candela stockholder as of the record date, including the beneficial owners in the table below, will receive Syneron ordinary shares in exchange for their shares of Candela common stock, as described more fully in the sections entitled "The Merger Agreement—Consideration in the Merger" and "The Merger Agreement—Treatment of Candela Stock Options and Stock Appreciation Rights" beginning on pages 100 and 101, respectively, of this proxy statement/prospectus. As a result, if the merger is completed, the beneficial owners in the table below will no longer beneficially own any shares of Candela's common stock.

        Except as otherwise indicated in the footnotes to the table, to Candela's knowledge, the beneficial owners listed in the table below have sole voting and sole investment power (subject to community property laws where applicable) as to all shares beneficially owned by them. The address of each of Candela's directors and executive officers is c/o Candela Corporation, 530 Boston Post Road, Wayland, Massachusetts 01778.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Common Stock	Options(1)	Stock Appreciation Rights(1)	Total	Percent of Class(2)
Frank Russell Company(3)	1,664,716	0	0	1,664,716	7.3%
909 A. Street
Tacoma, Washington 98402
JPMorgan Chase & Co.(4)	1,149,239	0	0	1,149,239	5.0%
270 Park Avenue
New York, New York 10017
Gerard E. Puorro(5)	242,000	150,000	140,000	532,000	2.3%
George A. Abe	0	60,000	50,000	110,000	*
Ben Bailey III(6)	1,000	0	50,000	51,000	*
Nancy E. Nager	2,000	15,000	50,000	67,000	*
Kenneth D. Roberts	77,400	105,000	50,000	232,400	1.0%
Douglas W. Scott(7)	7,500	60,000	50,000	117,500	*
Dennis S. Herman	102,312	35,000	52,500	189,812	*
Jay D. Caplan(8)	100,000	0	50,000	150,000	*
All Directors, Nominees and Executive Officers as a Group (11 persons)(9)	714,212	530,000	615,000	1,859,212	7.7%

*
Represents less than 1% of Candela's outstanding common stock.

(1)
Pursuant to the rules of the SEC, the number of shares of Candela's common stock deemed beneficially owned includes, for each person or group referred to in the table, shares issuable pursuant to options and shares underlying stock appreciation rights held by the respective person or group that are currently exercisable or will become exercisable within 60 days of September 30, 2009, the most recent practicable date for this proxy statement/prospectus.

(2)
Applicable percentage of ownership is based upon 22,913,036 shares of Candela's common stock outstanding as of September 30, 2009.

(3)
Information obtained from the Schedule 13G filed by Frank Russell Company with the SEC on February 17, 2009. Frank Russell Company is the beneficial owner of 1,664,716 shares of Candela's common stock, of which it has sole voting power and shared dispositive power as to all of such shares, and shared voting power and sole dispositive power as to none of such shares. Certain indirect clients that are advised by Frank Russell Company have the right to receive and the ultimate power to direct the receipt of dividends from, or the proceeds of the sale of such securities.

(4)
Information obtained from the Schedule 13G/A filed by JPMorgan Chase & Co. on behalf of itself, J.P. Morgan Securities Inc., JPMorgan Chase Funding Inc. (f/k/a J.P. Morgan Ventures Corporation) and The Bear Stearns Companies LLC with the SEC on November 10, 2008. JPMorgan Chase & Co. is the beneficial owner of 1,149,239 shares of Candela's common stock, of which it has sole voting power and sole dispositive power as to all of such shares, and shared voting power and shared dispositive power as to none of such shares.

(5)
The 242,000 shares of Candela common stock beneficially owned by Mr. Puorro are owned jointly with his spouse, with whom Mr. Puorro shares voting and investment power over such shares.

(6)
Does not include 300,000 shares of Candela common stock owned by Massachusetts Capital Resource Company, where Mr. Bailey serves as Vice President, as to which Mr. Bailey disclaims beneficial ownership.

(7)
Includes 3,750 shares owned by Mr. Scott's spouse, as to which Mr. Scott has shared voting and shared dispositive power.

(8)
The 100,000 shares of Candela common stock beneficially owned by Mr. Caplan are owned jointly with his spouse, with whom Mr. Caplan shares voting and investment power over such shares.

(9)
See Notes 5, 6, 7 and 8.

 CANDELA EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth a summary of the equity compensation plans offered by Candela as of June 27, 2009:

	As of June 27, 2009
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity compensation plans approved by security holders(4)	1,480,566	4.66	962,582
Equity Compensation plans not approved by security holders	—	—	—
Total	1,480,566	4.66	962,582

(1)
Represents the number of shares of Candela common stock that would have been issued if all outstanding Candela options, warrants, and rights had been exercised on June 27, 2009.

As of June 27, 2009, there were 5,060,623 shares of Candela common stock underlying all outstanding options, warrants, and rights. This consisted of (i) 983,487 shares of Candela common stock underlying outstanding options and (ii) 4,077,136 shares of Candela common stock underlying outstanding stock appreciation rights. If all such Candela options had been exercised on June 27, 2009, then 983,487 shares of Candela common stock would have been issued. If all such Candela stock appreciation rights had been exercised on June 27, 2009, then an additional 497,079 shares of Candela common stock would have been issued. In calculating the number of shares of Candela common stock issuable upon the exercise of outstanding stock appreciation rights, Candela used the fair market value of its common stock as reported on the NASDAQ Global Select Market on June 26, 2009 ($0.87 per share), the last trading date prior to Candela's fiscal year end.

(2)
Does not include purchase rights accruing under Candela's 1990 Employee Stock Purchase Plan, as amended, because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)
Of the 962,582 shares of Candela common stock available for future issuance under Candela's equity compensation plans, 602,710 shares remain available for issuance under the terms of Candela's 1990 Employee Stock Purchase Plan, as amended.

(4)
The equity compensation plans approved by security holders are the 1998 Stock Plan, which expired pursuant to its terms on September 18, 2008, the 2008 Stock Plan, which was adopted by Candela's board of directors on October 27, 2008 and approved by Candela's stockholders on December 12, 2008 and the 1990 Employee Stock Purchase Plan, which was initially adopted by Candela's board of directors on May 10, 1990 and approved by Candela's stockholders on November 13, 1990.

COMPARATIVE RIGHTS OF SYNERON SHAREHOLDERS AND
CANDELA STOCKHOLDERS

        The following is a summary comparison of material differences between the rights of a Candela stockholder and a Syneron shareholder arising from the differences between the laws of the State of Delaware and of the State of Israel and the governing documents of the respective companies. Candela is incorporated under the laws of the State of Delaware. Syneron is incorporated under the laws of the State of Israel. If the merger is completed, Candela stockholders will exchange their Candela common stock for Syneron ordinary shares, which trades on the NASDAQ Global Select Market.

        The following summary does not purport to be a complete statement of the rights of holders of Candela common stock under the applicable provisions of Delaware law, Candela's amended and restated certificate of incorporation and amended and restated bylaws, or the rights of holders of Syneron ordinary shares under the applicable provisions of the Companies Law, Syneron's Amended and Restated Articles of Association and shareholders' rights plan, or a complete description of the specific provisions referred to in this summary. This summary contains a list of the material differences but is not meant to be relied upon as an exhaustive list or a detailed description of the provisions discussed and is qualified in its entirety by reference to the laws of Delaware, the U.S. and Israel, Candela's certificate of incorporation and bylaws and Syneron's Amended and Restated Articles of Association.

        Copies of the governing corporate documents of Candela and Syneron are available, without charge, to any person, including any beneficial owner to whom this document is delivered, by following the instructions under "Where You Can Find More Information."

        Summary of Material Differences Between the Rights of Candela Stockholders and the Rights of Syneron Shareholders.

	Candela Stockholder Rights	Syneron Shareholder Rights
Number of Directors	Under the Delaware General Corporation Law, or the DGCL, a corporation's board of directors must consist of at least one member with the number fixed by the certificate of incorporation or the bylaws of the corporation.

	Under Candela's Amended and Restated Bylaws, the number of directors shall be determined by the board of directors. If no such determination is made, the number of directors shall be one.	Under the Companies Law, a public company must have at least two statutory external directors. Under Syneron's Amended and Restated Articles of Association the number of directors on the board of directors shall be no more than seven and must be at least three. Syneron's board of directors currently consists of six directors (including the two statutory external directors).
Election of Directors	Under Candela's Amended and Restated Bylaws, directors are elected at an annual meeting of stockholders at which a quorum is present by a plurality vote.

Under Syneron's Amended and Restated Articles of Association, directors are elected only at an annual meeting of shareholders by a majority of the participating votes cast by holders of shares present or represented by proxy. The statutory external directors are elected by a qualified majority at a general meeting of shareholders. The votes cast in favor of the election of the statutory external directors must include at least one-third of the votes cast by shareholders who are not controlling shareholders of the company (not including abstentions). Alternatively, the election of the statutory external directors is also valid if the votes cast against the election of the statutory external directors by shareholders who are not controlling shareholders of the company do not exceed 1% of the company's total voting power.

	Candela Stockholder Rights	Syneron Shareholder Rights
Term and Classes of Directors	Candela's amended and restated certificate of incorporation does not provide for the division of board of directors into classes.

Syneron's board of directors is classified into three classes other than external directors. The directors of class 1 will continue to serve until the first annual meeting held in 2011. The directors of class 2 will continue to serve until the first annual meeting held in 2009. The directors of class 3 will continue to serve until the first annual meeting held in 2010. Each director serves until the third annual meeting subject to the classification above, except that pursuant to the Companies Law, statutory external directors are appointed for a term of three years, which may be extended for one additional term of three years. Statutory external directors of a the NASDAQ Global Select Market-listed Israeli company, such as Syneron, may be reelected for additional periods of up to three years each (beyond the first two three-year periods), subject to certain conditions, including the disclosure of the reasons of the audit committee and board of directors for the proposed reelection for the additional period to the general meeting of shareholders prior to the shareholder vote on the proposed reelection.

Removal of Directors

Under Candela's Amended and Restated Bylaws, any director, or the entire board of directors, may be removed with or without cause by the holders of a majority of shares entitled to vote at the election of directors.

Directors, other than the statutory external directors, may be removed from office only upon: (a) resignation, (b) the vote of the shareholders at a meeting but only by a majority of at least 75% of the votes cast, (c) conviction of certain offenses, (d) court order, or (e) bankruptcy. Statutory external directors may only be removed in accordance with the relevant provisions of the Companies Law.

Vacancies on the Board

Under Candela's Amended and Restated Bylaws, vacancies on a board of directors and newly created directorships resulting from an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, or, if there are no directors in office, by the stockholders at a special meeting called for the purpose. In addition, under the DGCL, if, at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board of directors (as constituted immediately before any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of outstanding shares entitled to vote for such directors, summarily order an election to fill any vacancy or newly created directorship, or replace the directors chosen by the directors then in office.

If any vacancies occur in Syneron's board of directors, the remaining directors then in office may appoint a director in place of the director that ceased serving, and the directors so elected will hold office until the end of the third annual general meeting at which the director that ceased serving was elected or until that director shall cease serving in office pursuant to the provisions of Syneron's Amended and Restated Articles of Association.

	Candela Stockholder Rights	Syneron Shareholder Rights
Board Quorum and Vote Requirements

Under Candela's Amended and Restated Bylaws, at any meeting of Candela's board of directors, the presence of a majority of the entire board of directors constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or the certificate of incorporation.

The quorum required for a session of Syneron's board of directors is at least half of the members of the board then serving in office present personally or represented by an alternate director. Except as otherwise required by the Companies Law or Syneron's Amended and Restated Articles of Association, a resolution is adopted if approved by a majority of the directors present at any meeting at which a quorum is present.

Action of the Board of Directors Without a Meeting

Under Candela's Amended and Restated Bylaws, any action required or permitted to be taken at a meeting of Candela's board of directors may be taken without a meeting, and without prior notice, if a consent in writing, setting forth the action to be taken and signed by all of the directors is filed in the minutes of the proceedings of Candela's board of directors.

Actions required or permitted to be taken at a meeting of Syneron's board of directors may be taken without a meeting, if all members of the board of directors that are entitled to vote on the applicable matter consent thereto.

Approval of Certain Transactions and Matters

The DGCL generally requires that a merger and consolidation, or sale, lease, or exchange of all or substantially all of a corporation's property and assets be approved by the directors and by a majority of the outstanding stock.

Under the DGCL, unless required by its certificate of incorporation, a surviving corporation need not obtain stockholder approval for a merger if:

•       each share of the surviving corporation's stock outstanding prior to the merger remains outstanding in identical form after the merger;

•       such merger agreement does not amend in any respect the certificate of incorporation of the surviving corporation; and

•       either no shares of common stock of the surviving corporation are to be issued or delivered in the merger or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

Under the Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies. If the share capital of the company that will not be the surviving company is divided into different classes of shares, the approval of each class is also required, unless determined otherwise by the court. A merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting, after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or any other person on his behalf and by the relatives of and corporations controlled by these persons. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties of the merger. In addition, a merger can be completed only after all approvals have been submitted to the Israeli Registrar of Companies, or the Registrar, and 30 days have passed from the time that shareholder resolutions were adopted in each of the merging companies and 50 days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

	Candela Stockholder Rights	Syneron Shareholder Rights
Shareholder Meetings

Annual meetings are held on the second Tuesday in August if not a legal holiday, or if a legal holiday, then on the next secular day following, at 10:00 am, or at such other date and time as designated by the board of directors.

Special meetings may be called for any purpose, unless otherwise prescribed by statute or the certificate of incorporation, by the chairman of the board of directors, if any, or the president and will be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority of the entire capital stock of the corporation issued and outstanding and entitled to vote. The request must state the purpose of the meeting.

Written notice of the annual meeting or any special meeting stating the place, date and time of the meeting must be given to each stockholder entitled to vote at the meeting not less than 10 (unless a longer period is required by law) and not more than 60 days before the date of the meeting.

The annual meeting of Syneron's shareholders is held at such date and time as determined by the board of directors, but no later than fifteen months after the last annual meeting.

Under the Companies Law and Syneron's Amended and Restated Articles of Association special general meetings of Syneron's shareholders may be called by the board of directors or at the request of (a) two directors, (b) one-quarter of the directors in office, (c) shareholder(s) holding at least 5% of the outstanding ordinary shares of Syneron and at least 1% of Syneron's voting rights, or (d) shareholder(s) holding at least 5% of Syneron's voting rights. Notice of the special general meeting stating the agenda and proposed resolutions must be delivered to shareholders of record and published at least 21 days prior to the meeting. Pursuant to the Companies Regulations (Notice of General Meeting and Class Meeting in a Public Company), 5760-2000, in the event that the agenda for the meeting includes certain proposed resolutions (for example, the appointment or dismissal of directors, the approval of a merger or transactions with a controlling shareholder), notice of the meeting must be delivered and published at least 35 days prior to the meeting, and under Syneron's Amended and Restated Articles of Association, such a meeting shall convene no later than 60 days from the date of publication of the notice.

The chairman of a shareholders' meeting is the chairman of the board of directors. If there is no chairman of the board of directors or if such chairman is not present at the meeting within 15 minutes after the time appointed for the meeting, or such chairman is unwilling to act as chairman, the shareholders present shall choose a director, or if all the directors present decline to take the chair, they shall choose a shareholder present to be chairman of the meeting. Any business to be conducted at a meeting of the shareholders must be specifically identified in the notice of the meeting.

In addition, subject to the Companies Law, Syneron's board of directors may include a subject requested to be included in the agenda of a general meeting. Each such request is also required to set forth other information relating to the shareholder making the request, the shareholder's interest in the matter or relationship with the person that is the subject of the request and any other information reasonably requested by the board of directors.

	Candela Stockholder Rights	Syneron Shareholder Rights
Quorum Requirements	Holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum.

The presence in person or by proxy of two or more shareholders who jointly hold 40% or more of Syneron's voting rights at a shareholders meeting constitutes a quorum for the transaction of business at such meeting. If no quorum is present within half an hour after the time set for the meeting, whether an annual or special general meeting, the meeting shall be adjourned to one week from that date, or to such other time determined by the board of directors and indicated in a notice to the shareholders. At such adjourned meeting the presence of one shareholder holding any number of shares constitutes a quorum for the transaction of business at such meeting.

Action of Shareholders by Written Consent

Stockholders may take action without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action taken, is signed by stockholders with the number of outstanding shares that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the matter were present and voting. Such written consent shall be filed with the minutes of the meetings of the stockholders. If there is less than unanimous consent, prompt notice of the action must be given to those stockholders who did not consent in writing.

The Companies Law does not provide for an action of shareholders of a public company by written consent in lieu of a meeting.
Shareholder Rights Plan	Candela does not have a stockholder rights plan.

Syneron has a shareholder rights plan. Under the Syneron shareholder rights plan, Syneron's board of directors declared a dividend of one right for each ordinary share held by shareholders of record as of the close of business on November 9, 2008. Initially, these rights will not be exercisable and will trade with Syneron's ordinary shares. Under the plan, these rights will generally be exercisable only if a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares or commences a tender or exchange offer for 15% or more of Syneron's ordinary shares, except if such person or group has become an Acquiring Person pursuant to an offer approved by the majority of the board of directors. If a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares (except if such person or group has become an Acquiring Person pursuant to an offer approved by the majority of the board of directors), then as of the closing of the merger each right will generally entitle the holder, other than the acquiring person or group, to acquire, for the exercise price of $0.01 per share (subject to adjustment as provided in the plan), 1.25 ordinary shares of Syneron. In addition, if, after a person acquires such ownership, Syneron engages in a merger in which it is not the survivor or its ordinary shares are changed or exchanged, or sells or transfers more than 50% of its assets or earning power, then as of the closing of the merger each right will generally entitle the holder, other than the acquiring person or group, to acquire, for the exercise price of $0.01 per

	Candela Stockholder Rights	Syneron Shareholder Rights

share (subject to adjustment as provided in the plan), 1.25 times the shares of the acquiring company to which each of Syneron's shareholders is entitled to for each ordinary share it owns. Syneron's board of directors may redeem the rights at a price of $0.0001 per right at any time up to 10 days after a person or group acquires beneficial ownership of 15% or more of Syneron's ordinary shares. The rights plan will continue in effect until November 30, 2010, unless earlier redeemed or amended by Syneron's board of directors.

Amendment of Certificate of Incorporation, Bylaws, Articles of Association

Candela's amended and restated certificate of incorporation may be amended in the manner now or hereafter prescribed by statute.

The board of directors has the power to alter and repeal the amended and restated bylaws and to adopt new bylaws, by majority vote of the whole board of directors, provided that notice of the proposal to alter or repeal the amended and restated bylaws or to adopt new bylaws must be included in the notice of the meeting of the board of directors at which such action takes place. Under the DGCL, any bylaw adopted by the board of directors may be amended or repealed, and any bylaw repealed by the board of directors may be reinstated, by majority vote of the holders of stock of the corporation entitled at the time to vote for the election of directors.

Under the Companies Law, the articles of association set forth substantially all of the provisions that under Delaware law are split between the certificate of incorporation and the bylaws of a company.

Other than as specifically provided in the Companies Law and in Syneron's Amended and Restated Articles of Association, an amendment to Syneron's amended and restated articles of association requires approval by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

Indemnification and Insurance of Directors, Officers and Employees

Candela's Amended and Restated Bylaws provides that it shall indemnify any person who is or was a director, officer, employee, or agent of the corporation, or serving at the request of the corporation as a director, officer, employee, or agent of the corporation, or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the DGCL. However, no indemnification is required where the claimant acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Indemnification continues as to any person who has ceased to be a director, officer, employee, or agent.

As permitted under the Companies Law, Syneron's Amended and Restated Articles of Association provide that Syneron is entitled to agree in advance or retroactively to indemnify any officeholder for obligation or expense imposed on him or her in consequence of any action which was performed by the officeholder in his or her capacity as an officeholder of Syneron, in respect of any of the following: (a) monetary obligation imposed on the officeholder in favor of another person pursuant to a judgment, including a judgment given in settlement, or a court approved settlement or arbitrator's award; (b) reasonable legal fees, incurred by an office holder or which he is ordered to pay by a court, in proceedings filed against him by Syneron or on its behalf or by another person, or in a criminal charge of which he is acquitted, or in a criminal charge of which he is convicted of an offence that does not require proof of criminal intent; (c) reasonable litigation expenses, including legal fees, incurred by an office holder as a consequence of an investigation or proceedings carried out against the office holder by an authorized body and which concluded without the filing of an indictment against the office holder and without imposing any financial liability on the office holder as an alternative to criminal proceedings, or which ended without the filing of an indictment against the office holder but with the

Candela Stockholder Rights	Syneron Shareholder Rights

imposition of financial liability as an alternative to criminal proceedings, in an offense where criminal intent is not required; (d) any other obligation or expense which is allowable according to the Companies Law. However, Syneron may undertake in advance to indemnify any officer holder for obligation and expenses as set out in (a) above, only provided that such undertaking is limited to events which in the board of directors' opinion are foreseeable at the time of providing the indemnity undertaking in view of Syneron's activities at that time, and in such amount and/or criteria as the board of directors deems foreseeable in view of Syneron's activities at that time and such events, sums and criteria shall be detailed in the undertaking instrument. Syneron's Amended and Restated Articles of Association and the Companies Law provide that these indemnification provisions do not apply in the following cases: (a) breach of the duty of loyalty to Syneron, unless the office holder acted in good faith and had a reasonable basis for presuming that the act would not harm Syneron; (b) breach of a duty of care committed intentionally or recklessly; (c) act done with intent to make unlawful personal profit; or (d) fine or forfeit imposed upon the office holder.

As permitted under the Companies Law, Syneron's Amended and Restated Articles of Association further provide that Syneron may purchase insurance to cover the liability of any officeholder as a result of any of the following: (a) a breach of the duty of care to Syneron or to another person; (b) a breach of the duty of loyalty to Syneron, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm Syneron; (c) a monetary obligation imposed on him in favor of another person; (d) any other act which is insurable under the Companies Law.

Pursuant to the Companies Law, indemnification of, exculpation of and procurement of insurance coverage for, officeholders in a public company that are not directors must be approved by the audit committee, the board of directors and, if the officeholder is a director or a controlling shareholder, also by the company's shareholders.

	Candela Stockholder Rights	Syneron Shareholder Rights
Conflict of Interest; Fiduciary Duty

Candela's amended and restated certificate of incorporation provides that directors of Candela shall not be personally liable to Candela or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Under Candela's Amended and Restated Bylaws, no contract or transaction between Candela and one or more of its directors or officers, or between Candela and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee of the board of directors that authorizes the contract or transaction or solely because his or their votes are counted for such purpose if:

•       the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even thought the disinterested directors be less than a quorum;

•       the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the of the stockholders; or

•       the contract or transaction is fair to Candela as of the time it is authorized, approved, or ratified by the board of directors, a committee of the board of directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes the contract or the transaction.

The Companies Law provides that an officeholder's fiduciary duties consist of a duty of care and a duty of loyalty. The duty of loyalty requires avoiding any conflict of interest, not competing with the company, not exploiting any business opportunity of the company in order to receive personal advantage for himself or others, and revealing documents or information relating to Syneron's affairs which the officeholder has received by virtue of his position as an officeholder.

Under Syneron's Amended and Restated Articles of Association, Syneron may waive any claim against an office holder in advance for all or any of his liability for damage in consequence of a breach of his duty of care to Syneron. Such waiver in advance shall not apply to breach of duty of care in a distribution, as defined in the Companies Law. Under the Companies Law, approval of compensation of officeholders who are not directors requires approval of the board of directors and in some cases may be further subject to the approval of the audit committee.

Compensation of directors of a publicly traded company requires the approval of the audit committee, the board of directors and the company's shareholders. The Companies Law requires that an officeholder promptly disclose any "personal interest" that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

In the case of a transaction with an officeholder or with another person in which an officeholder has a "personal interest" which is not an extraordinary transaction, subject to the vote officeholder's disclosure of his or her interest, board approval is sufficient for the approval of the transaction. The transaction must not be adverse to the company's interest. If the transaction is an extraordinary transaction (a transaction not in the ordinary course, which is not on market terms, or that is likely to have a material impact on the company's profitability, properties or obligations), it must be approved by the audit committee and the board of directors. Generally, an officeholder who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at the meeting or vote thereon.

	Candela Stockholder Rights	Syneron Shareholder Rights
Under the Companies Law, a shareholder has a duty to act in good faith towards the company and the other shareholders and refrain from abusing his or her power in the company.
Business Combinations; Interested Shareholder Transactions; Anti-Takeover Effects

Business Combination Act

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a person owning 15% or more of the corporation's voting stock (an "interested stockholder") for 3 years following the time that person became an interested stockholder, unless:

•       the Board, before the time the person becomes an interested stockholder, approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•       the person became an interested stockholder and 85% owner of the voting stock in the transaction, excluding shares owned by directors and officers and shares owned by some employee stock plans; or

•       the combination transaction is approved by the board and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation can elect in its certificate of incorporation or bylaws not to be governed by Section 203. Candela has not made that election.

Under the Companies Law, the acquisition of shares in a public company such as Syneron whereby the acquiring person would obtain a controlling interest (an interest of 25% or more) is not permitted if the company does not already have a shareholder that has a controlling interest, and an acquisition whereby the acquiring shareholder would thereafter hold more than 45% of the voting rights in the company is not permitted if there is no other 45% shareholder in the company, in each case except by way of a tender offer in accordance with the provisions of the applicable section of the Companies Law (referred to as special tender offer). These anti-takeover limitations do not apply to a purchase of shares by way of a "private placement" in certain circumstances provided under the Companies Law. See also the portion of this comparison entitled "Approval of Certain Transactions and Matters."

The Companies Law provides that an extraordinary transaction of a public company with a controlling shareholder thereof (in general defined as a person who has the ability, directly or indirectly, to direct the activities of the company, including, without limitation, the holding of at least 25% of the voting power) or of a public company with another entity in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, requires approval of such company's audit committee, board of directors and a majority of the shareholders voting on the matter that must include (i) at least one-third of the votes of shareholders who have no personal interest in the matter, participating at the meeting; or (ii) the total number of objecting votes of such shareholders mentioned in subsection (i) above, do not exceed 1% of the total voting rights in the company.

	Candela Stockholder Rights	Syneron Shareholder Rights
Dissenters' or Appraisal Rights

Under DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers or consolidations. Unless otherwise provided in the certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to holders of shares of any class of stock which is either:

•       listed on a national securities exchange, or

•       held of record by more than 2,000 stockholders,

unless those stockholders are required by the terms of the merger to accept anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation which, on the effective date of the merger or consolidation, are of the kind described in the bullet points above, (iii) cash instead of fractional shares of stock, or (iv) any combination of the consideration set forth in (i) through (iii).

The Companies Law does not provide for shareholders' appraisal rights except for the appraisal by a court under limited circumstances in connection with the acquisition by means of a tender offer for all of the shares of a publicly traded company.

PROPOSAL TWO—ADJOURNMENT OF THE SPECIAL MEETING

        Candela's board of directors is submitting a proposal for consideration at the special meeting of Candela stockholders to authorize the named proxies to approve one or more adjournments of the special meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement (this proposal is hereinafter referred to as the "adjournment proposal").

        Even though a quorum may be present at the special meeting, it is possible that the proposal to adopt and approve the merger agreement may not have received sufficient votes by the time of the special meeting. In order to permit solicitation of additional proxies to obtain the requisite stockholder vote to adopt and approve the merger agreement, Candela's board of directors is submitting the adjournment proposal for consideration. The adjournment proposal relates only to an adjournment of the special meeting for purposes of permitting solicitation of additional proxies to obtain the requisite stockholder approval of the merger agreement in the event that there are insufficient votes to adopt and approve that proposal. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxies.

        The adjournment proposal requires the affirmative vote of holders of a majority of the shares of Candela's common stock present in person or represented by proxy at the special meeting and voting on the proposal. The board of directors of Candela recommends that stockholders of Candela vote "FOR" the adjournment proposal so that proxies may be used for that purpose only, should it become necessary or appropriate.

        Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise indicated on the proxies. However, if the stockholders of Candela vote against the proposal to adopt and approve the merger agreement and do not provide instruction on voting for the adjournment proposal, the proxies are not authorized to vote in favor of the adjournment proposal. The failure to vote, either by proxy or in person, as well as votes to "ABSTAIN" and broker "non-votes," will have no effect on the adjournment proposal.

        If the special meeting is adjourned for 30 days or less, Candela is not required to give notice of the time and place of the adjourned meeting if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless Candela's board of directors fixes a new record date for the special meeting. Further, Candela's board of directors retains full authority to the extent set forth in Candela's Amended and Restated Bylaws and Delaware law to postpone the special meeting before it is convened, without the consent of Candela's stockholders.

EXPERTS

        The consolidated financial statements of Syneron appearing in Syneron's Annual Report on Form 20-F for the year ended December 31, 2008, and the effectiveness of Syneron's internal control over financial reporting as of December 31, 2008 included in its Form 20-F have been audited by Kost, Forer, Gabay & Kaiserer, an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Candela as of June 27, 2009 and June 28, 2008 and for each of the years ended June 30, 2007, June 28, 2008 and June 27, 2009 have been attached in Annex D to this proxy statement/prospectus in reliance on the report of BDO Seidman LLP, an independent registered public accounting firm, as stated in their report, given on the authority of said firm as experts in accounting and auditing.

 LEGAL MATTERS

        The validity of the ordinary shares of Syneron to be issued in the merger will be passed upon for Syneron by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Certain U.S. federal income tax considerations described in this proxy statement/prospectus will be passed upon for Candela by Goodwin Procter LLP.

STOCKHOLDER PROPOSALS, RECOMMENDATIONS FOR
NOMINATION AND COMMUNICATIONS

        Candela's stockholders may communicate with Candela's board of directors by sending proposals, recommendations for nomination and other communications, each a "Submission," to:

Candela Corporation
530 Boston Post Road
Wayland, Massachusetts 01778
Attention: Secretary

        Each Submission should bear a clear notation indicating that it is a "Stockholder—Director Communication."

        The Secretary of Candela will make copies of all such Submissions and circulate them to the board of directors or the appropriate committee thereof. In order to avoid uncertainty as to the date on which a Submission was received, Candela suggests that proponents send Submissions by Certified Mail—Return Receipt Requested.

        Stockholders of Candela that have questions about this proxy statement/prospectus, the special meeting or the merger or need assistance with the voting procedures, should contact Candela's proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9501 (banks and brokers call collect at (212) 750-5833).

        The annual meeting of Candela stockholders for fiscal year 2010 will not be held if the merger is completed. Therefore, Candela reserves the right to postpone or cancel its annual meeting for fiscal year 2010. If the merger is not completed, a stockholder proposal submitted for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the annual meeting of stockholders to be held in fiscal year 2010 must have been received, in writing, by the Secretary of Candela no later than July 17, 2009. Further, Candela's Amended and Restated Bylaws generally provide that any proposal or recommendation for nomination, to be eligible for consideration at the annual meeting of stockholders to be held in fiscal year 2010, must have been received by the Secretary of Candela not later than the close of business on August 14, 2009 nor earlier than the close of business on July 15, 2009. The proposal or recommendation must also comply with the other procedural requirements set forth in Candela's Amended and Restated Bylaws, a copy of which is on file with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

        Syneron files annual reports and furnishes reports of foreign private issuer and other information with the SEC. Candela files or furnishes, as applicable, annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that Syneron and Candela have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549.

        You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding companies that file information electronically with the SEC, including Syneron and Candela. The address of the SEC's website is http://www.sec.gov.

        Syneron's website is www.syneron.com. Information on Syneron's website is not a part of this proxy statement/prospectus. As soon as reasonably practical after they are filed with or furnished to the SEC, Syneron makes available free of charge on its website, or provides a link to, Syneron's Annual Report on Form 20-F, Reports of Foreign Private Issuer on Form 6-K, and any amendments to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

        Candela's website is www.candelalaser.com. Information on Candela's website is not a part of this proxy statement/prospectus. As soon as reasonably practical after they are filed or furnished with the SEC, Candela makes available free of charge on its website, or provides a link to, Candela's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

        You also can inspect reports, proxy statements and other information about Syneron at the offices of the NASDAQ Global Select Market, 1735 K Street, N.W., Washington, D.C.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Syneron has filed a registration statement on Form F-4 under the Securities Act to register with the SEC the Syneron ordinary shares to be issued to Candela stockholders in the merger. This proxy statement/prospectus is part of that registration statement and constitutes a prospectus of Syneron in addition to being a proxy statement of Candela for its special meeting. As allowed by SEC rules, this document does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed above under the section titled "Where You Can Find More Information."

        The SEC allows Syneron to "incorporate by reference" information into this proxy statement/prospectus. This means Syneron can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is considered a part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus. In addition, any later information that Syneron files with the SEC will automatically update and supersede this information. This proxy statement/prospectus incorporates by reference the documents listed below that Syneron has previously filed with or furnished to the SEC. These documents contain important information about Syneron and its finances.

        You should rely only on the information contained in this document or that to which Syneron has referred you. Syneron has not authorized anyone to provide you with any additional information or make any representation about the merger that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. This proxy statement/prospectus is dated as of the date listed on the cover page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of ordinary shares of Syneron in the merger shall create any implication to the contrary.

        The following documents, which have been filed with the SEC by Syneron, are hereby incorporated by reference into this proxy statement/prospectus:

  •
  Syneron's Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on March 24, 2009; and

  •
  Syneron's Reports of Foreign Private Issuer on Form 6-K submitted on April 20, 2009, June 4, 2009, September 9, 2009, October 15, 2009, October 26, 2009, October 27, 2009 and November 23, 2009.

        All Annual Reports on Form 20-F that Syneron may file with the SEC pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the earlier of the date of the special meeting of Candela's stockholders and the termination of the merger agreement, shall also be deemed to be incorporated by reference. Syneron may also incorporate into this proxy statement/prospectus any Reports of Foreign Private Issuer on Form 6-K which it furnishes to the SEC after the date of this proxy statement/prospectus and prior to the earlier of the date of the special meeting of Candela's stockholders and the termination of the merger agreement by identifying in such form that it is being incorporated by reference into this proxy statement/prospectus.

        Syneron and Candela also incorporate by reference the following annexes attached to this proxy statement/prospectus:

  •
  the merger agreement attached hereto as Annex A;

  •
  Amendment No. 1 to the merger agreement attached hereto as Annex A-1;

  •
  the form of voting agreement attached hereto as Annex B;

  •
  the Opinion of Houlihan Lokey Howard & Zukin Capital, Inc. attached hereto as Annex C; and

  •
  the consolidated financial statements of Candela attached hereto as Annex D.

        If you are a stockholder of Candela, you can obtain any of the documents incorporated by reference through Syneron or the SEC. Documents incorporated by reference are available from Syneron without charge, excluding all exhibits to those documents, unless such exhibits have been specifically incorporated by reference in this proxy statement/prospectus. You may obtain documents incorporated by reference in this proxy statement/prospectus free of charge by requesting them in writing or by telephone as follows:

Syneron Medical Ltd.
Industrial Zone, Tavor Building
P.O.B. 550 Yokneam Illit,
20692 Israel
Telephone: + (972-73) 244-2200

        In order to ensure timely delivery of the documents, you must make your request no later than five business days prior to the date of the date of the special meeting of Candela stockholders, or no later than December 28, 2009.

        Please also see the section entitled "Where You Can Find More Information" beginning on page 176 of this proxy statement/prospectus.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement/prospectus will be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained in this proxy statement/prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement/prospectus modified or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus. Any statement concerning the contents of any contract or other document filed as an exhibit to the registration statement is not necessarily complete. With respect to each contract or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

        Syneron has supplied all information contained in this proxy statement/prospectus relating to Syneron and Acquisition Sub and Candela has supplied all information relating to Candela.

ANNEXES

ANNEX
Agreement and Plan of Merger, dated as of September 8, 2009, among Syneron Medical Ltd., Syneron Acquisition Sub, Inc. and Candela Corporation	A
Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, by and among Syneron Medical Ltd., Syneron Acquisition Sub, Inc. and Candela Corporation	A-1
Form of Voting Agreement	B
Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.	C
Financial Statements of Candela	D

        Except for the merger agreement's status as a contractual document that establishes and governs the legal relations of the parties thereto with respect to the merger, it is not intended to provide any factual information about Syneron or Candela. The representations, warranties and covenants made by the parties in the merger agreement are qualified and limited, including by information in the schedules referenced in the merger agreement that were delivered in connection with the execution of the merger agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the merger agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to different standards of materiality applicable to the contracting parties, which may differ from what may be viewed as material by stockholders. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement/prospectus. Accordingly, the representations and warranties should not be relied upon as statements of factual information. Stockholders are not third-party beneficiaries under the merger agreement and, therefore, may not directly enforce or rely on its terms and conditions and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Candela, Syneron or their respective affiliates.

Annex A

AGREEMENT AND PLAN OF MERGER

among:

SYNERON MEDICAL LTD.,
a company organized under the laws of the State of Israel;

SYNERON ACQUISITION SUB, INC.,
a Delaware corporation;

and

CANDELA CORPORATION,
a Delaware corporation

dated as of September 8, 2009

Exhibits

Exhibit A – Definitions
Exhibit B – Form of Voting Agreement
Exhibit C – Form of Certificate of Incorporation of the Surviving Corporation
Exhibit D – Form of Bylaws of the Surviving Corporation
Exhibit E – Form of Resignation

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of September 8, 2009, by and among SYNERON MEDICAL LTD., a company organized under the laws of the State of Israel ("Parent"), SYNERON ACQUISITION SUB, INC., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Merger Sub"), and CANDELA CORPORATION, a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        WHEREAS, Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become an indirect, wholly-owned subsidiary of Parent.

        WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger and the other transactions contemplated hereby.

        WHEREAS, the board of directors of the Company (the "Company Board") has unanimously determined to recommend to its stockholders the approval of this Agreement and the Merger and the other transactions contemplated hereby.

        WHEREAS, for U.S. federal income tax purposes, it is intended that (a) the Merger shall qualify as a "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) this Agreement, shall constitute a plan of reorganization within the meaning of Treasury Regulations Section 1.368-2(g) and (c) the parties hereto shall each be a party to this transaction as described in and pursuant to Section 368(b) of the Code.

        WHEREAS, in order to induce Parent to enter into this Agreement and to cause the Merger to be consummated, certain stockholders of the Company are executing voting agreements in favor of Parent in the form attached hereto as Exhibit B concurrently with the execution and delivery of this Agreement (the "Voting Agreements").

        NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

        SECTION 1.    DESCRIPTION OF TRANSACTION

        1.1    Merger of Merger Sub into the Company.     Upon the terms and subject to the conditions set forth in this Agreement and in the applicable provisions of the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation") and as an indirect, wholly-owned subsidiary of Parent.

        1.2    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement, the certificate of merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.3    Closing; Effective Time.     The consummation of the Contemplated Transactions (the "Closing") shall take place at the offices Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., One Azrieli Center, Tel Aviv, Israel, at 10:00 am (Israel time) on a date to be designated by Parent, which shall be no later than the second Business Day after the satisfaction or waiver (to the extent permitted to be waived) of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7. The date on which the Closing actually takes place is referred to as the "Closing Date." A certificate of merger in customary form and substance and satisfying the applicable requirements of the DGCL shall be duly executed in accordance with the relevant provisions of the DGCL in connection with the Closing and, concurrently with or as soon as practicable following the Closing, shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger (the time as of which the Merger becomes effective being referred to as the "Effective Time").

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers.     Unless otherwise determined by Parent prior to the Effective Time:

        (a)   at the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated in its entirety as set forth in Exhibit C, and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by Applicable Law.

        (b)   at the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated in their entirety as set forth in Exhibit D, and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by Applicable Law; and

        (c)   the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are validly designated and elected immediately prior to the Effective Time, who shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the applicable provisions of the certificate of incorporation and the bylaws.

        1.5    Conversion of Shares/Options.

        (a)   At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any holder of shares of the Company Common Stock (any such share, a "Share"):

        (i)    any Shares or shares of other capital stock of the Company that are held by the Company (or held in the Company's treasury) immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

        (ii)   any Shares or shares of other capital stock of the Company that are held by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

        (iii)  notwithstanding anything to the contrary in this Agreement, any Shares or shares of other capital stock of the Company that are held by any Subsidiary of the Company or by any Subsidiary of Parent (other than Merger Sub) shall remain outstanding after the Merger and shall not be cancelled, retired or converted into Per Share Merger Consideration;

        (iv)  except as provided in clauses "(i)" through "(iii)" above and subject to Sections 1.5(b), 1.5(c) and 1.5(d), each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive the following consideration (the "Per Share Merger Consideration"): 0.2911 (the "Exchange Ratio") duly issued and credited fully paid Parent Shares; and

        (v)   each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time, shall, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or any other Person, be converted into one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

        (b)   If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock or Parent Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Per Share Merger Consideration shall be appropriately adjusted.

        (c)   If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract or under which the Company has any rights, then the Parent Shares issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such Parent Shares may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time: (i) such Parent Shares shall remain so unvested and subject to such repurchase option, risk of forfeiture or other condition; (ii) such Parent Shares need not be delivered until such time as such repurchase option, risk of forfeiture or other condition lapses or otherwise terminates; and (iii) Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

        (d)   Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) and the board of directors of Parent (the "Parent Board") (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that effective at the Effective Time, the Company Stock Plans and each Company Award (as defined in Section 2.3(b)) listed in Part 1.5(d) of the Disclosure Schedule and which is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be assumed by Parent and shall become fully vested and continue in effect in all material respects on the same terms and conditions as in effect immediately prior to the Effective Time (subject to the adjustments provided in Section 1.5(b)), and each such Company Award shall be converted automatically into an option or stock appreciation right, as the case may be (each, a "New Award") to purchase the number of shares of Parent Shares, determined as provided below, at the exercise price, determined as provided below:

        (i)    the number of Parent Shares to be subject to the New Award shall be equal to the number of shares of Company Common Stock remaining subject (as of immediately prior to the Effective Time) to the Company Award multiplied by the Exchange Ratio; provided that the number of Parent Shares resulting therefrom shall be rounded downward to the nearest whole Parent Share; and

        (ii)   the exercise price per Parent Share under the New Award shall be equal to (x) the exercise price per share of the Company Common Stock under the Company Award, divided by (y) the Exchange Ratio, provided that such exercise price shall be rounded upward to the nearest whole cent.

        The adjustment provided herein with respect to any Company Award shall be, and is intended to be, effected in a manner which is consistent with Section 424(a) of the Code. Except as provided in this Section 1.5(d), after the Effective Time, each New Award shall be exercisable upon the same terms and conditions as were applicable to the related Company Award immediately prior to the Effective Time (except that with regard to such New Award, any references to the Company shall be deemed, as appropriate, to mean Parent). Parent shall take all action necessary, on or prior to the Effective Time, to authorize and reserve a number of Parent Shares sufficient for issuance upon the exercise of New Awards as contemplated by this Section 1.5(d).

        (iii)  Parent shall file no later than ten (10) Business Days after the Effective Time a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of Parent Shares to be issued in connection with the exercise of the New Awards as determined in this Section 1.5(d), and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for as long as the New Awards remain outstanding and such registration continues to be required.

        (e)   The Company shall take all actions necessary or appropriate to provide that each Company Award not listed in Part 1.5(d) of the Disclosure Schedule which is outstanding immediately prior to the Effective Time shall become fully vested and, to the extent not exercised immediately prior to the Effective Time, shall be canceled by the Company.

        (f)    Prior to the Effective Time, the Company Board shall take action to amend the Company's 1990 Employee Stock Purchase Plan (the "ESPP") to end the Payment Period no later than two (2) Business Days before the Effective Time and to terminate the ESPP immediately thereafter.

        (g)   No fractional Parent Shares shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a Parent Share (after aggregating all fractional shares of Parent Shares issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the proportionate interest in the net proceeds for the sale by the Exchange Agent on behalf of such holder of the aggregate fractional Parent Shares that such holder otherwise would be entitled to receive.

        1.6    Closing of the Company's Transfer Books.     At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and in the case of shares of Company Common Stock represented by book-entry ("Book-Entry Shares"), the names of the former registered holders shall be removed from the registry of holders of such shares, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time and any holders of Book-Entry Shares shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

        1.7    Surrender of Certificates.

        (a)   On or prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably satisfactory to the Company to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time (but in any event within five (5) Business Days), Parent or Merger Sub shall deposit with the Exchange Agent: (i) the Parent Shares issuable pursuant to Section 1.5 in respect of Shares properly delivered to the Exchange Agent; and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(g). The Parent Shares, and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

        (b)   Promptly after the Effective Time (but in any event within five (5) Business Days), the Exchange Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates or evidence thereof shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon actual delivery of such Company Stock Certificates or evidence of Book-Entry Shares, as the case may be to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for the aggregate Per Share Merger Consideration for the shares surrendered. Upon surrender of a Company Stock Certificate or evidence of Book-Entry Shares to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Company Stock Certificate or Book-Entry Shares shall be entitled to receive in exchange therefor a certificate representing the number of whole Parent Shares (after giving effect to any required withholdings) that such holder has the right to receive pursuant to the provisions of Section 1.5 and cash in lieu of any fractional Parent Shares) and the applicable Per Share Merger Consideration shall be sent as promptly as practicable to such holders; and (B) the Company Stock Certificate or Book-Entry Shares so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Per Share Merger Consideration as contemplated by Section 1.5. No interest shall be paid, payable or accrued on any amount payable upon due surrender of the Company Stock Certificates or Book-Entry Shares. If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder thereof and, if reasonably requested by Parent, the execution of an indemnity agreement against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Stock Certificate, certificates representing the Per Share Merger Consideration into which the Shares represented by such Company Stock Certificates were converted pursuant to Section 1.5 (and cash for fractional shares, if any, as may be required pursuant to Section 1.5(g) and any dividends or distributions payable pursuant to Section 1.7(c)).

        (c)   No dividends or other distributions declared or made with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate or Book-Entry Shares with respect to the Parent Shares that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate or Book-Entry Shares in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

        (d)   Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one (1) year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for the Per Share Merger Consideration.

        (e)   Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement to any holder of any Shares such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (f)    Neither Parent nor the Surviving Corporation shall be liable to any holder of any Shares or to any other Person with respect to any Parent Shares (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

        1.8    Further Action.     If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and

Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

        1.9    Appraisal Rights.     (a) Notwithstanding anything in this Agreement to the contrary, any Shares (including Book-Entry Shares) outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into, or represent the right to receive, the Per Share Merger Consideration. Such stockholders shall be entitled to receive, subject to and net of any applicable withholding of Taxes, payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.7, of such Dissenting Shares.

        (b)   The Company shall give Parent prompt notice of, together with copies of, any written demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served on or otherwise received by the Company pursuant to the DGCL. Parent shall have the right to direct and control all negotiations and proceedings with respect to any and all such demands for appraisal under the DGCL. Without limiting, and in furtherance of, the foregoing, the Company shall not, except with the prior written consent of Parent, (i) make any payment with respect to any such demands for appraisal other than pursuant to any Legal Requirement, (ii) offer to settle or otherwise settle any such demands or (iii) waive any failure to properly make or effect any such demand for appraisal or other action required to perfect appraisal rights in accordance with the DGCL.

        SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth (i) in the Disclosure Schedule or (ii) in the Filed Company SEC Documents, (other than disclosures in the "Risk Factors" or "Forward Looking Statements" sections of any such reports or other forward-looking statements set forth in such reports) the Company represents and warrants to Parent and Merger Sub as follows:

        2.1    Subsidiaries; Due Organization; Etc.

        (a)   The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure Schedule owns any capital stock of, any equity or similar interest of any nature in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Disclosure Schedule (which includes a description of the interest and the percentage owned). None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

        (b)   Each of the Acquired Corporations is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used, except in the case of clauses (i) and (ii), the absence of which would not, individually, or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        (c)   Each of the Acquired Corporations is qualified to do business as a foreign entity, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except as would not, individually, or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

        2.2    Certificate of Incorporation; Bylaws; Charters and Codes of Conduct.     The Company has made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto, as currently in effect. The Company has made available to Parent accurate and complete copies of: (a) the charters of all committees of the Company Board; and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations, as currently in effect. The Company is not in breach or violation of its certificate of incorporation, by-laws or other charter and organizational documents. None of the Company Subsidiaries is in breach or violation of its respective certificate of incorporation, by-laws or other charter and organizational documents, except as would not reasonably be expected to have a Company Material Adverse Effect.

        2.3    Capitalization, Etc.

        (a)   The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock, of which 22,907,022 shares have been issued and are outstanding and of which 3,449,860 shares are held by the Company in its treasury. Except as set forth in Part 2.3(a)(i) of the Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except for the Voting Agreements and as set forth in Part 2.3(a)(ii) of the Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Part 2.3(a)(iii) of the Disclosure Schedule accurately describes all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options), and specifies which of those repurchase rights are currently exercisable.

        (b)   (i) 5,399,642 shares of Company Common Stock are subject to outstanding options to purchase Company Common Stock and stock appreciation rights or similar rights granted on Company Common Stock (collectively "Company Award(s)") and 603,848 shares of Company Common Stock are reserved for future Company Award grants under the Candela Laser Corporation 1990 Employee Stock Purchase Plan, the Candela Corporation Third Amended and Restated 1998 Stock Plan, and the Candela Corporation 2008 Stock Plan (collectively, the "Company Stock Plans"). Part 2.3(b) of the Disclosure Schedule sets forth the following information with respect to each Company Award outstanding as of the date of this Agreement: (A) the particular Company Stock Plan (if any) pursuant to which such Company Award was granted; (B) the name of the grantee; (C) the number of shares of Company Common Stock subject to such Company Awards; (D) the exercise price of such Company Award; (E) the date on which such Company Award was granted; (F) the extent to which such Company Award is vested and exercisable as of the date of this Agreement; (G) the date on which such Company Award expires; and (H) whether such Company Award is an "incentive stock option" (as defined in the Code), a non-qualified stock option or a stock appreciation right. The Company has made available to Parent accurate and complete copies of all the Company Stock Plans pursuant to which any of the Acquired Corporations has ever granted Company Awards, and the forms of all standard Award agreements evidencing such grants. Each Company Award was duly authorized no later than the date on which the grant of such Company Award was by its terms to be effective (the "Grant Date") by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof), or a duly authorized delegate thereof, and any required stockholder approval by the necessary number of votes or written consents; each such grant was made in all material respects in accordance with the terms of the applicable Company Stock Plan and all other applicable Law; each such grant intended to qualify as an "incentive stock option" under Section 422 of the Code so qualifies; and the per share exercise price of each Company Award, if applicable, was not less than the fair market value of a share of Company Common Stock on the applicable Grant Date.

        (c)   Except as set forth in Part 2.3(b) of the Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations or any stock appreciation rights or similar rights; or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations, except in the case of clauses (i) and (ii), in the ordinary course of business of the Acquired Corporations with respect to obligations between or among the Acquired Corporations.

        (d)   To the knowledge of the Company, all outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.

        (e)   All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances, other than with respect to applicable Legal Requirements.

        2.4    Authority; Binding Nature of Agreement.

        (a)   The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement (subject to the receipt of the Required Stockholder Vote (as defined in Section 2.21)). The Company Board (at a meeting duly called and held) has: (a) unanimously determined that the Merger is advisable; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously approved the Merger; (c) recommended the adoption and approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2)(the "Company Board Recommendation"); and (d) to the extent necessary, unanimously adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other Contemplated Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirements of general application affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the "Bankruptcy and Equity Exception").

        (b)   Other than the receipt of the Required Stockholder Vote, no other corporate proceedings on the part of the Company are necessary to approve or adopt this Agreement and to consummate the Contemplated Transactions.

        2.5    SEC Filings; Financial Statements.

        (a)   The Company has made available to Parent accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents (including documents incorporated by reference therein) filed by the Company with the SEC since June 28, 2008 (the "Company SEC Documents") as well as all comment letters received by the Company from the SEC since June 28, 2008 and all responses to such comment letters provided to the SEC by or on behalf of the Company. All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. None of the Company's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents at the time they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made certifications and statements required by: (A) Rule 13a-14 under the Exchange Act; and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Company SEC Documents (collectively, the "Certifications") which at the time made were accurate and complete, and complied as to form and content with all applicable Legal Requirements. As used in this Section 2, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

        (b)   The Company maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Company, including its consolidated Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company has made available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating such disclosure controls and procedures. The Company is in material compliance with the applicable listing and other rules and regulations of the Nasdaq and it has not received any notice from the Nasdaq asserting any non-compliance with such rules and regulations.

        (c)   The Company maintains an effective system of internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act. The Company's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company's outside auditors and the audit committee of the Company Board (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial data and, (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's control over financial reporting. Since June 28, 2008 (the "Audit Date"), there has not been any material weakness in the Company's internal control over financial reporting, nor any material change in the Company's internal control over financial reporting.

        (d)   The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form as of the respective dates of filing of such Company SEC Documents with the SEC, in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Company SEC Documents to be filed subsequent to the date hereof are not expected to be, material in amount or effect). No financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

        (e)   The Company's auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been "independent" with respect to the Company within the meaning of Regulation S-X under the Exchange Act.

        (f)    The Company has made available to Parent accurate and complete copies of the documentation creating or governing "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Exchange Act) effected by any of the Acquired Corporations during any period covered by any of the Company SEC Documents.

        2.6    Absence of Changes.     Except as disclosed on the Company SEC Documents or set forth in Part 2.6 of the Disclosure Schedule or as expressly contemplated by this Agreement, since June 28, 2008 through the date of this Agreement:

        (a)   there has not been any Company Material Adverse Effect, and no event has occurred or circumstance arisen that would reasonably be expected to have or result in a Company Material Adverse Effect;

        (b)   there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) which has had or would reasonably be expected to have a Company Material Adverse Effect;

        (c)   none of the Acquired Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

        (d)   none of the Acquired Corporations has: (i) made or changed any Tax election; (ii) adopted or changed any accounting method relating to Taxes; (iii) compromised or settled any Tax liability; or (iv) consented to any waiver or extension of the limitations period applicable to any Taxes or Tax Returns, in each case, which has had or would reasonably be expected to have a Company Material Adverse Effect;

        (e)   none of the Acquired Corporations has: (i) adopted, established or entered into any Company Benefit Plan or Company Benefit Agreement; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect other than to the extent require by any Legal Requirement; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or other employees other than in the ordinary course of business; and

        (f)    none of the Acquired Corporations has entered into any material transaction or Contract outside of the ordinary course of business.

        2.7    Title to Assets.     The Acquired Corporations own, and have good and valid title to, all material assets purported to be owned by them, including: (a) all material assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (b) all other material assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for: (i) any statutory lien for current taxes not yet due and payable, or taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been made; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations; (iii) pledges to secure deposits described in Part 2.7 of the Disclosure Schedule; and (iv) liens described in Part 2.7 of the Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Unaudited Interim Balance Sheet; and (B) all other material assets reflected in the books and records of the Acquired Corporations as being leased by the Acquired Corporations.

        2.8    Real Property; Leasehold.     None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Disclosure Schedule.

        2.9    Intellectual Property; Privacy.

        (a)   For purposes of this Agreement, the following terms shall be defined as follows:

        (i)    "IP Rights" means any and all of the following in any country: (A) Copyrights, Patent Rights, Trademark Rights, domain name registrations, moral rights, trade secrets, know how rights, and other intellectual property rights; and (B) the right (whether at law, in equity, by contract or otherwise) to use or otherwise exploit any of the foregoing.

        (ii)   "Copyrights" means all U.S. copyrights and copyrightable works, including all rights of authorship, reproduction, distribution, display, performance, preparation of derivative works, moral rights and rights of ownership of copyrightable works and all rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright.

        (iii)  "Material Company IP Rights" means all Company IP Rights, which are material to the conduct of the Company's business in the manner in which its business is currently being conducted.

        (iv)  "Patent Rights" means all issued patents and pending patent applications (which for purposes of this Agreement shall include utility models, design patents, certificates of invention and applications for certificates of invention and priority rights) in any country, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

        (v)   "Company IP Rights" means all IP Rights owned solely or co-owned by the Company or its Subsidiaries, or in which the Company or its Subsidiaries has any right, title or interest, including any IP Rights applied for by, issued to, or registered in the name of the Company or any of its Subsidiaries.

        (vi)  "Trademark Rights" means all trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names.

        (b)   Part 2.9(b) of the Disclosure Schedule lists all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) owned solely by the Company or its Subsidiaries as of the date of this Agreement, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed. Part 2.9(b) of the Disclosure Schedule lists all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which the Company or its Subsidiaries has any co-ownership interest, other than those owned solely by the Company or its Subsidiaries, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed. Part 2.9(b) of the Disclosure Schedule lists, to the best knowledge of the Company as of the date hereof, all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which the Company or its Subsidiaries has any right, title or interest, other than those owned solely or co-owned by the Company or its Subsidiaries.

        (c)   Except as set forth in Part 2.9(c) of the Disclosure Schedule, neither the Company nor its Subsidiaries jointly own any Patent Rights with any person other than the Company or its Subsidiaries. No current or former officer, manager, director, employee or independent contractor of the Company or its Subsidiaries, has any right, title or interest in, to or under any Company IP Rights or any IP Right used in the business of the Company or any of its Subsidiaries that has not been exclusively assigned, or transferred to the Company or its Subsidiaries or licensed to the Company or its Subsidiaries for such use, except where the absence of such assignment, transfer or license would not reasonably be expected to have or result in a Company Material Adverse Effect. Except as set forth in Part 2.9 (c) of the Disclosure Schedule, no Company IP Right is involved in any interference, reexamination, cancellation, or opposition proceeding and no third party has challenged in writing within the last two years, or to the best knowledge of the Company has threatened within the last two years to challenge, the right, title or interest of the Company or its Subsidiaries in, to or under the Company IP Rights owned or co-owned by the Company or exclusively licensed to the Company, or the validity, enforceability or claim construction of any Patent Rights owned or co-owned or exclusively licensed by the Company or its Subsidiaries included in the Company IP Rights. To the best knowledge of the Company, no third party has claimed within the last two years any right, title or interest in any Company IP Rights owned or co-owned by or exclusively licensed to the Company in contravention of the Company's rights in such Company IP Rights.

        (d)   Except as set forth in Part 2.9 (d) of the Disclosure Schedule, no third party is asserting in writing, or to the best knowledge of the Company threatening in writing or otherwise to make, a claim challenging the ownership or other rights of the Company or its Subsidiaries in, under or to any of the Material Company IP Rights and the Company has no knowledge of facts that have led the Company to believe that such claim is likely to be made.

        (e)   Neither the Company nor its Subsidiaries is subject to any legally binding contract or written agreement that restricts the use, transfer, delivery or licensing of the Material Company IP Rights owned or co-owned by the Company (or any tangible embodiment thereof), except where such restrictions would not reasonably be expected to have or result in a Company Material Adverse Effect. Part 2.9(e) of the Disclosure Schedule is an accurate and complete list of all licenses and other agreements pursuant to which the Company or any of its Subsidiaries is authorized to use any IP Rights owned by any third party other than those that are not material to the conduct of the business of the Company or its Subsidiaries. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not breach, violate, or conflict with any such agreement governing any such IP Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such IP Right, or in any way impair the right of the Company or any of its Subsidiaries to use or bring any action for the unauthorized use or disclosure, infringement, or misappropriation of any Material Company IP Right.

        (f)    The Company and its Subsidiaries have taken commercially reasonable measures to protect and maintain the secrecy and confidentiality of the proprietary know-how included in the Company IP Rights. Neither the Company nor any of its Subsidiaries has granted, licensed or conveyed to any third party, pursuant to any written or oral contract, agreement, license or other arrangement, any exclusive right or license, or title in, to or under any Material Company IP Rights (or any tangible embodiment thereof). Except as set forth in Part 2.9(f) of the Disclosure Schedule, there are no outstanding obligations to pay any material amounts or provide other material consideration to any other person in connection with any Material Company IP Rights (or any tangible embodiment thereof).

        (g)   To the best of the knowledge of the Company, the Company and its Subsidiaries own, or otherwise possess legally enforceable rights to use, all IP Rights used by the Company in its conduct of its business, other than those which, individually or in the aggregate, are not material to the conduct of the Company's business. To the best knowledge of the Company, the Company IP Rights collectively constitute all of the IP Rights necessary to enable the Company and its Subsidiaries to conduct its business, other than those which, individually or in the aggregate, are not material to the conduct of the Company's business.

        (h)   To the best of the knowledge of the Company, the conduct of its business does not infringe, constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of any IP Rights of any other person, and, except as set forth in Part 2.9(h) of the Disclosure Schedule, neither the Company nor its Subsidiaries has received any written notice or other communication asserting any of the foregoing that remains unresolved.

        (i)    To the best knowledge of the Company, no Material Company IP Rights are being infringed or misappropriated by any third party.

        (j)    The practice of the Company and its Subsidiaries is to sign non-disclosure and assignment agreements with officers and employees of the Company and its Subsidiaries who have contributed in a material manner to the creation or development of any Material Company IP Rights arising from services performed for the Company or its Subsidiaries by such persons. The practice of the Company and its Subsidiaries is to sign non-disclosure and assignment agreements with consultants and independent contractors to the Company or its Subsidiaries who have contributed in a material manner to the creation or development of any Material Company IP Rights, arising from the services performed for the Company or its Subsidiaries by such persons. To the best knowledge of the Company, no current employee or independent contractor of the Company or its Subsidiaries is in material violation of any term of any non-disclosure or assignment agreement with the Company or its Subsidiaries.

        (k)   Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on the Company's right, title or interest in or to any Company IP Rights, except where such contravention, conflict or limitation would not reasonably be expected to have or result in a Company Material Adverse Effect.

        2.10    Contracts.

        (a)   Part 2.10(a) of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract." For purposes of this Agreement, each of the following, shall be deemed to constitute a "Material Contract":

        (i)    any Contract where the amount paid or payable is greater than $150,000, in the aggregate, over a period of one (1) year: (A) relating to the employment of, or the performance of services by, any employee, consultant or director; (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary);

        (ii)   any Company IP Contract, if a breach of such Company IP Contract could reasonably be expected to have or result in a Company Material Adverse Effect;

        (iii)  any Contract relating to the acquisition, sale, spin-off, outsourcing or disposition of any business operation or unit or any product line of any Acquired Corporation;

        (iv)  any Contract that provides for indemnification of any Company Associate or any current or former agent of any of the Acquired Corporations other than such Contracts entered into in the ordinary course of business (an "Indemnification Contract");

        (v)   any Contract (other than such Contracts entered into in the ordinary course of business and/or that may be canceled without any penalty or other liability to any Acquired Corporation upon notice of 120 days or less) imposing any material restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

        (vi)  any Contract (other than Contracts evidencing Company Awards): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

        (vii) any Contract incorporating or relating to any guaranty, any warranty, any sharing of liabilities or any indemnity or similar obligation other than (A) any such agreement between or among any of the Acquired Corporations; or (B) any such agreement entered into in the ordinary course of business which relates to obligations which do not exceed $250,000 in the aggregate;

        (viii)  any Contract relating to any currency hedging;

        (ix)  any Contract: (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations; or (B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

        (x)   any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than (A) accounts receivables and payables which do not exceed $250,000 in the aggregate, (B) loans to direct and indirect wholly owned Subsidiaries which do not exceed $250,000 in the aggregate (C) advances to employees for travel and business expenses, in each case in the ordinary course of business consistent with past practice which do not exceed $250,000 in the aggregate, (D) agreements between or among any of the Acquired Corporations which relate to obligations which do not exceed $250,000 in the aggregate and (E) agreements entered into in the ordinary course of business which relate to obligations which do not exceed $250,000 in the aggregate;

        (xi)  any Contract with or to a labor union, including a collective bargaining agreement or similar agreement;

        (xii) any Contract, the termination of which would reasonably be expected to have or result in a Company Material Adverse Effect; and

        (xiii)  any Contract outside the ordinary course of business that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $250,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $250,000 in the aggregate.

        The Company has made available to Parent copies of each written Material Contract and written summaries of all oral Material Contracts (other than Company IP Contracts that do not need to be specifically identified in Part 2.9 of the Disclosure Schedule).

        (b)   Except as disclosed on Part 2.10(b) of the Disclosure Schedule, each Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) the Bankruptcy and Equity Exception, and (ii) such failures to be valid and binding or to be in full force and effect that would not have or reasonably be expected to have a Company Material Adverse Effect.

        (c)   Except as set forth in Part 2.10(c) of the Disclosure Schedule, none of the Acquired Corporations has violated or breached, or committed any default under (and no event has occurred that with notice or lapse of time, or both, would constitute such a default), any Material Contract; and, to the best of the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract, in each case except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        2.11    Liabilities.     None of the Acquired Corporations has, and none of the Acquired Corporations is or may become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities reflected or reserved against on the Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business; (c) liabilities for performance of obligations of the Acquired Corporation under Company Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the copies of such Company Contracts made available to Parent prior to the date of this Agreement; (d) liabilities incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the Contemplated Transactions; and (e) liabilities described in Part 2.11 of the Disclosure Schedule.

        2.12    Compliance with Legal Requirements.     Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements, except for failures to comply or violations that have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        2.13    Certain Business Practices.     The Acquired Corporations and each director, officer, employee and agent of the Acquired Corporations acting on behalf of the Acquired Corporations, is in compliance in all material respects with (a) applicable laws relating to illegal payments and bribes, (b) applicable laws relating to illegal political contributions, and (c) the Foreign Corrupt Practices Act of 1977, as amended, or the regulations promulgated thereunder, or any similar Legal Requirement.

        2.14    Governmental Authorizations.

        (a)   The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are in full force and effect, except where the failure to have any such Governmental Authorization would not have or reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no suspension, revocation or cancellation thereof has been threatened in writing, and there is no Legal Proceeding pending, or to the knowledge of the Company, threatened in writing, seeking the suspension, revocation or cancellation of any such Governmental Authorizations, except where the failure to have such Governmental Authorizations have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Each Acquired Corporation is in compliance in all material respects with the terms and requirements of such Governmental Authorizations, except for failures to comply or violations that have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)   Part 2.14(b) of the Disclosure Schedule accurately and completely describes the terms of each effective material grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any Governmental Body. Each of the Acquired Corporations is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.14(b) of the Disclosure Schedule, except for failures to comply or violations that have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, will (with or without notice or lapse of time, or both) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.14(b) of the Disclosure Schedule, except for any such revocation, withdrawal, suspension, cancelation, termination or modification or other occurrences that, individually or in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect.

        2.15    Tax Matters.

        (a)   Except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, (i) each of the Acquired Corporations has filed all Tax Returns that it was required to file under applicable Legal Requirements, and (ii) all such Tax Returns were correct and complete in all respects; provided, however, that notwithstanding anything to the contrary, the foregoing shall not constitute a representation or warranty as to the existence, amount or any other aspect of the net operating or capital loss carryovers, carryforward of business or other Tax credits, Tax basis, earnings and profits or other Tax attribute of the Acquired Corporations.

        (b)   Except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, (i) all Taxes due and owing by each of the Acquired Corporations (whether or not shown on any Tax Return) have been paid, other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been made, and (ii) each of the Acquired Corporations has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c)   Except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, no claim has ever been made in writing by an authority in a jurisdiction where the Acquired Corporations do not file Tax Returns that any of them is or may be subject to taxation in that jurisdiction.

        (d)   Except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, (i) none of the Acquired Corporations has received from any Governmental Body any (A) written notice indicating an intent to open an audit or other review, or (B) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Body against any of the Acquired Corporations, in either case, that has not been resolved on or prior to the date hereof, and (ii) no Legal Proceedings are now proposed, pending, in progress, or to the knowledge of the Company, threatened in writing, against the Acquired Corporations.

        (e)   The Company has not been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

        (f)    No Acquired Corporation has participated in, or is currently participating in, (i) a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b) or (ii) to the knowledge of Company, a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4 (or, in either case, under any similar provision under state, local or foreign law).

        (g)   Except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, none of the Acquired Corporations is or has been a party to or bound by any Tax allocation, sharing or indemnity agreement pursuant to which any Acquired Corporation would have an obligation with respect to the Taxes of another person or entity following the Closing or that will not be terminated as of the Closing. Each of the Acquired Corporations has (A) not been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return (other than a group the common parent of which was the Company) within the meaning of Section 1504(a) of the Code (or any similar provision of state, local or foreign law) and (B) no liability for the Taxes of any Person (other than any Acquired Corporation) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or by contract, except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate.

        (h)   Except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, the unpaid Taxes of the Acquired Corporations (i) did not, as of the date of the Unaudited Interim Balance Sheet, exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Unaudited Interim Balance Sheet, and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Corporations in filing their Tax Returns. Since the date of the Unaudited Interim Balance Sheet, none of the Acquired Corporations has incurred any material liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.

        (i)    Except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, none of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

        (j)    None of the Acquired Corporations was a "distributing corporation" or a "controlled corporation" in a transaction governed by or intended to be governed by Section 355 of the Code (or any similar provision under state, local or foreign law) (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355 of the Code, or any similar provision under state, local or foreign law) in conjunction with the Merger.

        (k)   None of the Acquired Corporations has taken any action (or failed to take any action) or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) prevent Parent from being treated as a "corporation" pursuant to Section 367(a) of the Code with respect to the Merger.

        (l)    Except as would not have or reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate, none of the Acquired Corporations waived any statute of limitations or agreed to any extension of time with respect to any assessment or deficiency of Tax.

        2.16    Employee and Labor Matters; Benefit Plans.

        (a)   Part 2.16(a) of the Disclosure Schedule accurately identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of return to full service.

        (b)   Part 2.16(b) of the Disclosure Schedule accurately identifies each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any severance benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee's employment with any of the Acquired Corporations; and Part 2.16(b) of the Disclosure Schedule accurately describes such benefits.

        (c)   The Company has made available to Parent accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the Company Associates.

        (d)   Except as set forth in Part 2.16(d) of the Disclosure Schedule, none of the Acquired Corporations is a party to, bound by, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the best of the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations.

        (e)   Except as set forth in Part 2.16(e) of the Disclosure Schedule, there has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. No event has occurred, and no condition or circumstance exists, that might directly or indirectly give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

        (f)    None of the Acquired Corporations is or has ever been engaged, in any material unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the best of the knowledge of the Company, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers' compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company Associate, including charges of unfair labor practices or discrimination complaints.

        (g)   To the knowledge of the Company, no current or former independent contractor of any of the Acquired Corporations could be deemed to be a misclassified employee. To the knowledge of the Company, the Acquired Companies (i) are in material compliance with all applicable Legal Requirements with respect to employment, employment practices, terms and conditions of employment and wages and hours, in each case with respect to their respective current and former employees, (ii) have withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (iii) are not liable for any arrears of wages beyond the current pay period or any taxes or any penalty for material failure to comply with any of the foregoing, and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body, with respect to unemployment compensation benefits, social security or other benefits or obligations to employees (other than routine payments to be made in the normal course of business and consistent with past practice), except, in each case, as would not have a material adverse effect, alone or in the aggregate.

        (h)   Part 2.16(h) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Benefit Plan and each Company Benefit Agreement. None of the Acquired Corporations has any plan or commitment to create any additional Company Benefit Plan, or to modify or change any existing Company Benefit Plan (other than to comply with applicable Legal Requirements as previously disclosed to Parent in writing or as expressly contemplated by this Agreement) in a manner that would affect any Company Associate.

        (i)    With respect to each Company Benefit Plan, the Company has made available to Parent: (i) an accurate and complete copy of all documents setting forth the terms of such Company Benefit Plan, including all amendments thereto and all related trust documents; (ii) a complete and accurate copy of the latest annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Company Benefit Plan; (iii) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to such Company Benefit Plan; (iv) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Company Benefit Plan, including service provider agreements and insurance contracts; (vi) all material correspondence, if any, to or from any Governmental Body relating to such Company Benefit Plan; (vii) all forms required under COBRA; and (viii) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent IRS determination letter (or opinion letter, if applicable) received with respect to such Company Benefit Plan.

        (j)    Except for violations that, individually, on the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, and applicable U.S. securities laws and regulations; (ii) to the best of the knowledge of the Company, each of the Acquired Corporations and Company Affiliates have performed all obligations required to be performed by them under each Company Benefit Plan, and none of the Acquired Corporations is in default or violation of the terms of any Company Benefit Plan; and (iii) to the best of the knowledge of the Company, there has been no default or violation by any other party with respect to any term of any Company Benefit Plan. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code, and the Company is not aware of any event, condition or circumstance that could reasonably be expected to result in disqualification under the Code. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA (other than a transaction exempt under Section 408 of ERISA or guidance from the DOL) has occurred with respect to any Company Benefit Plan that could subject the acquired corporation to a material tax or penalty. There are no material claims or material Legal Proceedings pending, or, to the best of the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the best of the knowledge of the Company, no material breach of fiduciary duty has occurred with respect to which any Acquired Corporation or any of its fiduciaries could reasonably be expected to incur a material liability. Each Company Benefit Plan (other than any Company Benefit Plan to be terminated prior to the Closing in accordance with this Agreement or any Company Benefit Agreement) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Acquired Corporations or any Company Affiliate (other than ordinary administration expenses). No Company Benefit Plan is under audit or investigation, or is subject to any other Legal Proceeding commenced by the IRS, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal Proceeding pending or, to the best of the knowledge of the Company, threatened. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the Code or ERISA with respect to any Company Benefit Plan or any of the assets of any Company Benefit Plan. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the Unaudited Interim Balance Sheet.

        (k)   None of the Acquired Corporations nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section 3(37) of ERISA; (iii) "multiple employer plan" (within the meaning of Section 413(c) of the Code); or (iv) Company Benefit Plan in which stock of any of the Acquired Corporations or any Company Affiliate is or was held as a "plan asset" within the meaning of DOL Regulations Section 2510.3-101. Except as otherwise set forth in Part 2.16(k) of the Disclosure Schedule, neither the execution of this Agreement, nor the consummation of any of the Contemplated Transactions, will cause any of the assets or insurance obligations to be less than the benefit obligations under such Company Benefit Plan or Foreign Plan.

        (l)    Except as set forth in Part 2.16(l) of the Disclosure Schedule, no Company Benefit Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Except as set forth in Part 2.16(l) of the Disclosure Schedule, other than commitments made that involve no future costs to any of the Acquired Corporations or any Company Affiliate, no Acquired Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or as a part of a group of Company Associates) or any other Person that such Company

Associate or other person would be provided with retiree life insurance, retiree health benefit or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

        (m)  Except as set forth in Part 2.16(m) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will (i) result in any bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company Associate; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; (iv) result in any "parachute payment" under Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered); or (v) cause any compensation to fail to be deductible under Section 162(m) of the Code or any other provision of the Code or any similar foreign Legal Requirement.

        (n)   Except as set forth in Part 2.16(n) of the Disclosure Schedule, and except for violations that, individually, or in the aggregate, would not reasonably be expect to have a Company Material Adverse Effect each of the Acquired Corporations and Company Affiliates: (i) is, and at all times has been, in compliance in all material respects with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Associates, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no liability for any arrears of wages or any Taxes or any penalty for failure to comply with the Legal Requirements applicable to any of the foregoing; and (iv) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). None of the Acquired Corporations has effectuated a "plant closing," partial "plant closing," "mass layoff," "relocation" or "termination" (each as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.

        (o)   To the best of the knowledge of the Company, no stockholder nor any Company Associate is obligated under any Contract or subject to any judgment, decree, or order of any court or other Governmental Body that would interfere with such Person's efforts to promote the interests of the Acquired Corporations or that would interfere with the businesses of the Acquired Corporations or any Company Affiliate.

        (p)   Part 2.16(p) of the Disclosure Schedule sets forth each Company Benefit Plan that is in effect as of the date of this Agreement and provides any compensation that could be deemed deferred compensation within the meaning of Section 409A of the Code, and each such Plan (1) would not be reasonably expected to trigger any taxes or penalties under Section 409A of the Code, (2) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder to the extent such plan is subject to Section 409A of the Code, and (3) as to any such plan in existence prior to January 1, 2005 and not subject to Section 409A of the Code, has not been "materially modified" (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

        2.17    Environmental Matters.

        (a)   Except as set forth in Part 2.17(a) of the Disclosure Schedule, each of the Acquired Corporations is in material compliance with, and has no material liability under, any applicable Environmental Requirements (as defined in Section 2.17(d)).

        (b)   Except as set forth in Part 2.17(b) of the Disclosure Schedule, no Acquired Corporation has Released or transported any Materials of Environmental Concern except in compliance in all material respects with any applicable Environmental Requirement.

        (c)   Except as set forth in Part 2.17(c) of the Disclosure Schedule, none of the Acquired Corporations has received any written notice or other written communication, from a Governmental Body or any other Person, regarding any of the Acquired Corporations' alleged noncompliance with, or liability under, any Environmental Requirement.

        (d)   For purposes of this Agreement: (i) "Environmental Requirement" means any Legal Requirement relating to pollution or protection of natural resources or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) "Materials of Environmental Concern" include pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Environmental Requirement; and (iii) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

        2.18    Insurance.

        (a)   The Company has made available to Parent accurate and complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities and operations of the Acquired Corporations. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and subject to expirations and renewals of insurance policies in the ordinary course of business, each of such insurance policies is in full force and effect, and all premiums due thereon have been paid in full (other than retrospective premiums which may be payable with respect to workers' compensation insurance policies). Except as set forth in Part 2.18(a) of the Disclosure Schedule, since August 31, 2008, none of the Acquired Corporations has received any written notice regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18(a) of the Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporation, in each case, in excess of $75,000. Except as set forth in Part 2.18(a) of the Disclosure Schedule, since August 31, 2008, the Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal proceeding pending or threatened against any of the Acquired Corporations, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed any of the Acquired Corporations of its intent to do so.

        (b)   The Company has made available to Parent accurate and complete copies of the existing policies (primary and excess) of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement.

        2.19    Transactions with Affiliates.     Except as set forth in the Company SEC Documents or in Part 2.19 of the Disclosure Schedule, since the date of the Company's last proxy statement filed with the

SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        2.20    Legal Proceedings; Orders.

        (a)   Except as disclosed in the Company SEC Documents or as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations, that if determined or resolved adversely to the Acquired Corporations, would have or would reasonably be expected to have a Company Material Adverse Effect; or (ii) that, as of the date of this Agreement, challenges, or may have the effect of preventing, materially delaying or making illegal the Merger or any of the other Contemplated Transactions.

        (b)   The Company has not received any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject.

        2.21    Inapplicability of Anti-takeover Statutes.     The Company Board has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are inapplicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Voting Agreements or any of the other Contemplated Transactions.

        2.22    Vote Required.     The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting and entitled to vote (the "Required Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt or approve this Agreement and approve the Merger or the other Contemplated Transactions.

        2.23    Non-Contravention; Consents.     (a) Subject to obtaining the Required Stockholder Vote and compliance with the requirements specified in Section 2.22(b) and except as set forth in Part 2.23(a) of the Disclosure Schedule, neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

        (i)    contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations;

        (ii)   contravene, conflict with or result in a violation of any Legal Requirement to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

        (iii)  contravene, conflict with or result in a violation or breach of, or result in a default under or require notice to or the consent of any Person under, any provision of any Material Contract, or give any Person the right to: (a) declare a default under any Material Contract; (b) accelerate the maturity or performance of any Material Contract; or (c) cancel, terminate or modify any term of any Material Contract; or

        (iv)  result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or impair the operations of any of the Acquired Corporations);

        provided, however, that except in the case of clauses (ii), (iii) and (iv) above, for any such contraventions, conflicts, violations, breaches, defaults, terminations, accelerations, modifications or cancellations or other occurrences and for any consents or waivers not obtained, that, individually or in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect.

        (b)   Except as set forth in Part 2.23(b) of the Disclosure Schedule and as may be required by the Exchange Act, the DGCL, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and any foreign antitrust Legal Requirement and the NASD Bylaws (as they relate to the Form F-4 Registration Statement and the Prospectus/Proxy Statement), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person or Governmental Body in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other Contemplated Transactions, except, in each case, for any filings or notification, the failure of which to be obtained, individually or in the aggregate, would not have or reasonably be expected to have a Company Material Adverse Effect.

        2.24    Company Fairness Opinion.     The Company Board has received the written opinion or oral opinion to be confirmed in writing of Houlihan Lokey Howard & Zukin Capital, Inc., financial advisor to the Company (the "Company Financial Advisor"), to the effect that, based upon and subject to the assumptions, qualifications and limitations set forth therein, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. The Company will promptly make such opinion available to Parent upon receipt.

        2.25    Financial Advisor.     Except for the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage fee, finder's fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has made available to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Company Financial Advisor.

        2.26    Registration Statement; Prospectus/Proxy Statement.     None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form F-4 Registration Statement or in any Other SEC Filing will, at the time the Form F-4 Registration Statement or Other SEC Filing becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions in this Section 2.26, no representation or warranty is made by the Company with respect to information or statements supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Form F-4 Registration Statement or the Prospectus/Proxy Statement.

        2.27    Compliance with Health Care Laws.

        The Company and each of its Affiliates is in material compliance with all relevant federal and other health care Legal Requirements applicable to the Company and the Company's products, including the federal criminal anti-fraud and abuse statute (42 U.S.C. § 1320a-7b), all other Legal Requirements prohibiting false statements and improper remuneration for purchasing services or products, the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal health care programs exclusion laws, SSA § 1128 (42 U.S.C. § 1320a-7) and the regulations promulgated pursuant to such laws and regulations, relating to the regulation of the Company and the Company's products.

        2.28    FDA Compliance.

        (a)   The Company has obtained each federal, state, county, local or non-U.S. Governmental Authorizations (including 510(k), PMA and any other Governmental Authorization), or is exempt therefrom, that may be required by the FDA or any other Governmental Body engaged in the regulation of the Company's products. Part 2.28(a) of the Disclosure Schedule lists all annual establishment manufacturing registration and device listing, annual reports and similar regulatory filing requirements that are required to be filed in order to reasonably be expected to maintain any Governmental Authorization and manufacturing facility registrations or licenses and where failure to timely file would result in a Company Material Adverse Effect. The Company has not received any notice or written communication with respect to the Company's business from any Governmental Body regarding, and, to the knowledge of the Company, there are no facts or circumstances that are likely to give rise to, (i) any material violation of applicable Legal Requirements or material adverse change in any Governmental Authorization, or any failure to materially comply with any applicable Legal Requirement or any term or requirement of any Government Authorization or (ii) any revocation, withdrawal, suspension, cancellation, limitation, termination or modification of any Government Authorization.

        (b)   The operation of the Company's business, including the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing, and distribution of all the Company products, is and at all times has been in material compliance with all applicable Legal Requirements, Governmental Authorizations and orders including those administered by the FDA for products sold in the United States. There is no actual or, to the knowledge of the Company, threatened material action or investigation in respect of the Company's business by the FDA or any other Governmental Body which has jurisdiction over the operations, properties, products or processes of the Company, or, to the knowledge of the Company, by any third parties acting on their behalf. The Company has no knowledge that any Governmental Body is considering such action or investigation or of any facts or circumstances that are likely to give rise to any such action or investigation.

        (c)   Except as set forth in Part 2.28(c) of the Disclosure Schedule, during the three (3) year period ending on the Closing Date, the Company has not had any product or manufacturing site subject to a Governmental Body (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Body notice of inspectional observations, "warning letters," "untitled letters" or, to the knowledge of the Company, requests or requirements to make changes to the operations of the Company's business or the Company's products that if not complied with, would reasonably be expected to result in a Company Material Adverse Effect, or similar correspondence or written notice from the FDA or other Governmental Body in respect of the Company's business and alleging or asserting noncompliance with any applicable Legal Requirements or Governmental Authorizations, and, to the knowledge of the Company, neither the FDA nor any Governmental Body is considering such action. Except as set forth in Part 2.28(c) of the Disclosure Schedule, during the three (3) year period ending on the Closing Date, no vigilance report or medical device report with respect to the Company's products has been reported by the Company, and to the knowledge of the Company, no vigilance report or medical device report is under investigation by any Governmental Body with respect to the Company's Products.

        (d)   All studies, tests and preclinical tests and clinical trials in respect of the Company's business being conducted by or on behalf of the Company that have been or will be submitted to any Governmental Body, including the FDA and its counterparts worldwide, including in the European Union, in connection with any Governmental Authorizations, are being or have been conducted in compliance in all material respects with applicable Legal Requirements. The Company has not received any notices, correspondence or other communication in respect of the Company's business from the FDA or any other Governmental Body requiring the termination or suspension of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated, and to the knowledge of the Company, neither the FDA nor any other Governmental Body is considering such action. The Company has not received specific written notification from a Governmental Body of the rejection of data obtained from any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated with respect to the Company's business or the Company's products, which data were submitted to the Governmental Body and which were necessary to obtain regulatory approval or clearance of a particular Company product.

        (e)   The manufacture of the Company's products by, or on behalf of, the Company is being conducted in compliance in all material respects with all applicable Legal Requirements including the FDA's Quality System Regulation at 21 C.F.R. Part 820 for products sold in the United States, and the respective counterparts thereof promulgated by any Governmental Body in countries outside the United States. The Company is in material compliance with all applicable Legal Requirements and certifications currently held by the Company governing quality systems and manufacturing processes. To the knowledge of the Company, any third party assembler, sterilizer or manufacturer of the Company's products is in material compliance with all applicable Legal Requirements governing those third parties' activities, including Legal Requirements set forth in 21 C.F.R. Part 807 and 21 C.F.R. Part 820 for products sold in the United States and all other similar applicable Legal Requirements.

        (f)    The Company is not the subject of any pending or, to the knowledge of the Company, threatened investigation in respect of the Company's business by the FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To its knowledge, the Company has not committed any act, made any statement, or failed to make any statement, in each case in respect of the Company's business, that would provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" and any amendments thereto. Neither the Company, nor, to its knowledge, any of its officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar applicable state Legal Requirement. To the knowledge of the Company, no debarment proceedings or investigations in respect of the Company's business are pending or threatened against the Company or any of its officers, employees or agents.

        (g)   There is no pending, nor to the knowledge of the Company, threatened, proceeding, informational inquiry or investigation under Medicare, Medicaid or any other government-sponsored health care program (collectively, "Government Programs") involving the Company, nor is the Company aware of any pending, or to the knowledge of the Company, threatened, proceeding, informational inquiry or investigation under any private third party health care insurance program (collectively, "Private Insurance Programs") involving the Company. To the Company's knowledge, the Company's sales and marketing practices are, and since January 1, 2004, have been, in compliance in all material respects with all applicable Legal Requirements and all policies of applicable Private Insurance Programs. To the Company's knowledge, the Company has not arranged with or contracted with (by employment or otherwise) any person who is excluded from participation in any Government Program for the provision of items or services for which payment may be made under any such Government Program. To the Company's knowledge, none of the officers, directors, agents or managing employees (as such term is defined in 42 U.S.C. Section 1320a-5(b)) of the Company has been excluded from any Government Program or been subject to sanction pursuant to 42 U.S.C. Section 1320a-7a or 1320a-8 or been convicted of a crime described at 42 U.S.C. Section 1320a-7b.

        SECTION 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as set forth (i) in the Parent Disclosure Schedule or (ii) in the Filed Parent SEC Documents, (other than disclosures in the "Risk Factors" or "Forward Looking Statements" sections of any such reports or other forward-looking statements set forth in such reports) Parent and Merger Sub represent and warrant to the Company as follows:

        3.1    Subsidiaries; Due Organization; Etc.     Parent has no Subsidiaries, except for the Entities identified in Part 3.1(a)(i) of the Parent Disclosure Schedule; and neither Parent nor any of the other Entities identified in Part 3.1(a)(i) of the Parent Disclosure Schedule owns any capital stock of, any equity or similar interest of any nature in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest of any nature in, any other Entity, other than the Entities identified in Part 3.1(a)(ii) of the Parent Disclosure Schedule (which includes a description of the interest and the percentage owned). Neither Parent nor any of the Entities identified in Part 3.1(a)(i) of the Parent Disclosure Schedule (collectively with Parent, the "Parent Entities") has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Parent Entities has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

        (b)   Each of the Parent Entities is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used, except in each case, the absence of which would not, individually, or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

        (c)   Each of the Parent Entities is qualified to do business as a foreign entity, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except as would not, individually, or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

        3.2    Certificate of Incorporation; Bylaws; Charters and Codes of Conduct.     Parent has made available to the Company accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Parent Entities, including all amendments thereto, as currently in effect. Parent has made available to the Company accurate and complete copies of: (a) the charters of all committees of the Parent Board; and (b) any code of conduct or similar policy adopted by any of the Parent Entities or by the board of directors, or any committee of the board of directors, of any of the Parent Entities as currently in effect. Parent is not in breach or violation of its certificate of incorporation, by-laws or other charter and organizational documents. None of the Parent Subsidiaries is in breach or violation of its respective certificate of incorporation, by-laws or other charter and organizational documents, except as would not reasonably be expected to have a Parent Material Adverse Effect.

        3.3    Capitalization, Etc.

        (a)   The authorized capital stock of Parent consists of 100,000,000 Parent Shares, of which 27,536,561 shares have been issued and are outstanding and of which 1,251,174 shares are held by Parent in its treasury, each as of the date of this Agreement. Except as set forth in Part 3.3(a)(i) of the Parent Disclosure Schedule, Parent does not hold any shares of its capital stock in its treasury. All of the outstanding Parent Shares have been duly authorized and validly issued, and are fully paid and nonassessable. There are no Parent Shares held by any of the other Parent Entities. Except as set forth in Part 3.3(a)(ii) of the Parent Disclosure Schedule as of the date of this Agreement: (i) none of the outstanding Parent Shares is entitled or subject to any preemptive right, right of participation or any similar right; (ii) none of the outstanding Parent Shares is subject to any right of first refusal in favor of Parent; and (iii) there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Parent Shares. None of the Parent Entities is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Parent Shares or other securities. Part 3.3(a)(iii) of the Parent Disclosure Schedule accurately describes as of the date of this Agreement, all repurchase rights held by the Company with respect to Parent Shares (including shares issued pursuant to the exercise of stock options), and specifies which of those repurchase rights are currently exercisable.

        (b)   As of the date of this Agreement: (i) 3,577,698 Parent Shares are subject to outstanding options to purchase Parent Shares and restricted stock units or similar rights granted on Parent Shares (collectively "Parent Award(s)") and 2,149,897 Parent Shares are reserved for future Parent Award grants under the Syneron Medical Ltd. Share Option Plan 2003, the Syneron Medical Ltd. The 2004 Israel Stock Option Plan and the Syneron Medical Ltd. 2004 Stock Incentive Plan (collectively, the "Parent Stock Plans"). Part 3.3(b) of the Parent Disclosure Schedule sets forth the following information with respect to each Parent Award outstanding as of the date of this Agreement: (A) the particular Parent Stock Plan (if any) pursuant to which such Parent Award was granted; (B) the name of the grantee; (C) the number of Parent Shares subject to such Parent Awards; (D) the exercise price of such Parent Award; (E) the date on which such Parent Award was granted; (F) the extent to which such Parent Award is vested and exercisable as of the date of this Agreement; (G) the date on which such Parent Award expires; and (H) whether such Parent Award is an "incentive stock option" (as defined in the Code), a non-qualified stock option or a restricted stock unit. Parent has made available to the Company accurate and complete copies of all the Parent Stock Plans pursuant to which any of the Parent Entities has ever granted Parent Awards, and the forms of all standard Parent Award agreements evidencing such grants.

        (c)   Except as set forth in Part 3.3(b) of the Parent Disclosure Schedule there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Parent Entities or any stock appreciation rights or similar rights; or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Parent Entities, except in each case, in the ordinary course of business of the Parent Entities with respect to obligations between or among the Parent Entities.

        (d)   To the knowledge of the Parent, all outstanding shares of Parent Common Stock, options, warrants and other securities of the Parent Entities have been issued and granted in compliance with all applicable securities laws and other applicable Legal Requirements.

        (e)   All of the outstanding shares of capital stock of each of Parent's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by Parent, free and clear of any Encumbrances, other than with respect to applicable Legal Requirements.

        3.4    Authority; Binding Nature of Agreement.

        (a)   Parent and Merger Sub have all necessary corporate power and authority to enter into and to perform their respective obligations under this Agreement. The Parent Board (at a meeting duly called and held) has: (a) determined that the Merger is advisable; (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and Merger Sub; and (c) authorized and approved the issuance of Parent Shares pursuant to the terms of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except for the Bankruptcy and Equity Exception.

        (b)   No other corporate proceedings or the part of Parent or Merger Sub are necessary to approve or adopt this Agreement and to consummate the Contemplated Transactions.

        3.5    SEC Filings; Financial Statements.

        (a)   Parent has made available to the Company accurate and complete copies of all registration statements, proxy statements, Certifications and other statements, reports, schedules, forms and other documents (including documents incorporated by reference therein) filed by Parent with the SEC since December 31, 2008 (the "Parent SEC Documents") as well as all comment letters received by Parent from the SEC since December 31, 2008 and all responses to such comment letters provided to the SEC by or on behalf of Parent. All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. None of Parent's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents at the time they were filed with the SEC contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the principal executive officer of Parent and the principal financial officer of Parent (or each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made the Certifications which at the time made were accurate and complete, and complied as to form and content with all applicable Legal Requirements. As used in this Section 3, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

        (b)   Parent maintains disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning Parent, including its consolidated Subsidiaries, is made known on a timely basis to the individuals responsible for the preparation of Parent's filings with the SEC and other public disclosure documents. Parent has made available to the Company accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating such disclosure controls and procedures. Parent is in material compliance with the applicable listing and other rules and regulations of Nasdaq and has not received any notice from Nasdaq asserting any non-compliance with such rules and regulations.

        (c)   Parent's principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent's outside auditors and the audit committee of the Parent Board (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial data and, (ii) any fraud, whether or not material, that involves management or other employees who have a role in Parent's control over financial reporting. Since December 31, 2008, there has not been any material change in Parent's internal control over financial reporting.

        (d)   The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form as of the respective dates of filing of such Parent SEC Documents with the SEC, in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements, and except that any unaudited financial statements provided to the Company may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that were not, or with respect to any such financial statements contained in any Parent SEC Documents to be filed subsequent to the date hereof are not expected to be, material in amount or effect). No financial statements of any Person other than the Parent Entities are required by GAAP to be included in the consolidated financial statements of Parent.

        (e)   Parent has made available to the Company accurate and complete copies of the documentation creating or governing "off-balance sheet arrangements" (as defined in Item 303(a)(4)(ii) of

Regulation S-K under the Exchange Act) effected by any of the Parent Entities during any period covered by any of the Parent SEC Documents.

        3.6    Absence of Changes.     Except as disclosed on the Parent SEC Documents or set forth in Part 3.6 of the Parent Disclosure Schedule or as expressly contemplated by this Agreement, since December 31, 2008 through the date of this Agreement:

        (a)   there has not been any Parent Material Adverse Effect, and no event has occurred or circumstance arisen that would reasonably be expected to have or result in a Parent Material Adverse Effect;

        (b)   there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Parent Entities (whether or not covered by insurance) which has had or would reasonably be expected to have a Parent Material Adverse Effect;

        (c)   none of the Parent Entities has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; and

        (d)   none of the Parent Entities has: (i) made or changed any Tax election; (ii) adopted or changed any accounting method relating to Taxes; (iii) compromised or settled any Tax liability; or (iv) consented to any waiver or extension of the limitations period applicable to any Taxes or Tax Returns, in each case, which has had or would reasonably be expected to have a Parent Material Adverse Effect;

        (e)   none of the Parent Entities has entered into any material transaction or Contract outside of the ordinary course of business.

        3.7    Vote Required.     No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the Contemplated Transactions. The vote or consent of Parent as the sole stockholder of Merger Sub is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby.

        3.8    Intellectual Property; Privacy.

        (a)   For purposes of this Agreement, the following terms shall be defined as follows:

        (i)    "Material Parent IP Rights" means all Parent IP Rights, which are material to the conduct of Parent's business in the manner in which its business is currently being conducted.

        (ii)   "Parent IP Rights" means all IP Rights owned solely or co-owned by Parent or its Subsidiaries, or in which Parent or its Subsidiaries has any right, title or interest, including any IP Rights applied for by, issued to, or registered in the name of Parent or any of its Subsidiaries.

        (b)   Part 3.8(b) of the Parent Disclosure Schedule lists all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) owned solely by Parent or its Subsidiaries as of the date of this Agreement, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed. Part 3.8(b) of the Parent Disclosure Schedule lists all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which Parent or its Subsidiaries has any co-ownership interest, other than those owned solely by Parent or its Subsidiaries, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed. Part 3.8(b) of the Parent Disclosure Schedule lists, to the best knowledge of Parent as of the date hereof, all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which Parent or its Subsidiaries has any right, title or interest, other than those owned solely or co-owned by Parent or its Subsidiaries.

        (c)   Neither Parent nor its Subsidiaries jointly own any Parent IP Rights with any person other than Parent or its Subsidiaries. No current or former officer, manager, director, employee or independent contractor of Parent or its Subsidiaries, has any right, title or interest in, to or under any Parent IP Rights or any IP Right used in the business of Parent or any of its Subsidiaries that has not been exclusively assigned, or transferred to Parent or its Subsidiaries or licensed to Parent or its Subsidiaries for such use, except where the absence of such assignment, transfer or license would not reasonably be expected to have or result in a Parent Material Adverse Effect. Except as set forth in Part 3.8(c) of the Parent Disclosure Schedule, no Parent IP Right is involved in any interference, reexamination, cancellation, or opposition proceeding and no third party has challenged in writing within the last two years, or to the best knowledge of Parent has threatened within the last two years to challenge, the right, title or interest of Parent or its Subsidiaries in, to or under the Parent IP Rights owned or co-owned by Parent or exclusively licensed to Parent, or the validity, enforceability or claim construction of any Patent Rights owned or co-owned or exclusively licensed by Parent or its Subsidiaries included in the Parent IP Rights. To the best knowledge of Parent, no third party has claimed within the last two years any right, title or interest in any Parent IP Rights owned or co-owned by or exclusively licensed to Parent in contravention of Parent's rights in such Parent IP Rights.

        (d)   Except as set forth in Part 3.8(d) of the Parent Disclosure Schedule, no third party is asserting in writing, or to the best knowledge of Parent threatening in writing or otherwise to make, a claim challenging the ownership or other rights of Parent or its Subsidiaries in, under or to any of the Material Parent IP Rights and Parent has no knowledge of facts that have led Parent to believe that such claim is likely to be made.

        (e)   Neither Parent nor its Subsidiaries is subject to any legally binding contract or written agreement that restricts the use, transfer, delivery or licensing of the Material Parent IP Rights owned or co-owned by Parent (or any tangible embodiment thereof), except where such restrictions would not reasonably be expected to have or result in a Parent Material Adverse Effect. Part 3.8(e) of the Parent Disclosure Schedule is an accurate and complete list of all licenses and other agreements pursuant to which Parent or any of its Subsidiaries is authorized to use any IP Rights owned by any third party other than those that are not material to the conduct of the business of Parent or its Subsidiaries. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not breach, violate, or conflict with any such agreement governing any such IP Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such IP Right, or in any way impair the right of Parent or any of its Subsidiaries to use or bring any action for the unauthorized use or disclosure, infringement, or misappropriation of any Material Parent IP Right.

        (f)    Parent and its Subsidiaries have taken commercially reasonable measures to protect and maintain the secrecy and confidentiality of the proprietary know-how included in the Parent IP Rights. Neither Parent nor any of its Subsidiaries has granted, licensed or conveyed to any third party, pursuant to any written or oral contract, agreement, license or other arrangement, any exclusive right or license, or title in, to or under any Material Parent IP Rights (or any tangible embodiment thereof). Except as set forth in Part 3.8(f) of the Parent Disclosure Schedule, there are no outstanding obligations to pay any material amounts or provide other material consideration to any other person in connection with any Material Parent IP Rights (or any tangible embodiment thereof).

        (g)   To the best of the knowledge of Parent, Parent and its Subsidiaries own, or otherwise possess legally enforceable rights to use, all IP Rights used by Parent in its conduct of its business, other than those which, individually or in the aggregate, are not material to the conduct of Parent's business. To the best knowledge of Parent, the Parent IP Rights collectively constitute all of the IP Rights necessary to enable Parent and its Subsidiaries to conduct its business, other than those which, individually or in the aggregate, are not material to the conduct of Parent's business.

        (h)   To the best of the knowledge of Parent, the conduct of its business does not infringe, constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of any IP Rights of any other person, and, except as set forth in Part 3.8(h) of the Parent Disclosure Schedule, neither Parent nor its Subsidiaries has received any written notice or other communication asserting any of the foregoing that remains unresolved.

        (i)    To the best knowledge of Parent, no Material Parent IP Rights are being infringed or misappropriated by any third party.

        (j)    The practice of Parent and its Subsidiaries is to sign non-disclosure and assignment agreements with officers and employees of Parent and its Subsidiaries who have contributed in a material manner to the creation or development of any Material Parent IP Rights arising from services performed for Parent or its Subsidiaries by such persons. The practice of Parent and its Subsidiaries is to sign non-disclosure and assignment agreements with consultants and independent contractors to Parent or its Subsidiaries who have contributed in a material manner to the creation or development of any Material Parent IP Rights, arising from the services performed for Parent or its Subsidiaries by such persons. To the best knowledge of Parent, no current employee or independent contractor of Parent or its Subsidiaries is in material violation of any term of any non-disclosure or assignment agreement with Parent or its Subsidiaries.

        (k)   Neither the execution, delivery or performance of this Agreement by Parent nor the consummation by Parent of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on Parent's right, title or interest in or to any Parent IP Rights, except where such contravention, conflict or limitation would not reasonably be expected to have or result in a Parent Material Adverse Effect.

        3.9    Contracts.     Except as listed and described at Part 3.9 of the Parent Disclosure Schedule, and other than purchase orders entered into in the ordinary course of business and contracts filed as an exhibit to any Parent SEC Document pursuant to Instructions as to Exhibits No. 4 of Form 20-F, as of the date of this Agreement, no Parent Entity is a party to any written or oral Contract, bid, proposal or other document or undertaking that (i) is not terminable by such Parent Entity without additional payment or penalty within 120 days' notice of such termination; or (ii) would require disclosure by Parent pursuant to Instructions as to Exhibits No. 4 of Form 20-F as promulgated by the SEC.

        3.10    Liabilities.     None of the Parent Entities has, and none of the Parent Entities is or may become responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities reflected or reserved against on the Parent Unaudited Interim Balance Sheet; (b) liabilities that have been incurred by the Parent Entities since the date of the Parent Unaudited Interim Balance Sheet in the ordinary course of business; (c) liabilities for performance of obligations of the Parent Entity under Parent Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the copies of such Parent Contracts made available to Parent prior to the date of this Agreement; (d) liabilities incurred in connection with the negotiation, preparation, execution, and performance of this Agreement and the Contemplated Transactions; and (e) liabilities described in Part 3.10 of the Parent Disclosure Schedule.

        3.11    Compliance with Legal Requirements.     Parent and Merger Sub are in compliance in all material respects with all applicable Legal Requirements, except for failures to comply or violations that have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        3.12    Governmental Authorizations.

        (a)   The Parent Entities hold all material Governmental Authorizations necessary to enable the Parent Entities to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are in full force and effect, except where the failure to have any such Governmental Authorization would not have or reasonably be expected to have a Parent Material Adverse Effect. To the knowledge of Parent, no suspension, revocation or cancellation thereof has been threatened in writing, and there is no Legal Proceeding pending, or to the knowledge of Parent, threatened in writing, seeking the suspension, revocation or cancellation of any such Governmental Authorizations, except where the failure to have such Governmental Authorizations have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        Each Parent Entity is in compliance in all material respects with the terms and requirements of such Governmental Authorizations, except for failures to comply or violations that have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (b)   Part 3.12(b) of the Parent Disclosure Schedule accurately and completely describes the terms of each effective material grant, incentive or subsidy provided or made available to or for the benefit of any of the Parent Entities by any Governmental Body. Each of the Parent Entities is in compliance in all material respects with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 3.12(b) of the Parent Disclosure Schedule, except for failures to comply or violations that have not had and would not reasonably be expected to have a Parent Material Adverse Effect. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, will (with or without notice or lapse of time, or both) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 3.12(b) of the Parent Disclosure Schedule, except for any such revocation, withdrawal, suspension, cancelation, termination or modification or other occurrences that, individually or in the aggregate, would not have or reasonably be expected to have a Parent Material Adverse Effect.

        3.13    Tax Matters.

        (a)   Except as would not have or reasonably be expected to have a Parent Material Adverse Effect, individually or in the aggregate, (i) each of the Parent Entities has filed all Tax Returns that it was required to file under applicable Legal Requirements, and (ii) all such Tax Returns were correct and complete in all respects; provided, however, that notwithstanding anything to the contrary, the foregoing shall not constitute a representation or warranty as to the existence, amount or any other aspect of the net operating or capital loss carryovers, carryforward of business or other Tax credits, Tax basis, earnings and profits or other Tax attribute of the Parent Entities.

        (b)   Except as would not have or reasonably be expected to have a Parent Material Adverse Effect, individually or in the aggregate, (i) all Taxes due and owing by each of the Parent Entities (whether or not shown on any Tax Return) have been paid other than Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been made, and (ii) each of the Parent Entities has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c)   Except as would not have or reasonably be expected to have a Parent Material Adverse Effect, individually or in the aggregate, (i) none of the Parent Entities has received from any Governmental Body any (A) written notice indicating an intent to open an audit or other review, or (B) written notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Body against the Parent Entities, in either case, that has not been resolved on or prior to the date hereof, and (ii) no Legal Proceedings are now proposed, pending, in progress, or to the knowledge of the Parent, threatened in writing, against the Parent Entities.

        (d)   No Parent Entity has participated in, or is currently participating in, (i) a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b) or (ii) to the knowledge of Company, a "reportable transaction" within the meaning of Treasury Regulations Section 1.6011-4 (or, in either case, under or any similar provision under state, local or foreign law).

        (e)   Except as would not have or reasonably be expected to have a Parent Material Adverse Effect, individually or in the aggregate, neither Parent nor Merger Sub is or has been a party to or bound by any

Tax allocation, sharing or indemnity agreement pursuant to which Parent or the Surviving Corporation would have an obligation with respect to the Taxes of another person or entity following the Closing or that will not be terminated as of Closing. Each of the Parent Entities has (A) not been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return (other than a group the common parent of which was Parent) within the meaning of Section 1504(a) of the Code (or any similar provision under state, local or foreign law) and (B) no liability for the Taxes of any Person (other than Parent or Merger Sub) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, or by contract, except as would not have or reasonably be expected to have a Parent Material Adverse Effect, individually or in the aggregate.

        (f)    Except as would not have or reasonably be expected to have a Parent Material Adverse Effect, individually or in the aggregate, the unpaid Taxes of the Parent Entities (i) did not, as of the date of the Parent Unaudited Interim Balance Sheet, materially exceed the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Parent Unaudited Interim Balance Sheet, and (ii) do not materially exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent Entities in filing their Tax Returns. Since the date of the Parent Unaudited Interim Balance Sheet, none of the Parent Entities has incurred any material liability for Taxes arising from extraordinary gains or losses, determined in accordance with GAAP, outside the ordinary course of business.

        (g)   To the knowledge of Parent, Parent (i) is not a "controlled foreign corporation" (a "CFC") within the meaning of Section 957(a) of the Code, and (ii) will not become a CFC as a result of the Merger or any other transaction contemplated by this Agreement. Parent does not believe it will be a "passive foreign investment company" (a "PFIC") within the meaning of Section 1297 of the Code, for the taxable year ending on December 31, 2009, and it does not believe it will become a PFIC as a result of the Merger or any other transaction contemplated by this Agreement.

        (h)   No Parent Entity has taken any action (or failed to take any action) or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) prevent Parent from being treated as a "corporation" pursuant to Section 367(a) of the Code with respect to the Merger.

        (i)    Without limiting the generality of the foregoing, (i) Parent will have been engaged in an active trade or business outside the United States, within the meaning of Treasury Regulations Section 1.367(a)-3(c)(3), for the entire 36-month period immediately before the Closing Date and (ii) neither Parent nor any Parent Entity has any intention, and will not have an intention at the Closing Date, to substantially dispose of or discontinue such trade or business.

        (j)    Each Subsidiary of Parent that is a direct and indirect owner of Merger Sub (other than Parent) is treated as an entity disregarded as separate from Parent under Treasury Regulations Section 301.7701-2(c)(2).

        3.14    Environmental Matters.

        (a)   Except as set forth in Part 3.14(a) of the Parent Disclosure Schedule, each of the Parent Entities is in material compliance with, and has no material liability under, any applicable Environmental Requirements.

        (b)   Except as set forth in Part 3.14(b) of the Parent Disclosure Schedule, no Parent Entity has Released or transported any Materials of Environmental Concern except in compliance in all material respects with any applicable Environmental Requirement.

        (c)   Except as set forth in Part 3.14(c) of the Parent Disclosure Schedule, none of the Parent Entities has received any written notice or other written communication, from a Governmental Body or any other

Person, regarding any of the Parent Entities' alleged noncompliance with, or liability under, any Environmental Requirement.

        3.15    Transactions with Affiliates.     Except as set forth in the Parent SEC Documents or in Part 3.15 of the Parent Disclosure Schedule, since the date of Parent's last Annual Report on Form 20-F filed with the SEC, no event involving Parent has occurred that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        3.16    Legal Proceedings; Orders.

        (a)   Except as disclosed in the Parent SEC Documents or as set forth in Part 3.16(a) of the Parent Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Parent Entities or any of the assets owned or used by any of the Parent Entities, that if determined or resolved adversely to the Parent Entities, would have or would reasonably be expected to have a Parent Material Adverse Effect; or (ii) that, as of the date of this Agreement, challenges, or may have the effect of preventing, materially delaying or making illegal the Merger or any of the other Contemplated Transactions.

        (b)   Parent has not received any order, writ, injunction, judgment or decree to which any of the Parent Entities, or any of the assets owned or used by any of the Parent Entities, is subject.

        3.17    Non-Contravention; Consents.     (a) Subject to compliance with the requirements specified in Section 3.17(b) and except as set forth in Part 3.17 of the Parent Disclosure Schedule, neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

        (i)    contravene, conflict with or result in a violation of any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Parent Entities;

        (ii)   contravene, conflict with or result in a violation of any Legal Requirement to which any of the Parent Entities, or any of the assets owned or used by any of the Parent Entities, is subject;

        (iii)  contravene, conflict with or result in a violation or breach of, or result in a default under or require notice to or the consent of any Person under, any provision of any Parent Material Contract, or give any Person the right to: (a) declare a default under any Material Contract; (b) accelerate the maturity or performance of any Parent Material Contract; or (c) cancel, terminate or modify any term of any Parent Material Contract; or

        (iv)  result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Parent Entities (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or impair the operations of any of the Parent Entities);

        provided, however, that except in the case of clauses (ii), (iii) and (iv) above, for any such contraventions, conflicts, violations, breaches, defaults, terminations, accelerations, modifications or cancellations or other occurrences and for any consents or waivers not obtained, that, individually or in the aggregate, would not have or reasonably be expected to have a Parent Material Adverse Effect.

        (b)   Except as may be required by the Exchange Act, the DGCL, the HSR Act and any foreign antitrust Legal Requirement and the NASD Bylaws (as they relate to the Form F-4 Registration Statement and the Prospectus/Proxy Statement), none of the Parent Entities was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person or Governmental Body in connection with (x) the execution, delivery or performance of this Agreement, or (y) the consummation of the Merger or any of the other Contemplated Transactions, except, in each case, for any filings or notification, the failure of which to be obtained, individually or in the aggregate, would not have or reasonably be expected to have a Parent Material Adverse Effect.

        3.18    Valid Issuance.     The Parent Shares to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

        3.19    Disclosure.     None of the information about Parent supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Form F-4 Registration Statement or in any Other SEC Filing will, at the time the Form F-4 Registration Statement or Other SEC Filing becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied about Parent or to be supplied by or on behalf of Parent for inclusion in the Prospectus/Proxy Statement will, at the time the Prospectus/Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions in this Section 3.19, no representation or warranty is made by Parent with respect to information or statements supplied by the Company for inclusion or incorporation by reference in the Form F-4 Registration Statement or the Prospectus/Proxy Statement.

        3.20    Trading on Nasdaq.     Parent Shares are listed for trading on the Nasdaq and trading in Parent Shares on the Nasdaq is not suspended. Parent is in compliance with all current listing and corporate governance requirements of Nasdaq.

        3.21    Parent Fairness Opinion.     The Parent Board has received the written opinion or oral opinion to be confirmed in writing of Leerink Swann LLC, financial advisor to Parent (the "Parent Financial Advisor"), dated the date of this Agreement, to the effect that, based upon and subject to the assumptions, qualifications and limitations set forth therein, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to the Parent. Parent will promptly make a written copy of such opinion available to the Company upon receipt.

        3.22    Financial Advisor.     Except for the Parent Financial Advisor, no broker, finder or investment banker is entitled to any brokerage fee, finder's fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Parent Entities. Parent has made available to the Company accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Parent Financial Advisor.

        3.23    Compliance with Health Care Laws.     Parent and each of its Affiliates is in material compliance with all relevant federal and other health care Legal Requirements applicable to Parent and Parent's products, including the federal criminal anti-fraud and abuse statute (42 U.S.C. § 1320a-7b), all other Legal Requirements prohibiting false statements and improper remuneration for purchasing services or products, the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the federal health care programs exclusion laws (42 U.S.C. § 1320a-7) and the regulations promulgated pursuant to such laws and regulations, relating to the regulation of Parent and Parent's products.

        3.24    FDA Compliance.

        (a)   Parent has obtained each federal, state, county, local or non—U.S. Governmental Authorizations (including 510(k), PMA and any other Governmental Authorization), or is exempt therefrom, that may be required by the FDA or any other Governmental Body engaged in the regulation of Parent's products. Part 3.24(a) of the Parent Disclosure Schedule lists all annual establishment manufacturing registration and device listing, annual reports and similar regulatory filing requirements that are required to be filed in order to reasonably be expected to maintain any Governmental Authorization and manufacturing facility registrations or licenses and where failure to timely file would result in a Parent Material Adverse Effect.

Parent has not received any notice or written communication with respect to Parent's business from any Governmental Body regarding, and, to the knowledge of Parent, there are no facts or circumstances that are likely to give rise to, (i) any material violation of applicable Legal Requirements or material adverse change in any Governmental Authorization, or any failure to materially comply with any applicable Legal Requirement or any term or requirement of any Government Authorization or (ii) any revocation, withdrawal, suspension, cancellation, limitation, termination or modification of any Government Authorization.

        (b)   The operation of Parent's business, including the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing, and distribution of all the Parent products, is and at all times has been in material compliance with all applicable Legal Requirements, Governmental Authorizations and orders including those administered by the FDA for products sold in the United States. There is no actual or, to the knowledge of Parent, threatened material action or investigation in respect of Parent's business by the FDA or any other Governmental Body which has jurisdiction over the operations, properties, products or processes of Parent, or, to the knowledge of Parent, by any third parties acting on their behalf. Parent has no knowledge that any Governmental Body is considering such action or investigation or of any facts or circumstances that are likely to give rise to any such action or investigation.

        (c)   Except as set forth in Part 3.24(c) of the Parent Disclosure Schedule, during the three (3) year period ending on the Closing Date, Parent has not had any product or manufacturing site subject to a Governmental Body (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Body notice of inspectional observations, "warning letters," "untitled letters" or, to the knowledge of Parent, requests or requirements to make changes to the operations of the Company's business or the Company's products that if not complied with, would reasonably be expected to result in a Parent Material Adverse Effect, or similar correspondence or written notice from the FDA or other Governmental Body in respect of the Company's business and alleging or asserting noncompliance with any applicable Legal Requirements or Governmental Authorizations, and, to the knowledge of Parent, neither the FDA nor any Governmental Body is considering such action. Except as set forth in Part 3.24(c) of the Parent Disclosure Schedule, during the three (3) year period ending on the Closing Date, no vigilance report or medical device report with respect to Parent's products has been reported by Parent, and to the knowledge of Parent, no vigilance report or medical device report is under investigation by any Governmental Body with respect to Parent's Products.

        (d)   All studies, tests and preclinical tests and clinical trials in respect of Parent's business being conducted by or on behalf of Parent that have been or will be submitted to any Governmental Body, including the FDA and its counterparts worldwide, including in the European Union, in connection with any Governmental Authorizations, are being or have been conducted in compliance in all material respects with applicable Legal Requirements. Parent has not received any notices, correspondence or other communication in respect of Parent's business from the FDA or any other Governmental Body requiring the termination or suspension of any clinical trials conducted by, or on behalf of, Parent or in which Parent has participated, and to the knowledge of Parent neither the FDA nor any other Governmental Body is considering such action. Parent has not received specific written notification from a Governmental Body of the rejection of data obtained from any clinical trials conducted by, or on behalf of, Parent or in which Parent has participated with respect to Parent's business or Parent's products, which data were submitted to the Governmental Body and which were necessary to obtain regulatory approval or clearance of a particular Parent product.

        (e)   The manufacture of Parent's products by, or on behalf of, Parent is being conducted in compliance in all material respects with all applicable Legal Requirements including the FDA's Quality System Regulation at 21 C.F.R. Part 820 for products sold in the United States, and the respective counterparts thereof promulgated by any Governmental Body in countries outside the United States. Parent is in material compliance with all applicable Legal Requirements and certifications currently held by Parent governing quality systems and manufacturing processes. To the knowledge of Parent, any third party assembler, sterilizer or manufacturer of Parent's products is in material compliance with all applicable Legal Requirements governing those third parties' activities, including Legal Requirements set forth in 21 C.F.R. Part 807 and 21 C.F.R. Part 820 for products sold in the United States and all other similar applicable Legal Requirements.

        (f)    Parent is not the subject of any pending or, to the knowledge of Parent, threatened investigation in respect of Parent's business by the FDA pursuant to its "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To its knowledge, Parent has not committed any act, made any statement, or failed to make any statement, in each case in respect of Parent's business, that would provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" and any amendments thereto. Neither Parent, nor, to its knowledge, any of its officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar applicable state Legal Requirement. To the knowledge of Parent, no debarment proceedings or investigations in respect of Parent's business are pending or threatened against Parent or any of its officers, employees or agents.

        (g)   There is no pending, nor to the knowledge of Parent, threatened, proceeding, informational inquiry or investigation under any Government Programs involving Parent, nor is Parent aware of any pending, or to the knowledge of Parent, threatened, proceeding, informational inquiry or investigation under any Private Insurance Programs involving Parent. To Parent's knowledge, Parent's sales and marketing practices are, and since January 1, 2004, have been, in compliance in all material respects with all applicable Legal Requirements and all policies of applicable Private Insurance Programs. To Parent's knowledge, Parent has not arranged with or contracted with (by employment or otherwise) any person who is excluded from participation in any Government Program for the provision of items or services for which payment may be made under any such Government Program. To Parent's knowledge, none of the officers, directors, agents or managing employees (as such term is defined in 42 U.S.C. Section 1320a-5(b)) of Parent has been excluded from any Government Program or been subject to sanction pursuant to 42 U.S.C. Section 1320a-7a or 1320a-8 or been convicted of a crime described at 42 U.S.C. Section 1320a-7b.

        SECTION 4.    CERTAIN COVENANTS

        4.1    Access and Investigation.

        (a)   Subject to the Confidentiality Agreement and consistent with applicable competition laws governing premerger information sharing, during the period commencing on the date of this Agreement and ending at the Effective Time (the "Pre-Closing Period") and upon reasonable prior notice and without unreasonable disruption to business, each of Parent and the Company shall provide the other with reasonable access during normal business hours to its (and in the case of the Company, to any Acquired Corporation's) personnel, facilities and contracts, and to all existing books, records (other than the portion of boards of directors minutes which discuss strategic alternatives), Tax Returns, work papers and other documents and information as may be reasonably requested.

        (b)   Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each of Parent and the Company shall promptly provide the other with:

        (i)    a copy of each document filed with the SEC by it or received by it from the SEC other than Forms 10-K and 10-Q;

        (ii)   a copy of its monthly consolidated financial statements; and

        (iii)  all other reasonably requested information concerning the business, properties, and personnel of the Company or Parent or any of their respective Subsidiaries.

        (c)   Notwithstanding the foregoing, neither Parent, the Company nor any of their respective Representatives shall contact or have any discussions with any of the other party's officers, employees, representatives or agents (other than the executive officers, investment bankers and counsel) or with such party's or such party's Subsidiaries' customers, suppliers or other business relationships, without, in each case, obtaining the prior written consent of such party. Neither Parent, the Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such party or contravene any law, rule, regulation, order, judgment, decree, or binding agreement entered into prior to the date of this Agreement; provided, however, that the parties hereto will use commercially reasonable efforts to make appropriate substitute disclosure arrangements.

        (d)   Any information provided among Parent, the Company or any of their respective Subsidiaries, whether prior to or subsequent to the date of this Agreement, shall be kept confidential in accordance with the Confidentiality Agreement.

        4.2    Operation of the Company's Business.

        (a)   During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations: (A) in the ordinary course and in accordance with past practices; and (B) in compliance, in all material respects, with all applicable Legal Requirements and the requirements of all Material Contracts; (ii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, not terminate the employment of its current officers and key employees without prior approval by Parent and maintains its relations with all material suppliers, customers and landlords; (iii) the Company shall keep in full force all material insurance policies referred to in Section 2.17 (other than any such policies that are immediately replaced with substantially similar policies); (iv) the Company shall promptly notify Parent of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any material Legal Proceeding against, relating to, involving or otherwise affecting any of the Acquired Corporations that is commenced, or, to the best of the knowledge of the Company, threatened against, any of the Acquired Corporations; and (v) take such actions as are reasonable to prosecute, maintain and enforce all IP Rights in all material respects.

        (b)   During the Pre-Closing Period, except as expressly contemplated by this Agreement or set forth in Part 4.2(b) of the Disclosure Schedule, the Company shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned), and shall not (without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned) permit any of the other Acquired Corporations to:

        (i)    declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, except for dividends or other distributions by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary and other than the satisfaction of withholding obligations for existing Company Awards by withholding shares as such awards vest (or restrictions expire) in accordance with their terms and in accordance with past practice;

        (ii)   sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that: (I) the Company may issue shares of Company Common Stock upon the valid exercise of Company Awards outstanding as of the date of this Agreement; and (II) the Company may, in the ordinary course of business and consistent with past practices, grant, to non-officer employees of the Company, options or stock appreciation rights (having an exercise price equal to the fair market value of the Company Common Stock covered by such options or stock appreciation rights determined as of the time of the grant of such options or stock appreciation rights, containing the Company's standard vesting schedule) under its Company Stock Plan to purchase no more than 10,000 shares of Company Common Stock in the aggregate;

        (iii)  amend or waive any of its rights under, or permit the acceleration of the vesting under (other than in accordance with the provisions of any plan or agreement evidencing or relating to any outstanding Company Award), any provision of: (A) any of the Company's stock option plans; (B) any Company Award, or any agreement evidencing or relating to any outstanding Company Award; (C) any restricted stock purchase agreement; or (D) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

        (iv)  permit the adoption of any amendment to its certificate of incorporation or bylaws or the charter or organizational documents, or subject to the provisions of Section 4.5(d), effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

        (v)   form any Subsidiary or acquire any equity interest or other interest in any other Entity;

        (vi)  make any capital expenditure (except a capital expenditure that: (A) is in the ordinary course of business and consistent with past practices; (B) does not exceed $150,000 individually; and (C) when added to all other capital expenditures made by or on behalf of the Acquired Corporations since the date of this Agreement, does not exceed $500,000 in the aggregate);

        (vii) other than in the ordinary course of business consistent with past practices, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;

        (viii)  acquire, lease or license any right or other asset, including IP Rights, from any other Person or sell, pledge or otherwise dispose of, or lease or license, any right or other asset to any other Person, including IP Rights, (except in each case for assets (that are not material individually or in the aggregate) acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

        (ix)  other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

        (x)   make any pledge of any of its assets or permit any of its assets to become subject to any Encumbrances, except for (i) pledges of or Encumbrances with respect to immaterial assets made in the ordinary course of business consistent with past practices or (ii) Encumbrances for Taxes not yet due and payable, or Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

        (xi)  lend money to any Person, or incur or guarantee any indebtedness in excess of $100,000 (except for trade payables incurred in the ordinary course of business);

        (xii) establish, adopt, enter into or amend any Company Benefit Plan or Company Benefit Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Company: (A) may grant routine, reasonable salary increases to non-officer employees in the ordinary course of business and in accordance with past practices in connection with the Company's customary employee review process; and (B) may make customary bonus payments and profit sharing payments consistent with past practices and in accordance with existing bonus and profit sharing plans referred to in Part 4.2(b) of the Disclosure Schedule);

        (xiii)  hire any employee with an annual base salary in excess of $150,000, hire any executive, promote any employee except in order to fill a position vacated after the date of this Agreement or terminate the employment of any employee with an annual base salary in excess of $150,000 except in the ordinary course of business consistent with past practice;

        (xiv) make or change any material Tax election; adopt or change any material accounting method relating to Taxes; compromise or settle any material Tax liability; or consent to any waiver or extension of the limitations period applicable to any material Taxes or material Tax Returns;

        (xv) except as set forth in Part 2.7 of the Disclosure Schedule, commence or settle any Legal Proceeding expected to have a material impact on Parent or the Surviving Corporation after the Closing Date;

        (xvi) either (i) subject to the provisions of Section 4.5, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other similar reorganization, or (ii) accelerate or delay collection of notes or material accounts receivable in advance of or beyond their regular due dates, other than in the ordinary course of business; or

        (xvii)  agree or commit to take any of the actions described in clauses "(i)" through "(xv)" of this Section 4.2(b).

        (c)   During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or materially less likely or that has had or could reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any material Legal Proceeding or material claim threatened, commenced or asserted against or with respect to, or otherwise affecting, any of the Acquired Corporations or (to the best of the knowledge of the Company) any director, officer or key employee of any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

        4.3    Operation of Parent's Business.

        (a)   During the Pre-Closing Period, except as set forth in Part 4.3(a) of the Parent Disclosure Schedule, unless the prior written consent of the Company shall have been obtained (which consent shall not be unreasonably withheld, delayed or conditioned) and except as specifically set forth in this Agreement, Parent will and it will cause each of the Parent Subsidiaries to (i) operate its business in the ordinary course and in accordance with past practices and (ii) use commercially reasonable efforts to: (A) preserve intact its business organization, maintain its rights and franchises, not terminate the employment of its current officers and key employees, and maintain its relationships with customers; (B) keep in full force all material insurance policies other than any such policies that are immediately replaced with substantially similar policies; and (C) comply with in all material respects all applicable Legal Requirements.

        (b)   Without limiting the generality of the foregoing Section 4.2(a), except as specifically set forth in this Agreement, during the Pre-Closing Period, Parent shall not do, or permit any of the Parent Subsidiaries to do, without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), any of the following:

        (i)    take any action or permit any action to be taken that is intended to or would (or would reasonably be expected to) impair its ability to have available the funds necessary to pay any cash in lieu of fractional shares pursuant hereto and to perform Parent's and Merger Sub's obligations hereunder and to pay the related fees and expenses;

        (ii)   take any action or permit any action to be taken that would or which would be reasonably likely to cause the condition in Section 7.1(b), or any of the conditions to the consummation of the Merger and the other transactions contemplated by this Agreement to be unable to be satisfied;

        (iii)  engage in any transaction (other than Contemplated Transactions) that would require (A) the approval of the stockholders of Parent, (B) Parent to file a registration statement with the SEC, or (C) engage in any material securities offering, or acquisition of the business, assets or capital stock of any entity by Parent or any Parent Subsidiary that would reasonably be anticipated to cause a material delay in the consummation of the Contemplated Transactions;

        (iv)  make or change any material Tax election; adopt or change any material accounting method relating to Taxes; compromise or settle any material Tax liability; or consent to any waiver or extension of the limitations period applicable to any material Taxes or material Tax Returns; or

        (v)   agree, whether in writing or otherwise, to do any of the foregoing.

        4.4    No Control of Other Party's Business.     Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control, direct, or exercise any indicia of ownership over the Acquired Corporations' operations prior to the Effective Time. Prior to the Effective Time, the Acquired Companies shall exercise, consistent with the terms and conditions of this Agreement, complete ownership, control and supervision over its respective operations.

        4.5    No Solicitation.

        (a)   The Company shall not directly or indirectly do, and shall ensure that no Representative of any of the Acquired Corporations directly or indirectly does, any of the following: (i) solicit, initiate, encourage, induce or facilitate (including by way of providing confidential information) the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to or that would be intended to assist or facilitate any Acquisition Proposal or Acquisition Inquiry; (ii) furnish any nonpublic information regarding any of the Acquired Corporations (or otherwise afford access to information) to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, except to notify such Person as to the existence of the provisions of this Section 4.5(a); (iv) approve, endorse or recommend any Acquisition Proposal; or (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in the foregoing clause (v) (but subject to the other provisions of this Agreement), prior to obtaining the Required Stockholder Vote, the Company may furnish nonpublic information regarding the Acquired Corporations to, or enter into discussions or negotiations with, or take any of the actions specified in clause (v) with respect to any Person in response to an unsolicited written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) if: (A) neither the Company nor any Representative of any of the Acquired Corporations shall have breached this Section 4.4(a); (B) the Company Board has reasonably determined in good faith (after consultation with the Company's outside legal counsel and the Company Financial Advisor) that the Acquisition Inquiry or the Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer; (C) the

Company Board reasonably determined in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its duties to the Company's stockholders under applicable Legal Requirements; (D) at least forty-eight (48) hours prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, or take any of the actions specified in clause (v) with respect to, such Person, the Company gives Parent written notice of the identity of such Person (unless such Acquisition Inquiry or Acquisition Proposal is in written form, in which case Company should give Parent a copy of all written materials comprising or relating thereto) and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person; (E) the Company receives from such Person an executed confidentiality agreement containing provisions at least as favorable to the Company as those contained in the Confidentiality Agreement; and (F) contemporaneously with furnishing any nonpublic information to such Person, the Company makes available such nonpublic information to Parent (to the extent such nonpublic information has not been previously made available by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any Representative of any of the Acquired Corporations (whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations) takes any action that, if taken by the Company, would constitute a breach of this Section 4.5(a) by the Company, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by the Company for purposes of this Agreement.

        (b)   If any Acquired Corporation or any Representative of any Acquired Corporation receives (i) an Acquisition Proposal or Acquisition Inquiry or (ii) any request for information it receives that would reasonably be expected to lead to an Acquisition Proposal at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry or request for information) advise Parent orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof and other written communication. The Company shall keep Parent fully informed on a prompt basis with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed modification thereto.

        (c)   The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

        (d)   The Company shall promptly request each Person (other than Parent) that has executed, on or after July 1, 2008, a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to return to the Acquired Corporations or destroy all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

        SECTION 5.    ADDITIONAL COVENANTS OF THE PARTIES

        5.1    Registration Statement; Prospectus/Proxy Statement.

        (a)   As promptly as practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and cause to be filed with the SEC the Form F-4 Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus, and the Company shall prepare and cause to be filed with the SEC any Other SEC Filing. Each of Parent and the Company shall use reasonable efforts to cause the Form F-4 Registration Statement, the Prospectus/Proxy Statement and any Other SEC Filing to comply with the applicable rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form F-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party with copies of any written comments and advise the other party of any oral comments with respect to the Proxy Statement/Prospectus or Form F-4 received from the SEC. The Company shall use reasonable efforts to cause the Prospectus/Proxy Statement to be mailed to its stockholders as promptly as practicable after the Form F-4 Registration Statement is declared effective under the Securities Act. Parent and the Company shall each promptly furnish to the other all information concerning the Parent or the Acquired Corporations, as the case may be, and its respective stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if Parent or the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Form F-4 Registration Statement or the Prospectus/Proxy Statement, then Parent or the Company, as the case may be, shall promptly inform the other party thereof and shall cooperate with the other party in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company so that any such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Each party shall cooperate and provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and the Form F-4 prior to filing such with the SEC, consider any such comments in good faith, and each party will provide the other party with a copy of all such filings made with the SEC.

        (b)   Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Shares to be issued in the Merger will (to the extent required) be registered or qualified or exempt from registration or qualification under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required: (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) to file a general consent to service of process in any jurisdiction.

        5.2    Company Stockholders' Meeting.

        (a)   The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption and approval of this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form F-4 Registration Statement is declared effective under the Securities Act. Subject to Section 5.2(d), the Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Merger Agreement and the Merger and to secure the Required Stockholder Vote in compliance with all applicable Legal Requirements. The Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on the approval of the Merger and adoption of this Agreement or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

        (b)   Subject to Section 5.2(c): the Prospectus/Proxy Statement shall include the Company Board Recommendation and subject to Section 5.2(c), the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed. The Prospectus/Proxy Statement shall include the opinion of the Company Financial Advisor described in Section 2.24.

        (c)   Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption and approval of this Agreement by the Required Stockholder Vote, the Company Board

Recommendation may be withdrawn or modified in a manner adverse to Parent (an "Adverse Recommendation Change") if and only if: (i) an unsolicited written Acquisition Proposal is made to the Company and is not withdrawn; (ii) such unsolicited written Acquisition Proposal was not obtained or made as a result of a breach of Section 4.5(a); (iii) the Company Board reasonably determines in good faith that such Acquisition Proposal constitutes a Superior Offer; (iv) the Company Board reasonably determines in good faith, after consultation with its outside legal counsel, that, the failure to take such action would be inconsistent with the Company Board's duties to the Company's stockholders under applicable Legal Requirements; and (v) prior to taking such action, the Company Board shall have given Parent at least five (5) Business Days notice of its intention to take such action and the opportunity during such period to submit one or more competing proposal(s) which shall be considered and negotiated by the Company Board in good faith and, notwithstanding such competing proposal(s), the Superior Offer continues to constitute a Superior Offer. The Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

        (d)   If the Company Board remains committed to making an Adverse Recommendation Change in favor of a Superior Offer at the end of the five (5) Business Day period referred to in clause (v) of Section 5.2(c), the parties hereby agree that, subject to compliance with Section 5.2(c) and in order to enable the Company Board to be sufficiently comfortable that the Superior Offer will remain available to the Company when and if this Agreement is terminated, notwithstanding Section 4.5(a), the Company may enter into a binding letter agreement with the Person making that Superior Offer, which letter agreement (x) may provide that such Person is obligated, on behalf of the Company, to make the payment(s) required to be made by the Company to Parent pursuant to the relevant provisions of Section 8.3 of this Agreement in accordance with the terms thereof and (y) may attach as an exhibit thereto a fully negotiated and executed agreement and plan of merger (a "Conditional Merger Agreement") relating to that Superior Offer, providing that such Conditional Merger Agreement is binding on the Company and such Person at that time, but will only become effective on and after (and in no event before) both the (i) termination of this Agreement in accordance with its terms and (ii) the payment by such Person of the payment(s) required to be paid under Section 8.3 on behalf of the Company to Parent.

        (f)    Nothing in this Agreement shall prohibit the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided that such Rules shall in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

        5.3    Regulatory Approvals.

        (a)   Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its best efforts (subject to, and in accordance with, applicable domestic or foreign Legal Requirements) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the Contemplated Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated hereby.

        (b)   As promptly as practicable (and no later than ten (10) Business Days) after the date of this Agreement, Parent and the Company (i) will file with the U.S. Department of Justice and the U.S. Federal Trade Commission premerger notification and report forms under and in compliance with the HSR Act with respect to the Merger and the other Contemplated Transactions and (ii) will each make in timely fashion such other filings as Parent and Company deem necessary or desirable in connection with the Merger under applicable antitrust laws ((i) and (ii) collectively, the "Antitrust Filings") with the appropriate Governmental Body designated by Legal Requirements to receive such filings (with respect to a non-U.S. Antitrust Filing, a "Foreign Antitrust Governmental Body"). Parent and Company shall cooperate in the timely preparation and submission of any necessary filings, including furnishing to the other Party or its counsel information required for any necessary filing or other application in connection with the Merger or the other Contemplated Transactions.

        (c)   Parent and the Company shall each cooperate reasonably with the other in connection with resolving any inquiry or investigation by the U.S. Department of Justice or the U.S. Federal Trade Commission or any Foreign Antitrust Governmental Body relating to their respective Antitrust Filings. Parent and the Company shall each promptly inform the other of any communication with, and any proposed understanding, agreement, or undertaking with the U.S. Department of Justice or the U.S. Federal Trade Commission or any Foreign Antitrust Governmental Body relating to its Antitrust Filing and, to the extent practicable and subject to all applicable Legal Requirements and each Party's right to protect any applicable privileges, including the attorney-client privilege, permit the other Party or its counsel to review in advance any proposed written communication to any Governmental Body. As promptly as is practicable after receiving any request from the U.S. Department of Justice or the U.S. Federal Trade Commission under the HSR Act or any Foreign Antitrust Governmental Body for information, documents or other materials in connection with the review of the Antitrust Filings, Parent or the Company, as the case may be, shall use commercially reasonable efforts to comply with such request. Parent and the Company shall each give the other party reasonable advanced notice of, and the opportunity to participate in any inquiry or investigation by, or any meeting or conference (whether by telecommunications or in person) with, the U.S. Department of Justice or the U.S. Federal Trade Commission or any Foreign Antitrust Governmental Body relating to the Antitrust Filings, except to the extent prohibited by applicable Legal Requirements or the instructions of such Governmental Body. Parent and the Company shall each make available to the other party copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) drafted by or in conjunction with outside counsel between it and its affiliate and respective representatives on the one hand and any Governmental Body or members of such Governmental Body's staff on the other hand, concerning the review, clearance or approval of the transactions contemplated hereby under the HSR Act or any similar applicable Legal Requirement, except to the extent prohibited by applicable Legal Requirement or the instructions of such Governmental Body. Either party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties under this Section 5.3(c) as "Outside Counsel Only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

        (d)   Each of Parent and Company hereby covenants and agrees to use its best efforts to secure termination or expiration of any waiting periods under the HSR Act or any other applicable domestic or foreign Legal Requirement and to obtain the approval of the U.S. Federal Trade Commission, the U.S. Department of Justice, or any other Governmental Body (including any Foreign Antitrust Governmental Body), as applicable, for the Merger and other Contemplated Transactions. Consistent with the foregoing obligation and notwithstanding anything else in this Agreement to the contrary, and in furtherance and not in limitation of the covenants of the parties, if any administrative or judicial action or proceeding whatsoever, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging the Merger or any other transaction contemplated by this Agreement, each of the Parent and

Company shall cooperate in all respects with each other and shall use their respective best efforts to contest, resist, and litigate any such action or proceeding to a final nonappealable judgment and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or any other transactions contemplated hereby.

        (e)   Within seven (7) Business Days after the date of this Agreement, Parent shall determine the fair market value of the Company's assets in accordance with 16 C.F.R. §§ 801.10(c)(3) and 802.4, and shall inform the Company whether the fair market value of such assets whose acquisition is not exempt from the requirements of the HSR Act pursuant to Section 7A(c), or 16 C.F.R. §§ 801.21 or 802, exceeds $65.2 million.

        5.4    Employee Matters.

        (a)   From and after the Effective Time, to the extent reasonably practical and permitted under applicable Legal Requirements, Parent shall, or shall cause the Surviving Corporation to, continue to maintain the Company Benefit Plans (other than the Company Stock Plans) for the benefit of, all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees"); provided that Parent may enroll Continuing Employees in Parent's health, welfare, severance, vacation, fringe and 401(k) plans, in replacement of benefits under Company Benefits Plans to the extent that such plans provide benefits that are not materially less favorable individually or in the aggregate than the Company Benefit Plan benefits being replaced. From and after the Effective Time, and to the extent permitted by applicable Legal Requirements, if Continuing Employees are enrolled in Parent's benefit plans, Parent shall, or shall cause the Surviving Corporation to, recognize the prior service with the Company or its Subsidiaries of each Continued Employee in connection with all employee benefit plans, programs or policies (including vacation and severance, but excluding the sabbatical program) of Parent or its Subsidiaries in which Continuing Employees are eligible to participate following the Effective Time for purposes of eligibility and vesting and determination of level of benefits (but not for purposes of benefit accruals or benefit amounts under any defined benefit pension plan or to the extent that such recognition would result in duplication of benefits). From and after the Effective Time, if Continuing Employees are enrolled in any group health plan of Parent or its Subsidiaries, Parent shall, or shall cause the Surviving Company to, use its reasonable commercial efforts to cause any pre-existing conditions or limitations and eligibility waiting periods (to the extent that such waiting periods would be inapplicable, taking into account service with the Company) under any group health plans of Parent or its Subsidiaries to be waived with respect to Continuing Employees and their eligible dependents and any deductibles paid by Continuing Employees under any of the Acquired Companies' health plans in the plan year in which the Effective Time occurs shall be credited towards deductibles under the health plans of Parent or its Subsidiaries. Nothing in this Section 5.4(a) or elsewhere in this Agreement shall be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, and the employment of each Continuing Employee shall be "at will" employment. Except for Indemnified Persons (as defined in Section 5.5(a)) to the extent of their respective rights pursuant to Section 5.5, or with respect to individuals who are parties to Company Benefit Agreements listed in Part 5.4(c) of the Disclosure Schedule, no Company Associate or Continuing Employee shall be deemed to be a third party beneficiary of this Agreement.

        (b)   If requested by Parent prior to the Closing, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a "Company 401(k) Plan"). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company Board of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Parent). The Company also shall take such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request; provided, however, that in connection with any such Company 401(k) Plan, Parent shall take all actions necessary to permit Continuing Employees to make a direct rollover of their outstanding accounts under such Company 401(k) Plan, including a direct rollover in the form of participant loans, as soon as practicable after the Effective Time to the Parent's benefit plan which contains a qualified cash or deferred arrangement intended to qualify under section 401(k) of the Code.

        (c)   Parent shall, or shall cause the Surviving Corporation to, honor, in accordance to their terms, all Company Benefit Agreements listed in Part 5.4(c) of the Disclosure Schedule (collectively, the "Executive Benefit Agreements").

        (d)   Parent shall, or shall cause the Surviving Corporation to, provide severance benefits to Continuing Employees who are not parties to Company Benefit Agreements that provide severance and who are involuntarily terminated within twelve (12) months of the Effective Time. The severance benefits shall be at least two (2) weeks of base pay in lieu of notice pay and salary continuation equal to two weeks of base pay for each full and partial year of service each such Continuing Employee has completed with an Acquired Corporation and Parent or its Subsidiaries and shall not exceed twelve (12) months of base pay unless otherwise required by applicable Legal Requirements. Such terminated Continuing Employees shall also be entitled to receive health, medical and vision benefits during the severance period at the active employees' premium rate.

        (e)   For a period of ninety (90) days after the Effective Time, Parent shall not cause the Surviving Corporation to terminate any employees of the Acquired Corporations in such numbers as would trigger any liabilities under the WARN Act or any state plant closing law. The Parent shall cause the Surviving Corporation to comply with any notice or filing requirements under the WARN Act and any state plant closing laws.

        5.5    Indemnification of Officers and Directors.

        (a)   All rights to indemnification and exculpation by the Company existing in favor of each individual who is or was an officer or director of the Company prior to the Effective Time (each such individual, an "Indemnified Person") for his acts and omissions as a director or officer of the Company occurring prior to the Effective Time, as provided in the Company's certificate of incorporation and bylaws (as in effect as of the date of this Agreement) and as provided in the Indemnification Contract between the Company and such Indemnified Person (as in effect as of the date of this Agreement) in the form made available by the Company to Parent prior to the date of this Agreement, shall survive the Merger and be honored and be given full force and effect by Parent and Merger Sub (to the fullest extent such rights to indemnification and exculpation are available under and are consistent with Delaware law) for a period of six years from the Effective Time.

        (b)   Prior to the Effective Time, the Company shall purchase, and following the Effective Time, Parent and the Surviving Entity shall maintain in effect for a term of six (6) years after the Effective Time, without any lapse in coverage, one or more so called "tail" or "run-off" directors and officers liability insurance policies with respect to wrongful acts and/or omissions committed or allegedly committed by any of the officers or directors of the Company prior to the Effective Time ("D&O Coverage"). Such D&O Coverage shall have a maximum premium of 300% of last year's annual premium for the Company's existing directors and officers liability insurance policy (the "Premium Limit"), an aggregate coverage limit over the term of such policy at least as great as the aggregate annual coverage limit under the Company's existing directors' and officers' liability insurance policy, with a term of at least six (6) years and shall also be as near as possible in all other material respects to such existing policy; provided, however, that if the premium for six (6) years of D&O Coverage on such terms will exceed the Premium Limit, the Company may modify the term or coverage amounts so long as the premium does not exceed the Premium Limit.

        5.6    Additional Agreements.

        (a)   Subject to Section 5.6(b), Parent and the Company shall use reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions in the most expeditious manner practicable. Without limiting the generality of the foregoing, but subject to Section 5.6(b), each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; (iii) shall use reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions; and (iv) execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

        (b)   Notwithstanding anything in this Agreement to the contrary, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any technology, software or other IP Rights, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other IP Rights; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations; or (vi) to contest any Legal Proceeding or any order, writ, injunction or decree relating to the Merger or any of the other Contemplated Transactions if Parent determines in good faith that contesting such Legal Proceeding or order, writ, injunction or decree might not be advisable.

        5.7    Public Announcements.     Without limiting any of Parent's or the Company's obligations under the Confidentiality Agreement, neither Parent nor the Company shall, and shall not permit any of its respective Subsidiaries or Representatives to, issue any press release or otherwise make any public statement (to any customers or employees of any of the Acquired Corporations, to the public or otherwise) regarding the Merger or any of the other Contemplated Transactions unless: (a) the other party shall have approved such press release or public statement in writing; or (b) such public statement is required by applicable law or any listing agreement with Nasdaq and Parent or the Company, as the case may be, advises the other party of, and consults with the other party regarding, the text of such press release or disclosure. The parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement.

        5.8    Listing; Delisting and Deregistration.

        (a)   Parent shall promptly prepare and submit to Nasdaq all reports, applications and other documents that may be necessary or desirable to enable all of the Parent Shares issuable in the Merger or that will be reserved for issuance at the Effective Time to be listed for trading on Nasdaq, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Shares, subject to official notice of listing.

        (b)   Prior to the Closing Date, the Company shall cooperate with Parent and cause to be taken all actions, and do or cause to be done all things, reasonably necessary or advisable under applicable Legal Requirements and rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the

Company Common Stock from Nasdaq and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

        5.9    Resignation of Officers and Directors.     The Company shall use reasonable efforts to obtain and deliver to Parent at the Closing evidence of the resignation of each officer and director of each of the Acquired Corporations, effective as of the Effective Time, in the form attached hereto as Exhibit E. In the case of an officer, such resignation shall solely affect his or her status as an officer and shall not be construed as his or her resignation as an employee.

        5.10    Section 16 Matters.     Prior to the Effective Time, the Company shall take such reasonable steps as are necessary to cause any acquisition or disposition of shares of Company Common Stock, Company Awards and other derivative securities with respect to Company Common Stock in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

        5.11    Tax Matters.

        (a)   Each of the Company, Merger Sub, Surviving Corporation and Parent shall use reasonable best efforts to (a) cause the Merger to qualify as a "reorganization" under Section 368(a) of the Code and (b) obtain the opinion of counsel referred to in Section 7.9. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Following the Effective Time, Parent, its Subsidiaries and its Affiliates shall use reasonable best efforts to not take any action or cause any action to be taken that could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code, including by application of Section 367(a) of the Code (other than with respect to Company stockholders who are or will be "five-percent transferee shareholders" within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii) and do not enter into five-year gain recognition agreements in the form provided in Treasury Regulations Section 1.367(a)-8)). Without limitation of the foregoing, Parent shall use reasonable best efforts to cause the Surviving Corporation to continue its historic business or use a significant portion of its historic business assets in a business and to comply with the reporting requirements set forth in Treasury Regulations Section 1.367(a)-3(c)(6). The parties shall report, act and file all Tax Returns consistent with the foregoing treatment and shall not take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such treatment, unless required to do so by applicable Legal Requirements.

        (b)   Parent shall use reasonable efforts to manage its business and operations so as to avoid PFIC status, to the extent reasonably practicable and consistent with its other business goals, and shall make due inquiry on an at least annual basis as to whether it is a PFIC in consultation with internationally recognized legal counsel or accountants. If Parent believes it is a PFIC, Parent shall, for the year of such determination and each subsequent year, timely provide each shareholder that is a "United States person" within the meaning of Section 7701(a)(30) of the Code (i) notice of such determination (which such notice shall be deemed given to the extent provided in Parent's SEC Form 20-F for the period in which such determination is made) and (ii) information reasonably required by Section 1295 of the Code or the Treasury Regulations thereunder or otherwise reasonably necessary for such shareholders or their direct or indirect owners to (A) make a timely election to treat such entity that is a PFIC as a "qualified electing fund" under Section 1295 of the Code and (B) timely fulfill their annual election requirements (as described in Treasury Regulations Section 1.1295-1(f)) in each year in which each shareholder that is a United States person owns an interest (directly or indirectly) in such entity.

        (c)   Parent shall take all actions necessary such that prior to the Effective Time check the box elections will have been made on IRS Form 8832 to treat each non-U.S. Subsidiary of Parent that is a direct or indirect owner of Merger Sub (other than Parent) as entities disregarded as separate from Parent under Treasury Regulations Section 301.7701-2(c)(2), and a copy of such elections shall have been delivered to the Company.

        5.12    Takeover Statutes.     If any "business confirmation," "fair price," "memorandum," "control share acquisition," or other similar anti-takeover statues or regulation under DGCL or other applicable Legal Requirement is or may become applicable to the Merger or any of the other Contemplated Transactions, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise take such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

        5.13    Parent Directors.     Parent shall take all actions necessary such that immediately following the Effective Time Gerard E. Puorro shall be appointed as a member of the Parent Board and to serve in such capacity from such date of appointment through the date of the 2011 annual meeting of the Parent stockholders and until his successor is duly elected and qualified.

        SECTION 6.    CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        6.1    Accuracy of Representations.     (a) The representations and warranties of the Company contained in this Agreement (other than the representations and warranties set forth in Section 2.3(a) (Capitalization), Section 2.4 (Authority), Section 2.6(a) (Absence of Changes), Section 2.14(b) (Governmental Authorizations) and Section 2.20(b) (Orders)) or in any certificate or other writing delivered by the Company pursuant hereto (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall have been true and correct at and as of the date hereof and shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (b) the representations and warranties set forth in Section 2.3(a) shall be true and correct in all but de minimus respects at and as of the date hereof and at and as of the Effective Time, as if made at and as of such time (except with respect to the exercise of Company Awards in accordance with the terms thereof); (c) the representations and warranties set forth in Section 2.4 and Section 2.6(a) shall be true and correct in all respects at and as of the date hereof and at and as of the Effective Time, as if made at and as of such time; and (d) the representations and warranties set forth in Section 2.14(b) and Section 2.20(b) shall be true and correct in all respects at and as of the date hereof and at and as of the Effective Time, as if made at and as of such time (except in such respects that are immaterial in the aggregate).

        6.2    Performance of Covenants.     Each of the covenants or obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.

        6.3    Effectiveness of Registration Statement.     The Form F-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form F-4 Registration Statement. Parent shall have received all other federal or state securities permits and other authorizations necessary to issue the Parent Shares and to consummate the Merger.

        6.4    Stockholder Approval.     This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.

        6.5    Documents.     Parent shall have received a certificate executed by an executive officer of the Company, confirming that the conditions set forth in Sections 6.1, 6.2 and 6.4 have been duly satisfied.

        6.6    Resignations.     The Company shall have performed and complied with Section 5.9.

        6.7    Regulatory Matters.

        (a)   Any waiting period applicable to the consummation of the Merger under any applicable U.S. or foreign Legal Requirement shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and any Governmental Body pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time.

        (b)   All Governmental Authorizations or other Consents required to be obtained under any applicable antitrust or competition law or regulation or other Legal Requirement shall have been obtained and shall remain in full force and effect.

        6.8    Listing.     The Parent Shares to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq.

        6.9    No Restraints.     No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.

        SECTION 7.    CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and consummate the transactions to be consummated at the Closing is subject to the satisfaction, at or prior to the Closing, of the following conditions:

        7.1    Accuracy of Representations.     (a) The representations and warranties of Parent and Merger Sub contained in this Agreement (other than the representations and warranties set forth in Section 3.3(a) (Capitalization), Section 3.4 (Authority), Section 3.6(a) (Absence of Changes), Section 3.12(b) (Governmental Authority) and Section 3.16(b) (Orders)) or in any certificate or other writing delivered by Parent or Merger Sub pursuant hereto (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall have been true and correct at and as of the date hereof and shall be true and correct at and as of the Effective Time as if made at and as of such time (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true only as of such time), with only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect; (b) the representations and warranties set forth in Section 3.3(a) shall be true and correct in all but de minimus respects at and as of the date hereof and at and as of the Effective Time, as if made at and as of such time; (c) the representations and warranties set forth in Section 3.6(a) shall be true and correct in all respects at and as of the date hereof and at and as of the Effective Time, as if made at and as of such time; and (d) the representations and warranties set forth in Section 3.12(b) and Section 3.16(b) shall be true and correct in all respects at and as of the date hereof and at and as of the Effective Time, as if made at and as of such time (except in such respects that are immaterial in the aggregate).

        7.2    Performance of Covenants.     Each of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3    Effectiveness of Registration Statement.     The Form F-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form F-4 Registration Statement. Parent shall have received all other federal or state securities permits and other authorizations necessary to issue the Parent Shares and to consummate the Merger.

        7.4    Stockholder Approval.     This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.

        7.5    Documents.     The Company shall have received a certificate executed by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

        7.6    Listing.     The Parent Shares to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq.

        7.7    No Restraints.     No temporary restraining order, preliminary or permanent injunction, or other order preventing the consummation of the Merger by the Company shall have been issued by any U.S. court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.

        7.8    Regulatory Matters.

        (a)   Any waiting period applicable to the consummation of the Merger under any applicable U.S. or foreign Legal Requirement shall have expired or been terminated, and there shall not be in effect any voluntary agreement between Parent or the Company and any Governmental Body pursuant to which Parent or the Company has agreed not to consummate the Merger for any period of time.

        (b)   All Governmental Authorizations or other Consents required to be obtained under any applicable antitrust or competition law or regulation or other Legal Requirement shall have been obtained and shall remain in full force and effect.

        7.9    Tax Opinion.     The Company shall have received an opinion letter of Goodwin Procter LLP, counsel to the Company, dated as of the date of the Prospectus/Proxy Statement and as of the date of Closing, to the effect that the Merger will constitute a reorganization under Section 368(a) of the Code. In rendering such opinion letter, counsel shall be entitled to rely on customary representation letters of Parent, Merger Sub, and the Company, in form and substance reasonably satisfactory to such counsel.

        SECTION 8.    TERMINATION

        8.1    Termination.     Except in the case of termination pursuant to Section 8.1(e) below, this Agreement may be terminated prior to the Effective Time (whether before or after the adoption and approval of this Agreement by the Required Stockholder Vote):

        (a)   by mutual written consent of Parent and the Company;

        (b)   by either Parent or the Company if the Merger shall not have been consummated on or before June 1, 2010 (the "Outside Date"); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by such party is attributable to a failure on the part of such party to perform on or before the Outside Date any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;

        (c)   by either Parent or the Company if a court of competent jurisdiction shall have issued a final and non appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party that has not used its reasonable best efforts to have such order, decree or ruling removed, repealed or overturned or that breached in any material respect its obligations under this

Agreement in any manner that shall have proximately resulted in the issuance or imposition of such order, decree or ruling;

        (d)   by either Parent or the Company if: (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to adopt and approve this Agreement; and (ii) this Agreement shall not have been adopted and approved at the Company Stockholders' Meeting (and shall not have been adopted and approved at any adjournment or postponement thereof) by the Required Stockholder Vote;

        (e)   by Parent (at any time prior to the adoption of this Agreement by the Required Stockholder Vote) if a Triggering Event shall have occurred;

        (f)    by Parent if it is not in material breach of its obligations under this Agreement, and: (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that any condition set forth in Section 6 would not be satisfied; or (ii) any of the Company's covenants or obligations contained in this Agreement shall have been breached such that any condition set forth in Section 6 would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company within thirty (30) days after the date of the occurrence of such inaccuracy or breach and the Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach: (A) during the thirty (30) day period commencing on the date on which the Company receives notice of such inaccuracy or breach; or (B) after such thirty (30) day period if such inaccuracy or breach shall have been fully cured during such thirty (30) day period in a manner that does not result in a breach of any representation, warranty, covenant or obligation of the Company; or

        (g)   by the Company if it is not in material breach of its obligations under this Agreement, and: (i) any of Parent's or Merger Sub's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that any condition set forth in Section 7 would not be satisfied; or (ii) any of Parent's or Merger Sub's covenants or obligations contained in this Agreement shall have been breached such that any condition set forth in Section 7 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's or Merger Sub's representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent or Merger sub is curable by Parent within thirty (30) days after the date of the occurrence of such inaccuracy or breach and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach: (1) during the thirty (30) day period commencing on the date on which Parent receives notice of such inaccuracy or breach; or (2) after such thirty (30) day period if such inaccuracy or breach shall have been fully cured during such thirty (30) day period in a manner that does not result in a breach of any representation, warranty, covenant or obligation of Parent or Merger Sub.

        8.2    Effect of Termination.     In the event of the termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company or Parent or their respective Subsidiaries, officers or directors except (x) with respect to Section 4.1(d), this Section 8.2, Section 8.3 and Section 9 and (y) with respect to any liabilities or damages incurred or suffered by a party as a result of fraud or knowing and intentional breach by the other party of any provision of this Agreement.

        8.3    Expenses; Termination Fees.

        (a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be borne solely and entirely by the party that has incurred the same, whether or not the Merger occurs; provided, however, that Parent shall pay fifty percent (50%) and the Company shall pay fifty percent (50%) of (i) all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing with the SEC of the Prospectus/Proxy Statement (including any preliminary materials related thereto) and the Form F-4 Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto (including SEC filing fees), and (ii) the applicable filing fees associated with the Antitrust Filings.

        (b)   If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) or Section 8.1(d) and at or prior to the time of the Company Stockholders' Meeting, an Acquisition Proposal shall have been publicly announced or otherwise publicly disclosed, and within twelve (12) months of the date this Agreement is terminated the Company shall reach a definitive agreement to consummate, or shall have consummated, an Acquisition Proposal, then the Company shall pay to Parent the Termination Fee promptly following the earlier of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by an Acquisition Proposal.

        (c)   If this Agreement is terminated by Parent pursuant to Section 8.1(e), then the Company shall pay to Parent the Termination Fee, less all applicable withholdings and deductions required by law, within two (2) Business Days after such termination.

        (d)   For purposes of this Agreement, the "Termination Fee" shall mean a nonrefundable amount equal to $2,600,000 in cash. For avoidance of doubt, in no event shall the Company be obligated to pay to the Termination Fee on more than one occasion.

        (e)   The Company acknowledges that the agreements contained in Section 8.3(b) and 8.3(c) are an integral part of the transactions contemplated by this Agreement and that, without these provisions, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay the Termination Fee when due, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at an annual rate equal to the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

        SECTION 9.    MISCELLANEOUS PROVISIONS

        9.1    Amendment.     This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time prior to the Effective Time (whether before or after the adoption and approval of this Agreement by the Company's stockholders); provided, however, that after any such adoption and approval of this Agreement by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        9.2    Waiver.

        (a)   No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        (b)   No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9.3    No Survival of Representations and Warranties.     None of the representations, warranties and agreements contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Merger, except that any covenant or agreement of the parties that by its terms contemplates performance after the Effective Time, including the agreements set forth in Section 1, Section 1.5(d)(iii) (Form S-8), Section 4.1(d) (Confidentiality), Section 5.4 (Employee Benefits), Section 5.5 (Indemnification of Officers and Directors), Section 5.10 (Section 16 Matters), Section 5.11 (Tax Matters), Section 8.2 (Effect of Termination), Section 8.3 (Expenses; Termination Fee), Section 9 (Miscellaneous Provisions) and the Confidentiality Agreement shall survive the Effective Time.

        9.4    Entire Agreement; Counterparts; Exchanges by Facsimile.     This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

        9.5    Applicable Law; Jurisdiction.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, no party shall object to the removal of such action or suit to any federal court located in the State of Delaware; and (c) each of the parties irrevocably waives the right to trial by jury.

        9.6    Disclosure Schedules.     The Disclosure Schedule and Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Sections 2 and 3 respectively, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section, and shall not be deemed to relate to or to qualify any other representation or warranty, provided that any fact or condition that is disclosed in any section of the Disclosure Schedule or Parent Disclosure Schedule in such a way as to make its relevance to a representation or representations made elsewhere in this Agreement or information called for by another section of the Disclosure Schedule or Parent Disclosure Schedule, as the case may be, readily apparent shall be deemed to be an exception to such representation or representations or to be disclosed on such other section of the Disclosure Schedule or Parent Disclosure Schedule, notwithstanding the omission of a reference or cross reference thereto. Disclosures in the Filed Company SEC Documents and Filed Parent SEC Documents shall be deemed to qualify the representations and warranties set forth in this Agreement if and only if it is readily apparent that information in such filings (or incorporated by reference therein) is directly related and should be interpreted as an exception to any representation and warranty under this Agreement.

        9.7    Attorneys' Fees.     In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        9.8    Assignability.     This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the parties' rights or obligations hereunder may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by a party without the other parties' prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than: (a) the parties hereto; and (b) the Indemnified Persons to the extent of their respective rights pursuant to Section 5.5) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the provisions of Section 5.4(c) which shall be enforceable following the Effective Time by the individuals party to Executive Benefit Agreements to the extent of their respective rights pursuant to Section 5.4(c).

        9.9    Notices.     Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by courier or express delivery service or by facsimile (providing confirmation of transmission) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Merger Sub:

Syneron Medical Ltd.
Industrial Zone
Tavor Building 4
P.O. Box 550
Yokneam Illit 20692
Israel
Attn: Chief Executive Officer

with a copy to:

Gene Kleinhendler/Einat Meisel
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center
Round Building
Tel Aviv 67021
Israel

if to the Company:

Candela Corporation
530 Boston Post Road
Wayland, MA 01778
Fax: 508-358-5602
Attn: Chief Executive Officer

with a copy to:

Candela Corporation
530 Boston Post Road
Wayland, MA 01778
Fax: 508-358-5602
Attn: General Counsel

and

Goodwin Procter LLP
53 State Street
Boston, MA 02109
Fax: 617-523-1234
Attn: John M. Mutkoski
          James A. Matarese

        9.10    Cooperation.     The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

        9.11    Performance Guarantee.     Parent agrees to take such reasonable actions as are necessary to cause Merger Sub or the Surviving Corporation, as applicable, to perform all of its respective agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to the Company the full and complete performance by Merger Sub or the Surviving Corporation, as applicable, of its respective obligations under this Agreement and shall be liable for any breach of any representation, warranty, covenant or obligation of Merger Sub or the Surviving Corporation, as applicable, under this Agreement.

        9.12    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

        9.13    Enforcement; Remedies.     The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. All rights, powers and remedies provided by this Agreement or otherwise available in respect hereof in law or at equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party; provided, however, that, the right of Parent to receive payment of the Termination Fee pursuant to Section 8.3 shall be the sole and exclusive remedy of Parent and Merger Sub in those circumstances in which the Termination Fee is payable pursuant to Section 8.3 and, in such circumstances, the Termination Fee shall be liquidated damages. Notwithstanding anything to the contrary in this Agreement, including the provisions of Section 8.2 and this Section 9.13, each party hereby covenants and agrees that it shall not exercise any right or remedy provided by this Agreement or otherwise available against another party to this Agreement, including with respect to any breach of a representation, warranty or covenant under this Agreement, or the failure to satisfy any condition set forth in Section 6 or Section 7, in each case arising out of, resulting from or related to any claim asserted by any of Palomar Medical Technologies, Inc., Cardiofocus, Inc. or their respective affiliates (including any claim, allegation, development, outcome or disposition of the matters related thereto).

        9.14    Construction.

        (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d)   Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

        (e)   For purposes of this Agreement, a statement that the Company has "made available" or "delivered" any document shall be deemed satisfied by the inclusion of such document among the Filed Company SEC Documents (including any document incorporated by reference therein) or if such document has been made available in a data room for review by Parent or its advisors.

        (f)    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SYNERON MEDICAL LTD.
By:	/s/ Louis Scafuri

Name:	Louis Scafuri
Title:	Chief Executive Officer
SYNERON ACQUISITION SUB, INC.
By:	/s/ Fabian Tenenbaum

Name:	Fabian Tenenbaum
Title:	President
CANDELA CORPORATION
By:	/s/ Gerard E. Puorro

Name:	Gerard E. Puorro
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

 LIST OF OMITTED SCHEDULES

Company Disclosure Schedule
Schedule 1.5(d)	Company Award to be Assumed
Schedule 2.1	Subsidiaries; Due Organization; Etc.
Schedule 2.2	Certificate of Incorporation; Bylaws; Charters and Codes of Conduct
Schedule 2.3	Capitalization, etc.
Schedule 2.5	SEC Filings; Financial Statements
Schedule 2.6	Absence of Changes
Schedule 2.7	Title to Assets
Schedule 2.8	Real Property; Leasehold
Schedule 2.9	Intellectual Property; Privacy
Schedule 2.10	Contracts
Schedule 2.11	Liabilities
Schedule 2.14	Governmental Authorizations
Schedule 2.15	Tax Matters
Schedule 2.16	Employee and Labor Matters; Benefit Plans
Schedule 2.17	Environmental Matters
Schedule 2.18	Insurance
Schedule 2.19	Transactions with Affiliates
Schedule 2.20	Legal Proceedings; Orders
Schedule 2.23	Non-Contravention; Consents
Schedule 2.28	FDA Compliance
Schedule 4.2	Operation of the Company's Business
Schedule 5.4(c)	Employee Benefits
Schedule 10.1	Knowledge of the Company
Parent Disclosure Schedule
Section 3.1	Subsidiaries; Due Organization; Etc
Section 3.2	Certificate of Incorporation; Bylaws; Charters and Codes of Conduct
Section 3.3	Capitalization, Etc.
Section 3.6	Absence of Changes
Section 3.8	Intellectual Property, Privacy
Section 3.9	Contracts
Section 3.10	Liabilities
Section 3.12	Governmental Authorizations
Section 3.14	Environmental Matters
Section 3.15	Transactions with Affiliates
Section 3.16	Legal Proceedings; Orders
Section 3.17	Non-Contravention; Consents
Section 3.24	FDA Compliance
Section 4.3	Operation of Parent's Business
Section 10.1	Knowledge of the Parent

        The above schedules have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K. Syneron undertakes to furnish supplementally a copy of any of the omitted schedules to the U.S. Securities and Exchange Commission upon request; provided, however, that Syneron may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

EXHIBIT A

CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        "Acquired Corporations" shall mean the Company and its Subsidiaries and the respective predecessors of the Company and its Subsidiaries (including any Entity that shall have merged into the Company or any Subsidiary of the Company (other than Merger Sub)).

        "Acquisition Inquiry" shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that could reasonably be expected to lead to an Acquisition Proposal.

        "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) to engage in any Acquisition Transaction.

        "Acquisition Transaction" shall mean any transaction or series of transactions (other than the Merger) involving:

        (a)   any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which the Company is a constituent corporation; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing twenty percent (20%) or more of the outstanding Company Common Stock; or (iii) in which the Company issues securities representing twenty percent (20%) or more of the outstanding Company Common Stock;

        (b)   any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for: (i) twenty percent (20%) or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the assets of the Acquired Corporations, taken as a whole; or (ii) twenty percent (20%) or more of the fair market value of the assets of the Acquired Corporations, taken as a whole; or

        (c)   any liquidation or dissolution of the Company.

        "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

        "Applicable Laws" shall mean federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        "Business Day" shall mean any day other than a day on which banks in New York are required or authorized to be closed.

        "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "Company Affiliate" shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

        "Company Associate" shall mean any current employee, independent contractor, officer or director of any of the Acquired Corporations or any Company Affiliate.

        "Company Benefit Agreement" shall mean each management, employment, severance, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations and any Company Associate, other than any such Contract with a Company

Associate that is terminable "at will" without any obligation on the part of the applicable Acquired Corporation to make any payments or provide any benefits in connection with such termination.

        "Company Benefit Plan" shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, program, Contract or commitment and each other employee benefit plan or arrangement, whether written or unwritten, and whether funded or unfunded, and each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate or with respect to which any of the Acquired Corporations or any Company Affiliate has or may have any liability or obligation.

        "Company Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Company.

        "Company Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any Company IP or any other asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        "Company IP Contract" shall mean any Company Contract under which the Company or its Subsidiaries has any right, title or interest in, under or to any material IP Rights, other than nonexclusive licenses that are available to the public generally.

        "Company Material Adverse Effect" shall mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, or operations of the Acquired Corporations taken as a whole; or (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions; provided, however, that a "Company Material Adverse Effect" shall not be deemed to mean or include any such effect, change, event or circumstance to the extent arising as a result of or reasonably attributed to: (i) changes in general economic conditions in general in any country or region in which the Acquired Corporations conduct a material portion of their business after the date of this Agreement, except to the extent such changes impact the Acquired Corporations in a disproportionate manners compared to other companies operating in any such country or region; (ii) changes in GAAP or the rules or policies of the Public Company Accounting Oversight Board; (iii) any act or omission by the Acquired Corporations taken with the prior written consent of Parent in contemplation of the Merger; (iv) any costs or expenses reasonably incurred or accrued in connection with the Merger (and not otherwise in breach of this Agreement); (v) in and of itself, a decline in the stock price of the Company Common Stock on the Nasdaq or the delisting of the Company Common Stock from the Nasdaq, provided, that the exception in this clause (v) shall not prevent or otherwise affect a determination that the underlying cause of any such decline or delisting is a Company Material Adverse Effect; (vi) conditions generally affecting the industries in which the Acquired Corporations participate that do not have a materially disproportionate impact on the Acquired Corporations, taken as a whole, relative to the Company's peers; (vii) legislative or regulatory changes in the industries in which the Acquired Corporations participate following the announcement of the Merger; (viii) the, announcement (including the announcement of the identity of Parent and Merger Sub), pendency, execution, performance or consummation of this Agreement or any of the Contemplated Transactions; (ix) any Legal Proceedings disclosed in the Company SEC Documents; (x) acts of God; or (xi) any attack on or by, outbreak or escalation of hostilities or acts of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency, except to the extent it has a materially disproportionate impact on the Acquired Corporations, taken as a whole, relative to the Company's peers operating in any geographic region in which the Acquired Corporations operate.

        "Company Option" shall mean options or other equity compensation awards to purchase or receive shares of Common Stock issued or issuable by the Company pursuant to the Company Stock Plans.

        "Company Preferred Stock" shall mean the Company's preferred stock, par value $0.01 par value per share.

        "Confidentiality Agreement" shall mean the Confidentiality and Standstill Agreement dated May 28, 2009 between the Company and Parent.

        "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        "Contemplated Transactions" shall mean the Merger and the other transactions and actions contemplated by this Agreement and the transactions and actions contemplated by the Voting Agreements.

        "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        "DGCL" shall mean the Delaware General Corporation Law.

        "Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

        "DOL" shall mean the United States Department of Labor.

        "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Filed Company SEC Documents" shall mean all Company SEC Documents filed by the Company on or after June 28, 2008, and publicly available prior to the date of this Agreement.

        "Filed Parent SEC Documents" shall mean all Parent SEC Documents filed by the Company on or after January 1, 2008, and publicly available prior to the date of this Agreement.

        "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

        "Foreign Plan" shall mean: (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability;

(b) any Company Benefit Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States; and (c) any Company Benefit Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

        "Form F-4 Registration Statement" shall mean the registration statement on Form F-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

        "GAAP" shall mean generally accepted accounting principles in the United States.

        "Governmental Authorization" shall mean any: (a) permit, license, exemption, consent, certificate, franchise, permission, variance, clearance, registration, qualification, authorization or other approval issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the Nasdaq).

        "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

        "IRS" shall mean the United States Internal Revenue Service.

        "Knowledge," "best of the knowledge," "known" or words of similar effect, means the following: with respect to the Company, the actual knowledge of a particular fact or other matter after reasonably due inquiry by any of the individuals set forth in Part 10.1 of the Disclosure Schedule and, with respect to Parent or Merger Sub, the actual knowledge of a particular fact or other matter after reasonable due inquiry by any of the individuals set forth in Part 10.1 of the Parent Disclosure Schedule.

        "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq).

        "Nasdaq" shall refer to, individually or collectively, The NASDAQ Stock Market, The NASDAQ Global Market, The NASDAQ Global Select Market and The NASDAQ Capital Market (or any successor entities thereto) and any other exchange now or later existing under the control of The NASDAQ OMX Group, Inc.

        "Other SEC Filing" shall mean any filings required to be made with the SEC under the Exchange Act in connection with the Contemplated Transactions, other than the Prospectus/Proxy Statement and the Form F-4 Registration Statement.

        "Parent Affiliate" shall mean any Person under common control with any of the Parent Entities within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

        "Parent Contract" shall mean any Contract: (a) to which any of the Parent Entities is a party; (b) by which any of the Parent Entities or any Parent IP or any other asset of any of the Parent Entities is or may become bound or under which any of the Parent Entities has, or may become subject to, any obligation; or (c) under which any of the Parent Entities has or may acquire any right or interest.

        "Parent Disclosure Schedule" shall mean the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by Parent to the Company on the date of the Agreement.

        "Parent IP Contract" shall mean any Parent Contract under which Parent or its Subsidiaries has any right, title or interest in, under or to any material Parent IP Rights, other than nonexclusive licenses that are available to the public generally.

        "Parent Material Adverse Effect" shall mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on: (a) the business, financial condition, or operations of the Parent Entities taken as a whole; or (b) the ability of Parent to consummate the Merger or any of the other Contemplated Transactions; provided, however, that a "Parent Material Adverse Effect" shall not be deemed to mean or include any such effect, change, event or circumstance to the extent arising as a result of or reasonably attributed to: (i) changes in general economic conditions in general in any country or region in which the Acquired Corporations conduct a material portion of their business after the date of this Agreement, except to the extent such changes impact the Acquired Corporations in a disproportionate manners compared to other companies operating in any such country or region; (ii) changes in GAAP or the rules or policies of the Public Company Accounting Oversight Board; (iii) any act or omission by the Acquired Corporations taken with the prior written consent of Parent in contemplation of the Merger; (iv) any costs or expenses reasonably incurred or accrued in connection with the Merger (and not otherwise in breach of this Agreement); (v) in and of itself, a decline in the stock price of the Company Common Stock on the Nasdaq or the delisting of the Company Common Stock from the Nasdaq, provided, that the exception in this clause (v) shall not prevent or otherwise affect a determination that the underlying cause of any such decline or delisting is a Parent Material Adverse Effect; (vi) conditions generally affecting the industries in which the Parent Entities participate that do not have a materially disproportionate impact on the Parent Entities, taken as a whole, relative to Parent's peers; (vii) legislative or regulatory changes in the industries in which the Parent Entities participate following the announcement of the Merger; (viii) the announcement (including the announcement of the identity of Parent and Merge Sub), pendency, execution, performance or consummation of this Agreement or any of the Contemplated Transactions; (ix)) any Legal Proceedings disclosed in the Parent SEC Documents; (x) acts of God; or (xi) any attack on or by, outbreak or escalation of hostilities or acts of terrorism involving, Israel, any declaration of war by Israel or any other national or international calamity or emergency, except to the extent it has a materially disproportionate impact on the Parent Entities, taken as a whole, relative to Parent's peers operating in any geographic region in which the Parent Entities operate.

        "Parent Shares" shall mean the Ordinary Shares, NIS 0.01 par value per share, of Parent.

        "Parent Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of Parent and its consolidated subsidiaries including all notes thereto as of June 30, 2009, included in the Company's Report on Form 6-K for the fiscal quarter ended June 30, 2009, as filed with the SEC prior to the date of this Agreement.

        "Person" shall mean any individual, Entity or Governmental Body.

        "Prospectus/Proxy Statement" shall mean the joint prospectus/proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting.

        "Representatives" shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.

        "Rights Plan" means that certain Rights Agreement, dated as of April 26, 2007, between the Company and American Stock Transfer & Trust Company, as Rights Agent.

        "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Subsidiary" shall mean an Entity of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least fifty percent (50%) of the outstanding equity, voting, beneficial or financial interests in such Entity.

        "Superior Offer" shall mean an unsolicited bona fide written offer by a third party to purchase, in exchange for consideration consisting exclusively of cash and/or publicly traded equity securities, all of the outstanding shares of Company Common Stock, that: (a) was not obtained or made in breach of this Agreement or the Confidentiality Agreement; and (b) is on terms and conditions that the Company Board determines, in its reasonable, good faith judgment, after consultation with the Company's outside legal counsel and the Company Financial Advisor, to be: (i) more favorable, from a financial point of view, to the Company's stockholders than the terms of the Merger (or any counteroffer made by Parent) and (ii) likely to be consummated.

        "Tax" shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any similar charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Treasury Regulations" means the regulations promulgated by the U.S. Department of Treasury under the Code, as amended.

        "Triggering Event" shall be deemed to have occurred if: (a) the Company Board shall have failed to make the Company Board Recommendation in accordance with Section 5.2(b); (b) the Company shall have failed to include in the Prospectus/Proxy Statement the Company Board Recommendation; (c) the Company Board fails to reaffirm publicly the Company Board Recommendation, within ten (10) Business Days after Parent requests in writing that such recommendation be reaffirmed publicly; (d) an Adverse Recommendation Change shall have occurred; (e) the Company shall have executed any letter of intent, memorandum of understanding or similar document or any Contract relating to any Acquisition Proposal (whether or not a Superior Proposal); or (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer.

        "Unaudited Interim Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries including all notes thereto as of March 28, 2009, included in the Company's Report on Form 10-Q for the fiscal quarter ended March 28, 2009, as filed with the SEC prior to the date of this Agreement.

EXHIBIT B

FORM OF VOTING AGREEMENT

[intentionally omitted, see Annex B]

EXHIBIT C

FORM OF CERTIFICATE OF INCORPORATION

OF THE

SURVIVING CORPORATION

        FIRST: The name of this corporation is [                                    ]

        SECOND: The registered office of the corporation in the State of Delaware is 1209 Orange Street, America's Corporate Address, Wilmington, Delaware 19801. The name of its registered agent at such address is Corporation Service Company.

        THIRD: The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of stock which this corporation is authorized to issue is [                        ] shares of common stock with $0.01 par value. All such Shares shall be designated "Common Stock".

        FIFTH: The name and mailing address of the incorporator is [                                    ].

        SIXTH: Provisions for the management of the business and for the conduct of the affairs of this corporation and provisions creating, defining, limiting and regulating the powers of this corporation, the directors and the stockholders are as follows:

          (a)   The board of directors shall have the power to make, adopt, alter, amend and repeal the bylaws of this corporation without the assent or vote of the stockholders, including, without limitation, the power to fix, from time to time, the number of directors which shall constitute the whole board of directors of this corporation subject to the right of the stockholders to alter, amend and repeal the bylaws made by the board of directors.

          (b)   Election of directors of this corporation need not be by written ballot unless the bylaws so provide.

          (c)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of this corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon this corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of this corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (d)   In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the board of directors of this corporation are hereby expressly empowered to exercise all such powers and to do all such acts and things as may be exercised or done by this corporation; subject, nevertheless, to the provisions of the statutes of the State of Delaware and of the Certificate of Incorporation as they may be amended, altered or changed from time to time and to any bylaws from time to time made by the directors or stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the board of directors which would have been valid if such bylaw had not been made.

        SEVENTH: To the fullest extent permitted by the General Corporation Law of Delaware, including, without limitation, as provided in Section 102(b)(7) of the General Corporation Law of Delaware, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the

General Corporation Law of Delaware is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this Article SEVENTH by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of such repeal or modification or with respect to events occurring prior to such time.

        EIGHTH: (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such director or officer or additionally in the case of another corporation, as an employee or agent or in any other capacity while serving as such director, officer, employee or agent shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, other expenses and losses, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article EIGHTH shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, which undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by a final, non-appealable order of a court of competent jurisdiction that such director or officer is not entitled to be indemnified under this Article EIGHTH or otherwise.

        (b)   If a claim under paragraph (a) of this Article EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim, together with reasonable evidence as to the amount of such expenses, has been received by the Corporation, except in the case of a claim for advancement of expenses (including attorneys' fees), in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense, including attorneys' fees, of prosecuting such claim. It shall be a defense to any such action, other than an action brought to enforce a claim for expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation, that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its board of directors or a committee thereof, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

        (c)   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested director or otherwise.

        (d)   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

        (e)   In the case of a claim for indemnification or advancement of expenses against the Corporation under this Article Eight arising out of acts, events or circumstances for which the claimant, who was at the relevant time serving as a director, officer, employee or agent of any other entity at the request of the Corporation, may be entitled to indemnification or advancement of expenses pursuant to such other entity's certificate of incorporation, bylaws, or a contractual agreement between the claimant and such entity, the claimant seeking indemnification hereunder shall first seek indemnification and advancement of expenses pursuant to such other entity's certificate of incorporation, bylaws, or agreement. To the extent that amounts to be indemnified or advanced to a claimant hereunder are paid or advanced by such other entity, the claimant's right to indemnification and advancement of expenses hereunder shall be reduced.

        THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation, and accordingly has hereunto set his hand this    day of                    , 20    .

[ ], Incorporator

EXHIBIT D

FORM OF BY-LAWS

OF THE

SURVIVING CORPORATION

FORM OF BY-LAWS
OF THE
SURVIVING CORPORATION
OUTLINE

FORM OF BY-LAWS
OF THE
SURVIVING CORPORATION
ARTICLE I
FISCAL YEAR

The fiscal year of [                    ] (the "Corporation") shall be the twelve months ending on the last day of December.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting.

        The annual meeting of stockholders shall be held not later than thirteen (13) months after the latest of the organization of the Corporation, its last annual meeting or the last vote or action by written consent to elect directors in lieu of an annual meeting, at the date and hour fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

Section 2. Special Meetings.

        Special meetings of the stockholders may be called by the President, Secretary or by a majority of the Directors acting by vote or by written instrument(s) signed by such a majority of them.

Section 3. Place of Meetings.

        All meetings of stockholders shall be held at the principal office of the Corporation unless a different place is fixed by the Directors or the President and stated in the notice of the meeting. The Board of Directors is authorized to determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or a proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or a proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 4. Notices.

        Notice of all meetings of stockholders shall be given as follows: A written notice, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. Notices shall be given by the Board of Directors, the President, Secretary or an Assistant Secretary, not less ten (10) days nor more than sixty (60) days before the meeting unless otherwise provided in Delaware General Corporation Law, to each stockholder entitled to vote thereat. If mailed, notice is given when deposited in the United Sates mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called.

        When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Without limiting the manner by which notice otherwise may be given effectively to stockholders and other then notices under sections 164, 296, 311, 312 or 324 of the Delaware General Corporation Law, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent.

        It shall be the responsibility of each stockholder to notify the Corporation of the post office address to which that stockholder wishes all communications by the Corporation addressed and delivered.

        Whenever notice is required to be given under any provision of the Delaware General Corporation Law, certificate of incorporation or bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

Section 5. Quorum.

        Subject to quorum requirement for special actions under the law, at any meeting of stockholders, a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing at least fifty percent (50%) of the shares of the Corporation then outstanding and entitled to vote. Any meeting may be adjourned from time to time by majority vote properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.

Section 6. Voting and Proxies.

        Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the Corporation, unless otherwise provided by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy dated not more than three (3) years unless the proxy provides for a longer period.

        Proxies shall be filed with the Secretary or other person responsible for recording the proceedings before being voted at any meeting or any adjournment thereof.

        A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means including, without limitation, by facsimile signature. A stockholder may also authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making the determination shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 212(c) of the Delaware General Corporation Law may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 7. Action at Meeting.

        When a quorum is present, the action of the stockholders on all matters, other than the election of directors, properly brought before such meeting shall be decided by the stockholders holding a majority of the stock present or represented by proxy and entitled to vote and voting on such matter, except where a different vote is required by law, the Certificate of Incorporation, these By-laws, or by any written agreement to which the Corporation and its stockholders are bound. Directors shall be elected by a plurality of the votes of the shares present in person, participating by telephone or other electronic means or communication permitted hereunder, or represented by proxy at the meeting and entitled to vote on the election of directors. No ballot shall be required for the election of directors unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

Section 8. Special Action.

        Unless otherwise provided in the Certificate of Incorporation, any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. Action taken pursuant to this paragraph shall be subject to the provisions of Section 228 of the General Corporation Law.

Section 9. Record Date.

        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

DIRECTORS

Section 1. Powers.

        The business of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the Delaware General Corporation Law or in its Certificate of Incorporation.

        The Board of Directors shall have the authority to fix the compensation of the members thereof.

Section 2. Election.

        The number of directors which shall constitute the whole board shall be not less than one nor more than nine. Within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders or by written consent in lieu of an annual meeting, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3. Quorum.

        At any meeting of the Directors a majority of the Directors shall constitute a quorum for the transaction of business.

Section 4. Vacancies.

        Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 5. Enlargement of the Board.

        The number of directors which shall constitute the whole Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of all of the Directors then in office. The stockholders may, by majority vote, overrule any such increase approved by the Directors.

Section 6. Tenure.

        Except as otherwise provided by law, by the Certificate of Incorporation, or by these By-laws, a Director shall hold office until the earlier of his resignation, death, or removal. Any Director may resign by delivering his written resignation or by electronic transmission to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 7. Removal.

        Any Director or the entire Board may be removed from office with or without cause by vote of stockholders holding a majority of the shares entitled to vote in the election of Directors.

Section 8. Regular Meetings.

        Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed and scheduled by resolution of the Board. No notice need be given of regular meetings held at times and places so fixed and scheduled. If at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has been notified of the change in writing by the Secretary on seven (7) days notice.

Section 9. Special Meetings.

        Special meetings of the Directors may be called by the President or by the Treasurer or by any Director and shall be held at the place designated in the call thereof.

Section 10. Notice of Special Meetings.

        Notices of any special meeting of the Directors shall be given by the Secretary or any Assistant Secretary to each Director, by delivering to him, postage or delivery charges prepaid, and addressed to him at his address, electronic mail address, or facsimile number as registered on the books of the Corporation, at least forty-eight hours before the meeting, notice of such meeting. Such delivery may be made by hand, overnight courier, facsimile, electronic mail, or by regular mail, but if made by the latter shall not be effective unless placed in the mail at least five (5) days before the date of the meeting. If the Secretary refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or if the office of Secretary is vacant or the Secretary is absent from the principal office of the Corporation, or incapacitated, such notice may be given by the officer or Directors calling the meeting. Notice need not be given to any Director if a waiver of notice in writing, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who is present in person at the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purposes of the meeting.

        It shall be the responsibility of each director to notify the Corporation of the post office address to which that director wishes all communications by the Corporation addressed and delivered.

Section 11. Action at Meeting.

        At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Certificate of Incorporation, or these By-laws.

Section 12. Participation by Telephone at a Meeting.

        Any Director or member of any committee designated by the Directors may participate in a meeting of the Directors or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting for all purposes, including without limitation, for purposes of Sections 3, 10, 11 and 14 of this Article.

Section 13. Special Action.

        Any action by the Directors or any Committee thereof may be taken without a meeting if all the members of the Board of Directors or the Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

Section 14. Committees.

        The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any power or authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 15. Chairperson.

        The Directors may elect from their number one or more Chairpersons or Co-Chairpersons of the Board, one of whom shall preside at all meetings of the Board of Directors and each of whom may have such additional powers and responsibilities, executive or otherwise, as may from time to time be vested in him by resolution of the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. Enumeration.

        The officers of the Corporation shall be a Secretary, and such President, Treasurer, Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other officers as may from time to time be determined by the Directors.

Section 2. Election.

        The officers shall be elected by the Directors.

Section 3. Qualification.

        Any officer may, but need not be, a Director or a stockholder. Any two or more offices may be held by the same person.

Section 4. Tenure.

        Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, the officers shall hold office until the earliest of his resignation, death, or replacement, or the expiration of his term. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Section 5. Removal.

        The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office.

Section 6. President.

        The President, if elected, shall preside at all meetings of the stockholders and of the Directors. It shall be his duty and he shall have the power to see that all orders and resolutions of the Directors are carried into effect. The President shall from time to time report to the Directors all matters within his knowledge which the interests of the Corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 7. Vice Presidents.

        In the absence or disability of the President or a vacancy in such office, his powers and duties shall be performed by the Vice President, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Vice President shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 8. Treasurer.

        The Treasurer, if elected, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Directors or, in the absence of such designation, in such depositories as he shall from time to time deem proper. He shall disburse the funds of the Corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

Section 9. Assistant Treasurers.

        In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or, if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

Section 10. Secretary.

        The Secretary shall record in books kept for the purpose all votes and proceedings of the stockholders and shall record as aforesaid all votes and proceedings of the Directors at their meetings. Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers and, subject to such other or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Secretary shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

Section 11. Assistant Secretaries.

        In the absence or disability of the Secretary or in the event of a vacancy in such office, the Assistant Secretary, if one be elected, or, if there be more than one, the one designated for the purpose by the Directors, shall perform the duties of the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as these By-laws may provide or as the Directors may from time to time designate. A Temporary Secretary designated by the person presiding shall perform the duties of the Secretary in the absence of the Secretary and Assistant Secretaries from any meeting of stockholders or Directors.

ARTICLE V

PROVISIONS RELATING TO CAPITAL STOCK

Section 1. Unissued Stock.

        The Board of Directors shall have the authority upon majority vote to issue from time to time the whole or any part of any unissued balance of the authorized stock of the Corporation to such persons, for such consideration, whether cash, property, services or for a debt or note, and on such terms as the Directors may from time to time determine without first offering the same for subscription to existing stockholders of the Corporation.

Section 2. Certificates of Stock.

        Each stockholder shall be entitled to a certificate or certificates representing in the aggregate the shares owned by him and certifying the number and class thereof, which shall be in such form as the Directors shall adopt. Each certificate of stock shall be signed by (a) the President and (b) by the Secretary, but when a certificate is countersigned by a transfer agent or a registrar, other then a Director, officer or employee of the Corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-laws or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy to the holder of such certificate upon written request and without charge.

Section 3. Transfer of Stock.

        The stock of the Corporation shall be transferable, so as to affect the rights of the Corporation, only by transfer recorded on the books of the Corporation, in person or by duly authorized attorney, and upon the surrender of the certificate or certificates properly endorsed or assigned.

Section 4. Equitable Interests Not Recognized.

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

Section 5. Lost or Destroyed Certificates.

        The Directors of the Corporation may, subject to Delaware Corporation Law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed, or mutilated.

ARTICLE VI

STOCK IN OTHER CORPORATIONS

        Except as the Directors may otherwise designate, each of the Directors may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders, or to act as director or officer of any other Corporation or organization, the securities of which may be held by this Corporation.

ARTICLE VII

INSPECTION OF RECORDS

        Books, accounts, documents and records of the Corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept at the principal office of the Corporation, or at an office of its transfer agent or of the Secretary or of its registered agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for any purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

ARTICLE VIII

CHECKS, NOTES, DRAFTS and OTHER INSTRUMENTS

        Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the Corporation may be signed by any Director, officer or officers or person or persons authorized by the Directors to sign the same.

ARTICLE IX

SEAL

        The seal of the Corporation shall be circular in form, bearing its name, the word "Delaware", and the year of its incorporation. The Secretary or any Assistant Secretary may affix the seal (as may any other officer if authorized by the Directors) to any instrument requiring the corporate seal.

ARTICLE X

AMENDMENTS

        These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. The Directors may also make, amend, or repeal these By-laws in whole or in part, except with respect to any provision thereof which by law, the Certificate of Incorporation, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

ARTICLE XI

TRANSACTIONS WITH RELATED PARTIES

        No contract or transaction between the Corporation and one or more of its Directors or Officers, or between a Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers, are Directors or Officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because any such Director's or Officer's vote are counted for such purpose if: (1) the material fact as to the Director's or Officer's relationship or interest and to the contract or transaction are disclosed or are known to the Board or the Committee, and the Board or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to the Director's or Officer's relationship or interest and to the contract or transaction are disclosed or are known to the Shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Shareholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a Committee or the Shareholders.

        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

 ARTICLE XII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

        The Corporation shall, to the extent legally permissible, have power to indemnify any person serving or who has served as a Director, officer, employee or agent of the Corporation in the manner prescribed by the Certificate of Incorporation, as amended and restated from time to time, of the Corporation.

        The Corporation shall, to the extent permissible, have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this section.

HERE END THESE BY-LAWS

EXHIBIT E

FORM OF NOTICE OF RESIGNATION

                        , 20
Candela Corporation
530 Boston Post Road
Wayland, MA 01778

Ladies and Gentlemen:

        As required by Syneron Medical Ltd. ("Parent") in connection with the acquisition of Candela Corporation (the "Company") by Parent pursuant to the Agreement and Plan of Merger among Parent, Syneron Acquisition Sub, Inc., and the Company, dated as of September 8, 2009 (the "Merger Agreement"), I hereby resign [(i) from the Board of Directors of the Company and any committee thereof on which I may serve and from the Board of Directors of any subsidiary of the Company on which I may serve and from any committee thereof on which I may serve] [and] [(ii) from my position as an officer of the Company [and as an officer of any subsidiary of the Company]], effective as of, and subject in all cases to the occurrence of, the Effective Time (as defined in the Merger Agreement). [This resignation shall not be construed as a voluntary termination of employment for purposes of that certain [Senior Officer] Executive Retention Agreement by and between the Company and myself, effective as of [November 27, 2007].]

Very Truly Yours,
[Print Name]
Acknowledged and accepted:
CANDELA CORPORATION
By: Name: Title:

Annex A-1

AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER

        This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of November 23, 2009, by and among SYNERON MEDICAL LTD., a company organized under the laws of the State of Israel ("Parent"), SYNERON ACQUISITION SUB, INC., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent ("Merger Sub"), and CANDELA CORPORATION, a Delaware corporation (the "Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of September 8, 2009, by and among Parent, Merger Sub and the Company (the "Merger Agreement").

        WHEREAS, the parties have agreed to amend the Merger Agreement to provide for the various matters set forth herein;

        WHEREAS, the board of directors of Parent, the board of directors of Merger Sub and the board of directors of the Company have each approved this Amendment.

        NOW THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Amendment of Section 8.3(d).    Section 8.3(d) of the Merger Agreement is hereby amended by replacing "$2,600,000" with "$2,100,000."

        2.    Entire Agreement.    This Amendment and the Merger Agreement (including any and all exhibits, schedules and other instruments contemplated hereby and thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter. Except as amended by this Amendment, the Merger Agreement remains in full force and effect.

        3.    Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

        4.    Counterparts.    This Amendment may be executed and delivered (including by facsimile or electronic transmission) in more than one counterpart, each of which shall be deemed to be an original and, together, shall constitute one and the same instrument.

[Signature Pages Follows]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

SYNERON MEDICAL LTD.
By:	/s/ LOUIS SCAFURI
	Name:	Louis Scafuri
	Title:	Chief Executive Officer
SYNERON ACQUISITION SUB, INC.
By:	/s/ FABIAN TENENBAUM
	Name:	Fabian Tenenbaum
	Title:	President
CANDELA CORPORATION
By:	/s/ GERARD E. PUORRO
	Name:	Gerard E. Puorro
	Title:	Chief Executive Officer

Annex B

EXECUTION VERSION

FORM OF VOTING AGREEMENT

        This VOTING AGREEMENT ("Agreement") is entered into as of September 8, 2009, by and between SYNERON MEDICAL LTD., a company organized under the laws of the State of Israel ("Parent"), and the undersigned holder ("Stockholder") of shares of common stock, par value $0.01 per share, of CANDELA CORPORATION, a Delaware corporation (the "Company").

RECITALS

  A.
  Stockholder is a holder of record and/or the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of certain shares of common stock of the Company (any such share, a "Share").

  B.
  Parent, SYNERON ACQUISITION SUB, INC., a Delaware corporation and a direct or indirect wholly-owned subsidiary of Parent ("Merger Sub"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as amended from time to time, the "Merger Agreement") which provides (subject to the conditions set forth therein) for Parent to acquire the Company by effecting a merger of Merger Sub with and into the Company (the "Merger") in accordance with the Merger Agreement, pursuant to which, each issued and outstanding Share will be converted into the right to receive the Per Share Merger Consideration. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a direct or indirect wholly-owned subsidiary of Parent.

  C.
  Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

        SECTION 1.    CERTAIN DEFINITIONS

        For purposes of this Agreement:

    (a)
    Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of such security.

    (b)
    "Proxy Expiration Date" shall mean the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement pursuant to its terms or (iii) the mutual written agreement of the parties to terminate this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any fraud, knowing and intentional breach of this Agreement or acts of bad faith prior to termination hereof.

    (c)
    "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement, including all Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock indicated under Stockholder's name on Schedule 1 attached hereto, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Proxy Expiration Date.

    (d)
    A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or (iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security.

    (e)
    Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

        SECTION 2.    TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

  2.1
  Restriction on Transfer of Subject Securities.    Subject to Section 2.3, during the period from the date of this Agreement through the Proxy Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

  2.2
  Restriction on Transfer of Voting Rights.    During the period from the date of this Agreement through the Proxy Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities, other than a proxy granted to Parent.

  2.3
  Permitted Transfers.    Section 2.1 shall not prohibit a transfer of Subject Securities by Stockholder to any member of Stockholder's immediate family, to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or other transfers for estate planning purposes; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.

        SECTION 3.    VOTING OF SHARES

  3.1
  Voting Covenant.    Stockholder hereby agrees that, prior to the Proxy Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, in each case with respect to the Merger, the Merger Agreement or any Acquisition Proposal, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted (to the extent such Subject Securities are entitled to vote):

  (a)
  in favor of the Merger and the adoption and approval of the Merger Agreement and the terms thereof (as they may be amended from time to time), in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

  (b)
  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

  (c)
  against any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the Merger and the Contemplated Transactions.

  3.2
  PROXY; FURTHER ASSURANCES.

  (a)
  Subject to the penultimate sentence of this Section 3.2(a), by execution of this Agreement, Stockholder does hereby appoint Parent with full power of substitution and resubstitution, as Stockholder's true and lawful attorney and irrevocable proxy, to the fullest extent of Stockholder's rights with respect to the Subject Securities, to vote, each of such Subject Securities solely with respect to the matters set forth in Section 3.1 hereof (the "Proxy"). Stockholder intends the Proxy to be irrevocable and coupled with an interest hereunder until the Proxy Expiration Date and hereby revokes any proxy previously granted by Stockholder with respect to the Subject Securities. Notwithstanding anything contained herein to the contrary, this irrevocable proxy shall automatically terminate upon the Proxy Expiration Date of this Agreement. Stockholder hereby revokes any proxies previously granted, and represents that none of such previously-granted proxies are irrevocable.

  (b)
  Stockholder shall perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

  (c)
  Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.

        SECTION 4.    WAIVER OF APPRAISAL RIGHTS

        Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

        SECTION 5.    NO SOLICITATION

        Stockholder agrees that, during the period from the date of this Agreement through the Proxy Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that Stockholder's Representatives do not, directly or indirectly: (a) solicit, initiate, knowingly, encourage, knowingly induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (b) furnish any nonpublic information regarding the Company to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (c) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (d) approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry, except to notify such Person as to the existence of the provisions of Section 4.5 of the Merger Agreement; or (e) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that Stockholder's Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal. Notwithstanding the foregoing, if Stockholder is a director or officer of the Company, nothing in this Section 5 shall be interpreted to prohibit Stockholder from acting in accordance with instructions given by the Board of Directors of the Company so long as such actions comply with the Merger Agreement.

        SECTION 6.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

  6.1
  Authorization, etc.    Stockholder has full power, authority and capacity to execute and deliver this Agreement and to perform Stockholder's obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

  6.2
  No Conflicts or Consents

  (a)
  To the knowledge of Stockholder, the execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any Contract to which Stockholder is a party or by which Stockholder or any of Stockholder's affiliates is or may be bound or affected.

  (b)
  To the knowledge of Stockholder, the execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent or approval of any Person, except where the failure to obtain such consents or approvals would not prevent or delay the performance by Stockholder of his or her obligations under this Agreement in any material respect.

  6.3
  Title to Securities.    Except as set forth on Schedule 1 hereof, as of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on Schedule 1 hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions, other than restriction under applicable securities laws) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on Schedule 1 hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on Schedule 1 hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on Schedule 1 hereof.

  6.4
  Accuracy of Representations.    The representations and warranties contained in this Agreement are accurate in all material respects as of the date of this Agreement.

        SECTION 7.    ADDITIONAL COVENANTS OF STOCKHOLDER

  7.1
  Further Assurances.    From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

        SECTION 8.    LOCK UP

    Stockholder hereby agrees that Stockholder will not (and will cause any spouse or immediate family member of the spouse or of Stockholder living in Stockholder's house not to) directly or indirectly sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, swap, hedge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any shares of Parent, options to acquire Parent shares, or securities exchangeable or exercisable for or convertible into Parent shares that are currently or hereafter Owned by Stockholder (or such spouse or family member) for a period of 180 days following the Closing (the "Lock-up Period"). Notwithstanding anything herein to the contrary, if Stockholder is a Continuing Employee and his or her employment terminates other than (a) for Cause or (b) by voluntary resignation, then the provisions of this Section 8 shall automatically terminate immediately and be of no further force or effect. If Stockholder is a Continuing Employee and his or her employment terminates by voluntary resignation, then Parent or the Surviving Corporation shall use commercially reasonable efforts to extend the exercise period of all of such Stockholder's New Awards to a date that is no earlier than 60 days after the termination of the Lock-up Period. [If following the Closing, Stockholder holds any New Awards, then Parent or the Surviving Corporation shall use commercially reasonable efforts to extend the exercise period of all Stockholder's New Awards to a date that is no earlier than 60 days after the termination of the Lock-up Period.](1)

    For purposes hereof, "Cause" shall mean, unless otherwise provided in an employment agreement between Parent or the Surviving Corporation and Stockholder, a determination by Parent or the Surviving Corporation that Stockholder shall be dismissed as a result of (i) any material breach by Stockholder of any agreement between Stockholder and Parent or the Surviving Corporation; (ii) the conviction of, indictment for or plea of nolo contendere by Stockholder to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by Stockholder of Stockholder's duties to Parent or the Surviving Corporation.

        SECTION 9.    MISCELLANEOUS

  9.1
  Survival of Representations, Warranties and Agreements.    All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive the Proxy Expiration Date, provided that Sections 2, 3, 5 and 7 of this Agreement shall not survive the Proxy Expiration Date.

    Notices.    Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by courier or express delivery service or by facsimile (providing confirmation of transmission) to Parent in accordance with Section 9.9 of the Merger Agreement and to Stockholder at its address set forth on Schedule 1 hereof (or at such other address for a party as shall be specified by like notice).

  9.2
  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(1)
This sentence is included in the Voting Agreements executed by directors of the Company.

  9.3
  Entire Agreement.    This Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

  9.4
  Assignment; Binding Effect.    Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder's heirs, estate, executors and personal representatives and Stockholder's successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or Section 7.1 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

  9.5
  Independence of Obligations.    The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

  9.6
  Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach by Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach.

  9.7
  Non-Exclusivity.    The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

  9.8
  Governing Law; Jurisdiction; Waiver of Jury Trial

  (a)
  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in the State of Delaware.

  (b)
  STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

  9.9
  Counterparts.    This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

  9.10
  Captions.    The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

  9.11
  Waiver.    No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

  9.12
  Construction.

  (a)
  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

  (b)
  The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

  (c)
  As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

  (d)
  Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

  9.13
  No Limitation on Actions of Stockholder as Director or Officer.    Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder, if Stockholder is serving on the Company Board, from exercising his or her duties and obligations as a director of the Company or otherwise taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director of the Company, and no such action taken (or omitted to be taken) by Stockholder or any affiliate of Stockholder shall be deemed to constitute a breach or default under any provision of this Agreement. Stockholder is entering into this Agreement solely in his or her capacity as the record holder and/or beneficial owner of Stockholder's Subject Securities, and nothing herein shall limit or affect any actions taken (or omissions to take any action) by Stockholder in his or her capacity as a director or officer of the Company.

  9.14
  No Agreement Until Executed.    Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company's Articles of Incorporation, the transactions contemplated by the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.

SYNERON MEDICAL LTD.
By:
Name:
Title:
STOCKHOLDER
Signature:
Printed Name:

[Signature Page to Voting Agreement]

 SCHEDULE 1

Stockholder Name:

Notice Address:

Facsimile:

Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

Restrictions:

 SCHEDULE OF SIGNATORIES

Syneron Medical Ltd.

Each of:
Gerard E. Puorro
Kenneth D. Roberts
George A. Abe
Ben Bailey III
Nancy E. Nager
Douglas W. Scott
Paul R. Lucchese
Dennis S. Herman
Dr. James C. Hsia
Robert E. Quinn
Jay D. Caplan

Annex C

September 8, 2009

Board of Directors
Candela Corporation
530 Boston Post Road
Wayland, MA 01778-1886

Dear Members of the Board of Directors:

        We understand that Syneron Medical Ltd. (the "Parent"), Syneron Acquisition Sub, Inc., a wholly-owned subsidiary of the Parent ("Merger Sub"), and Candela Corporation (the "Company"), propose to enter into the Merger Agreement (defined below) pursuant to which, among other things, Merger Sub will be merged with and into the Company (the "Transaction") and that, in connection with the Transaction, each outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive 0.2911 (the "Exchange Ratio") ordinary shares, par value NIS 0.01 per share, of the Parent (the "Parent Shares"), other than fractional shares and shares of Company Common Stock held by the Company, Parent or Merger Sub.

        You have requested that Houlihan Lokey Howard & Zukin Capital, Inc. ("Houlihan Lokey") provide an opinion (this "Opinion") as to whether, as of the date hereof, the Exchange Ratio provided for in the Transaction pursuant to the Merger Agreement is fair to the holders of Company Common Stock from a financial point of view.

        In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

  1.
  reviewed the following agreements:

  a.
  Agreement and Plan of Merger dated September 8, 2009, by and among Syneron Medical Ltd., Syneron Acquisition Sub, Inc. and Candela Corporation (the "Merger Agreement"); and

  b.
  Form of Voting Agreement dated September 8, 2009 by and between Syneron Medical Ltd. and certain stockholders of Candela Corporation who will be parties thereto.

  2.
  reviewed certain publicly available business and financial information relating to the Company and the Parent that we deemed to be relevant;

  3.
  reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company and the Parent (and adjustments thereto) made available to us by the Company and the Parent, including (a) financial projections prepared by the

  245 Park Avenue    •    New York, New York 10167-0001    •    Tel 212.497.4100     •    Fax 212.661.3070    •    www.HL.com
  Broker/dealer services through Houlihan Lokey Howard & Zukin Capital. Investment advisory services through Houlihan Lokey Howard & Zukin Financial Advisors.

    management of (i) the Company relating to the Company for the calendar years ending 2009 through 2012 (the "Company Projections"), and (ii) the Parent relating to the Parent for the calendar years ending 2009 through 2012 (the "Parent Projections") and (b) a range (the "Litigation Exposure Range") of the potential litigation-related liabilities and expenses in connection with the Company's current ongoing litigation (the "Litigation") with Palomar Medical Technologies, Inc. prepared by management of the Company (the "Litigation Exposure");

  4.
  spoken with (a) certain members of the managements of the Company and the Parent regarding the respective businesses, operations, financial condition and prospects of the Company and the Parent, the Transaction and related matters, and (b) certain members of the management of the Company, certain representatives and advisors to the Company, and you, regarding the Litigation and the Litigation Exposure, including the operational and financial risks and uncertainties attendant with not pursuing the Transaction and the strategic options currently available to the Company;

  5.
  compared the financial and operating performance of the Company and the Parent with that of other public companies that we deemed to be relevant;

  6.
  reviewed the current and historical market prices and trading volume for the Company's and the Parent's publicly traded securities, and the historical market prices and certain financial data of the publicly traded securities of certain other companies that we deemed to be relevant;

  7.
  compared the relative contributions of the Company and the Parent to certain financial statistics of the combined company on a pro forma basis, including the cash held by each of the Company and the Parent; and

  8.
  conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

        We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Company Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or the Parent since the date of the most recent financial statements provided to us that would be material to our analysis or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

        With respect to the Litigation, management of the Company has provided us with the Litigation Exposure Range. Management of the Company has informed us that the Company is unable to determine the probability of various outcomes of the Litigation. For purposes of our analysis and this Opinion, and with the consent of the Company and you, we have used the high end of the Litigation Exposure Range. We express no opinion with respect to (i) the Litigation Exposure Range, (ii) the assumptions on which it is based, (iii) the use of the high end of the Litigation Exposure Range for purposes of our analysis or this Opinion, or (iv) the fairness of the Exchange Ratio in the event the Litigation Exposure is other than at the high end of the Litigation Exposure Range.

        We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto. We have also assumed, with your consent, that the Transaction will be treated as a tax-free transaction. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company or the Parent, or otherwise have an effect on the Company or the Parent or any expected benefits of the Transaction that would be material to our analysis or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect from the drafts of said documents. The Company has advised us that the Company does not believe that the Parent Projections are a reliable forecast of the Parent's future performance, in light of, among other things, the Company's view of the current macro-economic environment, and the Company and the Parent have informed us that no other financial projections of the Parent are available. As a result of the lack of reliable forecasts of the Parent's future performance against which to compare the Company Projections, in reaching our conclusions hereunder, we did not use (1) a discounted cash flow analysis, or (ii) any analysis based on projected forward looking financial information. In addition, we were unable to identify any recent business combination transactions in the laser and light-based aesthetics device industry that we deemed to be relevant, and as a result, we did not use a comparable transactions analysis.

        Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, the Parent or any other party, nor were we provided with any such appraisal or evaluation, other than the Litigation Exposure as discussed above. We did not estimate, and express no opinion regarding, the liquidation value of any entity. We have undertaken no independent analysis of any potential or actual litigation, including, without limitation, the Litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or the Parent is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company or the Parent is or may be a party or is or may be subject.

        This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We are not expressing any opinion as to what the value of the Parent Shares actually will be when issued pursuant to the Transaction or the price or range of prices at which the Parent Shares or Company Common Stock may be purchased or sold at any time. We have assumed that the Parent Shares to be issued in the Transaction to the shareholders of the Company will be listed on the NASDAQ Global Select Market.

        This Opinion is furnished for the use and benefit of the Board of Directors of the Company in connection with its consideration of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey's part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors of the Company, any security holder or any other person as to how to act or vote with respect to any matter relating to the Transaction.

        In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Parent, or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

        Houlihan Lokey has in the past provided investment banking, financial advisory and other financial services to the Company, for which Houlihan Lokey has received, and may receive, compensation, including, among other things, acting as a financial advisor to provide financial advisory and investment banking services on an exclusive basis in connection with an acquisition by, or any sale transaction of, the Company. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company and other participants in the Transaction and certain of their respective affiliates in the future, for which Houlihan Lokey and such affiliates may receive compensation.

        Houlihan Lokey has also acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction.

        We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company, Parent and their respective security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise (other than the Exchange Ratio to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or the Parent or to any other party, except as expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company, the Parent or any other party or the effect of any other transaction in which the Company, the Parent or any other party might engage, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company's or any other party's security holders vis-à-vis any other class or group of the Company's or such other party's security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vi) whether or not the Company, the Parent or their respective security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company, the Parent or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Exchange Ratio or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Company and the Parent and their respective advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Parent and the Transaction, including, without limitation, the assessments described above relating to the Litigation and the Litigation Exposure. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Exchange Ratio provided for in the Transaction pursuant to the Merger Agreement is fair to the holders of Company Common Stock from a financial point of view.

Very truly yours,

/s/ HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.
HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

Annex D

Candela Corporation
Index to Consolidated Financial Statements

Page
Consolidated Audited Financial Statements for the Fiscal Year Ended June 27, 2009:
Report of Independent Registered Public Accounting Firm on Financial Statements	D-2
Consolidated Balance Sheets—June 27, 2009 and June 28, 2008	D-3
Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)—Years ended June 27, 2009, June 28, 2008, and June 30, 2007	D-4
Consolidated Statements of Stockholders' Equity—Years ended June 27, 2009, June 28, 2008, and June 30, 2007	D-5
Consolidated Statements of Cash Flows—Years ended June 27, 2009, June 28, 2008, and June 30, 2007	D-6
Notes to Consolidated Financial Statements	D-7
Condensed Unaudited Financial Statements for the Quarterly Period Ended September 26, 2009:
Condensed Consolidated Balance Sheets as of September 26, 2009 and June 27, 2009	D-35
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the three-month periods ended September 26, 2009 and September 27, 2008	D-36
Condensed Consolidated Statements of Cash Flows for the three-month periods ended September 26, 2009 and September 27, 2008	D-37
Notes to Condensed Consolidated Financial Statements (Unaudited)	D-38
Consolidated Unaudited Financial Statements for the Quarterly Period Ended December 27, 2008:
Condensed Consolidated Balance Sheets as of December 27, 2008 and June 28, 2008	D-48
Condensed Consolidated Statements of Operations and Comprehensive Loss for the three and six-month periods ended December 27, 2008 and December 29, 2007	D-49
Condensed Consolidated Statements of Cash Flows for the six-month periods ended December 27, 2008 and December 29, 2007	D-50
Notes to Condensed Consolidated Financial Statements (Unaudited)	D-51

Report of Independent Registered Public Accounting Firm on Financial Statements

Shareholders and Board of Directors
Candela Corporation
Wayland, Massachusetts

        We have audited the accompanying consolidated balance sheets of Candela Corporation as of June 27, 2009 and June 28, 2008 and the related consolidated statements of income (loss) and comprehensive income (loss), stockholders' equity and cash flows for each of the three years in the period ended June 27, 2009. We have also audited the schedule listed in the accompanying index for each of the three years in the period ended June 27, 2009. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Candela Corporation at June 27, 2009 and June 28, 2008 and the results of its operations and its cash flows for each of the three years in the period ended June 27, 2009, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 12 to the consolidated financial statements, effective July 1, 2007, the Company adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109."

        Also, in our opinion, the schedule listed on the accompanying index, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein for the years ended June 27, 2009, June 28, 2008, and June, 30, 2007.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP
Boston, Massachusetts
October 1, 2009

CANDELA CORPORATION

Consolidated Balance Sheets

(in thousands, except per-share data)

	June 27, 2009	June 28, 2008
Assets
Current assets:
Cash and cash equivalents	$24,694	$21,030
Restricted cash	1,013	29
Marketable securities	3,100	12,131
Accounts receivable, net of allowance for doubtful accounts of $2,828 and $2,322 at June 27 and June 28, respectively	31,936	40,171
Notes receivable	382	728
Inventories, net	27,572	33,141
Other current assets	8,715	12,192

Total current assets	97,412	119,422
Property and equipment, net	3,469	4,027
Deferred tax assets	20,565	8,065
Goodwill	—	13,225
Acquired Intangible assets, net	174	6,916
Marketable securities, long-term	—	3,512
Other assets	1,550	2,928

Total assets	$123,170	$158,095

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,887	$16,429
Accrued payroll and related expenses	4,947	4,680
Accrued warranty costs, current	4,953	5,373
Sales tax payable	860	919
Other accrued liabilities	5,616	9,257
Deferred revenue, current	11,863	13,102
Current liabilities of discontinued operations	865	1,200

Total current liabilities	40,991	50,960
Deferred tax liability, long-term	—	2,099
Accrued warranty costs, long-term	524	725
Deferred revenue, long-term	4,211	4,522

Total liabilities	45,726	58,306

Stockholders' equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 26,175,000 and 26,123,000 issued at June 27 and June 28, respectively	262	261
Treasury stock, 3,450,000 common shares at June 27 and June 28, respectively, at cost	(24,855)	(24,855)
Additional paid-in capital	76,111	73,174
Accumulated earnings	23,306	45,588
Accumulated other comprehensive income	2,620	5,621

Total stockholders' equity	77,444	99,789

Total liabilities and stockholders' equity	$123,170	$158,095

The accompanying notes are an integral part of the consolidated financial statements.

CANDELA CORPORATION

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

For the years ended June 27, 2009, June 28, 2008, and June 30, 2007

(in thousands, except per-share data)

	2009	2008	2007
Revenue
Lasers and other products	$74,955	$104,583	$112,445
Product-related service	41,625	42,034	35,332

Total revenue	116,580	146,617	147,777
Cost of sales
Lasers and other products	40,740	49,545	49,188
Product-related service	31,279	31,559	24,191

Total cost of sales	72,019	81,104	73,379

Gross profit	44,561	65,513	74,398
Operating expenses:
Selling, general and administrative	51,514	68,075	52,753
Research and development	10,555	10,104	17,489

Total operating expenses	62,069	78,179	70,242

(Loss) income from continuing operations	(17,508)	(12,666)	4,156
Other income (expense):
Interest income	511	1,628	2,719
Other (expense) income, net	(361)	(1,841)	3,725

Total other Income (expense)	150	(213)	6,444

(Loss) income from continuing operations before income taxes	(17,358)	(12,879)	10,600
(Benefit from) provision for income taxes	(6,769)	(5,769)	3,568

(Loss) income from continuing operations	(10,589)	(7,110)	7,032
Loss from discontinued operations, net of income taxes	(11,693)	(1,961)	(776)

Net (loss) income	$(22,282)	$(9,071)	$6,256

Net (loss) income per share of common stock
Basic
(Loss) income from continuing operations	$(0.47)	$(0.31)	$0.30
(Loss) income from discontinued operations	(0.51)	(0.09)	(0.03)

Net (loss) income	$(0.98)	$(0.40)	$0.27

Diluted
(Loss) income from continuing operations	$(0.47)	$(0.31)	$0.30
(Loss) income from discontinued operations	(0.51)	(0.09)	(0.03)

Net (loss) income	$(0.98)	$(0.40)	$0.27

Weighted average shares outstanding:
Basic	22,714	22,725	23,086
Diluted	22,714	22,725	23,525
Net (loss) income	$(22,282)	$(9,071)	$6,256
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(3,001)	5,916	246
Unrealized loss on available-for-sales securities, net of tax	—	777	(777)

Comprehensive (loss) income	$(25,283)	$(2,378)	$5,725

The accompanying notes are an integral part of the consolidated financial statements.

CANDELA CORPORATION

Consolidated Statements of Stockholders' Equity

For the years ended June 27, 2009, June 28, 2008, and June 30, 2007

(in thousands)

	Common Stock			Treasury Stock			Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital			Accumulated Earnings
(In thousands)	Shares	Amount		Shares	Amount			Total
Balance July 1, 2006	25,914	$259	$64,234	(2,250)	$(12,997)	$48,280	$236	$100,012
Sale of common stock under stock plans	168	2	841					843
Treasury stock activity—purchase of shares				(875)	(9,461)			(9,461)
Net income						6,256		6,256
Stock-based compensation expense			4,125					4,125
Tax benefit of stock exercise			266					266
Unrealized loss on available-for-sales securities, net of tax							(777)	(777)
Currency translation adjustment							246	246

Balance June 30, 2007	26,082	$261	$69,466	(3,125)	$(22,458)	$54,536	$(295)	$101,510
Sale of common stock under stock plans	41		194					194
Treasury stock activity—purchase of shares				(325)	(2,397)			(2,397)
Net income						(9,071)		(9,071)
Cumulative effect of adoption of FIN 48						123		123
Stock-based compensation expense			3,502					3,502
Tax benefit of stock exercise			12					12
Unrealized loss on available-for-sales securities, net of tax							777	777
Currency translation adjustment							5,139	5,139

Balance June 28, 2008	26,123	$261	$73,174	(3,450)	$(24,855)	$45,588	$5,621	$99,789
Sale of common stock under stock plans	52	1	64					65
Treasury stock activity—purchase of shares								—
Net income						(22,282)		(22,282)
Stock-based compensation expense			2,959					2,959
Tax benefit of stock exercise								—
Write-off previously recognized excess deferred tax assets upon stock exercise			(86)					(86)
Unrealized loss on available-for-sales securities, net of tax								—
Currency translation adjustment							(3,001)	(3,001)

Balance June 27, 2009	26,175	$262	$76,111	(3,450)	$(24,855)	$23,306	$2,620	$77,444

The accompanying notes are an integral part of the consolidated financial statements.

CANDELA CORPORATION

Consolidated Statements of Cash Flows

For the years ended June 27, 2009, June 28, 2008, and June 30, 2007

(in thousands)

	2009	2008	2007
Cash flows from operating activities:
Net (loss) income	$(22,282)	$(9,071)	$6,256
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Non-cash items reported in discontinued operations	11,057	—	—
Loss on other-than-temporary impairment of investment	—	2,546	—
Gain on exchange of stock	—	—	(3,540)
Share-based compensation expense	2,959	3,502	4,125
Depreciation and amortization	2,632	2,959	1,631
Provision for bad debts	3,506	3,053	989
Provision for deferred taxes	(5,652)	(3,160)	45
Change in restricted cash	(984)	19	118
Other non-cash items	127	(71)	(144)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	4,003	4,500	(4,943)
Notes receivable	346	(310)	586
Inventories	4,122	(10,892)	(4,702)
Other current assets	459	(2,828)	(266)
Other assets	1,283	3	(977)
Accounts payable	(3,843)	1,723	(10,376)
Accrued payroll and related expenses	372	(950)	(438)
Deferred revenue	(606)	3,323	3,422
Accrued warranty costs	(499)	(1,696)	(2,016)
Income taxes payable	1,395	136	(2,921)
Other accrued liabilities	(4,446)	(4,451)	5,732

Net cash used by operating activities	(6,051)	(11,665)	(7,419)

Cash flows from investing activities:
Purchases of property and equipment	(800)	(1,780)	(763)
Maturities of held-to-maturity marketable securities	13,114	21,347	37,014
Cash proceeds from exchange of stock	—	—	994
Purchases of held-to-maturity marketable securities	—	(14,250)	(17,706)
Acquisition of business, net of cash acquired	—	—	(15,986)
Acquisition of intangible assets	—	(324)	(1,380)

Net cash provided by investing activities	12,314	4,993	2,173

Cash flows from financing activities:
Proceeds from the issuance of common stock	65	194	843
Purchase of treasury stock	—	(2,397)	(9,461)
Benefits of tax effects from exercise of stock options	—	12	266

Net cash provided by (used by) financing activities	65	(2,191)	(8,352)

Effect of exchange rates on cash and cash equivalents	(2,664)	2,741	556

Net increase (decrease) in cash and cash equivalents	3,664	(6,122)	(13,042)
Cash and cash equivalents at beginning of period	21,030	27,152	40,194

Cash and cash equivalents at end of period	$24,694	$21,030	$27,152

Cash paid during the year for:
Interest	$68	$40	$12
Income taxes	491	1,115	5,451
Noncash investing and financing activities:
Stock acquired on exchange of Solx, Inc. investment	$—	$—	$2,546

The accompanying notes are an integral part of the consolidated financial statements.

Notes to Consolidated Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

        Description of Business.    Candela Corporation ("the Company" or "Candela") is involved in the development and commercialization of advanced aesthetic laser systems that allow physicians and personal care practitioners to treat a wide variety of cosmetic and medical conditions.

        Basis of Consolidations.    The financial statements include the accounts of the Company and its wholly owned subsidiaries. Inter-company transactions and balances have been eliminated. Investments in which we are not able to exercise significant influence over the investee and which do not have readily determinable fair values are accounted for under the cost method.

        Subsequent Events.    On September 9, 2009, Candela Corporation and Syneron Medical Ltd. ("Syneron") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Candela and Syneron will combine their businesses through a merger of Candela and a newly formed, wholly owned subsidiary of Syneron. Existing stockholders of Candela will exchange each of their shares of Candela common stock for 0.2911 ordinary shares of Syneron (the "Merger"). The Merger is discussed more fully below under the caption "Proposed Merger with Syneron." If the merger is not consummated on or before June 1, 2010, either party may terminate the Merger Agreement.

        The date to which events occurring after June 27, 2009, the date of the most recent balance sheet, has been evaluated for possible adjustment to the financial statements or disclosure is October 1, 2009.

        Reclassifications.    Certain prior period amounts have been reclassified to conform to the current period presentation. There was no impact on operating income.

        The following table details the effect of the reclassification on the June 28, 2008 balance sheet to conform to the June 27, 2009 presentation relative to:

(in thousands)	June 28, 2008 Originally Reported	Reclassification	June 28, 2008 Reclassified
Other current assets	$9,043	$3,149	$12,192
Accounts receivable	43,320	(3,149)	40,171
Accounts payable	$15,917	$512	$16,429
Deferred revenue, current	13,614	(512)	13,102

        Fiscal Years.    The Company's fiscal year ends on the Saturday nearest June 30. The years ended June 27, 2009, June 28, 2008, and June 30, 2007 each contain 52 weeks.

        Use of Estimates.    The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent liabilities in the consolidated financial statements and accompanying notes. Estimates are used for, but not limited to, receivables valuation, valuation of investments, inventory valuation, depreciable lives of fixed assets, valuation of goodwill and acquired intangibles, income taxes, stock-based compensation, and accrued warranties. On an ongoing basis, management evaluates its estimates. Actual results could differ materially from those estimates.

        Foreign Currency Translation.    The functional currency of our foreign subsidiaries is generally the local currency. Assets and liabilities denominated in foreign currencies are translated using the exchange rate on the balance sheet dates. Revenues and expenses are translated using monthly average exchange rates prevailing during the year. The translation adjustments resulting from this process are included as a component of accumulated other comprehensive income. Foreign currency transaction gains and losses are included in other income, net. Deferred tax assets (liabilities) are established on the cumulative translation adjustment attributable to un-remitted foreign earnings that are not intended to be indefinitely reinvested.

        Net exchange-related losses resulting from foreign currency transactions were approximately $0.4 million for the fiscal year 2009. Net exchange-related gains resulting from foreign currency transactions were approximately $0.2 million and $0.1 million for the fiscal years ended 2008 and 2007, respectively. The aforementioned net gains and losses are included in other income (expense) in the respective fiscal years.

        Cash and Cash Equivalents.    The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. Substantially all cash and cash equivalents were invested in short duration certificates of deposit and overnight repurchase agreements with major financial institutions. These are valued at amortized cost which approximates market value.

        Restricted Cash.    The Company classifies as restricted cash all cash pledged as collateral to secure obligations and all cash whose use is otherwise limited by contractual provisions.

        Marketable Securities.    The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"). SFAS 115 establishes the accounting and reporting requirements for all debt securities and for investments in equity securities that have readily determinable fair values. All marketable securities must be classified as one of the following: held-to-maturity, available-for-sale, or trading.

        The Company classifies substantially all of its marketable securities as held-to-maturity as the Company has the intent and ability to hold them to maturity. Held-to-maturity debt securities are reported at amortized cost which approximates fair value. The Company had classified its investment in Occulogix, Inc, (Note 18) as available-for-sale. As such, this investment was marked-to-market on a quarterly basis and the associated unrealized gain or loss reflected as a component of other comprehensive income (loss), net of tax.

        Current held-to-maturity marketable securities include investments that are expected to mature in more than three months and up to twelve months. Long-term investments have remaining maturities of one to three years. Unrealized losses related to held-to-maturity securities are not considered a permanent decline in market value of such securities.

        See Note 2 for disclosures relative to fair-value measurements.

        Accounts Receivable and Notes Receivable.    The Company's trade accounts receivable and notes receivable are primarily from sales to end users, leasing companies, and distributors servicing the medical device market, and reflect a broad domestic and international customer base. The Company does not require collateral and has not historically experienced significant credit losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

        The Company's policy is to maintain reserves for potential losses resulting from the inability of our customers to make required payments. These reserves are charged to bad debts expense. The Company determines the adequacy of this allowance by regularly reviewing the aging of its accounts and notes receivable and evaluating the individual customer's balances considering the customer's financial condition, historical experience credit history and current economic conditions. Credit assessments are established through a process of reviewing the financial history and stability of each customer prior to inception of the sale. Where appropriate, the Company will obtain credit rating reports and financial statements of customers when determining or modifying their credit limits. When a customer's account balance becomes past due, the Company will initiate dialogue with the customer to determine the cause. If it is determined that the customer will be unable to meet its financial obligation, such as in the case of a bankruptcy filing, deterioration in the customer's operating results or financial position or other material events impacting their business, the Company will record an allowance to reduce the related receivable to the amount the Company expects to recover given all information presently available. The Company will also provide a general reserve based on the aging of the accounts and notes receivable based on historical experiences of write-offs.

        Fair Value of Financial Instruments.    Carrying amounts of the financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their fair values due to the short term nature of these instruments. Held-to-maturity marketable securities, which are generally comprised of short-duration certificates of deposit or government-backed bonds, are valued at amortized cost which approximates market value. Available-for-sale securities, if any, are marked-to-market on a quarterly basis and the associated unrealized gain or loss is reflected as a component of other comprehensive income (loss), net of tax.

        Derivative Instruments and Hedging Activity.    The Company enters into financial instruments to reduce its exposure to fluctuations in foreign exchange rates by creating offsetting positions through the use of foreign currency forward contracts. The Company recognizes all derivative instruments as either assets or liabilities in the statements of financial position and measures those instruments at fair value. Changes to the fair value of derivative contracts that do not qualify for hedge accounting are reported in earnings in the period of the change. For derivatives that qualify for hedge accounting, changes in the fair value of the derivatives are either recorded in shareholders' equity as a component of other comprehensive income (loss) or are recognized currently in earnings, along with an offsetting adjustment against the basis of the item being hedged.

        The Company's foreign currency forward contracts may involve elements of credit and market risk in excess of the amounts recognized in the financial statements. The Company monitors its positions and the credit quality of counter-parties, consisting primarily of major financial institutions, and does not anticipate nonperformance by any counter-party. The Company does not use derivative financial instruments for trading or speculative purposes, nor is the Company a party to leveraged derivatives.

        We have international subsidiaries that transact business in both local and foreign currencies and therefore we are exposed to foreign currency exchange risk resulting from fluctuations in foreign currencies. This risk could adversely impact our results and financial condition. From time to time, we may enter into foreign currency exchange and option contracts to reduce our exposure to foreign currency exchange risk and variability in operating results due to fluctuation in exchange rates underlying the value of current transactions and anticipated transactions denominated in foreign currencies. These contracts obligate us to exchange predetermined amounts of specified foreign currencies at specified exchange rates on specified dates. These contracts are denominated in the same currency in which the underlying transactions are denominated and bear a contract value and maturity date that approximate the value and expected settlement date, respectively, of the underlying transactions. Unrealized gains and losses on open contracts at the end of each accounting period, resulting from changes in the fair value of these contracts, are recognized in earnings generally in the same period as exchange gains and losses on the underlying foreign denominated receivables are recognized. We do not engage in foreign currency speculation.

        We had no forward exchange contracts outstanding at June 27, 2009.

        Inventories.    Inventories are stated at the lower of cost (first-in, first-out method) or market, using a standard costing system which includes material, labor and manufacturing overhead Standard costs are monitored and updated as necessary, to reflect the changes in raw material costs and labor and overhead rates.

        As a designer and manufacturer of high technology equipment, the Company is exposed to a number of economic and industry factors that could result in portions of inventory becoming either obsolete or in excess of anticipated usage. These factors include, but are not limited to, technological changes in markets, the Company's ability to meet changing customer requirements, competitive pressures in products and prices, and the availability of key components from suppliers. The Company's policy is to establish inventory reserves when conditions exist that suggest inventory may be in excess of anticipated demand or is obsolete based upon assumptions about future demand for the Company's products and market conditions. The Company regularly evaluates the ability to realize the value of inventory based on a combination of factors including the following: historical usage rates, forecasted sales or usage, product end of life dates, estimated current and future market values and new product introductions. Purchasing requirements and alternative usage avenues are explored within these processes to mitigate inventory exposure. When recorded, the reserves are intended to reduce the carrying value of inventory to its net realizable value. Inventory of $27.6 million as of June 27, 2009 and $33.1 million as of June 28, 2008 is stated net of inventory reserves of $2.4 million in each year, respectively. If actual demand for the Company's products deteriorates, or market conditions are less favorable than those projected, additional inventory reserves may be required.

        Property and Equipment.    Purchased property and equipment is recorded at cost. Laser systems used for testing are capitalized at cost. Repairs and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the useful life or the life of the related lease. Depreciation is provided using the straight-line method over the estimated useful lives as follows:

Estimated Life or Number of Years
Leasehold improvements	2 to 15
Office furniture, computer and other equipment	2 to 10

        Prepaid license fees.    Prepaid license fees are amortized over the term of the related contract (Note 10).

        Goodwill, Acquired Intangible Assets and Long-Lived Assets.    Goodwill is the amount by which the cost of acquired net assets in a business acquisition exceeded the fair values of net identifiable assets on the date of our purchase.

        Intangible assets with indefinite useful lives, including goodwill, are evaluated for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. Factors we consider important, on an overall company basis, that could trigger an impairment review include significant underperformance relative to historical or projected future operating results, significant changes in our use of the acquired assets or the strategy for our overall business, significant negative industry or economic trends, a significant decline in our stock price for a sustained period, or a reduction of our market capitalization relative to net book value. To conduct these tests of goodwill and indefinite-lived intangible assets, the fair value of the reporting unit is compared to its carrying value. If the reporting unit's carrying value exceeds its fair value, we record an impairment loss to the extent that the carrying value of goodwill exceeds its implied fair value. We estimate the fair values of our reporting units using discounted cash flow valuation models.

        Long-lived assets primarily include property and equipment and intangible assets with finite lives. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we periodically review long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of those assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value based on a discounted cash flow analysis. See Note 15—Discontinued Operations.

Revenue Recognition.

        Product sales—The Company generally recognizes revenue upon shipment of product to customers and the fulfillment of all contractual terms and conditions, pursuant to the guidance provided by Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB 104"). SAB 104 requires that at the time revenue is recognized persuasive evidence of an arrangement exists; delivery has occurred or services rendered; the fee is fixed and determinable; and collectibility is reasonably assured. Circumstances which generally preclude the immediate recognition of revenue include shipping terms of FOB destination. In these instances, revenue is deferred until adequate documentation is obtained to ensure that the delivery criteria have been fulfilled. The Company provides for the estimated cost to repair or replace products under warranty at the time of sale. Unearned revenue is reported on the balance sheet as deferred income.

        Service—Revenue from the sale of service contracts is deferred and recognized on a straight-line basis over the contract period. Revenue from service administered by the Company that is not covered by a service contract is recognized as the services are provided.

        Multiple-element arrangements—In certain instances, the Company may sell products together with extended warranties or maintenance contracts. The revenue recognized per element is determined by allocating the total sales price to each element, based on the relative fair values in accordance with Emerging Issues Task Force (EITF) 00-21, "Revenue Arrangements with Multiple Deliverables." Revenue for extended warranty and maintenance contracts are recognized on a straight line basis over the life of the contract. Unearned revenues are reported on the balance sheet as deferred revenue.

        Product Warranty Costs.    The Company's products generally carry a standard warranty. The Company maintains a reserve based on anticipated warranty claims at the time product revenue is recognized. Factors that affect the Company's product warranty liability include the number of installed units, the anticipated cost of warranty repairs and historical and anticipated rates of warranty claims.

        Research and Development Costs.    Research and development costs are expensed as incurred.

        Advertising Costs.    Advertising costs are expensed as incurred and are included as a component of selling, general and administrative expenses in the accompanying Consolidated Statements of Income (Loss) and Comprehensive Income (Loss). Advertising costs were approximately $0.4 million, $0.6 million and $0.7 million for each of the fiscal years ended 2009, 2008, and 2007, respectively.

        Shipping and handling costs.    The Company reports shipping and handling costs in both sales and the related costs as cost of sales to the extent they are billed to customers. In all other instances they are reflected as a component of cost of sales.

        Stock-based compensation.    We account for stock-based compensation under SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award using an option pricing model. That cost is recognized over the period during which an employee is required to provide service in exchange for the award.

        The fair value of stock appreciation rights ("SARs") granted in 2009, 2008 and 2007 was based on the fair market value of our stock on the date of grant using the Black-Scholes option-pricing model. The weighted average grant-date fair value per share of SARs granted in 2009, 2008 and 2007 were $0.56, $2.27 and $6.77, respectively. Pre-vesting forfeiture rates for purposes of determining stock-based compensation for 2009, 2008 and 2007 were estimated by us to be 5% for each period, respectively.

        No options were granted during the years ended 2009, 2008, and 2007, respectively.

        The assumptions we used to calculate the weighted average grant-date fair value per share of SARs under the Black-Scholes option-pricing model were as follows:

	For the year ended June 27, 2009	For the year ended June 28, 2008	For the year ended June 30, 2007
Risk-free interest rate	0.93% to 2.38%	2.24% to 4.59%	4.59% to 5.125%
Estimated volatility	57% to 87%	53% to 62%	63% to 73%
Expected life for SARs (years)	2.75 to 4.7	2.5 to 5.0	2.5 to 5.0
Expected dividend yield	—	—	—

        The following table shows total stock-based compensation expense recorded from our stock-based awards (see Note 11 for a description of the types of stock-based awards) as reflected in our consolidated statements of operations:

(in thousands)	For the year ended June 27, 2009	For the year ended June 28, 2008	For the year ended June 30, 2007
Selling, general and administrative	$2,308	$3,191	$3,155
Research and development	251	(14)	640
Cost of sales	400	325	330

	$2,959	$3,502	$4,125

        We did not realize any tax benefit in the consolidated statement of operations relative to stock-based compensation during fiscal 2009.

        The tax benefit realized relative to stock-based compensation totaled less than $0.1 million in fiscal 2008 and approximately $0.3 million in fiscal 2007, respectively.

        As of June 27, 2009 total unrecognized compensation cost related to unvested SARs expected to vest was approximately $1.6 million. As of June 27, 2009, the weighted average remaining recognition period for unvested awards was 0.71 years.

        Income Taxes.    The Company accounts for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. In estimating future tax consequences, all expected future events are considered other than enactments of changes in tax laws or rates. Valuation allowances are established as necessary to reduce deferred tax assets in the event that realization of the assets is considered unlikely (Note 12).

        On July 1, 2007, we adopted Financial Accounting Standards Board ("FASB") Interpretation No. 48, ("FIN 48"), "Accounting for Uncertainty in Income Taxes", as discussed more fully below.

        FIN 48 clarifies the accounting for income taxes, by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

        FIN 48 prescribes a two-step process to determine the amount of tax benefit to be recognized. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step requires us to estimate and measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as this requires us to determine the probability of various possible outcomes. We re-evaluate these uncertain tax positions on a quarterly basis.

This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit, and new audit activity. Such a change in recognition or measurement would result in the recognition of a tax benefit or an additional charge to the tax provision in the period (Note 12).

        Earnings Per Share ("EPS").    Basic EPS is calculated by dividing net income (loss) by the weighted average number of shares outstanding during the period. Diluted EPS is calculated by dividing net income by the weighted average number of shares outstanding plus the dilutive effect, if any, of outstanding stock options, warrants, restricted shares, and SARs using the treasury stock method.

        The following table provides share information used in the calculation of the Company's basic and diluted earnings per share:

	For the years ended:
(in thousands, except per share data)	June 27, 2009	June 28, 2008	June 30, 2007
Shares used in the calculation of Basic earnings per share	22,714	22,725	23,086
Effect of dilutive securities: Stock options/SAR's	—	—	439

Diluted shares used in the calculation of earnings per share	22,714	22,725	23,525

        During the fiscal years ended June 27, 2009 and June 28, 2008, potential common shares consisting of all shares issuable upon exercise of stock options/SARs have been excluded from the computation of diluted loss per share as their effect would have been anti-dilutive.

        During the year ended June 30, 2007, options/SARs to purchase 1.1 million shares of common stock were not included in the computation of diluted earnings per share because they would have had an anti-dilutive effect.

        Comprehensive Income (Loss).    The Company computes comprehensive income (loss) in accordance with SFAS No. 130 "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. Other comprehensive income (loss), as defined, includes all changes in equity during a period from non-owner sources.

        For the periods presented, accumulated other comprehensive income includes the effect of foreign currency translation and is summarized in the following table:

(in thousands)	June 27, 2009	June 28, 2008
Foreign currency translation adjustment	$2,620	$5,621

Accumulated other comprehensive income	$2,620	$5,621

        Concentration of Risk.    Financial instruments that are subject to credit risk primarily consist of cash and cash equivalents, marketable securities, commercial paper and accounts receivable. The Company places its cash and cash equivalents and held-to-maturity marketable securities in established financial institutions. Deposits in the financial institutions may exceed the amount of insurance provided on such deposits. The Company believes the financial institutions are financially sound and, accordingly, minimal credit risk exists. The Company invests in high quality debt securities to minimize any adverse changes in interest rates.

        The Company's sales are to end users, leasing companies, and distributors servicing the medical device market, and reflect a broad domestic and international customer base. The Company does not require collateral and has not historically experienced significant credit losses related to receivables from individual customers or groups of customers in any particular industry or geographic area. The Company maintains an allowance for potential losses. No single customer accounted for 10% of the Company's total net sales or accounts and notes receivable.

        The Company is subject to risks common to companies in the aesthetic laser industry, including (i) the Company's ability to successfully complete preclinical and clinical development and obtain timely regulatory approval and adequate patent and other proprietary rights protection of its products and services, (ii) the content and timing of decisions made by the Food & Drug Administration and other agencies regarding the procedures for which the Company's products may be approved, (iii) the ability of the Company to manufacture adequate supplies of its products for development and commercialization activities, (iv) the accuracy of the Company's estimates of the size and characteristics of markets to be addressed by the Company's products and services, (v) market acceptance of the Company's products and services, (vi) the Company's ability to obtain reimbursement for its products from third-party payers, where appropriate, and (vii) the accuracy of the Company's information concerning the products and resources of competitors and potential competitors.

        The Company depends on a single vendor for Alexandrite rods used to manufacture the GentleLASE® and AlexTriVantage™ systems. These products accounts for a significant portion of total revenues.

Recent Accounting Pronouncements.

        In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. This standard replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes only two levels of U.S. GAAP, authoritative and non-authoritative. The FASB Accounting Standards Codification (the "Codification") will become the source of authoritative, non-governmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification will become non-authoritative. This statement is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. We will use the new guidelines and numbering system prescribed by the Codification when referring to U.S. GAAP beginning in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing U.S. GAAP, it will not have any impact on our financial position, results of operations or cash flows.

        In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R). This statement amends the consolidation guidance applicable to variable interest entities and is effective as of January 1, 2010. We are currently in the process of evaluating the impact of this pronouncement.

        In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140. This statement eliminates the concept of a qualifying special-purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity's continuing involvement in and exposure to the risks related to transferred financial assets. This statement is effective for fiscal years beginning after November 15, 2009. We are currently in the process of evaluating the impact of this pronouncement.

        Effective June 27, 2009, we adopted SFAS No. 165, Subsequent Events. This statement is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this statement sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The adoption of SFAS No. 165 did not have any impact on our financial position, results of operations or cash flows.

        In June 2008, the FASB issued EITF Issue No. 07-5, Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity's Own Stock. EITF Issue No. 07-5 provides guidance on evaluating whether an equity-linked financial instrument (or embedded feature) is indexed to a company's own stock, including evaluating the instrument's contingent exercise and settlement provisions. EITF Issue No. 07-5 is effective for fiscal years beginning after December 15, 2008. We do not expect the adoption of EITF Issue No. 07-5 to have a material impact on our consolidated financial statements.

        In April 2008, the FASB finalized FSP No. 142-3, Determination of the Useful Life of Intangible Assets. The position amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB SFAS No. 142. The position applies to intangible assets that are acquired individually or with a group of other assets and both intangible assets acquired in business combinations and asset acquisitions. FSP 142-3 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We do not expect the adoption of FSP 142-3 to have a material impact on our consolidated financial statements.

        In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, which replaces SFAS No. 141. The statement retains the fundamental requirements in SFAS No. 141 that the acquisition method of accounting (previously referred to as the purchase method of accounting) be used for all business combinations, but requires a number of changes, including changes in the way assets and liabilities are recognized as a result of business combinations. It also requires the capitalization of in-process research and development at fair value and requires the expensing of acquisition-related costs as incurred. In April 2009, the FASB issued FSP FAS 141(R)-1 which amends SFAS No. 141(R) by establishing a model to account for certain pre-acquisition contingencies. Under the FSP, an acquirer is required to recognize at fair value an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value cannot be determined, then the acquirer should follow the recognition criteria in SFAS No. 5, Accounting for Contingencies, and FASB Interpretation No. 14, Reasonable Estimation of the Amount of a Loss—an interpretation of FASB Statement No. 5. SFAS No. 141(R) and FSP FAS 141(R)-1 are effective for us beginning June 28, 2009, and will apply prospectively to business combinations completed on or after that date. The impact of the adoption of SFAS No. 141(R) and FSP FAS 141(R)-1 will depend on the nature of acquisitions completed after the date of adoption.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of SFAS No. 115. SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value and requires unrealized gains and losses on items for which the fair value option has been elected to be reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Effective March 29, 2008, we adopted SFAS 159, but we have not elected the fair value option for any eligible financial instruments as of June 27, 2009.

        In April 2009, the FASB issued three related Staff Positions: (i) FSP 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability have Significantly Decreased and Identifying Transactions That Are Not Orderly ("FSP 157-4"), (ii) SFAS 115-2 and SFAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairment ("FSP 115-2" and "FSP 124-2"), and (iii) SFAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments ("FSP 107" and "APB 28-1"), which will be effective for interim and annual periods ending after June 15, 2009. FSP 157-4 provides guidance on how to determine the fair value of assets and liabilities under SFAS 157 in the current economic environment and reemphasizes that the objective of a fair value measurement remains an exit price. If we were to conclude that there has been a significant decrease in the volume and level of activity of the asset or liability in relation to normal market activities, quoted market values may not be representative of fair value and we may conclude that a change in valuation technique or the use of multiple valuation techniques may be appropriate. FSP 115-2 and FSP 124-2 modify the requirements for recognizing other-than-temporarily impaired debt securities and revise the existing impairment model for such securities, by modifying the current intent and ability indicator in determining whether a debt security is other-than-temporarily impaired. FSP 107 and APB 28-1 enhance the disclosure of instruments under the scope of SFAS 157 for both interim and annual periods. We are currently evaluating these Staff Positions and the impact, if any, that adoption will have on our financial position and results of operation.

2. Fair Value Measurements

        We measure financial assets and liabilities at fair value based upon exit price, representing the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. SFAS No. 157 (as impacted by FSP Nos. 157-1, 157-2 and 157-3) establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level. The following are the hierarchical levels of inputs to measure fair value:

  •
  Level 1: Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

  •
  Level 2: Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

  •
  Level 3: Unobservable inputs reflecting our own assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

        The following table summarizes our financial assets and liabilities measured at fair value on a recurring basis, by level within the fair value hierarchy:

	As of June 27, 2009
	Level 1	Level 2	Level 3	Total
Cash equivalents	$6,214	$—	$—	$6,214
Short-term investments	1,686	—	—	1,686

	$7,900	$—	$—	$7,900

        FSP FAS No. 157-2, which measures fair value of non-financial assets and liabilities which are recognized or disclosed at fair value on a nonrecurring basis, will be effective beginning in fiscal 2010. This deferral applies to us for such items as non-financial assets and liabilities initially measured at fair value in a business combination but not measured at fair value in subsequent periods, non-financial long-lived and intangible asset groups measured at fair value for an impairment assessment, and reporting units measured at fair value as part of a goodwill impairment test.

 3. Marketable Securities

        Marketable securities consist of the following:

	June 27, 2009			June 28, 2008
(in thousands)	Net Carrying Amount	Fair Value	Unrealized income (loss)	Net Carrying Amount	Fair Value	Unrealized income (loss)
Short-term (Held-to-maturity):
Government-backed securities	$—	$—	$—	$9,000	$9,055	$55
Certificates of deposit	3,100	3,108	8	3,131	3,134	3

	3,100	3,108	8	12,131	12,189	58
Short-term (Available-for-sale):
	—	—	—	—	—	—

Total marketable securities, short-term	$3,100	$3,108	$8	$12,131	$12,189	$58

Long-term (Held-to-maturity):
Government-backed securities	$—	$—	$—	$2,000	$2,014	$14
Certificates of deposit	—	—	—	1,512	1,502	(10)

Total marketable securities, long-term	$—	$—	$—	$3,512	$3,516	$4

        Held-to-maturity investments at June 27, 2009 reach maturity in 2010.

4. Inventories

        Inventories consist of the following:

(in thousands)	June 27, 2009	June 28, 2008
Raw materials	$9,166	$13,720
Work in process	381	1,635
Finished goods	18,025	17,786

	$27,572	$33,141

5. Property and Equipment

        Property and equipment consist of the following:

(in thousands)	June 27, 2009	June 28, 2008
Leasehold improvements	$388	$1,014
Office furniture	409	718
Computers, software, and other equipment	7,467	11,845

	$8,264	$13,577
Less: accumulated depreciation	(4,795)	(9,550)

Property and equipment, net	$3,469	$4,027

        Depreciation expense was approximately $1.2 million, $1.2 million, and $0.9 million for the fiscal years ended 2009, 2008, 2007, respectively.

6. Intangible Assets

        Goodwill and acquired intangible assets consist of the following:

(in thousands)	June 27, 2009	June 28, 2008
Goodwill	$—	$13,225

Intangible assets with finite lives:
Patents	$174	$3,128
Developed technology	—	6,009

	174	9,137

Accumulated amortization:
Patents	—	(886)
Developed technology	—	(1,335)

	—	(2,221)

Intangible assets with finite lives, net	$174	$6,916

        Changes to the carrying amount of goodwill for the fiscal year ended 2009 were as follows (see Note 15—Discontinued Operations):

(in thousands)
Balance at June 28, 2008	$13,225
Effect of foreign currency adjustments	(2,629)
Impairment Charge	(10,596)

Balance at June 27, 2009	$—

        Patents are generally amortized over periods ranging from five to six years. Developed technologies are generally amortized over 6 years.

        Amortization expense on acquired intangible assets was approximately $1.5 million and $1.6 million for the fiscal years ended 2009 and 2008, respectively. There was no amortization expense associated with acquired intangible assets for the fiscal year ended 2007.

7. Acquisitions

        On March 6, 2007, we acquired Inolase (2002) Ltd. ("Inolase") a non-public company engaged in the development and manufacture of proprietary devices for the aesthetic light-based treatment industry as well as the development of intellectual property related to medical devices and light sources. The aggregate purchase price was approximately $16.8 million in cash, including $0.3 million of acquisition-related transaction costs. No Candela common stock was issued in the acquisition. The acquisition-related transactions costs included legal, accounting, and other external costs directly related to the acquisition.

        This acquisition was accounted for as a business combination. Assets acquired and liabilities assumed were recorded at their fair values as of March 6, 2007. Fair-value of the intangible assets was based on valuations using an income approach with estimates and assumption provided by the management of Inolase and Candela. The excess of the purchase price over the fair value of tangible assets, identified intangible assets, and liabilities assumed was recorded as goodwill.

        Based upon the valuations, the final purchase price was allocated as follows:

(in thousands)
Goodwill	$10,596
Identifiable intangible assets	7,433
Inventory	214
Accounts receivable & other assets	390
Accounts payable and accrued expenses	(248)
Deferred tax liability	(1,375)
Other liabilities	(201)

Total purchase price allocation	$16,809

        None of the goodwill or intangible assets acquired in the acquisition was determined to be deductible for income tax purposes. As a result, and in accordance with SFAS 109, Income Taxes, we recorded in the purchase accounting a deferred tax liability of approximately $1.4 million, equal to the tax effect of the amount of the acquired intangible assets other than goodwill.

        In the fiscal quarter ended December 27, 2008, in connection with the Company's plan to focus on its core products, management initiated a plan to close its Inolase (2002) Ltd. ("Inolase") subsidiary. The closure was accounted for as a discontinued operation in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), and SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"). See Note 15.

8. Warranty Reserve

        The following table reflects changes in the Company's accrued warranty account during the fiscal years ended June 27, 2009, June 28, 2008, and July 30, 2007:

(in thousands)	2009	2008	2007
Beginning balance	$6,098	$7,613	$9,629
Incremental accruals on current sales	5,225	6,764	5,722
Amortization of prior-period accruals	(5,846)	(8,279)	(7,738)

Ending balance	$5,477	$6,098	$7,613

9. Deferred Revenue

        The Company offers extended service contracts that may be purchased after a standard warranty has expired. Service contracts may be purchased for periods from one to five years. The Company recognizes service contract revenue ratably over the life of the contract. Actual service contract expenses incurred and charged to costs of sales during an interim period may be more or less than the amount of amortized service contract revenue recognized in that period.

        The following table reflects changes in the Company's deferred revenue during the fiscal years ended June 27, 2009 and June 28, 2008:

(in thousands)	2009	2008
Beginning balance	$18,136	$13,751
Deferral of new sales	15,005	19,040
Recognition of previously deferred revenue	(17,067)	(15,167)

Ending balance	$16,074	$17,624

        The following table reflects the Company's current and long-term portions of deferred revenues for the fiscal years ended June 27, 2009 and June 28, 2008:

(in thousands)	2009	2008
Total service contract revenue	$16,074	$17,624
Less: current portion	(11,863)	(13,102)

Long-term pertion of deferred revenue	$4,211	$4,522

10. Debt, Lease and Other Obligations

        Line of Credit.    The Company has a renewable $10,000,000 revolving credit agreement with a major bank with interest at the bank's base rate or LIBOR plus 2.25 percent. Any borrowings outstanding under the line of credit are due on demand or according to a payment schedule established at the time funds are borrowed. The line of credit is secured by compensating cash balances. The agreement contains restrictive covenants limiting the establishment of new liens, and the purchase of margin stock. No amounts were outstanding under the line of credit as of June 27, 2009 or June 28, 2008.

        Operating Lease Commitments.    The Company leases several facilities and automobiles under non-cancelable lease arrangements. The facility leases may be adjusted for increases in maintenance and insurance costs above specified levels. In addition, certain facility leases contain escalation provisions based on certain inflationary indices. These operating leases expire in various years through fiscal year 2016. These leases may be renewed for periods ranging from one to five years.

        Total outstanding lease commitments are reflected in the following table as of June 27, 2009:

(in thousands)	Amount
2010	$2,102
2011	1,707
2012	708
2013	78
2014	41
Thereafter	112

Total minimum lease payments	$4,748

        Total facilities-related rent expense was approximately $1.5 million, $1.5 million, and $1.1 million in fiscal years 2009, 2008, and 2007, respectively.

        Royalty.    In August 2000, the Company obtained through an amended license agreement the with Regents of the University of California ("Regents"), the exclusive license rights to the Dynamic Cooling Device subject to certain limited license rights of Cool Touch, Inc. ("Cool Touch") in the following fields of use: procedures that involve skin resurfacing and rejuvenation, vascular skin lesions, and laser hair removal. Cool Touch, a subsidiary of New Star Technology, Inc. obtained a license to the DCD on a co-exclusive basis with the Company in certain narrower fields of use. Cool Touch is restricted in its ability to assign its license rights to certain existing competitors of the Company. The Company is entitled to one-half of all royalty income payable to the Regents from Cool Touch. Under the amended agreement, the Company no longer is required by the Regents to negotiate sublicenses to third parties. However, the Company is entitled to one-half of all royalties due from any other entity that licenses the DCD technology from the Regents in other fields of use.

        Effective July 3, 2005, the Company amended certain portions of their agreement with the Regents whereby for the annual license fee of $0.3 million, the Company's royalty obligation was reduced to 3% from its prior level of 6%. The annual fee of $0.3 million was paid by a lump sum of $3.0 million and is being amortized over the remaining life of the patent agreement, which as of June 27, 2009 was approximately six years. This reduced royalty rate and the amortization of the annual license fee payment is reflected in the Company's financial statements for fiscal years 2009, 2008 and 2007, respectively. The unamortized portion of the license fee payment is reflected in both other current assets and in other assets in the June 27, 2009 and June 28, 2008 balance sheets, respectively. The Company recognized royalty expense of $3.4 million, $3.4 million and $3.6 million for the fiscal years ended 2009, 2008 and 2007, respectively.

        The outstanding contractual obligations relating to future minimum royalties payable to the Regents are reflected in the following table as of June 27, 2009:

(in thousands)	Amount
2010	$1,000
2011	500
2012	500
2013	250
2014	—

Total minimum royalty payments	$2,250

11. Equity Incentive Plan

General Discussion

        Stock options provide the holder with the right to purchase common stock. The exercise price per share of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, may not be less than the fair market value per share of common stock on the date of grant. In the case of an incentive stock option granted to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price per share may not be less than 110% of the fair market value per share of common stock on the date of grant.

        Stock Appreciation Rights ("SARs") provide the holder the right to receive an amount, payable in stock, cash or in any combination of these, as specified by a Committee established by the Board of Directors, equal to the excess of the market value of our common shares on the date of exercise over the grant price at the time of the grant. The grant price of a SAR may not be less than the fair market value per share of common stock on the date of grant, provided that the grant price of SARs granted in tandem with stock options shall equal the exercise price of the related stock option.

1990 Candela Corporation Employee Stock Purchase Plan

        The 1990 Employee Stock Purchase Plan (the "Purchase Plan") provides for the sale of up to 1.5 million shares of common stock to eligible employees. The shares are issued at 85% of the market price on the last day of semi-annual periods. Substantially all full-time employees are eligible to participate in the Purchase Plan. At June 27, 2009 there were approximately 603,000 shares available for sale.

        The following is a summary of shares issued under the Purchase Plan:

Fiscal Year	Number of Shares	Per-share Price Range
2007	33,978	$10.00 to $10.75
2008	21,142	$4.75
2009	37,396	$0.50 to $2.00

        Pursuant to the terms of the Merger Agreement executed September 8, 2009, the Company's Board of Directors shall take action to amend the Purchase Plan to end the Payment Period, as defined by the

Purchase Plan, no later than two (2) business days before the effective time and to terminate the Purchase Plan immediately thereafter.

1998 Candela Corporation Stock Option Plan

        Options and rights granted under the 1998 Stock Plan become exercisable on the date of grant or in installments, as specified by a Committee established by the Board of Directors, and expire ten years from the date of the grant. Upon exercise of a SAR, only the net number of shares of common stock issued in connection with such exercise shall be deemed "issued" for this purpose. The Company may satisfy the awards upon exercise with either newly-issued or treasury shares.

        There were approximately 0.6 million stock-based SARs granted under this plan during the fiscal year ended 2009. The SARs granted to employees become exercisable ratably over one to four years, while the SARs granted to directors become exercisable over two years.

        There were approximately 4.1 million outstanding options/SARs at June 27, 2009 with a weighted-average exercise price of $8.24 per share, an aggregate intrinsic value of zero, and a weighted-average remaining contractual term of 7.28 years.

        Of the total 4.1 million outstanding options/SARs, there were approximately 2.6 million of exercisable options/SARs at June 27, 2009 with a weighted-average exercise price of $9.26 per share, an aggregate intrinsic value of zero, and a weighted-average remaining contractual term of 6.64 years.

        The total intrinsic value of options exercised during the fiscal year ended 2009 was approximately $18,000.

        The 1998 Stock Plan expired pursuant to its terms on September 18, 2008. As such, there were no options/SARs available for grant under this plan at June 27, 2009.

        The following is a summary of stock option/SARs activity under the 1998 Stock Option Plan:

	Number of Shares	Option Prices	Weighted Exercise Price per Share
Balance at July 1, 2006	1,964,988
Granted	1,115,000	$11.53 to $15.95	$12.15
Exercised	(133,238)	$1.56 to $10.93	$3.68
Forfeited and expired	(71,467)	$9.90 to $15.95	$15.18

Balance at June 30, 2007	2,875,283
Granted	1,455,930	$2.92 to $7.45	$4.90
Exercised	(20,180)	$4.67 to $5.59	$4.68
Forfeited and expired	(511,351)	$2.75 to $15.95	$11.92

Balance at June 28, 2008	3,799,682
Granted	575,881	$2.49 to $9.90	$2.91
Exercised	(15,000)	$1.21 to $1.21	$1.21
Forfeited and expired	(238,551)	$2.33 to $15.95	$6.88

Balance at June 27, 2009	4,122,012

2008 Candela Corporation Stock Plan

        The Company's 2008 Stock Plan was adopted by the Board of Directors on October 27, 2008 and approved by the stockholders on December 12, 2008. The 2008 Stock Plan permits the Company to make grants of incentive stock options, non-qualified stock options, stock appreciation rights ("SARs"), restricted stock awards and restricted stock units ("RSUs"), which are referred to hereafter individually as a "Stock Right" and collectively as "Stock Rights."

        The 2008 Stock Plan authorizes the issuance of up to 1.3 million shares of the Company's Common Stock. The shares of Common Stock subject to Stock Rights may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. Any shares of Common Stock subject to a Stock Right which for any reason expires or terminates unexercised or terminates without the delivery of shares of Common Stock may again be available for future grants under the 2008 Stock Plan. No employee may be granted options and/or SARs with respect to more than 700,000 shares of Common Stock in any one fiscal year. No employee may be granted restricted stock or RSUs having a fair market value in excess of $2,000,000 in any one fiscal year. The number of shares of Common Stock available under the 2008 Stock Plan, the award limits and a grantee's rights with respect to Stock Rights granted, unless otherwise specifically provided in the written instrument relating to the grant of such Stock Right, shall be adjusted upon the occurrence of any of the following: stock dividends, stock splits, consolidation, mergers, recapitalizations, reorganizations, dissolution or liquidation.

        There were approximately 1.0 million stock-based SARs granted under this Plan during the fiscal year ended 2009. The SARs granted to employees become exercisable ratably over one to two years. No SARs were granted to directors during the fiscal year ended 2009.

        Due to forfeitures, there were approximately 0.9 million outstanding SARs under this Plan at June 27, 2009 with a weighted-average exercise price of $0.41 per share, an aggregate intrinsic value of approximately $0.4 million, and a weighted-average remaining contractual term of 9.56 years.

        The Compensation Committee of the Board of Directors administers the 2008 Stock Plan. Subject to the provisions of the 2008 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right. Subject to certain limitations set forth in the 2008 Stock Plan, the Board of Directors may appoint other committees to administer the 2008 Stock Plan and also may delegate to any officer of the Company certain authority under the 2008 Stock Plan, including the authority to grant Stock Rights.

        Incentive stock options may be granted to employees of the Company. Non-Qualified options, SARs, restricted stock and RSUs may be granted to any employee, officer, Director or consultant of the Company.

        The Compensation Committee may grant incentive stock options, nonqualified stock options and SARs in tandem with an option or on a free standing basis. Each option or SAR expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options and SARs generally and (ii) five years from the date of grant in the case of incentive stock options granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Options and SARs are subject to early termination in certain circumstances. The exercise price per share of Common Stock of an option may not be less than "fair market value" (as defined in the 2008 Stock Plan) per share of Common Stock on the date of grant. In the case of an incentive stock option to be granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share of Common Stock may not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock subject to incentive stock options granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000. The grant price of SARs may not be less than the fair market value per share of Common Stock on the date of grant, provided that the grant price of SARs granted in tandem with an option shall equal the exercise price of the related option. Options and SARs may either be fully exercisable at the time of the grant or may become exercisable in such installments as the Compensation Committee may specify. The Compensation Committee has the right to accelerate the date of exercise of any installment of any option or SAR.

        The Compensation Committee may grant restricted stock and RSUs. The instrument relating to the grant of restricted stock and RSUs will specify the restrictions that the Compensation Committee may impose, the number of shares of restricted Common Stock to be granted, and such other provisions as the Compensation Committee may determine. The restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Compensation Committee determines at the time of the grant of the restricted stock or RSUs. Except as otherwise provided in the applicable instrument relating to the grant of the restricted stock or RSUs, a grantee shall have all of the rights of a stockholder with respect to the restricted stock, and such grantee shall have none of the rights of a stockholder with respect to RSUs until such time as shares of Common Stock are paid in settlement of the RSUs.

        The Compensation Committee may take any action as may be necessary to ensure that Stock Rights granted under the 2008 Stock Plan qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. Any Stock Right granted under the 2008 Stock Plan which is intended to qualify as "performance-based compensation" may be conditioned on the attainment of one or more of the following performance goals: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

        Incentive stock options are not transferable by the optionee or grantee except by will or by the laws of descent and distribution. Non-Qualified options, SARs, restricted stock and RSUs are transferable to the extent determined by the Compensation Committee and as set forth in the instrument relating to the grant of any such non-qualified options, SARs, restricted stock and RSUs.

        Unless otherwise specified in the instrument relating to the grant of an incentive stock options, if an incentive stock option optionee ceases to be employed other than reason of death or disability, all unvested incentive stock options shall terminate and the vested incentive stock options shall terminate on the earlier of three months after the date of termination of employment or the specified expiration date. If an incentive stock option optionee ceases to be employed by reason of death or disability, all unvested incentive stock options shall terminate and the vested incentive stock options shall terminate on the earlier of one hundred and eighty days after the date of termination of employment or the specified expiration date. The Compensation Committee shall specify in the instrument relating to the grant of nonqualified options, SARs, restricted stock and RSUs the treatment of such Stock Rights upon a grantee's termination of employment.

        In the event of a merger, sale or consolidation of the Company, or a similar "acquisition," the administrator, or the board of directors of any successor, in its discretion, may either (i) provide for appropriate substitutions or assumptions of outstanding awards, (ii) provide that all option and stock appreciation rights must be exercised, to the extent exercisable, within a specified period following notice at the end of which period all outstanding options or stock appreciation rights will terminate, (iii) provide for the termination of all options and stock appreciation rights in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such award over the exercise price of such award or (iv) terminate all awards, other than options and stock appreciation rights, on such terms and conditions as the administrator or the board of directors of any successor deems appropriate. The 2008 Stock Plan shall automatically expire on October 27, 2018, except as to options outstanding on that date.

        The Board of Directors may adopt amendments to the 2008 Stock Plan, subject, in certain cases, to stockholder approval, and may terminate the 2008 Stock Plan at any time (although such action shall not affect Stock Rights previously granted). No Stock Rights may be granted under the 2008 Stock Plan after October 26, 2018.

        The following is a summary of stock option/SARs activity under the 2008 Stock Option Plan:

	Number of Shares	Option Prices	Weighted Exercise Price per Share
Balance at June 28, 2008	—
Granted	960,451	$0.41 to $0.41	$0.41
Exercised	—	$— to $—	$—
Forfeited and expired	(20,323)	$0.41 to $0.41	$0.41

Balance at June 27, 2009	940,128

12. Income Taxes

        The components of our (benefit from) provision for income before income taxes consist of the following:

	For the Year Ended
	June 27, 2009	June 28, 2008	June 30, 2007
(Loss) income from continuing operations before income taxes:
Domestic	$(19,449)	$(15,776)	$8,388
Foreign	2,091	2,897	2,212

	$(17,358)	$(12,879)	$10,600

(Benefit from) provision for income taxes:
Current provision:
Federal	$(1,953)	$(4,129)	$2,510
State	(285)	(190)	246
Foreign	1,121	948	767

Total current (benefit from) provision for income taxes	(1,117)	(3,371)	3,523

Deferred (benefit from) provision for income taxes
Federal	(4,937)	(2,565)	319
State	(615)	(95)	28
Foreign	(100)	262	(302)

Total deferred (benefit from) provision for income taxes	(5,652)	(2,398)	45

Total (benefit from) provision for income taxes	$(6,769)	$(5,769)	$3,568

        The Company recorded a benefit for income taxes from discontinued operations of approximately $8.2 million, $0.7 million, and less than $0.1 million for the years ended 2009, 2008, and 2007, respectively.

        The components of the Company's deferred tax assets and liabilities consist of the following:

(in thousands)	June 27, 2009	June 28, 2008
Deferred Tax Asset—Current
Bad debt reserve	$572	$771
Inventory valuation reserves	1,587	1,389
Sales returns	387
Deferred revenue	259	404

Total Deferred Tax Asset—Current	$2,805	$2,564

Deferred Tax Asset—Noncurrent
Accrued warranty reserve	$3,030	$2,079
Restructuring reserve	17	131
Share-based compensation	4,586	3,447
Depreciation & amortization	397	180
Federal and state tax credits	1,311	549
Federal and state net operating losses	10,882	182
Foreign net operating losses	292	943
Other	48	554

	20,565	8,065
Less: Valuation reserve	—	—

Total Deferred Tax Asset—Noncurrent	$20,565	$8,065

Deferred Tax Liability—Current
Prepaid expenses	$138	$—

Deferred Tax Liability—Noncurrent
Depreciation & amortization	$—	$2,099

        In connection with the preparation of the financial statements, the Company performed an analysis to ascertain if it was more likely than not that it would be able to utilize its net deferred tax assets of approximately $23.2 million.

        As part of that analysis, management considered the following as positive evidence outweighing the negative evidence of the recent pre-tax book losses:

  •
  The net temporary differences resulting in the deferred tax assets and in the deferred tax liabilities are expected to reverse in similar time periods.

  •
  The Company has a consistent taxpaying history.

  •
  The non-recurring nature of significant items contributing to the current year net operating loss.

  •
  Current projections of future taxable income, exclusive of reversing temporary differences, indicate a return to taxable income in a reasonable period of time.

        Based upon the aforementioned, we have concluded that the positive evidence outweighs the negative evidence and, thus, that those deferred tax assets not otherwise subject to a valuation allowance are realizable on a "more likely than not" basis.

        The reconciliation from the federal statutory tax rate to the effective tax rate is as follows:

	June 27, 2009	June 28, 2008	June 30, 2007
Statutory rate	(35)%	(35)%	35%
State income taxes	(4)%	(1)%	2%
Difference between foreign and US tax rates	1%	0%	(3)%
Resolution of income tax audits and other adjustments for uncertain tax positions	0%	(4)%	0%
Benefit from foreign sales credits	0%	0%	(1)%
Other reconciling items	(1)%	(5)%	1%

Effective tax rate	(39)%	(45)%	34%

        At June 27, 2009, the Company had available federal research and development tax credits of approximately $0.5 million which begin to expire in 2027 and other credits of approximately $0.2 million with no expiration. The Company had available state research and development tax credits of approximately $0.6 million which expire at various dates as indicated in the following table:

(in thousands)	Available	Expires
Fiscal 2000	$221	June 2015
Fiscal 2002	109	June 2017
Fiscal 2003	17	June 2018
Fiscal 2005	25	June 2020
Fiscal 2007	14	June 2022
various	226	No expiration

Total	$612

        At June 27, 2009, the Company had federal net operating losses of $27.5 million which expire in June 2029. For state income tax purposes the Company has net operating losses of $17.1 million which begin to expire in June 2013. Foreign tax losses are as follows:

(in thousands)	Available	Expires
Germany	$614	No Expiration
United Kingdom	154	No Expiration
Spain	186	No Expiration
Australia	71	No Expiration

Total	$1,025

        No amount for U.S. income tax has been provided on undistributed earnings of the Company's foreign subsidiaries because the Company considers the approximately $12.4 million of accumulated foreign earnings to be indefinitely reinvested. In the event of distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes, subject to an adjustment, if any, for foreign tax credits and foreign withholding taxes payable to certain foreign tax authorities. Determination of the amount of U.S income tax liability that would be incurred is not practicable because of the complexities associated with this hypothetical calculation; however, unrecognized foreign tax credit carry forwards may be available to reduce some portion of the U.S. tax liability, if any.

        The Company adopted the provisions of FIN 48 effective July 1, 2007. FIN 48 addresses the accounting for and disclosure of uncertainty in income tax positions by prescribing a minimum recognition threshold that a tax position is required to satisfy before being recognized in the financial statements.

FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

        The cumulative effect of adopting FIN 48 was a decrease in tax reserves of approximately $0.1 million, resulting in an offsetting increase to the July 1, 2007 Retained Earnings balance.

        Upon adoption, the gross liability for unrecognized tax benefits at July 1, 2007 was approximately $1.9 million, inclusive of interest and penalties and, if recognized, would favorably affect the Company's effective tax rate. In addition, consistent with the provisions of FIN 48, certain reclassifications were made to the balance sheet, including the reclassification of $0.4 million of income tax liabilities from current to non-current liabilities because payment of cash is not anticipated within one year of the balance sheet date.

        The reconciliation of the total amounts of unrecognized tax benefits included in other accrued liabilities at June 27, 2009 and June 28, 2008 is as follows:

(in thousands)	June 27, 2009	June 28, 2008
Balance, beginning of year	$1,400	$1,853
Additions based on tax positions related to the current year	179	116
Additions for tax positions of prior years	28	10
Reductions for positions of prior years	(207)	(554)
Settlements	—	(25)

Balance, end of year	$1,400	$1,400

        The Company's policy to include interest and penalties related to gross unrecognized tax benefits within its provision for income taxes did not change upon the adoption of FIN 48. To the extent accrued interest and penalties do not ultimately become payable, amounts accrued will be reduced in the period that such determination is made and reflected as a reduction of the overall income tax provision. As of June 29, 2009 and June 28, 2008, the Company had approximately $0.1 million of accrued interest and penalties related to uncertain tax positions, respectively. In each of the fiscal years ended June 27, 2009 and June 28, 2008, the Company recognized approximately $0.1 million in interest and penalties, respectively.

        The Company files income tax returns in the United States on a federal basis, in many U.S. state jurisdictions, and in certain foreign jurisdictions. The three most significant tax jurisdictions are the U.S., Spain, and Japan. The associated tax filings remain subject to examination by applicable tax authorities for a certain length of time following the tax year to which those filings relate. The 2006 through 2008 fiscal tax years remain subject to examination by the IRS for U.S. federal tax purposes, and the 2005 through 2008 fiscal tax years remain subject to examination by the appropriate governmental agencies for Spanish and Japanese tax purposes, respectively.

        We do not anticipate experiencing any significant increases or decreases in our unrecognized tax benefits within the twelve months following June 27, 2009.

13. Segment, Geographic and Major Customer Information

        The Company operates principally in one industry segment: the design, manufacture, sale, and service of medical devices and related equipment. The results in this segment have been presented in the Consolidated Statements of Operations for the appropriate periods. The Company has no single customer that represents a significant portion of revenue and accounts receivable during the periods presented.

Geographic data

        Geographic information for fiscal 2009, 2008, and 2007 is as follows (in thousands):

	2009	2008	2007
Revenue:
United States	$70,939	$86,356	$96,320
Intercompany	21,185	30,517	26,446

	92,124	116,873	122,766
Japan	15,410	17,598	20,318
Spain	14,234	25,583	21,323
Germany	3,068	3,893	3,162
France	6,364	6,606	4,488
Italy	1,704	1,691	2,033
UK	1,389	1,658	—
Australia	3,471	3,231	133

	137,765	177,133	174,223
Elimination	(21,185)	(30,516)	(26,446)

Consolidated total	$116,580	$146,617	$147,777

Income (loss) from operations:
United States	$(20,511)	$(15,350)	$3,559
Europe	1,373	1,324	991
Japan	986	1,085	1,245
Australia	176	170	(19)
Elimination	468	105	(1,620)

Consolidated total	$(17,508)	$(12,666)	$4,156

Geographic identification of long-lived assets:
United States	$2,840	$3,322	$3,002
All others	629	414	333

Consolidated total	$3,469	$3,736	$3,335

        United States revenue includes export sales to unaffiliated companies located principally in Europe, the Asia-Pacific region and Latin America, which approximated $31.9 million, $31.3 million, and $31.9 million in fiscal years 2009, 2008, 2007, respectively. The results of our Israeli subsidiary are reported as part of discontinued operations (Note 15).

14. Employee Benefit Plans

        The Company offers a 401(k) Plan which allows eligible United States employees to make tax-deferred contributions, a portion of which are matched by the Company. The Company may make discretionary matching contributions to the Plan in an amount determined by its Board of Directors. Company contributions vest ratably with three years of employment and amounted to $0.2 million, $0.4 million, and $0.5 million for the fiscal years ended 2009, 2008, 2007, respectively.

15. Discontinued Operations

Candela Skin Care Centers ("CSCC")

        At June 27, 2009, CSCC had a net liability of approximately $0.8 million consisting primarily of deferred gift certificate revenue. We also recorded a gain during the year ended 2009 of approximately $0.2 million, net of tax, related to the settlement of the facility closure accrual for less than the Company's original estimate. The plan to close the only remaining skin care center was initiated by management during the fiscal quarter ended September, 2003.

Inolase (2002) Ltd.

        In the fiscal quarter ended December 27, 2008, in connection with the Company's plan to focus on its core products, management initiated a plan to close its Inolase (2002) Ltd. ("Inolase") subsidiary. The closure was accounted for as a discontinued operation in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"), and SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146").

        In determining the amount of the facilities closure accrual, we are required to estimate such factors as future vacancy rates. These estimates are reviewed quarterly and may result in revisions to established facility reserves on an ongoing basis.

        The Company determined that there was no future cash value inherent to its Inolase subsidiary and, accordingly, shut down this reporting unit as its fair value was zero. As part of that process the Company recognized a 100% impairment loss associated with the goodwill, other intangible assets, inventory, and fixed assets. The components of the loss recognized during the year ended 2009 are as follows:

In thousands
Goodwill	$10,596
Patents & Developed Technology	5,162
Inventory	1,681
Fixed Assets, net	237

$17,676

        In accordance with SFAS 146, the Company also recorded restructuring charges of approximately $0.4 million associated with future occupancy costs, minimum termination benefits, and professional service fees. In determining the amount of the accrual for future occupancy costs, we are required to estimate such factors as future vacancy rates. These estimates are reviewed quarterly and may result in revisions to facility reserves in future periods.

        A summary of the operating results of the discontinued operations are as follows:

(in thousands)	2009	2008
Revenue	$438	$1,601

loss from discontinued operations	(1,106)	(2,681)
Benefit from Income tax from discontinued operations	(470)	(720)
Net loss on disposal of discontinued operations, net of tax benefit of $7,687	(11,057)	—

Loss from discontinued operations, net	$(11,693)	$(1,961)

        During the six-month period since execution of the plan, for the year ended June 27, 2009, we recognized certain residual revenues, incurred ongoing operating expenses, and made required adjustments to income taxes in the ordinary course of business.

        As of June 27, 2009, the Company had no assets or liabilities held in connection with the disposal of Inolase other than the accrual for future occupancy costs and residual professional fees of approximately $0.1 million.

16. Legal Proceedings

        The Company is currently involved in two litigation matters with Palomar Medical Technologies, Inc. ("Palomar").

  •
  Palomar asserts that it is the exclusive licensee from The General Hospital Corporation ("Mass. General") of U.S. Patent No. 5,735,844 (the "'844 Patent") and U.S. Patent No. 5,595,568, which is related to the '844 Patent (the "'568 Patent"). On August 9, 2006, Palomar filed suit against the Company in the United States District Court for the District of Massachusetts, asserting willful infringement by the Company of the '844 Patent. Palomar seeks compensatory and treble damages, as well as attorneys' fees and injunctive relief. In November 2006, the Company answered the complaint by denying Palomar's allegations and asserting a variety of affirmative defenses and counterclaims against Palomar. This response included a counterclaim by the Company against Palomar seeking a declaratory judgment that the '568 Patent is either invalid, or products manufactured by the Company do not infringe the '568 Patent, or both. In November 2006, Palomar filed an answer denying the Company's counterclaim. In February 2007, Palomar moved to amend its Complaint to add The General Hospital Corporation as a party, to add a claim for infringement by Candela of the '568 Patent, and to allege that additional Candela products infringe the '844 Patent. Palomar's motion to amend its Complaint was granted in August 2007. In February 2007, Candela moved to amend its Answer and Counterclaims to add allegations of inequitable conduct, double-patenting and violation of Mass. Gen. Laws Ch. 93A by Palomar. The Company's motion to amend its Answer and Counterclaims was granted in March 2007. Palomar filed a general denial response to Candela's Amended Answer and Counterclaim in March 2007. In August 2007, the parties had a Markman hearing before the U.S. District Court Judge presiding over the above-described legal proceeding. In a Markman hearing, the Court interprets the definitions of the disputed claim terms of a patent. On October 31, 2008, the Company requested a stay of the case with the Court, which was granted on November 17, 2008. The Company did so based upon a third party's re-examination request that was granted by the United States Patent and Trademark Office on August 29, 2008. The re-examination is with respect to both the '568 and '844 Patents, including many of the Claims at issue in this case. In November 2008, the Court stayed the case until the United States Patent and Trademark Office rules on the re-examination. On December 9, 2008, Candela filed requests for re-examination of the '568 and '844 Patents with the United States Patent & Trademark Office asserting that all claims currently in dispute with Palomar be held invalid. On January 7, 2009, the United States Patent and Trademark Office granted the Company's re-examination request of the '844 Patent and the '568 Patent. The United States Patent and Trademark Office stated that there are substantial new questions of patentability for all claims asserted against the Company by Palomar. On June 5, 2009, the PTO issued an office action confirming as patentable the majority of the claims of the '844 patent in re-examination as patentable. On June 19, 2009, Palomar moved to lift the stay based on responses by the PTO in the '844 re-examination proceeding, which the Company opposed on July 13, 2009. In July 2009, the PTO issued a notice of intent to issue a re-examination certificate for the '844 patent. In August 2009, the PTO issued a notice of intent to issue a re-examination certificate for the '568 patent, confirming the patentability of the claims in re-examination. The Court has yet to rule on the motion to lift the stay.

    On August 10, 2006, the Company filed suit against Palomar in the United States District Court for the District of Massachusetts, asserting willful infringement by Palomar of U.S. Patent Nos. 6,659,999, 5,312,395 (the "'395 Patent"), and 6,743,222 (the "'222 Patent"). The Company

    seeks compensatory and treble damages for the patent infringement, as well as attorneys' fees and an injunction against Palomar to prevent Palomar's continuing infringement. The Company served its complaint on Palomar in August 2006. In October 2006, the Company amended the Company's suit against Palomar by removing from the suit allegations that Palomar infringes Patent 6,659,999. In October 2006, Palomar answered the Company's amended complaint by denying the Company's allegations and asserting an affirmative defense of inequitable conduct with respect to the '395 Patent. In addition, Palomar filed a demand for a declaratory judgment seeking a judicial determination that Palomar products either do not infringe the '395 Patent and '222 Patent or that such patents are invalid. In November 2006, the Company answered the counterclaim by denying Palomar's allegations. In February 2008, Palomar filed a request for re-examination of the Company's '222 Patent with the United States Patent and Trademark Office ("PTO"). In March 2008, the PTO granted re-examination. In June 2008, the Court stayed the case until the PTO rules on the re-examination. To avoid the necessity of repeated status conferences, the Company requested administrative closure of the case on November 26, 2008, subject to reopening when the '222 Patent emerged from re-examination. The Court granted this request on December 1, 2008.

    While the Company intends to vigorously contest Palomar's allegations, and to pursue its own claims against Palomar, each lawsuit is inherently uncertain and unpredictable as to its ultimate outcome. An adverse outcome in Palomar's suit against the Company would materially hurt the Company's business, financial condition, results of operations and cash flows.

  •
  On September 15, and 24, 2009, after the announcement of the Company's proposed merger with Syneron, two putative class action lawsuits were filed in the Superior Courts of Massachusetts against Candela and the members of Candela's Board of Directors, among others. The plaintiffs in the two actions purport to sue on behalf of a class of Candela stockholders, and allege that members of the board breached fiduciary duties owed to Candela stockholders through, among other things, the failure to maximize shareholder value and the use of unfair process in connection with the proposed merger between Candela and Syneron, and that Candela, with others, aided and abetted the purported breaches of fiduciary duties. The complaints seek, among other relief: rescission of the merger agreement entered into on September 8, 2009; an injunction against the merger; an order requiring disclosure of all material information necessary for shareholders to make an informed vote on the proposed merger; and an accounting for damages caused by defendants as well as an award of all costs and disbursements of the actions, including reasonable attorneys' and expenses. Candela denies the allegations in the complaints and intends to defend these lawsuits vigorously.

        On February 19, 2008, Cardiofocus, Inc. ("Cardiofocus") filed suit against the Company and eight other companies in the United States District Court for the District of Massachusetts, asserting willful infringement by the Company of U.S. Patents 6,457, 780, 6,159,203 and 5,843,073. Cardiofocus seeks compensatory and treble damages, as well as attorneys' fees and injunctive relief. On April 21, 2008, the Company answered Cardiofocus' complaint and asserted a variety of counterclaims against Cardiofocus. The Company intends to vigorously defend against the lawsuit. Based upon Candela's request, on July 23, 2008, the United States Patent & Trademark Office ("PTO") agreed to re-examine the validity of the Cardiofocus patents. On October 14, 2008, the Court agreed to stay this matter for a minimum of one year, up to a maximum of two years, but no later than the PTO's decision with respect to the re-examination proceedings.

        While we believe that the likelihood of loss in each of the disclosed proceedings is reasonably possible, the possibility of loss or range of loss for each matter is not estimable, except with regard to Palomar. In accordance with SFAS 5, Accounting for Contingencies, as of September 30, 2009, we estimate the range of the loss contingency associated with the Palomar litigation claims to be in the range of $0 to $46 million. As we have assessed that contingent losses related to these proceedings are only reasonably possible, pursuant to SFAS 5, an accrual has not been recorded for any of these loss contingencies.

        From time to time, the Company is party to various legal proceedings incidental to its business. The Company believes that none of the legal proceedings, other than the lawsuit initiated by Palomar, that are presently pending, if adversely decided against us, will have a material adverse effect upon the Company's financial position, results of operations, or liquidity. While we believe that the likelihood of loss in each of the disclosed proceedings is reasonably possible, the possibility of loss or range of loss for each matter is not estimable.

17. Derivative Instruments and Hedging Activity

        The Company uses derivative instruments to reduce its exposure to fluctuations in foreign exchange rates by creating offsetting positions through the use of foreign currency forward contracts. Changes to the fair value of derivative contracts that do not qualify for hedge accounting are reported in other income (expense) in the period of the change. For derivatives that qualify for hedge accounting, the Company recognizes the instruments as either assets or liabilities in the statement of financial position and measures those instruments at fair value. Changes in the fair value of the derivatives are recorded in shareholders' equity as a component of other comprehensive income along with an offsetting adjustment against the basis of the derivative instrument itself.

        We had no derivatives that qualified for hedge accounting during the fiscal year ended 2009.

        During the fiscal year ended 2009, we recognized the following gains (losses) on derivatives and their related hedged items which were solely comprised of inter-company payables and receivables in the normal course of business.

(in thousands)	2009
Other income (expense)—derivatives	$(692)
Other income (expense)—Hedged items	481

Total	$(211)

        We did not enter into any other derivative or hedge contracts for any other risks during the fiscal year 2009. We did not have any outstanding contracts at June 27, 2009.

18. Other Income

        During the fiscal year ended June 30, 2007, the Company recognized a $3.5 million gain on the exchange of common stock of Solx Inc. for cash and common stock of OccuLogix, Inc. (NasdaqGM: OCCX). The gain was a result of the acquisition of Solx Inc., a privately-held company, by OccuLogix, Inc., a publicly traded company. The Company held 19.99% of the outstanding common stock of Solx Inc. on an as-converted basis, prior to the merger with an associated book value of $0.

        As a result of the acquisition of Solx, Inc., Candela received approximately $1.0 million in cash at the time of closing, future cash consideration of approximately $2.5 million, and approximately 1.3 million shares of common stock in OccuLogix, Inc.

        The value of the shares of OccuLogix, Inc. was included in Candela's marketable securities at June 27, 2007 as they were considered available-for-sale securities in accordance with SFAS 115. The temporary differences between cost and fair value were presented in the consolidated financial statements in accumulated other comprehensive income within stockholders' equity, net of any related tax effect. At December 29, 2007, in the opinion of management, the value of the investment in the common shares of OccuLogix sustained an other-than-temporary impairment due to its consistent decline in value and public notification that the security was at risk of being de-listed from the NASDQ exchange. As such, the Company recognized an associated $2.5 million loss.

 19. Quarterly Results of Operations (unaudited)

	Quarter Ended
2009 (in thousands, except per-share data)	First	Second(2)	Third	Fourth(3)
Revenue	$26,665	$28,757	$29,765	$31,393
Gross Profit	10,472	10,159	11,933	11,997
Income (loss) from continuing operations	(6,606)	(9,262)	(1,360)	(131)
Net income (loss)	(4,009)	(24,945)	(465)	7,137
Earnings (loss) per common share:
Basic	$(0.18)	$(1.10)	$(0.02)	$0.32

Diluted	$(0.18)	$(1.10)	$(0.02)	$0.31

	Quarter Ended
2008 (in thousands, except per-share data)	First	Second(1)	Third	Fourth
Revenue	$35,102	$35,708	$38,400	$37,407
Gross Profit	17,060	16,503	16,789	15,161
Income (loss) from continuing operations	1,228	(6,015)	(3,212)	(4,880)
Net income (loss)	187	(4,550)	(2,056)	(2,652)
Earnings (loss) per common share:
Basic	$0.01	$(0.20)	$(0.09)	$(0.12)

Diluted	$0.01	$(0.20)	$(0.09)	$(0.12)

(1)
Includes $2.5 million loss on the other-than-temporary impairment of its investment in OccuLogix, Inc. (Note 18).

(2)
Includes $18.4 million charge to discontinued operations relative to the closing of its Israeli subsidiary (Note 15).

(3)
Includes recognition of approximately $6.4 million in tax benefits relative to the closing of the Israeli subsidiary (Note 15).

CANDELA CORPORATION
Condensed Consolidated Balance Sheets
(in thousands, except per-share data)

	September 26, 2009	June 27, 2009
Assets
Current assets:
Cash and cash equivalents	$22,119	$24,694
Restricted cash	1,013	1,013
Marketable securities	2,510	3,100
Accounts receivable, net of allowance for doubtful accounts of $3,223 and $2,828 at September 26 and June 27, respectively	30,920	31,936
Inventories, net	26,563	27,572
Other current assets	10,485	9,097

Total current assets	93,610	97,412
Property and equipment, net	3,362	3,469
Deferred tax assets	22,071	20,565
Acquired Intangible assets, net	174	174
Other assets	1,520	1,550

Total assets	$120,737	$123,170

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,074	$11,887
Accrued payroll and related expenses	5,436	4,947
Accrued warranty costs, current	4,221	4,953
Other accrued liabilities	8,145	6,476
Deferred revenue, current	11,692	11,863
Current liabilities of discontinued operations	812	865

Total current liabilities	40,380	40,991
Accrued warranty costs, long-term	424	524
Deferred revenue, long-term	4,416	4,211

Total liabilities	45,220	45,726

Stockholders' equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 26,200,000 and 26,175,000 issued at September 26 and June 27, respectively	262	262
Treasury stock, 3,450,000 common shares at September 26 and June 27, respectively, at cost	(24,855)	(24,855)
Additional paid-in capital	76,601	76,111
Accumulated earnings	19,679	23,306
Accumulated other comprehensive income	3,830	2,620

Total stockholders' equity	75,517	77,444

Total liabilities and stockholders' equity	$120,737	$123,170

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CANDELA CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per-share data)

	For the three months ended:
	September 26, 2009	September 27, 2008
	(Unaudited)
Revenue
Lasers and other products	$15,618	$17,102
Product-related service	10,606	9,563

Total revenue	26,224	26,665
Cost of sales
Lasers and other products	9,870	8,617
Product-related service	7,306	7,576

Total cost of sales	17,176	16,193

Gross profit	9,048	10,472
Operating expenses:
Selling, general and administrative	12,123	14,673
Research and development	1,789	2,330

Total operating expenses	13,912	17,003

Loss from operations	(4,864)	(6,531)
Other income (expense):
Interest income	82	243
Other income (expense), net	138	(317)

Total other income (expense)	220	(74)

Loss from continuing operations before income taxes	(4,644)	(6,605)
Benefit from income taxes	(1,060)	(3,086)

Loss from continuing operations	(3,584)	(3,519)
Loss from discontinued operations, net of income taxes	(43)	(490)

Net Loss	$(3,627)	$(4,009)

Net loss per share of common stock:
Basic and diluted
Loss from continuing operations	$(0.16)	$(0.16)
Loss from discontinued operations	—	(0.02)

Net loss	$(0.16)	$(0.18)

Weighted average shares outstanding:
Basic and diluted	22,742	22,697
Net loss	$(3,627)	$(4,009)
Other comprehensive income (loss):
Foreign currency translation adjustment	1,210	(1,258)

Comprehensive loss	$(2,417)	$(5,267)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CANDELA CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the three months ended:
	September 26, 2009	September 27, 2008
Cash flows from operating activities:
Net loss	$(3,627)	$(4,009)
Adjustments to reconcile net loss to net cash used by operating activities:
Non-cash items reported in discontinued operations	(13)	—
Share-based compensation expense	477	893
Depreciation and amortization	239	765
Provision for bad debts	372	604
Other non-cash items	143	(71)
Changes in operating assets and liabilities
Accounts receivable	3,170	8,569
Inventories	1,560	(1,961)
Other current assets	(1,232)	262
Other assets	(22)	1
Accounts payable	(5,159)	(1,801)
Accrued payroll and related expenses	316	(205)
Deferred revenue	50	(2,689)
Accrued warranty costs	(1,308)	508
Income taxes payable and deferred	1,452	(3,230)
Other accrued liabilities	2,035	(1,244)
Restricted cash	—	28

Net cash used by operating activities	(1,547)	(3,580)

Cash flows from investing activities:
Purchases of property and equipment	(436)	(620)
Maturities of held-to-maturity marketable securities	664	3,484

Net cash provided by investing activities	228	2,864

Cash flows from financing activities:
Proceeds from the issuance of common stock	14	55

Net cash provided by financing activities	14	55

Effect of exchange rates on cash and cash equivalents	(1,270)	(1,632)

Net decrease in cash and cash equivalents	(2,575)	(2,293)
Cash and cash equivalents at beginning of period	24,694	21,030

Cash and cash equivalents at end of period	$22,119	$18,737

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Candela Corporation
Notes to Condensed Consolidated Financial Statements (unaudited)

1. Basis of Presentation

        The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. The year-end consolidated balance sheet is derived from our audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of those of a normal recurring nature, considered necessary for a fair presentation of our financial position, results of operations and cash flows at the dates and for the periods indicated. Actual results may differ from these estimates.

        The results for the three-month period ended September 26, 2009 are not necessarily indicative of results to be expected for the remainder of the fiscal year. The information contained in the interim financial statements should be read in conjunction with Management's Discussion and Analysis and the financial statements and notes thereto included in the Candela Corporation 2009 Form 10-K filed on October 1, 2009 with the Securities and Exchange Commission ("SEC").

Basis of Consolidation

        The financial statements include the accounts of Candela Corporation and its subsidiaries. Inter-company transactions and balances have been eliminated. Investments in which we are not able to exercise significant influence over the investee are accounted for under the cost method.

Significant Accounting Policies

        There have been no changes in our significant accounting policies for the three months ended September 26, 2009 as compared to the significant accounting policies described in our Annual Report on Form 10-K for the fiscal year ended June 27, 2009.

Merger Costs

        We incurred approximately $2.3 million in direct costs during the three-month period ended September 26, 2009 in connection with our pending merger with Syneron Medical, Ltd. In accordance with ASC 805, Business Combinations, which specifies that acquisition-related costs be recognized separately from the acquisition and expensed as incurred, we have included these costs as part of operating expenses in our accompanying unaudited condensed consolidated statement of operations and comprehensive income (loss).

Subsequent Events

        Management has reviewed and evaluated material subsequent events from the balance sheet date of September 26, 2009 through the financial statements issue date of November 10, 2009. All appropriate subsequent event disclosures, if any, have been made in these Notes to Condensed Consolidated Financial Statements.

2. Recent Accounting Pronouncements

        In June 2009, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. SFAS No. 168, which is incorporated in Accounting Standards

Codification ("ASC") Topic 105, Generally Accepted Accounting Principles, identifies the ASC as the authoritative source of generally accepted accounting principles in the United States. Rules and interpretive releases of the SEC under federal securities laws are also sources of authoritative GAAP for SEC registrants. We adopted SFAS No. 168 in Q1 2010 and include references to the ASC within our consolidated financial statements.

        In October 2009, the FASB issued Accounting Standards Update ("ASU") 2009-13, which amends ASC Topic 605, Revenue Recognition, to require companies to allocate revenue in multiple-element arrangements based on an element's estimated selling price if vendor-specific or other third-party evidence of value is not available. ASU 2009-13 is effective for us beginning in Q1 2011. Earlier application is permitted. We are currently evaluating both the timing and the impact of the pending adoption of the ASU on our consolidated financial statements.

3. Fair Value Measurements

        We measure assets and liabilities at fair value based upon exit price, representing the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. To increase the comparability of fair-value measures, the following hierarchical levels of inputs to valuation methodologies are used:

  •
  Level 1—Valuation is based upon quoted prices for identical instruments traded in active markets. Level 1 instruments include securities traded on active exchange markets, such as the New York Stock Exchange.

  •
  Level 2—Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market.

  •
  Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect our own estimates of assumptions market participants would use in pricing the asset or liability.

        The following table summarizes our assets measured and recorded at fair value on a recurring basis, by level, within the fair value hierarchy:

	As of September 26, 2009
	Level 1	Level 2	Level 3	Total
Cash equivalents	$5,540	$—	$—	$5,540
Short-term investments	2,510	—	—	2,510

	$8,050	$—	$—	$8,050

	As of June 27, 2009
	Level 1	Level 2	Level 3	Total
Cash equivalents	$6,214	$—	$—	$6,214
Short-term investments	1,686	—	—	1,686

	$7,900	$—	$—	$7,900

 4. Discontinued Operations

        A summary of the operating results of the discontinued operations are as follows:

	For the three months ended:
(in thousands)	September 26, 2009	September 27, 2008
Revenue	$—	$208

Loss from discontinued operations	(68)	(633)
Benefit from Income tax from discontinued operations	(25)	(143)

Loss from discontinued operations, net	$(43)	$(490)

        During the three-month period ended September 26, 2009, we incurred ongoing operating expenses and made required adjustments to income taxes in the ordinary course of business.

5. Equity Incentive Plans

        As of September 26, 2009, there was approximately $1.5 million of total unrecognized compensation cost related to non-vested stock options and Stock Appreciation Rights ("SARs") granted under the Company's incentive plans. This cost is expected to be recognized over a weighted-average period of 0.9 years.

        The amount of cash received from the exercise of stock options for the three-month period ended September 26, 2009 and September 27, 2008, respectively, was de minimus.

        None of the options or SARs outstanding at September 26, 2009 or September 27, 2008 had cash-settlement features.

1990 Candela Corporation Employee Stock Purchase Plan

        The 1990 Employee Stock Purchase Plan (the "Purchase Plan") provides for the sale of up to 1.5 million shares of common stock to eligible employees. The shares are issued at 85% of the average high/low market price on the last day of semi-annual periods rounded up to the nearest penny. Substantially all full-time employees are eligible to participate in the Purchase Plan. At September 26, 2009 there were approximately 587,000 shares available for sale. Compensation expense for the purchase plan is recognized over the vesting period.

1998 Candela Corporation Amended and Restated Stock Plan

        There were no stock-based SARs granted during the three-month period ended September 26, 2009 as the 1998 Stock Plan expired pursuant to its term on September 18, 2008.

        There were approximately 4.1 million outstanding options/SARs at September 26, 2009 with a weighted-average exercise price of $8.25 per share, an aggregate intrinsic value of $0.2 million, and a weighted-average remaining contractual term of 7.01 years.

        Of the total 4.1 million outstanding options/SARs, there were approximately 2.9 million of exercisable options/SARs at September 26, 2009 with a weighted-average exercise price of $8.73 per share, an aggregate intrinsic value of $0.2 million, and a weighted-average remaining contractual term of 6.58 years.

        The total intrinsic value of SARs exercised during the three-month period ended September 26, 2009 was approximately $14,000.

2008 Candela Corporation Stock Plan

        There were approximately 0.3 million stock-based SARs granted under this Plan during the three-month period ended September 26, 2009. The SARs granted to employees become exercisable ratably over one to two years. No SARs were granted to directors during the three-month period ended September 26, 2009.

        There were approximately 1.3 million outstanding SARs under this Plan at September 26, 2009 with a weighted-average exercise price of $0.68 per share, an aggregate intrinsic value of $3.2 million, and a weighted-average remaining contractual term of 9.46 years.

        The total intrinsic value of SARs exercised during the three-month period ended September 26, 2009 was approximately $25,000.

6. Earnings or loss per Share

        Basic earnings or loss per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding for the period. If there are dilutive securities, diluted earnings per share is computed by including common stock equivalents outstanding for the period in the denominator. Common stock equivalents include shares issuable upon the exercise of stock options or warrants, net of shares assumed to have been purchased with the proceeds, using the treasury stock method.

	For the three months ended:
(in thousands, except per share data)	September 26, 2009	September 27, 2008
Shares used in the calculation of Basic earnings per share	22,742	22,697
Effect of dilutive securities:
Stock options/SAR's	—	—

Diluted shares used in the calculation of earnings per share	22,742	22,697

        During the three-month period ended September 26, 2009 and September 27, 2008, respectively, potential common shares consisting of all shares issuable upon exercise of stock options/SARs have been excluded from the computation of diluted loss per share as their effect would have been anti-dilutive.

7. Marketable Securities

        The Company classifies its marketable debt securities as held-to-maturity when the Company has the intent and ability to hold them to maturity. Held-to-maturity debt securities are reported at amortized cost which approximates fair value. Current marketable securities include debt investments with original maturities that are expected to mature in more than three months and less than or equal to twelve months and equity investments. Long-term marketable securities include debt securities that have remaining maturities of one to three years. Unrealized losses related to the held-to-maturity securities are not considered a permanent decline in the market value of such securities.

        See Note 3 for related disclosures relative to fair value measurements.

        Marketable securities consist of the following:

	September 26, 2009			June 27, 2009
(in thousands)	Net Carrying Amount	Fair Value	Unrealized loss	Net Carrying Amount	Fair Value	Unrealized loss
Short-term (Held-to-maturity):
Certificates of deposit	$2,510	$2,514	$4	$3,100	$3,108	$8

Total marketable securities, short-term	$2,510	$2,514	$4	$3,100	$3,108	$8

        All held-to-maturity investments at September 26, 2009 reach maturity during the fiscal year ended 2010.

8. Inventories

        Inventories consist of the following:

(in thousands)	September 26, 2009	June 27, 2009
Raw materials	$9,095	$9,166
Work in process	383	381
Finished goods	17,085	18,025

	$26,563	$27,572

9. Property and Equipment

        Property and equipment consists of the following:

(in thousands)	September 26, 2009	June 27, 2009
Leasehold improvements	$315	$388
Office furniture	377	409
Computers, software, and other equipment	7,740	7,467

	$8,432	$8,264
Less: accumulated depreciation	(5,070)	(4,795)

Property and equipment, net	$3,362	$3,469

        Depreciation expense was approximately $0.2 million and $0.3 million for the three-month periods ended September 26, 2009 and September 27, 2008, respectively.

10. Goodwill and Acquired Intangible Assets

        Goodwill and acquired intangible assets consist of the following:

(in thousands)	September 26, 2009	June 27, 2009
Intangible assets with finite lives:
Patents	$174	$174

Intangible assets with finite lives, net	$174	$174

        There was no amortization expense for the three-month period ended September 26, 2009 as the amortizable assets were previously fully impaired. Amortization expense was approximately $0.4 million for the three-month period ended September 27, 2008.

11. Derivative Instruments and Hedging Activity

        Foreign Currency Risk:    The Company uses derivative instruments to reduce its exposure to fluctuations in foreign exchange rates by creating offsetting positions through the use of foreign currency forward contracts. Changes to the fair value of derivative contracts that do not qualify for hedge accounting are reported in other income (expense) in the period of the change. For derivatives that qualify for hedge accounting, the Company recognizes the instruments as either assets or liabilities in the statement of financial position and measures those instruments at fair value. Changes in the fair value of the derivatives are recorded in shareholders' equity as a component of other comprehensive income along with an offsetting adjustment against the basis of the derivative instrument itself.

        We had no derivatives that qualified for hedge accounting during the three-month period ended September 26, 2009.

        We did not enter into any other derivative or hedge contracts for any other risks during the three-month period ended September 26, 2009.

        The Company had no foreign currency contracts outstanding at September 26, 2009.

12. Warranty Reserve

        The Company's products generally carry a standard warranty. The Company maintains a reserve based on anticipated warranty claims at the time product revenue is recognized. Factors that affect the Company's product warranty liability include the number of installed units, the anticipated cost of warranty repairs and historical and anticipated rates of warranty claims.

        The following table reflects changes in the Company's accrued warranty account during the three-month periods ended September 26, 2009 and September 27, 2008, respectively:

	For the three months ended:
(in thousands)	September 26, 2009	September 27, 2008
Beginning balance	$5,477	$6,098
Incremental accruals on current sales	1,232	1,964
Amortization of prior-period accruals	(2,064)	(1,649)

Ending balance	$4,645	$6,413

13. Deferred Revenue

        The Company offers extended service contracts that may be purchased for periods from one to five years. The Company recognizes service contract revenue ratably over the life of the contract. Actual service contract expenses incurred and charged to service costs of sales during an interim period may be more or less than the amount of amortized service contract revenue recognized in that period.

        Revenues are recognized when a signed non-cancelable purchase order exists, the product is shipped, title and risk have passed to the customer, the fee is fixed or determinable, and collection is considered probable. Circumstances which generally preclude the immediate recognition of revenue include shipping terms of FOB destination or the existence of a customer acceptance clause in a contract based upon customer inspection of the product. In these instances, revenue is deferred until adequate documentation is obtained to ensure that these criteria have been fulfilled.

        The following table reflects changes in the Company's deferred revenue account during the three-month periods ended September 26, 2009 and September 27, 2008, respectively:

	For the three months ended:
(in thousands)	September 26, 2009	September 27, 2008
Beginning balance	$16,074	$18,136
Deferral of new sales	3,586	3,937
Recognition of previously deferred revenue	(3,552)	(6,908)

Ending balance	$16,108	$15,165

14. Commitments and Contingencies

        The Company has an agreement with the Regents of the University of California ("Regents") for exclusive license rights to the Dynamic Cooling Device ("DCD"), subject to certain limited license rights of Cool Touch, Inc. ("Cool Touch"), in the following fields of use: procedures that involve skin resurfacing and rejuvenation, vascular skin lesions, and laser hair removal. Cool Touch, a subsidiary of New Star Technology, Inc., obtained a license to the DCD on a co-exclusive basis with the Company, in certain narrower fields of use.

        The Company's agreement with the Regents called for an annual license fee of $0.3 million and a minimum annual royalty obligation of $1 million or 3%, whichever is greater. The multi-year annual fee of $0.3 million was paid to the Regents in a lump sum of $3.0 million and is being amortized over the remaining life of the patent agreement, which as of September 26, 2009 was approximately six years. The royalty and the amortization of the annual license fee payment are reflected in the Company's consolidated statement of income. The unamortized portion of the license fee payment is reflected in other current assets and in other assets at September 26, 2009 and June 28, 2009, respectively.

        At September 26, 2009, approximately $0.5 million is included in other current assets and approximately $1.4 million is included in other assets.

15. Income Taxes

        The Company files income tax returns in the United States ("U.S.") on a federal basis and in many U.S. state and foreign jurisdictions. The three most significant tax jurisdictions are the U.S., Spain, and Japan. The associated tax filings remain subject to examination by applicable tax authorities for a certain length of time following the tax year to which those filings relate. The fiscal years ended 2006 and later remain subject to examination by the IRS for U.S. federal tax purposes, our fiscal years ended 2005 and later remain subject to examination by the appropriate governmental agencies for Spanish and Japanese tax purposes.

        In connection with the preparation of the financial statements, the Company performed an analysis to ascertain if it was more likely than not that it would be able to utilize its net deferred tax assets of approximately $24.7 million.

        As part of that analysis, management considered the following as positive evidence outweighing the negative evidence of the recent pre-tax book losses:

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  The net temporary differences resulting in the deferred tax assets and in the deferred tax liabilities are expected to reverse in similar time periods.

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  The Company has a consistent taxpaying history.

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  The non-recurring nature of significant items contributing to the year-to-date, in addition to the prior year, loss from operations.

  •
  Current projections of future taxable income, exclusive of reversing temporary differences, indicate a return to taxable income in a reasonable period of time.

        Based upon the aforementioned, we have concluded that the positive evidence outweighs the negative evidence and, thus, that those deferred tax assets not otherwise subject to a valuation allowance are realizable on a "more likely than not" basis.

16. Legal Proceedings

        The Company is currently involved in two litigation matters with Palomar Medical Technologies, Inc. ("Palomar").

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  Palomar asserts that it is the exclusive licensee from The General Hospital Corporation ("Mass. General") of U.S. Patent No. 5,735,844 (the "'844 Patent") and U.S. Patent No. 5,595,568, which is related to the '844 Patent (the "'568 Patent"). On August 9, 2006, Palomar filed suit against the Company in the United States District Court for the District of Massachusetts, asserting willful infringement by the Company of the '844 Patent. Palomar seeks compensatory and treble damages, as well as attorneys' fees and injunctive relief. In November 2006, the Company answered the complaint by denying Palomar's allegations and asserting a variety of affirmative defenses and counterclaims against Palomar. This response included a counterclaim by the Company against Palomar seeking a declaratory judgment that the '568 Patent is either invalid, or products manufactured by the Company do not infringe the '568 Patent, or both. In November 2006, Palomar filed an answer denying the Company's counterclaim. In February 2007, Palomar moved to amend its Complaint to add The General Hospital Corporation as a party, to add a claim for infringement by Candela of the '568 Patent, and to allege that additional Candela products infringe the '844 Patent. Palomar's motion to amend its Complaint was granted in August 2007. In February 2007, Candela moved to amend its Answer and Counterclaims to add allegations of inequitable conduct, double-patenting and violation of Mass. Gen. Laws Ch. 93A by Palomar. The Company's motion to amend its Answer and Counterclaims was granted in March 2007. Palomar filed a general denial response to Candela's Amended Answer and Counterclaim in March 2007. In August 2007, the parties had a Markman hearing before the U.S. District Court Judge presiding over the above-described legal proceeding. In a Markman hearing, the Court interprets the definitions of the disputed claim terms of a patent. On October 31, 2008, the Company requested a stay of the case with the Court, which was granted on November 17, 2008. The Company did so based upon a third party's re-examination request that was granted by the United States Patent and Trademark Office on August 29, 2008. The re-examination is with respect to both the '568 and '844 Patents, including many of the Claims at issue in this case. In November 2008, the Court stayed the case until the United States Patent and Trademark Office rules on the re-examination. On December 9, 2008, Candela filed requests for re-examination of the '568 and '844 Patents with the United States Patent & Trademark Office asserting that all claims currently in dispute with Palomar be held invalid. On January 7, 2009, the United States Patent and Trademark Office granted the Company's re-examination request of the '844 Patent and the '568 Patent. The United States Patent and Trademark Office stated that there are substantial new questions of patentability for all claims asserted against the Company by Palomar. On June 5, 2009, the PTO issued an office action confirming as patentable the majority of the claims of the '844 patent in re-examination as patentable. On June 19, 2009, Palomar moved to lift the stay based on responses by the PTO in the '844 re-examination proceeding, which the Company opposed on July 13, 2009. In July 2009, the PTO issued a notice of intent to issue a re-examination certificate for the '844 patent. In August 2009, the PTO issued a notice of intent to issue a re-examination certificate for the '568 patent, confirming the patentability of the claims in re-examination. The Court has yet to rule on the motion to lift the stay.

    •
    On August 10, 2006, the Company filed suit against Palomar in the United States District Court for the District of Massachusetts, asserting willful infringement by Palomar of U.S. Patent Nos. 6,659,999, 5,312,395 (the "395 Patent"), and 6,743,222 (the "'222 Patent"). The Company seeks compensatory and treble damages for the patent infringement, as well as attorneys' fees and an injunction against Palomar to prevent Palomar's continuing infringement. The Company served its complaint on Palomar in August 2006. In October 2006, the Company amended the Company's suit against Palomar by removing from the suit allegations that Palomar infringes Patent 6,659,999. In October 2006, Palomar answered the Company's amended complaint by denying the Company's allegations and asserting an affirmative defense of inequitable conduct with respect to the '395 Patent. In addition, Palomar filed a demand for a declaratory judgment seeking a judicial determination that Palomar products either do not infringe the '395 Patent and '222 Patent or that such patents are invalid. In November 2006, the Company answered the counterclaim by denying Palomar's allegations. In February 2008, Palomar filed a request for re-examination of the Company's '222 Patent with the United States Patent and Trademark Office ("PTO"). In March 2008, the PTO granted re-examination. In June 2008, the Court stayed the case until the PTO rules on the re-examination. To avoid the necessity of repeated status conferences, the Company requested administrative closure of the case on November 26, 2008, subject to reopening when the '222 Patent emerged from re-examination. The Court granted this request on December 1, 2008.

    •
    While the Company intends to vigorously contest Palomar's allegations, and to pursue its own claims against Palomar, each lawsuit is inherently uncertain and unpredictable as to its ultimate outcome. An adverse outcome in Palomar's suit against the Company would materially hurt the Company's business, financial condition, results of operations and cash flows.

        After the announcement of Candela's proposed merger with Syneron, on September 24, 2009 and October 30, 2009 two putative class action lawsuits, captioned Claude Colp v. Gerard Puorro, et al., No. 09-4092 and Chelsea Colombo v. Candela Corporation, et al., No. 09-4666, were filed in the Suffolk County Business Litigation Session of the Massachusetts Superior Court against Candela and the members of Candela's board of directors. On November 5, 2009, an amended complaint was filed in the Colp action, or the Amended Complaint. The court has consolidated the two actions, and the Amended Complaint is the operative complaint for the consolidated action, captioned In re Candela Corporation Shareholder Litigation, Lead Civil Action No. 09-4092. Plaintiff in the Amended Complaint, who sues on his own behalf and purports to sue on behalf of a putative class of Candela stockholders, alleges that members of Candela's board of directors breached fiduciary duties owed to Candela stockholders by, among other things, using an unfair or flawed process in connection with the proposed merger between Candela and Syneron, agreeing to an all-stock transaction at an unfair price, and omitting material information and/or providing materially misleading information concerning the merger. Plaintiff further alleges that Candela, with others, aided and abetted the purported breaches of fiduciary duties. The Amended Complaint seeks, among other relief: an injunction against the merger; rescission of the transaction (or damages) if consummated; and an award of all costs of the actions, including reasonable attorneys' fees and expenses.

        While Candela and the other defendants believe the allegations in the complaints are entirely without merit and that they have valid defenses to all claims, in an effort to minimize the cost and expense of litigation, the defendants entered into a settlement with the plaintiffs that involves a release of any and all claims and causes of action alleged in the complaints, or arising out of or relating in any manner thereto, in exchange for adding in the proxy statement/prospectus relating to the proposed merger certain additional limited disclosures and reducing the termination fee payable by Candela to Syneron pursuant to Section 8.3(d) of the merger agreement from $2.6 million to $2.1 million. The additional limited disclosures have been added and are a part of the proxy statement/prospectus. The reduced termination fee of $2.1 million is payable under certain circumstances described in the merger agreement. The defendants have also agreed not to oppose any fee application by plaintiffs' counsel that does not exceed

$260,000. The settlement, including the payment by Candela or any successor thereto of any attorneys' fees, is also contingent upon, among other things, the merger becoming effective. In the event the settlement is not approved or such conditions are not satisfied, the defendants will continue to vigorously defend these lawsuits.

        On February 19, 2008, Cardiofocus, Inc. ("Cardiofocus") filed suit against the Company and eight other companies in the United States District Court for the District of Massachusetts, asserting willful infringement by the Company of U.S. Patents 6,457,780, 6,159,203 and 5,843,073. Cardiofocus seeks compensatory and treble damages, as well as attorneys' fees and injunctive relief. On April 21, 2008, the Company answered Cardiofocus' complaint and asserted a variety of counterclaims against Cardiofocus. The Company intends to vigorously defend against the lawsuit. Based upon Candela's request, on July 23, 2008, the United States Patent & Trademark Office ("PTO") agreed to re-examine the validity of the Cardiofocus patents. On October 14, 2008, the Court agreed to stay this matter for a minimum of one year, up to a maximum of two years, but no later than the PTO's decision with respect to the re-examination proceedings.

        While the Company believes that the likelihood of loss in each of the disclosed proceedings is reasonably possible, the possibility of loss or range of loss for each matter is not estimable, except with regard to Palomar. In accordance with ASC Topic 450, Contingencies, as of November 10, 2009, the Company estimated the range of the loss contingency associated with the Palomar litigation claims to be in the range of $0 to $46 million. As the Company has assessed that contingent losses related to these proceedings are only reasonably possible, pursuant to ASC Topic 450, an accrual has not been recorded for any of these loss contingencies.

        From time to time, the Company is party to various legal proceedings incidental to its business. The Company believes that none of the legal proceedings, other than the lawsuit initiated by Palomar, that are presently pending, if adversely decided against us, will have a material adverse effect upon the Company's financial position, results of operations, or liquidity. While we believe that the likelihood of loss in each of the disclosed proceedings is reasonably possible, the possibility of loss or range of loss for each matter is not estimable.

CANDELA CORPORATION
Consolidated Balance Sheets
(in thousands, except per-share data)
(unaudited)

	December 27, 2008	June 28, 2008
Assets
Current assets:
Cash and cash equivalents	$23,998	$21,030
Restricted cash	13	29
Marketable securities	2,678	12,131
Accounts receivable, net of allowance for doubtful accounts of $3,038 and $2,322 at December 27 and June 28, respectively	34,129	43,320
Notes receivable	877	728
Inventories, net	30,565	33,141
Other current assets	14,779	9,043

Total current assets	107,039	119,422
Property and equipment, net	3,803	4,027
Deferred tax assets	5,155	8,065
Goodwill	—	13,225
Acquired Intangible assets, net	174	6,916
Marketable securities, long-term	656	3,512
Other assets	1,787	2,928

Total assets	$118,614	$158,095

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$11,663	$15,917
Accrued payroll and related expenses	4,203	4,680
Accrued warranty costs, current	4,917	5,373
Sales tax payable	964	919
Other accrued liabilities	8,725	9,257
Deferred revenue, current	11,629	13,614
Current liabilities of discontinued operations	1,564	1,200

Total current liabilities	43,665	50,960
Deferred tax liability, long-term	291	2,099
Accrued warranty costs, long-term	685	725
Deferred revenue, long-term	3,874	4,522

Total liabilities	48,515	58,306

Stockholders' equity:
Common stock, $.01 par value, 60,000,000 shares authorized; 26,156,000 and 26,123,000 issued at December 27 and June 28, respectively	262	261
Treasury stock, 3,450,000 common shares at December 27 and June 28, respectively, at cost	(24,855)	(24,855)
Additional paid-in capital	75,021	73,174
Accumulated earnings	16,668	45,588
Accumulated other comprehensive income	3,003	5,621

Total stockholders' equity	70,099	99,789

Total liabilities and stockholders' equity	$118,614	$158,095

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CANDELA CORPORATION
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per-share data)

	For the three months ended:		For the six months ended:
	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
	(Unaudited)		(Unaudited)
Revenue
Lasers and other products	$18,785	$24,858	$35,886	$51,311
Product-related service	9,972	10,850	19,535	19,499

Total revenue	28,757	35,708	55,421	70,810
Cost of sales
Lasers and other products	10,910	11,916	19,528	24,073
Product-related service	7,687	7,289	15,263	13,174

Total cost of sales	18,597	19,205	34,791	37,247

Gross profit	10,160	16,503	20,630	33,563
Operating expenses:
Selling, general and administrative	15,698	17,678	30,373	32,316
Research and development	3,591	2,822	5,921	5,220

Total operating expenses	19,289	20,500	36,294	37,536

Loss from operations	(9,129)	(3,997)	(15,664)	(3,973)
Other income (expense):
Interest income	174	500	417	963
Other expense, net	(304)	(2,518)	(621)	(1,777)

Total other expense	(130)	(2,018)	(204)	(814)

Loss from continuing operations before income taxes	(9,259)	(6,015)	(15,868)	(4,787)
Benefit from income taxes	(2,707)	(2,298)	(5,794)	(1,952)

Loss from continuing operations	(6,552)	(3,717)	(10,074)	(2,835)
Loss from discontinued operations, net of income taxes	(18,393)	(833)	(18,881)	(1,528)

Net Loss	$(24,945)	$(4,550)	$(28,955)	$(4,363)

Net loss per share of common stock:
Basic and diluted
Loss from continuing operations	$(0.29)	$(0.16)	$(0.44)	$(0.12)
Loss from discontinued operations	(0.81)	(0.04)	(0.83)	(0.07)

Net loss	$(1.10)	$(0.20)	$(1.27)	$(0.19)

Weighted average shares outstanding:
Basic and diluted	22,707	22,652	22,702	22,778
Net loss	$(24,945)	$(4,550)	$(28,955)	$(4,363)
Other comprehensive income (loss):
Foreign currency translation adjustment	(1,360)	797	(2,618)	1,569
Unrealized gain on available-for-sales securities, net of tax	—	1,039	—	777

Comprehensive loss	$(26,305)	$(2,714)	$(31,573)	$(2,017)

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

CANDELA CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the six months ended:
	December 27, 2008	December 29, 2007
Cash flows from operating activities:
Net loss	$(28,955)	$(4,363)
Adjustments to reconcile net loss to net cash (used by) provided by operating activities:
Non-cash items reported in discontinued operations	16,784	—
Gain on other-than-temporary impairment of investment	—	2,546
Share-based compensation expense	1,785	2,056
Depreciation and amortization	1,806	1,440
Provision for bad debts	3,378	1,486
Other non-cash items	81	(41)
Changes in operating assets and liabilities
Accounts receivable	7,100	(435)
Notes receivable	149	493
Inventories	819	(5,305)
Other current assets	1,057	(2,078)
Other assets	1,904	62
Accounts payable	(3,059)	9,626
Accrued payroll and related expenses	(302)	(927)
Deferred revenue	(2,446)	1,474
Accrued warranty costs	(487)	(1,528)
Income taxes payable and deferred	(6,133)	(1,150)
Other accrued liabilities	(561)	(2,523)
Restricted cash	16	19

Net cash (used by) provided by operating activities	(7,064)	852

Cash flows from investing activities:
Purchases of property and equipment	(675)	(1,648)
Maturities of held-to-maturity marketable securities	11,194	8,168
Purchases of held-to-maturity marketable securities	—	(13,920)
Acquisition of intangible assets	—	(75)

Net cash provided by (used by) investing activities	10,519	(7,475)

Cash flows from financing activities:
Proceeds from the issuance of common stock	55	97
Purchase of treasury stock	—	(2,400)

Net cash provided by (used by) financing activities	55	(2,303)

Effect of exchange rates on cash and cash equivalents	(542)	1,561

Net increase (decrease) in cash and cash equivalents	2,968	(7,365)
Cash and cash equivalents at beginning of period	21,030	27,152

Cash and cash equivalents at end of period	$23,998	$19,787

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

Candela Corporation
Notes to Condensed Consolidated Financial Statements (unaudited)

1. Basis of Presentation and Consolidation

Basis of Presentation

        The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. The year-end consolidated balance sheet is derived from our audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting only of those of a normal recurring nature, considered necessary for a fair presentation of our financial position, results of operations and cash flows at the dates and for the periods indicated. Actual results may differ from these estimates.

        The results for the three and six-month periods ended December 27, 2008 are not necessarily indicative of results to be expected for the remainder of the fiscal year. The information contained in the interim financial statements should be read in conjunction with Management's Discussion and Analysis and the financial statements and notes thereto included in the Candela Corporation 2008 Form 10-K filed with the Securities and Exchange Commission ("SEC").

Basis of Consolidation

        The financial statements include the accounts of Candela Corporation and its subsidiaries. Inter-company transactions and balances have been eliminated. Investments in which we are not able to exercise significant influence over the investee are accounted for under the cost method.

Significant Accounting Policies

        As required, the Company adopted SFAS No. 157 for its financial assets on June 29, 2008 (Note 2). Adoption does not have a material impact on the Company's financial position or results of operations at this time.

        There have been no other changes in our significant accounting policies during the six months ended December 27, 2008 as compared to the significant accounting policies described in our Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

2. Recent Accounting Pronouncements

        In April 2008, the Financial Accounting Standards Board ("FASB") finalized FASB Staff Position ("FSP") No. 142-3, Determination of the Useful Life of Intangible Assets. The position amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement of Financial Accounting Standard ("SFAS") No. 142, Goodwill and Other Intangible Assets. The position applies to intangible assets that are acquired individually or with a group of other assets and both intangible assets acquired in business combinations and asset acquisitions. FSP 142-3 is effective for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We do not believe that the adoption of FSP 142-3 will have a material effect on our consolidated financial statements.

        In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133. SFAS No. 161 requires disclosures of how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for and how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for fiscal years beginning after November 15, 2008, with early adoption permitted. We are currently evaluating the additional disclosure required by SFAS No. 161 on our consolidated financial statements.

        In December 2007, the FASB issued SFAS No. 141 (revised "R"), Business Combinations. This standard changes the accounting for business combinations by requiring that an acquiring entity measures and recognizes identifiable assets acquired and liabilities assumed at the acquisition date fair value with limited exceptions. The changes include the treatment of acquisition related transaction costs, the valuation of any non-controlling interest at acquisition date fair value, the recording of acquired contingent liabilities at acquisition date fair value and the subsequent re-measurement of such liabilities after acquisition date, the recognition of capitalized in-process research and development, the accounting for acquisition-related restructuring cost accruals subsequent to acquisition date, and the recognition of changes in the acquirer's income tax valuation allowance. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. We will evaluate the impact of the pending adoption of SFAS No. 141(R) on our consolidated financial statements if and when the Company enters into a business combination.

        In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of SFAS No. 115. SFAS No. 159 permits companies to choose to measure certain financial instruments and certain other items at fair value and requires unrealized gains and losses on items for which the fair value option has been elected to be reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Adoption does not have a material impact on the Company's financial position or results of operations at this time.

        In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring the fair value of assets and liabilities. This framework is intended to provide increased consistency in how fair value determinations are made under various existing accounting standards which permit, or in some cases require, estimates of fair market value. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FSP No. FAS 157-1, Application of SFAS No. 157 to SFAS No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under SFAS No. 13, and FSP No. FAS 157-2, Effective Date of SFAS No. 157. Collectively, the FSPs defer the effective date of SFAS No. 157 to fiscal years beginning after December 15, 2008, for non-financial assets and non-financial liabilities except for items that are recognized or disclosed at fair value on a recurring basis at least annually, and amends the scope of SFAS 157. As required, the Company adopted SFAS No. 157 for its financial assets on June 29, 2008. Adoption does not have a material impact on the Company's financial position or results of operations at this time. The Company has not yet determined the impact on its financial statements of the June 28, 2009 adoption of SFAS No. 157 as it pertains to non-financial assets and liabilities.

        SFAS No. 157 establishes a fair value hierarchy that requires the use of observable market data, when available, and prioritizes the inputs to valuation techniques used to measure fair value in the following categories:

  •
  Level 1—Valuation is based upon quoted prices for identical instruments traded in active markets. Level 1 instruments include securities traded on active exchange markets, such as the New York Stock Exchange.

  •
  Level 2—Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market.

  •
  Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect our own estimates of assumptions market participants would use in pricing the asset or liability.

        Our cash and cash equivalents consist of cash on deposit at various financial institutions at December 27, 2008 and include approximately $6.2 million invested in money market funds. Since the Company did not elect the fair-value option on these or any other instruments, we do not have any financial assets or liabilities that require recording of fair value at December 27, 2008.

3. Discontinued Operations

Candela Skin Care Centers ("CSCC")

        On September 27, 2003 management initiated a plan to close its only remaining skin care center. The closure was accounted for as a discontinued operation in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. In determining the amount of the facilities closure accrual, we are required to estimate such factors as future vacancy rates. These estimates are reviewed quarterly and may result in revisions to established facility reserves.

Inolase (2002) Ltd.

        In the fiscal quarter ended December 27, 2008, in connection with the Company's plan to focus on its core products, management initiated a plan to close its Inolase (2002) Ltd. ("Inolase") subsidiary. In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company classified the operating results of this business as discontinued operations in the accompanying statements of operations. In addition, the assets and liabilities of the discontinued operations not disposed of as of December 27, 2008 have been reflected as assets held for disposal and liabilities held for disposal in the accompanying consolidated balance sheet as of December 27, 2008.

        The Company determined that there was no future cash value inherent to its Inolase subsidiary and, accordingly, decided to shut down this reporting unit as its fair value was zero. As part of that process the Company recognized a 100% impairment loss associated with the goodwill, other intangible assets, inventory, and fixed assets. These components of the loss recognized during the three-month period ended December 27, 2008 are as follows:

In thousands
Goodwill	$10,596
Patents & developed technology	5,162
Inventory	1,681
Property and equipment, net	237

$17,676

        In accordance with SFAS No. 146, the Company also recorded restructuring charges of approximately $0.4 million at December 27, 2008 associated with future occupancy costs, minimum termination benefits, and professional service fees.

        A summary of the operating results of the discontinued operations are as follows:

	For the three months ended:		For the six months ended:
(in thousands)	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Revenue	$65	$373	$274	$744

Loss from discontinued operations	(1,146)	(991)	(1,779)	(1,763)
Provision for (benefit from) Income tax from discontinued operations	463	(158)	318	(235)
Net loss on disposal of discontinued operations, net of tax benefit of $892	(16,784)	—	(16,784)	—

Loss from discontinued operations, net	$(18,393)	$(833)	$(18,881)	$(1,528)

        As of December 27, 2008, the Company had assets held for disposal of approximately $0.1 million and liabilities held in connection with such assets of approximately $0.4 million. These amounts are comprised of the assets and liabilities of the Inolase reporting unit. The assets held for disposal primarily represent cash and accounts receivable, net. The liabilities associated with such assets primarily represent accounts payable and accrued expenses.

        Current liabilities of discontinued operations consist of the following:

(in thousands)	December 27, 2008	June 28, 2008
Facility closure and other costs—CSCC	$342	$361
Deferred revenue, gift certificates—CSCC	839	839
Facility closure and other costs—Inolase	383	—

	$1,564	$1,200

4. Stock-based Compensation

        Effective July 3, 2005, the Company implemented the fair value recognition provisions of SFAS No. 123 revised ("SFAS No. 123R") and Staff Accounting Bulletin 107 ("SAB 107") for all share-based compensation that was not vested as of July 2, 2005. The Company adopted SFAS No. 123R using a modified prospective application, as permitted under SFAS No. 123R. Accordingly, prior period amounts were not restated. Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Compensation cost is being recognized over the period that an employee provides service in exchange for the award.

        The application of SFAS No. 123R and SAB 107 during the three-month periods ended December 27, 2008 and December 29, 2007 resulted in the recognition of share-based compensation expense of approximately $0.9 million and $1.2 million, respectively. For the six-month period ended December 27, 2008 and December 29, 2007, recognition of shared-based compensation expense was approximately $1.8 million and $2.1 million, respectively. These expenses were divided between cost of sales and operating expense cost centers based upon the functional responsibilities of the individuals holding the respective options.

        As of December 27, 2008, there was approximately $2.7 million of total unrecognized compensation cost related to non-vested stock options and Stock Appreciation Rights ("SARs") granted under the Company's incentive plans. This cost is expected to be recognized over a weighted-average period of 1.1 years.

        The amount of cash received from the exercise of stock options for the six-month periods ended December 27, 2008 and December 29, 2007 was approximately $18,000 and $0.1 million, respectively.

        None of the options or SARs outstanding at December 27, 2008 had cash-settlement features.

Stock Compensation Plans

General Discussion

        Stock options provide the holder with the right to purchase common stock. The exercise price per share of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, granted under the 1998 Stock Plan may not be less than the fair market value per share of common stock on the date of grant. In the case of an incentive stock option granted to an employee possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price per share may not be less than 110% of the fair market value per share of common stock on the date of grant.

        Stock Appreciation Rights ("SARs") provide the holder the right to receive an amount, payable in stock, cash or in any combination of these, as specified by a Committee established by the Board of Directors, equal to the excess of the market value of our common shares on the date of exercise over the grant price at the time of the grant. The grant price of a SAR may not be less than the fair market value per share of common stock on the date of grant, provided that the grant price of SARs granted in tandem with stock options shall equal the exercise price of the related stock option.

1990 Candela Corporation Employee Stock Purchase Plan

        The 1990 Employee Stock Purchase Plan (the "Purchase Plan") provides for the sale of up to 1.5 million shares of common stock to eligible employees. The shares are issued at 85% of the average high/low market price on the last day of semi-annual periods rounded up to the nearest penny. Substantially all full-time employees are eligible to participate in the Purchase Plan. At December 27, 2008 there were approximately 622,000 shares available for sale. Compensation expense for the purchase plan is recognized over the vesting period.

1998 Candela Corporation Amended and Restated Stock Plan

        Effective December 12, 2006, the Third Amended and Restated 1998 Stock Plan ("1998 Stock Plan") was amended, by affirmative vote at the Company's Annual Meeting of Shareholders held on the same date, to increase the number of shares for which options and rights could be granted by 2.5 million shares to a maximum of 7.8 million shares.

        Options and rights granted under the 1998 Stock Plan become exercisable on the date of grant or in installments, as specified by a Committee established by the Board of Directors, and expire ten years from the date of the grant. Upon exercise of a SAR, only the net number of shares of common stock issued in connection with such exercise shall be deemed "issued" for this purpose. The Company may satisfy the awards upon exercise with either newly-issued or treasury shares.

        There were approximately 0.6 million stock-based SARs granted during the six-month period ended December 27, 2008. The SARs granted to employees become exercisable ratably over one to four years, while the SARs granted to directors become exercisable over two years.

        There were approximately 4.3 million outstanding options/SARs at December 27, 2008 with a weighted-average exercise price of $8.19 per share, an aggregate intrinsic value of zero, and a weighted-average remaining contractual term of 7.72 years.

        Of the total 4.3 million outstanding options/SARs, there were approximately 1.8 million of exercisable options/SARs at December 27, 2008 with a weighted-average exercise price of $10.39 per share, an aggregate intrinsic value of zero, and a weighted-average remaining contractual term of 6.19 years.

        The total intrinsic value of options exercised during the six-month period ended December 27, 2008 was approximately $18,000.

        The 1998 Stock Plan expired pursuant to its terms on September 18, 2008. As such, there were no options/SARs available for grant under this plan at December 27, 2008.

2008 Candela Corporation Stock Plan

        The Company's 2008 Stock Plan was adopted by the Board of Directors on October 27, 2008 and approved by the stockholders on December 12, 2008. The 2008 Stock Plan permits the Company to make grants of incentive stock options, non-qualified stock options, stock appreciation rights ("SARs"), restricted stock awards and restricted stock units ("RSUs"), which are referred to hereafter individually as a "Stock Right" and collectively as "Stock Rights."

        The 2008 Stock Plan authorizes the issuance of up to 1,300,000 shares of the Company's Common Stock. The shares of Common Stock subject to Stock Rights may be authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. Any shares of Common Stock subject to a Stock Right which for any reason expires or terminates unexercised or terminates without the delivery of shares of Common Stock may again be available for future grants under the 2008 Stock Plan. No employee may be granted options and/or SARs with respect to more than 700,000 shares of Common Stock in any one fiscal year. No employee may be granted restricted stock or RSUs having a fair market value in excess of $2,000,000 in any one fiscal year. The number of shares of Common Stock available under the 2008 Stock Plan, the award limits and a grantee's rights with respect to Stock Rights granted, unless otherwise specifically provided in the written instrument relating to the grant of such Stock Right, shall be adjusted upon the occurrence of any of the following: stock dividends, stock splits, consolidation, mergers, recapitalizations, reorganizations, dissolution or liquidation.

        As of December 27, 2008, no awards had been granted under the 2008 Stock Plan.

        The Compensation Committee of the Board of Directors administers the 2008 Stock Plan. Subject to the provisions of the 2008 Stock Plan, the Compensation Committee has the authority to select the persons to whom Stock Rights are granted and determine the terms of each Stock Right. Subject to certain limitations set forth in the 2008 Stock Plan, the Board of Directors may appoint other committees to administer the 2008 Stock Plan and also may delegate to any officer of the Company certain authority under the 2008 Stock Plan, including the authority to grant Stock Rights.

        Incentive stock options may be granted to employees of the Company. Non-Qualified options, SARs, restricted stock and RSUs may be granted to any employee, officer, Director or consultant of the Company.

        The Compensation Committee may grant incentive stock options, nonqualified stock options and SARs in tandem with an option or on a free standing basis. Each option or SAR expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options and SARs generally and (ii) five years from the date of grant in the case of incentive stock options granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Options and SARs are subject to early termination in certain circumstances. The exercise price per share of Common Stock of an option may not be less than "fair market value" (as defined in the 2008 Stock Plan) per share of Common Stock on the date of grant. In the case of an incentive stock option to be granted to an employee possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share of Common Stock may not be less than one hundred ten percent (110%) of the fair market value per share of

Common Stock on the date of grant. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock subject to incentive stock options granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000. The grant price of SARs may not be less than the fair market value per share of Common Stock on the date of grant, provided that the grant price of SARs granted in tandem with an option shall equal the exercise price of the related option. Options and SARs may either be fully exercisable at the time of the grant or may become exercisable in such installments as the Compensation Committee may specify. The Compensation Committee has the right to accelerate the date of exercise of any installment of any option or SAR.

        The Compensation Committee may grant restricted stock and RSUs. The instrument relating to the grant of restricted stock and RSUs will specify the restrictions that the Compensation Committee may impose, the number of shares of restricted Common Stock to be granted, and such other provisions as the Compensation Committee may determine. The restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Compensation Committee determines at the time of the grant of the restricted stock or RSUs. Except as otherwise provided in the applicable instrument relating to the grant of the restricted stock or RSUs, a grantee shall have all of the rights of a stockholder with respect to the restricted stock, and such grantee shall have none of the rights of a stockholder with respect to RSUs until such time as shares of Common Stock are paid in settlement of the RSUs.

        The Compensation Committee may take any action as may be necessary to ensure that Stock Rights granted under the 2008 Stock Plan qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. Any Stock Right granted under the 2008 Stock Plan which is intended to qualify as "performance-based compensation" may be conditioned on the attainment of one or more of the following performance goals: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. Incentive stock options are not transferable by the optionee or grantee except by will or by the laws of descent and distribution. Non-Qualified options, SARs, restricted stock and RSUs are transferable to the extent determined by the Compensation Committee and as set forth in the instrument relating to the grant of any such non-qualified options, SARs, restricted stock and RSUs.

        Unless otherwise specified in the instrument relating to the grant of an incentive stock options, if an incentive stock option optionee ceases to be employed other than reason of death or disability, all unvested incentive stock options shall terminate and the vested incentive stock options shall terminate on the earlier of three months after the date of termination of employment or the specified expiration date. If an incentive stock option optionee ceases to be employed by reason of death or disability, all unvested incentive stock options shall terminate and the vested incentive stock options shall terminate on the earlier of one hundred and eighty days after the date of termination of employment or the specified expiration date. The Compensation Committee shall specify in the instrument relating to the grant of nonqualified options, SARs, restricted stock and RSUs the treatment of such Stock Rights upon a grantee's termination of employment.

        In the event of a merger, sale or consolidation of the Company, or a similar "acquisition," the administrator, or the board of directors of any successor, in its discretion, may either (i) provide for appropriate substitutions or assumptions of outstanding awards, (ii) provide that all option and stock appreciation rights must be exercised, to the extent exercisable, within a specified period following notice at the end of which period all outstanding options or stock appreciation rights will terminate, (iii) provide for the termination of all options and stock appreciation rights in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such award over the exercise price of such award or (iv) terminate all awards, other than options and stock appreciation rights, on such terms and conditions as the administrator or the board of directors of any successor deems appropriate. The 2008 Stock Plan shall automatically expire on October 27, 2018, except as to options outstanding on that date.

        The Board of Directors may adopt amendments to the 2008 Stock Plan, subject, in certain cases, to stockholder approval, and may terminate the 2008 Stock Plan at any time (although such action shall not affect Stock Rights previously granted). No Stock Rights may be granted under the 2008 Stock Plan after October 26, 2018.

5. Earnings or loss per Share

        Basic earnings or loss per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding for the period. If there are dilutive securities, diluted earnings per share is computed by including common stock equivalents outstanding for the period in the denominator. Common stock equivalents include shares issuable upon the exercise of stock options or warrants, net of shares assumed to have been purchased with the proceeds, using the treasury stock method.

	For the three months ended:		For the six months ended:
(in thousands, except per share data)	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Shares used in the calculation of Basic earnings per share	22,707	22,652	22,702	22,778
Effect of dilutive securities:
Stock options/SAR's	—	—	—	—

Diluted shares used in the calculation of earnings per share	22,707	22,652	22,702	22,778

        During the three and six-month periods ended December 27, 2008 and December 29, 2007, respectively, potential common shares consisting of all shares issuable upon exercise of stock options/SARs have been excluded from the computation of diluted loss per share as their effect would have been anti-dilutive.

6. Marketable Securities

        The Company accounts for marketable securities in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 establishes the accounting and reporting requirements for all debt securities and for investments in equity securities that have readily determinable fair values. All marketable securities must be classified as one of the following: held-to-maturity, available-for-sale, or trading.

        The Company classifies its marketable debt securities as held-to-maturity when the Company has the intent and ability to hold them to maturity. Held-to-maturity debt securities are reported at amortized cost which approximates fair value. Current marketable securities include debt investments with original maturities that are expected to mature in more than three months and less than or equal to twelve months and equity investments. Long-term marketable securities include debt securities that have remaining maturities of one to three years. Unrealized losses related to the held-to-maturity securities are not considered a permanent decline in the market value of such securities.

        Marketable securities consist of the following:

	December 27, 2008			June 28, 2008
(in thousands)	Net Carrying Amount	Fair Value	Unrealized loss	Net Carrying Amount	Fair Value	Unrealized loss
Short-term (Held-to-maturity):
Government-backed securities	$1,000	$1,004	$4	$9,000	$9,055	$55
Certificates of deposit	1,678	1,686	8	3,131	3,134	3

Total marketable securities, short-term	$2,678	$2,690	$12	$12,131	$12,189	$58

Long-term (Held-to-maturity):
Government-backed securities	$—	$—	$—	$2,000	$2,014	$14
Certificates of deposit	656	657	1	1,512	1,502	(10)

Total marketable securities, long-term	$656	$657	$1	$3,512	$3,516	$4

        Held-to-maturity investments at December 27, 2008 mature as follows:

	Fiscal Year Ended
(in thousands)	2009	2010	Total
Government-backed securities	$1,000	$—	$1,000
Certificates of deposit	822	1,512	2,334

	$1,822	$1,512	$3,334

7. Inventories

        Inventories consist of the following:

(in thousands)	December 27, 2008	June 28, 2008
Raw materials	$13,223	$13,720
Work in process	1,233	1,635
Finished goods	16,109	17,786

	$30,565	$33,141

8. Property and Equipment

        Property and equipment consists of the following:

(in thousands)	December 27, 2008	June 28, 2008
Leasehold improvements	$388	$1,014
Office furniture	332	718
Computers, software, and other equipment	7,817	11,845

	$8,537	$13,577
Less: accumulated depreciation	(4,734)	(9,550)

Property and equipment, net	$3,803	$4,027

        Depreciation expense was approximately $0.3 million for each of the three-month periods ended December 27, 2008 and December 29, 2007, respectively.

        Depreciation expense was approximately $0.6 million for each of the six-month periods ended December 27, 2008 and December 29, 2007, respectively.

        The decreases in the various components of property and equipment, as well as in accumulated depreciation, are directly related to the impairment charges recorded in connection with the discontinued operation more fully explained in Note 3.

9. Goodwill and Acquired Intangible Assets

        Goodwill and acquired intangible assets consist of the following:

(in thousands)	December 27, 2008	June 28, 2008
Goodwill	$—	$13,225

Intangible assets with finite lives:
Patents	$174	$3,128
Developed technology	—	6,009

	174	9,137

Accumulated amortization:
Patents	—	(886)
Developed technology	—	(1,335)

	—	(2,221)

Intangible assets with finite lives, net	$174	$6,916

        The changes in the carrying amount of goodwill for the six-month period ended December 27, 2008 are as follows:

(in thousands)
Balance at June 28, 2008	$13,225
Effect of foreign currency adjustments	(2,629)
Impairment Charge	(10,596)

Balance at December 27, 2008	$—

        Amortization expense was approximately $0.4 for each of the three-month periods ended December 27, 2008 and December 29, 2007, respectively.

        Amortization expense was approximately $0.8 for each of the six-month periods ended December 27, 2008 and December 29, 2007, respectively.

10. Derivative Instruments and Hedging Activity

        The Company enters into financial instruments to reduce its exposure to fluctuations in foreign exchange rates by creating offsetting positions through the use of foreign currency forward contracts. Changes to the fair value of derivative contracts that do not qualify for hedge accounting are reported in other income (expense) in the period of the change. For derivatives that qualify for hedge accounting, the Company recognizes the instruments as either assets or liabilities in the statement of financial position and measures those instruments at fair value. Changes in the fair value of the derivatives are recorded in shareholders' equity as a component of other comprehensive income along with an offsetting adjustment against the basis of the derivative instrument itself.

        The Company had three foreign currency forward contracts outstanding at December 27, 2008 in the notional amount of approximately 1.4 million Euros or approximately $2.0 million. These derivative contracts serve to mitigate the foreign currency risk of a substantial portion of our Euro-denominated inter-company balances at December 27, 2008. None of the aforementioned derivatives qualified for hedge accounting at December 27, 2008.

11. Warranty Reserve

        The Company's products generally carry a standard warranty. The Company maintains a reserve based on anticipated warranty claims at the time product revenue is recognized. Factors that affect the Company's product warranty liability include the number of installed units, the anticipated cost of warranty repairs and historical and anticipated rates of warranty claims.

        The following table reflects changes in the Company's accrued warranty account during the three and six-month periods ended December 27, 2008 and December 29, 2007, respectively:

	For the three months ended:		For the six months ended:
(in thousands)	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Beginning balance	$6,413	$6,755	$6,098	$7,613
Incremental accruals on current sales	1,450	1,365	2,986	2,537
Amortization of prior-period accruals	(2,261)	(2,035)	(3,482)	(4,065)

Ending balance	$5,602	$6,085	$5,602	$6,085

12. Deferred Revenue

        The Company offers extended service contracts that may be purchased for periods from one to five years. The Company recognizes service contract revenue ratably over the life of the contract. Actual service contract expenses incurred and charged to service costs of sales during an interim period may be more or less than the amount of amortized service contract revenue recognized in that period.

        Revenues are recognized when a signed non-cancelable purchase order exists, the product is shipped, title and risk have passed to the customer, the fee is fixed or determinable, and collection is considered probable. Circumstances which generally preclude the immediate recognition of revenue include shipping terms of FOB destination or the existence of a customer acceptance clause in a contract based upon customer inspection of the product. In these instances, revenue is deferred until adequate documentation is obtained to ensure that these criteria have been fulfilled.

        The following table reflects changes in the Company's deferred revenue account during the three and six-month periods ended December 27, 2008 and December 29, 2007, respectively:

	For the three months ended:		For the six months ended:
(in thousands)	December 27, 2008	December 29, 2007	December 27, 2008	December 29, 2007
Beginning balance	$15,165	$14,731	$18,136	$13,751
Deferral of new sales	3,862	4,246	8,244	9,435
Recognition of previously deferred revenue	(3,524)	(3,752)	(10,877)	(7,961)

Ending balance	$15,503	$15,225	$15,503	$15,225

13. Common Stock Buyback

        325,000 shares of common stock were purchased for approximately $2.4 million during the six-month period ended December 29, 2007.

14. Commitments and Contingencies

        The Company has an agreement with the Regents of the University of California ("Regents") for exclusive license rights to the Dynamic Cooling Device ("DCD"), subject to certain limited license rights of Cool Touch, Inc. ("Cool Touch"), in the following fields of use: procedures that involve skin resurfacing and rejuvenation, vascular skin lesions, and laser hair removal. Cool Touch, a subsidiary of New Star Technology, Inc., obtained a license to the DCD on a co-exclusive basis with the Company, in certain narrower fields of use.

        The Company's agreement with the Regents called for an annual license fee of $0.3 million and a minimum annual royalty obligation of $1 million or 3%, whichever is greater. The multi-year annual fee of $0.3 million was paid to the Regents in a lump sum of $3.0 million and is being amortized over the remaining life of the patent agreement, which as of December 27, 2008 was less than seven years. The royalty and the amortization of the annual license fee payment are reflected in the Company's consolidated statement of income. The unamortized portion of the license fee payment is reflected in other current assets and in other assets at December 27, 2008 and June 28, 2008, respectively.

15. Income Taxes

        The Company adopted the provisions of FIN 48 effective July 1, 2007. FIN 48 addresses the accounting for and disclosure of uncertainty in income tax positions by prescribing a minimum recognition threshold that a tax position is required to satisfy before being recognized in the financial statements. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

        The cumulative effect of adopting FIN 48 was a decrease in tax reserves of approximately $0.1 million, resulting in an offsetting increase to the July 1, 2007 Retained Earnings balance.

        The Company files income tax returns in the United States ("U.S.") on a federal basis and in many U.S. state and foreign jurisdictions. The three most significant tax jurisdictions are the U.S., Spain, and Japan. The associated tax filings remain subject to examination by applicable tax authorities for a certain length of time following the tax year to which those filings relate. The 2006 and 2007 fiscal tax years remain subject to examination by the IRS for U.S. federal tax purposes, our 2004 through 2007 fiscal tax years remain subject to examination by the appropriate governmental agencies for Spanish and Japanese tax purposes.

16. Legal Proceedings

        The Company is currently involved in two litigation matters with Palomar Medical Technologies, Inc. ("Palomar").

  •
  Palomar asserts that it is the exclusive licensee from The General Hospital Corporation ("Mass. General") of U.S. Patent No. 5,735,844 (the "'844 Patent") and U.S. Patent No. 5,595,568, which is related to the '844 Patent (the "'568 Patent"). On August 9, 2006, Palomar filed suit against the Company in the United States District Court for the District of Massachusetts, asserting willful infringement by the Company of the '844 Patent. Palomar seeks compensatory and treble damages, as well as attorneys' fees and injunctive relief. In November 2006, the Company answered the complaint by denying Palomar's allegations and asserting a variety of affirmative defenses and counterclaims against Palomar. This response included a counterclaim by the Company against Palomar seeking a declaratory judgment that the '568 Patent is either invalid, or products manufactured by the Company do not infringe the '568 Patent, or both. In November 2006, Palomar filed an answer denying the Company's counterclaim. In February 2007, Palomar moved to amend its Complaint to add The General Hospital Corporation as a party, to add a claim for infringement by Candela of the '568 Patent, and to allege that additional Candela products infringe the '568

    Patent. Palomar's motion to amend its Complaint was granted in August 2007. In February 2007, Candela moved to amend its Answer and Counterclaims to add allegations of inequitable conduct, double-patenting and violation of Mass. Gen. Laws Ch. 93A by Palomar. The Company's motion to amend its Answer and Counterclaims was granted in March 2007. Palomar filed a general denial response to Candela's Amended Answer and Counterclaim in March 2007. In August 2007, the parties had a Markman hearing before the U.S. District Court Judge presiding over the above-described legal proceeding. In a Markman hearing, the Court interprets the definition of the disputed claim term of a patent. On October 31, 2008, the Company requested a stay of the case with the Court, which was granted on November 17, 2008. The Company did so based upon a third party's re-examination request that was granted by the United States Patent and Trademark Office on August 29, 2008. The re-examination is with respect to both the '568 and '844 Patents, including many of the Claims at issue in this case. On December 9, 2008, Candela filed requests for re-examination of the '568 and '844 Patents with the United States Patent & Trademark Office asserting that all claims currently in dispute with Palomar be held invalid. On January 7, 2009, the United States Patent and Trademark Office granted the Company's re-examination request of the '844 Patent and the '568 Patent. The United States Patent and Trademark Office stated that there are substantial new questions of patentability for all claims asserted against the Company by Palomar.

  •
  On August 10, 2006, the Company filed suit against Palomar in the United States District Court for the District of Massachusetts, asserting willful infringement by Palomar of U.S. Patent Nos. 6,659,999, 5,312,395 (the "395 Patent"), and 6,743,222 (the "'222 Patent"). The Company seeks compensatory and treble damages for the patent infringement, as well as attorneys' fees and an injunction against Palomar to prevent Palomar's continuing infringement. The Company served its complaint on Palomar in August 2006. In October 2006, the Company amended the Company's suit against Palomar by removing from the suit allegations that Palomar infringes Patent 6,659,999. In October 2006, Palomar answered the Company's amended complaint by denying the Company's allegations and asserting an affirmative defense of inequitable conduct with respect to the '395 Patent. In addition, Palomar filed a demand for a declaratory judgment seeking a judicial determination that Palomar products either do not infringe the '395 Patent and '222 Patent or that such patents are invalid. In November 2006, the Company answered the counterclaim by denying Palomar's allegations. In February 2008, Palomar filed a request for re-examination of the Company's '222 Patent with the United States Patent and Trademark Office ("PTO"). In March 2008, the PTO granted re-examination. In June 2008, the Court stayed the case until the PTO rules on the re-examination.

    While the Company intends to vigorously contest Palomar's allegations, and to pursue its own claims against Palomar, each lawsuit is inherently uncertain and unpredictable as to its ultimate outcome. An adverse outcome in Palomar's suit against the Company would materially hurt the Company's business, financial condition, results of operations and cash flows.

  •
  In December 2006, the Company filed suit against Palomar in the United States District Court for the Eastern District of Texas, Lufkin Division, asserting that Palomar infringes one or more claims of United States patents Nos: 5,810,801, 6,659,999 and 6,120,497. The Company sought compensatory and treble damages for past infringement, as well as attorneys' fees and an injunction against Palomar from future infringement. In January 2007, Palomar answered the complaint by denying the Company's allegations and filing a declaratory judgment motion seeking a court ruling that it did not infringe such patents and/or that such patents were invalid. In addition, Palomar filed a motion to transfer the case to the United States District Court for the District of Massachusetts. In February 2007, the Company added Massachusetts General Hospital as a party to its action. The Court denied Palomar's motion to transfer the case to Massachusetts. The parties had a six day trial, beginning on September 29, 2008. At trial, the Company alleged that Claims 11-14 of the 5,810,801

    Patent was infringed by Palomar's Lux 1540, Lux1540Z, LuxIR and Lux DeepIR. On October 7, 2008, the jury returned a verdict in favor of Palomar. The jury found that none of the alleged Palomar products infringe on Claims 11-14 of the Company's 5,810,801 patent and that all such Claims are invalid. The Company filed a Judgment as a Matter of Law motion with the Court in an attempt to reverse the invalidity ruling. On December 30, 2008, the Court entered final judgment in favor of Palomar.

  •
  On April 2 and April 22, 2008, respectively, two substantially similar putative class action lawsuits, entitled Western Pa. Elec. Employees Pension Fund, et al., 1:08-cv-10551-DPW ("Western Pa.") and Caballero v. Candela Corp., et al., Civ. No. 1:08-cv-10673-DPW ("Caballero"), were filed against Candela and two of its officers in the United States District Court for the District of Massachusetts purporting to assert claims for violations of §§10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and seeking, among other things, compensatory damages and reasonable costs and expenses. On July 10, 2008, the court consolidated the cases (the "Consolidated Class Action") and appointed lead plaintiff and lead counsel. On August 25, 2008, lead plaintiff filed a consolidated amended complaint purporting to be brought on behalf of all open-market purchasers of Candela common stock from November 1, 2005 through August 21, 2006, and alleging that Candela made certain false and misleading statements to investors expressing optimism regarding its financial condition and failed to disclose (i) the possibility that Palomar, one of Candela's leading competitors, would initiate patent enforcement litigation against Candela and (ii) that Candela was purportedly losing market share to its competitors.

  •
  On April 16, 2008, a shareholder derivative action entitled Forlenzo v. Puorro, et al., Civ. No. 08-1532, was filed in Massachusetts Superior Court for Middlesex County against the individual members of Candela's board of directors and certain of its current and former officers, purporting to assert claims for breach of fiduciary duty and related claims arising out of allegations similar to those asserted in the class action litigation discussed above (the "Derivative Action"). The complaint sought on behalf of Candela, among other things, damages, restitution, and injunctive relief.

    On January 16, 2009, the parties to the Consolidated Class Action and the Derivative Action filed stipulations of settlement, together with supporting documents, in the United States District Court for the District of Massachusetts and Massachusetts Superior Court for Middlesex County, respectively. Under the terms of the proposed Consolidated Class Action settlement, Candela will pay $3.85 million into a settlement fund for the benefit of the class members. Under the terms of the proposed Derivative Action settlement, Candela will pay for attorneys' fees and has agreed to adopt certain corporate governance changes. Candela's insurer will fund all payments contemplated by the proposed settlements. Neither the Company nor any of the individual defendants admit any wrongdoing under either of the proposed settlements, which are being entered into in return for the release of all claims. The proposed settlements are subject to preliminary and final approval by the respective courts.

  •
  On February 19, 2008, Cardiofocus, Inc. ("Cardiofocus") filed suit against the Company and eight other companies in the United States District Court for the District of Massachusetts, asserting willful infringement by the Company of U.S. Patents 6,457, 780, 6,159,203 and 5,843,073. Cardiofocus seeks compensatory and treble damages, as well as attorneys' fees and injunctive relief. On April 21, 2008, the Company answered Cardiofocus' complaint and asserted a variety of counterclaims against Cardiofocus. The Company intends to vigorously defend against the lawsuit. Based upon Candela's request, on July 23, 2008, the United States Patent & Trademark Office ("PTO") agreed to re-examine the validity of the Cardiofocus patents. On October 14, 2008, the Court agreed to stay this matter for a minimum of one year, up to a maximum of two years, but no later than the PTO's decision with respect to the re-examination proceedings.

        From time to time, the Company is party to various legal proceedings incidental to its business. The Company believes that none of the legal proceedings, other than the lawsuit initiated by Palomar, that are presently pending, if adversely decided against us, will have a material adverse effect upon the Company's financial position, results of operations, or liquidity.

17. Other Income

        In August 2007 the Company recognized a $0.6 million gain on the receipt of additional cash consideration related to the acquisition of Solx, Inc., a privately held company, by OccuLogix, Inc., a publicly traded company (NasdaqGM: OCCX). Candela Corporation originally held 19.99% of the outstanding common stock of Solx, Inc., on an as-converted basis, prior to Solx's acquisition by OccuLogix in August 2006.

        As a result of this transaction, Candela received approximately $1.0 million in cash at the time of closing, future cash consideration of approximately $2.5 million, and approximately 1.3 million shares of common stock in OccuLogix, Inc.

        The Company classified the common shares of OccuLogix as available-for-sale securities recorded at fair value based upon quoted market prices. The temporary differences between cost and fair value were presented in the consolidated financial statements in accumulated other comprehensive income within stockholders' equity, net of any related tax effect. At December 29, 2007, in the opinion of management, the value of the investment in the common shares of OccuLogix sustained an other-than-temporary impairment in value and the Company recognized an associated $2.5 million loss of which approximately $2.4 million was reclassified from accumulated other comprehensive income.

M18280-S52839 PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE! TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED CANDELA CORPORATION SPECIAL MEETING OF STOCKHOLDERS - JANUARY 5, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Gerard E. Puorro and Paul R. Lucchese, and each of them individually, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Candela Corporation held of record by the undersigned at the close of business on November 19, 2009, at the Special Meeting of Stockholders to be held on January 5, 2010, beginning at 10:00 a.m., local time, at the Goodwin Procter LLP Conference Center, Second Floor, Exchange Place, 53 State Street, Boston, Massachusetts 02109, or at any postponement or adjournment thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or at any postponement or adjournment thereof, and to otherwise represent the undersigned at the Special Meeting of Stockholders, and any postponement or adjournment thereof, with all powers of the undersigned as if the undersigned were present and voting thereat. This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR proposals 1 and 2 listed on the reverse side hereof. Whether or not direction is made, this proxy, when properly executed and returned, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. IMPORTANT – PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE. PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS. PRELIMINARY COPY - SUBJECT TO COMPLETION

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature and Title(s), if any Date Signature (Joint Owners) and Title(s), if any Date CANDELA CORPORATION M18279-S52839 CANDELA CORPORATION 530 BOSTON POST ROAD WAYLAND, MA 01778 For Against Abstain 1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of September 8, 2009, among Syneron Medical Ltd., Syneron Acquisition Sub, Inc., an indirect wholly-owned subsidiary of Syneron Medical Ltd., and Candela Corporation, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 23, 2009, by and among Syneron Medical Ltd., Syneron Acquisition Sub, Inc. and Candela Corporation, or the merger agreement, as it may be further amended from time to time. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2 BELOW. 2. To consider and vote upon a proposal to approve one or more adjournments of the Special Meeting to a later date or time, if necessary or appropriate, to permit solicitation of additional proxies in the event there are insufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to adopt and approve the merger agreement. 3. To transact any other business that may properly come before the Special Meeting or any adjournment thereof. Whether or not you plan to attend the Special Meeting of Stockholders in person, please complete, sign, date and return this proxy card in the envelope provided as soon as possible. This action will not limit your right to vote in person at the Special Meeting of Stockholders. Please sign exactly as your name(s) appear hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation or other entity should be signed in its name by its authorized officers. Executors, administrators, trustees, partners and authorized officers should indicate their positions when signing. 1. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the date of the Special Meeting of Stockholders. Have your proxy card in hand when you access the web site and follow the instructions on the screen to vote. 2. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the date of the Special Meeting of Stockholders. Have your proxy card in hand when you call and follow the instructions. 3. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please take a moment now to vote the shares of Candela Corporation common stock you hold for the Special Meeting of Stockholders on January 5, 2010. YOU CAN VOTE TODAY IN ONE OF THREE WAYS: PRELIMINARY COPY - SUBJECT TO COMPLETION